As filed with the Securities and Exchange Commission on June 3, 2026.

Registration No. 333-295063

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.  2 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROKIT America, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2834	38-4124442
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3435 Wilshire Blvd, Suite 2925

Los Angeles, California 90010

(678) 861-0046

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Seok Hwan You

Chief Executive Officer

ROKIT America, Inc.

3435 Wilshire Blvd, Suite 2925

Los Angeles, California 90010

(678) 861-0046

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

M. Ali Panjwani Danilo P. Castelli Pryor Cashman LLP 7 Times Square, 40th Floor New York, New York 10036 (212) 421-4100	Barry I. Grossman Matthew Bernstein Justin H. Grossman Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED  June 3, 2026

ROKIT America, Inc.

2,631,579 Shares of Common Stock

ROKIT America, Inc. is offering 2,631,579 shares of its common stock, par value $0.01 per share (the “Common Stock”). This is our initial public offering of shares of Common Stock, and no public market currently exists for our Common Stock. We anticipate that the initial public offering price will be between $8.50 and $10.50 per share, and the number of shares of common stock offered hereby is based upon an assumed offering price of $9.50 per share, which is the midpoint of such estimated price range. We have applied to list our Common Stock on the Nasdaq under the symbol “RKAM” and this offering is contingent upon obtaining approval of such listing.

We are an “emerging growth company” and a “smaller reporting company,” each as defined under the federal securities laws, and as such, we have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our Common Stock involves risks. See the section titled “Risk Factors” beginning on page 15 of this prospectus for the risks and uncertainties you should consider before investing in our Common Stock.

	Per Share	Total with no Over-Allotment(1)	Total with Over-Allotment
Public offering price	$9.50	$25,000,000	$28,750,002
Underwriting discount (6.5%)	$0.6175	$1,625,000	$1,868,750
Proceeds, before expenses, to us	$8.8825	$23,375,000	$26,881,252

(1)

We have also agreed to issue to the representatives of the underwriters warrants to purchase a number of shares of common stock equal to five percent (5%) of the total number of shares of common stock sold in this offering at an exercise price equal to one hundred and twenty-five percent (125%) of the initial public offering price of the shares of common stock sold in this offering. The warrants and the shares of common stock underlying the warrants are not being registered on the registration statement of which this prospectus forms a part. See the section titled “Underwriting” beginning on page 134 for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for a period of 45 days to purchase up to an additional 394,737 shares of our Common Stock solely to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of Common Stock to purchasers on or about ____, 2026.

Sole Book-Running Manager

Maxim Group LLC

Prospectus dated           , 2026

Through and including         , 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. Neither we nor the underwriters have authorized anyone to provide any information different from, or in addition to, the information contained in this prospectus and in any free writing prospectuses we have prepared or that have been prepared on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of common stock only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit the use of or possession or distribution of this prospectus or any related free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

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CERTAIN TERMS

Unless otherwise stated in this prospectus, or the context otherwise requires, references to:

•	“Autologous” means taken from an individual’s own tissues.

•	“Autologous bioink” means a printable biological material made from an individual’s own tissues.

•	“Americas” means North American and South American countries and territories.

•

“Advisory Service Agreement” is to that certain Advisory Service Agreement, dated May 2, 2025, by and between CKIUFC and the Company pursuant to which CKIUFC agreed to provide operational advisory services for the Company, to provide advisory services related to the Company’s listing on a U.S. trading market, to perform the duties of the Chief Financial Officer of the Company and other ancillary services related to the foregoing, including process advisory services.

•	“Board” means the Board of Directors of ROKIT America, Inc.

•	“common stock” means ROKIT America, Inc.’s common stock, par value $0.01 per share.

•	“Company” is to ROKIT America, Inc., a Delaware corporation, and the registrant hereunder.

•	“CRP” means the cartilage regeneration platform.

•	“CKD” means chronic kidney disease.

•	“CKIUFC” refers to CKIUFC, Inc. , an entity controlled by Ha Young Kim, the Company’s Chief Financial Officer.

•	“DFU” means diabetic foot ulcer.

•	“EAP” means the FDA’s Expanded Access Program.

•	“ECM” means Extra Cellular Matrix, which is the rich collection of growth factors that helps with skin tissue regeneration.

•	“FDA” means the U.S. Food and Drug Administration.

•	“FDCA” means the Federal Food, Drug, and Cosmetic Act of 1938.

•	“Fisetin” means a natural flavonoid found in various fruits and vegetables.

•	“KRP” means the kidney regeneration platform.

•	“License Agreement” is to that certain Intellectual Property License Agreement, dated August 27, 2025, by and between the Company and ROKIT Healthcare, Inc.

•	“NAD+” means Nicotinamide Adenine Dinucleotide.

•	“NMN” means β-Nicotinamide Mononucleotide, a dietary supplement.

•	“NMSC” refers to Non-melanoma Skin Cancer.

•	“OECD” refers to the Organization for Economic Co-operation and Development.

•	“Omentum” refers to a large flat adipose tissue layer nestling on the surface of the intraperitoneal organs.

•	“ORP” is to our Organ Regeneration Platform.

•	“Payment Service Supply Agreement” is to that certain Payment Service Supply Agreement, dated February 28, 2020, by and among the Company and ROKIT Healthcare pursuant to which ROKIT Healthcare provides payment and overseas remittance services in connection with its purchase of good on behalf of consumers from the Company.

•	“PCL” refers to polycaprolactone.

•	“Plan” refers to the ROKIT America, Inc. 2026 Omnibus Equity Incentive Plan.

•	“RAP” is to our Reverse Aging Product.

•	“ROKIT Healthcare” is to ROKIT Healthcare, Inc., a publicly traded company in the Republic of Korea and the Company’s parent entity (prior to the offering hereunder) and major stockholder (immediately after the offering hereunder).

•

“Support Agreement” is to that certain Sharing and Support Agreement, dated January 2, 2023, by and among the Company and ROKIT Healthcare pursuant to which ROKIT Healthcare provides the Company with financial, legal, human resources, sales and marketing management services for an agreed upon rate depending on the service, which is invoiced monthly to the Company from ROKIT Healthcare.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus and is qualified in its entirety by the more detailed information included elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the related notes included elsewhere in this prospectus before making an investment decision. Unless the context otherwise requires, the terms “ROKIT America,” “ROKIT,” “the Company,” “we,” “us,” “our” or similar terms in this prospectus refer to ROKIT America, Inc.

Overview

The Company is committed to extending human healthspan and enhancing quality of life in an aging society through its proprietary Reverse Aging Product (“RAP) which is intended to support cellular health and aging-related biological processes at the molecular level, and its artificial intelligence (“AI”) hyper-personalized Organ Regeneration Platform (“ORP”), a proprietary technology developed by our parent company, ROKIT Healthcare, which is intended to provide regenerative medicine solutions in the Americas.

Since its founding in 2019, the Company has focused on the research and development of dietary supplements centered around β-Nicotinamide Mononucleotide (“NMN”). We have launched a range of NMN-based products into global markets, including the United States. Our flagship product line, ROKIT AMERICA NMN, combines NMN with pterostilbene, a naturally occurring antioxidant.

Certain of our RAP dietary supplement formulations also include additional ingredients, such as fisetin, which we incorporate based on internal research and development focused on supporting cellular health and aging-related biological processes. These products are regulated as dietary supplements and do not require premarket approval by the U.S. Food and Drug Administration (the “FDA”).

The dietary supplement market, including NMN-based products and additional ingredients such as fisetin, is highly competitive and characterized by relatively low barriers to entry, with numerous domestic and international companies offering products containing similar ingredients.

We do not believe that the inclusion of any single dietary supplement ingredient provides a durable competitive advantage on its own, independent of formulation, quality, brand recognition, and execution. The dietary supplement market is characterized by relatively low barriers to entry, rapid product replication, and significant price and marketing competition. Although we believe our product formulations and development efforts differentiate our offerings, there can be no assurance that our products will achieve or maintain market acceptance or competitive advantage.

Our ability to compete depends primarily on brand recognition, product quality, marketing execution, and consumer trust, rather than proprietary exclusivity over individual supplement ingredients.

Building on our research and development efforts, the Company intends to expand into a broader portfolio of patented and patent-pending technologies, including, without limitation, telomere-stabilizing formulations, for which the Company filed a U.S. patent application for on September 30, 2025 (U.S. Patent Application No. 19/345,992). This product candidate is in development and will require applicable regulatory approvals prior to commercialization.

We believe our RAP is intended to go beyond traditional dietary supplements. It is being developed into an integrated hyper-personalized wellness solution, leveraging genomic data, lifestyle patterns, and biometric indicators. Through strategic integration with U.S.-based digital healthcare and wellness distribution platforms, we aim to create a new, consumer-centric wellness ecosystem that focus on personalized health options; however, there can be no assurance that these initiatives will result in successful commercialization or market adoption.

In parallel, the Company introduced an AI hyper-personalized ORP into certain markets throughout North American and South American countries and territories (the “Americas”) pursuant to the License Agreement.

The ORP integrates four key proprietary technologies: (i) a 3D bioprinter designed for clinical use, (ii) AI powered wound modeling for automated and precise scaffold design, (iii) proprietary technology to manufacture hyper-personalized bioinks from autologous tissues, and (iv) a sterile, single-use regenerative kit enabling standardized procedures. The ORP currently includes a skin regeneration platform, which is in the early revenue-generating adoption phase in selected multiple hospital systems in the Americas, including outpatient level of medical centers and regional healthcare centers in the United States, Brazil, Paraguay, Argentina, Chile and Peru, and has obtained certain applicable regulatory clearances or registrations depending on jurisdiction (see “Regulatory Approval Status” below). Depending on jurisdiction, the platform may require additional institutional approvals, procedural adoption by physicians, or reimbursement pathway establishment before broader utilization. While in the U.S., the Company has only initiated the early revenue-generating adoption phase of its skin regeneration platform, it intends to expand the ORP to other platforms including, for example, cartilage and kidney regeneration and is evaluating the regulatory authorization required for such applications.

The Company’s current skin regeneration applications are registered as Class I medical devices in the United States. Cartilage and kidney applications represent different intended uses and require separate regulatory review prior to commercialization. The Company is currently in the exploratory stage for these programs with respect to United States regulatory authorization and has not yet determined the applicable regulatory pathway or classification. Outside the United States, regulatory authorities assess products based on intended use under their respective local regulatory frameworks. The Company completed a commercial sale of a cartilage regeneration platform in Paraguay in December 2025 pursuant to local regulatory requirements. Separate approvals may be required in other jurisdictions prior to commercialization. Although certain components may be shared, each program and jurisdiction is subject to its own regulatory classification, clearance, or exemption requirements, and authorization for one indication or geography does not confer authorization for any other.

ROKIT Healthcare currently plans human clinical evaluations for its cartilage regeneration platform primarily in South Korea and Egypt. Based on the clinical evaluation data generated from these evaluations, the Company is exploring regulatory pathways to expand its market presence into the United States and other global jurisdictions.

On March 11, 2026, the Company entered into a Global Sponsored Research Agreement with ROKIT Healthcare and Brigham and Women’s Hospital, an affiliate of Harvard Medical School in the U.S. (the “Global Sponsored Research Agreement”), to conduct a preclinical efficacy study of its omentum-based regenerative patch for our kidney regeneration platform. This study will be designed to evaluate the regenerative potential of the Company’s 3D-bioprinted patches for chronic kidney disease (“CKD”). See the section titled “Business – Our Organ Regeneration Platform – Clinical Trials – Korea, CKD Pre-clinical Study.”

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The Company is focused on three core strategic directions through its RAP and ORP: (1) Fundamental control of aging and chronic disease progression through hyper-personalized health solutions, which is currently executed through the commercialization of the Company’s RAP containing NMN and fisetin already on the market, and the early revenue-generating adoption phase of its skin regeneration platform; (2) Development of cost-effective, “just-in-time” healthcare systems as a response to global medical financing challenges, which the Company is advancing through its ORP initiatives with a focus on scalable implementation; and (3) Creation of a cloud-based global platform directly connecting hospitals and patients, which remains at a conceptual and exploratory stage, with the Company assessing potential architectures and use cases but not yet offering an operational platform.

By integrating our RAP and ORP, we aim to deliver synergistic solutions that improve individual quality of life while reshaping therapeutic standards in age-related degeneration and chronic disease care.

Guided by this vision, ROKIT America strives to become a global leader in the wellness and biotech industry through its RAP, while evolving into an integrated bio-health enterprise that also encompasses next-generation regenerative medicine powered by our ORP, creating synergy with ROKIT Healthcare.

Our Products Overview

Our Reverse-Aging Product (RAP) - Dietary Bio-Supplements

Since its inception in July 2019, the Company has focused on developing its RAP, aimed at supporting cellular health and aging related biological processes. The Company has launched a series of anti-aging health supplements in the U.S. and other global markets and we currently offer seven (7) kinds of products:

•         ROKIT AMERICA NMN;

•         Fisetin;

•         Nicotinamide Riboside;

•         Women Plus;

•         Stress Care;

•         Eye Care; and

 •         Others.

The flagship product line, ROKIT AMERICA NMN, combines NMN with high-performance compounds such as pterostilbene to support NAD+ biosynthesis, which supports cellular metabolism, DNA repair, and energy restoration although there can be no assurance regarding consumer outcomes or long-term benefits.

Our supplements are designed to support cellular health by targeting biological processes associate with aging. Rooted in advanced bioscience and real-world clinical insights, the products target the biological core of aging: the cell. While traditional anti-aging methods often focus on superficial or symptomatic relief, our products empower the body to naturally regenerate, repair, and restore itself from within. However, our products are marketed as dietary supplements and are not approved by FDA to diagnose, treat, cure, mitigate or prevent any disease, and their efficacy for human longevity applications has not been established. For a more detailed discussion of the regulatory framework matters applicable to RAP, see the section titled “Business — Government Regulation — Regulation of Our Dietary Supplement Products.”

At the heart of this innovation are two clinically relevant compounds: Nicotinamide Mononucleotide and Fisetin. Both have been selected through internal research and development based on published scientific literature and internal evaluation for their potential to support cellular and aging-related biological processes. Since 2019, ROKIT America has driven scientific exploration and product development in the field of functional anti-aging ingredients. The Company conducts its dietary supplementary activities in compliance with applicable regulatory requirements.

NMN, a direct precursor to NAD⁺ (Nicotinamide Adenine Dinucleotide), is involved in cellular energy metabolism and the regulation of aging-related genes. We are monitoring and evaluating published preclinical and early-stage human research conducted by third parties, including mice studies, and limited human trials to evaluate the potential of NMN to help increase NAD⁺ levels, support metabolic efficiency. These studies are exploratory in nature and are not intended to establish clinical efficacy. In metabolic research, NMN has been reported in preclinical and early clinical studies to be associated with improved insulin sensitivity, reduced pro-inflammatory markers, and mitigation of tissue fibrosis— however, such findings may not be predictive of outcomes in humans.

In parallel, fisetin, a naturally occurring flavonoid, supports certain biological pathways studied in preclinical cells that no longer divide and contribute to chronic inflammation and tissue degeneration. Preclinical studies in animal models and emerging early-stage human research have explored its biological properties; however, the effects of fisetin in humans have not been established for clinical or longevity-related outcomes.[1,2,3]

Beyond these compounds, the Company is also advancing next-generation RAP innovations based on proprietary research and development and licensed intellectual property. These include: (i) telomere-length modulation technologies targeting genomic stability, for which the Company filed a U.S. patent application for on September 30, 2025 (U.S. Patent Application No. 19/345,992) and completed internal feasibility research; and (ii) EpiTem-2, a human skin model platform built via 3D bioprinting that is being developed in alignment with FDA’s NAMs (New Approach Methods) framework for non-animal safety and irritation testing, and is currently in prototype development and undergoing validation studies. Collectively, these initiatives are subject to additional development and regulatory considerations prior to any commercialization.

_________________

[1] Yousefzadeh, Matthew J., et al. “Fisetin Is a Senotherapeutic That Extends Healthspan and Reduces Senescence Markers in Multiple Tissues.” EBioMedicine, vol. 36, Oct. 2018, pp. 18-28. ScienceDirect, https://doi.org/10.1016/j.ebiom.2018.09.015.

[2] Kirkland, James L., and Tamara Tchkonia. “Senolytic Drugs: From Discovery to Translation.” Journal of Internal Medicine, vol. 288, no. 5, Nov. 2020, pp. 518-36. Wiley Online Library, https://doi.org/10.1111/joim.13141.

[3] Hostetler, Gregory L., et al. “Flavonoids: Food Sources and Health Benefits.” Frontiers in Immunology, vol. 10, no. 51, Feb. 2019. Frontiers, https://doi.org/10.3389/fimmu.2019.00051.

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Although certain RAP formulations include ingredients such as NMN and fisetin, these ingredients are widely available and used by numerous competitors, and the Company does not believe that the inclusion of any single dietary supplement ingredient provides a durable competitive advantage on its own. RAP is designed to support general wellness and cellular health as part of a dietary supplement regimen.

The Company’s expectation to introduce expansion products in the near future is based on its ongoing product development activities related to its existing RAP. The Company is currently developing additional dietary supplement formulations intended to expand its personalized anti-aging product offerings, including customized supplement combinations and formulations designed to address different consumer wellness profiles. These expansion products are in various stages of formulation development and internal evaluation. Based on the current status of these development efforts and the Company’s internal product roadmap, the Company believes it may be able to introduce certain of these expanded product offerings in the near future. However, the timing and scope of any product launch are subject to change and will depend on factors including development progress, manufacturing readiness, regulatory considerations applicable to dietary supplements, and market conditions.

The Company’s sales increased from approximately $961,202 during the three months ended March 31, 2025 to $2,950,844 during the three months ended March 31, 2026, representing a 3.1x increase and a growth rate of 207%.  The Company’s sales have  also grown from approximately $364,880 for the fiscal year ended December 31, 2020 to $7,430,152 for the fiscal year ended December 31, 2025, representing a 20.4x increase and a  compound annual growth rate (“CAGR”)  of 82.6%. We believe this growth is attributable to its science-driven product development, digital marketing strategies,  collaboration with social media influencers, expansion of its sales and distribution activities in Vietnam,  and establishment of a robust global distribution network. Revenue growth has been driven primarily by introducing additional products rather than increasing prices, with the Company currently offering seven kinds of products and planning to expand its portfolio further.

Consistent with this revenue growth, the Company also reported net income of approximately $432,694 and $243,713 for the three months ended March 31, 2026 and 2025, respectively. The Company  also reported net income of approximately $1,586,493 and $651,462 for the fiscal years ended December 31, 2025 and 2024, respectively. The Company’s operating expenses remain limited because certain administrative, operational and development functions are provided by ROKIT Healthcare pursuant to the Support Agreement. As a result, the Company’s results of operations may not be indicative of the cost structure that would exist if it operated on a standalone basis. The Company did not incur material development costs related to the organ regeneration platform during the three months ended March 31, 2026 and 2025 or the fiscal years ended December 31, 2025 and 2024.

For the three months ended March 31, 2026 and 2025, our sales were generated entirely from our dietary bio-supplements business. While for the year ended December 31, 2024, our dietary bio-supplements business accounted for 100% of our sales,  and for the year ended December 31, 2025, we generated revenue not only from our RAP, but also from activities related to our ORP.

During 2025, we made progress toward the early revenue-generating adoption phase of the ORP for skin regeneration in the United States. We were informed by distributors of ROKIT Healthcare that insurance claims for certain diabetic foot ulcer (“DFU”) procedures performed using components of the skin regeneration platform had been reimbursed for the procedure performed at the hospital outpatient department level. Such reimbursement relates to the physician procedure and is paid to the healthcare provider. The Company’s revenues are derived from the sale of kits to distributors and are not dependent on, nor directly attributable to, such reimbursement decisions. We have not obtained FDA approval or clearance for the skin regeneration platform, and these reimbursement decisions are made by third-party payors and may vary by provider and circumstance.

In addition, during the three months ended March 31, 2026 and 2025 and the years ended December 31, 2025  and 2024, we generated  $0 and   $0, respectively, and $130,000 and $0, respectively, of revenue related to the ORP through the sale of cartilage regeneration kits in Paraguay. These cartilage regeneration kits were used in patient treatments in Paraguay in accordance with applicable local laws and regulations. For additional information regarding our RAP, refer to “Business — Our Reverse-Aging Product (RAP).”

Our Organ Regeneration Platform (ORP)

As a long-term growth driver, the Company introduced the ORP business. Developed by ROKIT Healthcare, this platform utilizes AI-based, 3D bioprinting-based regenerative organ technology.

The ORP consists of 3D bioprinters, AI-powered software, and disposable kits, currently in use in hospitals across select countries, designed for clinical use by medical professionals. Currently, the ORP is focused on skin regeneration targeting DFUs, burns, and Non-melanoma Skin Cancer (“NMSC”) resection wounds. To address the common challenges of chronic diseases, such as complex disease mechanisms, limited effectiveness of standard treatments, and prolonged recovery periods, we have developed regenerative medical technologies that utilize damaged tissues using the patient's own (autologous) tissue, especially using Extra Cellular Matrix (“ECM”), which is the rich collection of growth factors that helps with skin tissue regeneration. This approach is designed to support safety and procedural outcomes through minimal manipulation.

During the development of each technology, a total of 16 preclinical and clinical studies in Korea and abroad were conducted by ROKIT Healthcare, which evaluated safety and therapeutic potential. In addition, selected platform components have been listed and complied with regulatory requirements from agencies such as the Ministry of Food and Drug Safety in Korea, the FDA, and the Conformité Européenne in Europe, supporting entry into the global medical market (please refer to “Regulatory Approval Status” below for more information on regulatory approvals).

On August 27, 2025, the Company secured exclusive rights to operate the ORP business in the Americas, and related intellectual property and know-how for the Americas, which includes all countries and territories in South America and North America, pursuant to the License Agreement with ROKIT Healthcare. This provides a foundation for entering the regenerative medicine market, with initial focus on its applications in skin and eventually, cartilage and kidney regeneration.

The Company’s cartilage regeneration platform is an investigational, solution-based technology concept designed to support cartilage tissue regeneration and is being evaluated for potential application in degenerative cartilage conditions.

The Company is also evaluating a kidney regeneration platform, which is investigational and at an earlier stage of evaluation, and is being explored for potential application in chronic kidney conditions.

Notwithstanding the foregoing, for  the three months ended March 31, 2026 and 2025 and for the years ended December 31, 2025  and 2024, the Company recognized  $0 and   $0, respectively, and $130,000 and $0, respectively, of revenue solely related to the sale of cartilage regeneration kits in Paraguay. These cartilage regeneration kits were used in patient treatments in Paraguay in accordance with applicable local laws and regulations. Such sales were conducted outside the United States, were not made pursuant to any FDA approval or clearance, and do not alter the investigational status of the Company’s cartilage regeneration platform in the United States or represent commercial marketing of an FDA-approved product.

Although the Company’s cartilage and kidney regeneration platforms are currently at the investigational stage, the Company is still exploring which are the appropriate regulatory pathways for each of these programs including, without limitation, the FDA’s Expanded Access Program (“EAP”). The Company is expected to commence preclinical activities related to its kidney regeneration platform to support the evaluation of a potential EAP submission. Preliminary clinical data from the study to be conducted at Brigham and Women’s Hospital for the kidney regeneration platform pursuant to the Global Sponsored Research Agreement is expected to serve as part of the evidentiary support for a potential EAP application. To the extent the Company pursues the FDA’s EAP, we acknowledge that products provided under such EAP remain investigational and may not be marketed or sold commercially prior to their respective approval. To the extent we deploy significant resources towards pursuing FDA approval for such platforms and we are unable to obtain regulatory approval for such investigational platforms, our business may be adversely affected.

Through this strategy, ROKIT America is strengthening its position in the bio-healthcare industry—securing a strong revenue base through the RAP while actively preparing for expansion into the high-value field of regenerative medicine through the deployment of our ORP.

We believe our ORP will deliver a full spectrum of next-generation regenerative medicine solutions to the Americas, leveraging the proprietary technology, clinical data, and commercial strategies developed by ROKIT Healthcare derived from the License Agreement. We believe ROKIT America will lead the expansion of a platform-based regenerative approach in the Americas contributing to the evolution of the treatment paradigm for age-related degeneration and chronic conditions. The ORP is underpinned by clinical data, advanced bioengineering, and global IP strategies.

Skin Regeneration Platform: At its core, our skin regeneration platform is an AI-powered system capable of generating a customized 3D regenerative patch with a single scan and minimal user input. This platform consists of three products – 3D Bioprinter (“Dr. INVIVO” or “APLICOR”), AI-assisted wound measurement software (“AiD Regen”), and a Disposable Medical KIT (“Dr. INVIVO AI Regen KIT” or “APLICOR 3D KIT”), designed for clinical use.

Using AiD Regen’s clinician-operated interface, wounds are rapidly assessed through depth-sensing technology and transformed into high-precision 3D models in real-time. Dr. INVIVO’s Human-AI Interface facilitates seamless integration between diagnostics and treatment, allowing practitioners to deliver wound-specific patches in a timely manner. The Dr. INVIVO AI Regen KIT (“KIT”) enables medical professionals to efficiently process a patient own harvested (autologous) adipose fat tissue, the raw material for regenerative patches, directly in clinical settings. The KIT’s main components function by using polycaprolactone, or PCL, a biocompatible synthetic polymer, to create a scaffold guide tailored to the exact size of the affected area. Additionally, the Adipose Micronizer utilizes physical manipulation to filter out fibers and micronize harvested adipose tissue, transforming the patient's adipose fat into an autologous bioink (a printable biological material made from a patient’s own tissue) of the desired size and consistency.

This automated, patient-specific approach was designed to evaluate safety and performance in accordance with applicable standards. Preclinical and observational studies have assessed healing related outcomes and biological responses, including immune compatibility. Preliminary studies and research conducted in the U.S. and other countries have explored the applicability of the technology for a range of dermatological conditions, including DFUs, burns, and NMSC resection wounds. The ability to deliver precise and controlled treatments in outpatient settings may support the potential commercial scalability of the skin regeneration platform.

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Cartilage Regeneration Platform: We intend to deploy our CRP to initially treat osteoarthritis, which remains a major global health challenge. We anticipate that our cartilage regeneration platform will employ a Lyophilized Costal Cartilage Matrix, a proprietary material derived from a patient’s freeze-dried rib cartilage, to induce cartilage regeneration. This technology is designed to facilitate endogenous repair through a single treatment, eliminating the need for synthetic implants or multiple interventions. ROKIT Healthcare has conducted a preclinical study with Massachusetts General Hospital in the United States, has conducted a clinical trial in Egypt involving 10 patients and has initiated a Korean multicenter pivotal clinical study in December 2025 designed to address osteoarthritis patients. The clinical program is expected to compare outcomes of microfracture alone versus microfracture combined with autologous nanofat-based CRP. A clinical trial involving 104 participants is planned to be conducted across 13 multi-centered institutions, including, without limitation, Seoul National University Hospital in Korea. The study is also expected to evaluate the clinical significance of the procedure by comparing a test group of 52 patients receiving the adipose patch against a control group of 52 patients undergoing microfracture surgery. To date, procedures have been successfully completed for a total of 26 patients.

Kidney Regeneration Platform: We intend to deploy our kidney regeneration platform (“KRP”) to initially treat CKD, driven by aging populations and the rising prevalence of diabetes and hypertension. We anticipate that this platform will produce a patch derived from the patient’s own autologous omentum tissue. Our KRP solution is designed for the entire process—tissue harvest, patch fabrication, and implantation—to be completed within the operating room. To date, ROKIT Healthcare has performed a preclinical study involving CKD in rats conducted through collaborative research with the Department of Nephrology at Seoul National University and the Kidney and Pancreas Transplantation Surgery research team at Asan Medical Center.

Key Highlights:

•	Real-Time Platform Treatment: An AI-driven platform that utilizes advanced depth-sensing technology to generate high-precision, custom 3D regenerative patches from a single scan in just minutes.

•

Use of Autologous Bioink: Streamlines clinical workflows by utilizing a specialized kit that transforms patient-harvested adipose tissue into customized bioink through minimal manipulation and medical-grade PCL scaffolding.

•	Scalable Outpatient Solution: The ability to provide automated treatments in outpatient settings may support the potential commercial scalability of the skin regeneration platform.

As of the date of this prospectus, we have been informed by distributors of our parent company, ROKIT Healthcare, that insurance claims for certain DFU procedures performed using components of the skin regeneration platform have been reimbursed at the hospital outpatient department level in the United States under existing billing codes (CPT code), and in certain countries including Argentina, Chile, and Paraguay. These statements are based on distributor communications and have not been independently verified by the Company. We do not submit claims or receive reimbursement directly, and reimbursement outcomes may differ across providers, payors, and jurisdictions. ROKIT America does not control the regulatory or commercial activities of ROKIT Healthcare or its counterparties.

Regulatory Approval Status

With respect to our RAP business, the products we sell are compounds which are marketed and regulated as dietary supplements, are not approved by FDA to diagnose, treat, cure, or prevent any disease, and therefore do not require premarket approval by the FDA.

With respect to our ORP skin regeneration platform business, the following sets forth the regulatory approval status obtained by ROKIT Healthcare in the Americas for each component of our skin regeneration platform for use of these devices in our skin regeneration platform.

Regarding the use of a patient’s autologous bioink, the Company understands, based on its interpretation of current FDA regulations, that it may qualify for regulation under Section 361 of the Public Health Service Act and 21 CFR Part 1271, if the FDA determines that all applicable criteria under 21 CFR 1271.10(a) are met, including minimal manipulation and homologous use and the FDA has not made an independent determination regarding the applicable regulatory classification.

This regulatory position is supported by published clinical literature, including a pilot clinical study by Armstrong et al. (2022), which evaluated the use of autologous, minimally manipulated, homologous adipose tissue in the treatment of nonhealing DFUs. While this study provides clinical support for the Company’s interpretation, the Company acknowledges that the FDA’s classification depends on the specific facts and circumstances. Accordingly, there can be no assurance that the FDA will concur with this position, and any contrary determination by the FDA could subject the Company to more stringent regulatory requirements.

Our skin regeneration platform utilizes components that have been individually listed or cleared by regulatory authorities in applicable jurisdictions (see below table). The integrated platform has not received FDA clearance or approval for a specific clinical indication. Healthcare providers have utilized the components across multiple surgical specialties, including podiatric, orthopedic, general, and plastic and reconstructive surgery for general wound management and repairment, based on independent clinical judgement.

The clinical utility of our technology is supported through global clinical studies with a focus on addressing complex wounds such as DFU. While we are strategically pursuing indication expansions for specific conditions such as burns, pressure ulcers, and traumatic ulcers based on clinical observations in areas like DFU and skin cancer resection wounds, such expansions and additional geographic authorizations remain subject to further regulatory approvals.

For additional information with respect to FDA medical device classifications (including Class I and Class II devices), the distinction between FDA registration and listing, clearance, and authorization, and a description of applicable regulatory requirements in the United States and other jurisdictions in which we intend to operate, see the Section in this prospectus titled “Business — Government Regulation — Regulation of Our Organ Regeneration Platform (Medical Devices).”

6

The following is the regulatory approval status in the Americas for the Skin Regeneration Platform:
Countries	Product	Proprietary Name	Classification of Authorization	Listing/Authorization /Clearance Date	Regulatory Authority
U.S.	3D Bioprinter	APLICOR 3D; Dr. INVIVO 4D2D	Class I* Listed	8/28/2020	FDA
	3D Bioprinter Accessory Kit	APLICOR 3D KIT; Dr. INVIVO Scaffold KIT	Class I Listed	2/15/2022	FDA
	AI App	AiD Regen	Class I Listed	4/16/2021	FDA
	Fat Separator	Adinizer	510K Class II** Cleared	3/11/2021	FDA
Brazil	3D Bioprinter	Dr. INVIVO	System Class II*** Cleared	5/6/2022	Agência Nacional de Vigilancia Sanitária (“Anvisa”)
	Single-Use-Kit (including, without limitation, the Fat Separator)	Dr. INVIVO AI Regen KIT	System Class II Cleared		Anvisa
	AI App	AiD Regen	Non-medical Device**** Authorized		Not applicable (product not subject to medical device regulation) (“n/a”)
Paraguay	3D Bioprinter	Dr. INVIVO	System Class II Cleared	11/2/2022	Dirección Nacional de Vigilancia Sanitaria (“DNVS”), Ministerio de Salud Pública y Bienestar Social (“MSPBS”)
	Single-Use-Kit (Inclusive of Fat Separator)	Dr. INVIVO AI Regen KIT	System Class II Cleared		DNVS; MSPBS
	AI App	AiD Regen	Non-medical Device Authorized	-	n/a
Chile	3D Bioprinter	Dr. INVIVO	Non-medical Device Authorized	-	n/a
	Single-Use-Kit (Inclusive of Fat Separator)	Dr. INVIVO AI Regen KIT
	AI App	AiD Regen
Argentina	3D Bioprinter	Dr. INVIVO	Non-medical Device Authorized	-	n/a
	Single-Use-Kit (Inclusive of Fat Separator)	Dr. INVIVO AI Regen KIT
	AI App	AiD Regen
Peru	3D Bioprinter	Dr. INVIVO	Class II Cleared	6/4/2024	Dirección General de Medicamentos, Insumos y Drogas (“DIGEMID”)
	Single-Use-Kit (Inclusive of Fat Separator)	Dr. INVIVO AI Regen KIT	Class II Cleared	9/23/2024	DIGEMID
	AI App	AiD Regen	Class I Cleared	3/3/2025	DIGEMID

*Medical device grade Class I represents the lowest risk category of medical device classification under risk-based regulatory frameworks. In the United States, Class I devices are subject to general controls and, in certain cases, are exempt from the 510(k) premarket notification requirement. Devices that are 510(k)-exempt may be legally marketed for their intended uses without prior FDA clearance, provided that applicable general controls, including registration, listing, labeling, and quality system requirements, are satisfied. Our medical devices listed with the FDA as Class I are 510(k)-exempt and subject to general regulatory controls. Accordingly, these devices may be commercially distributed in the United States for their listed functional use without prior FDA clearance or approval. The devices are listed for general-purpose mechanical application and handling functions performed by healthcare professionals and do not include authorization for the diagnosis or treatment of any specific medical condition. Healthcare providers determine any clinical application based on their independent professional judgment.

**The 510(k) is a premarket notification process in the U.S. that grants approval based on proving a device is substantially equivalent to an existing predicate device on the market. The listed Fat Separator we use is manufactured and cleared by BSL Co. Ltd.

***If multiple medical devices interact as components and accessories to fulfill their intended use within Standard Operating Procedures, the entire configuration is regulated and authorized as a ‘system medical device’.

****If it does not meet the medical device regulation, it may be classified as a Non-Medical Device (“Non-MD”) and used as a general electronic device.

We are advancing its clinical programs for cartilage and kidney regeneration, aimed at securing regulatory approvals.

Cartilage Regeneration Platform: In December 2025, the CRP initiated a Sponsor-Initiated Trial for 104 of osteoarthritis patients in South Korea. The study is being conducted across 13 clinical sites including Seoul National University Hospital.

Kidney Regeneration Platform: The Company is preparing to commence a preclinical study involving 78 subjects at Brigham and Woman’s Hospital in the United States pursuant to the Global Sponsored Research Agreement that the Company executed with ROKIT Healthcare and Brigham and Woman’s Hospital on March 11, 2026.

In South Korea, the Company is pursuing a clinical study for 10 patients with CKD in collaboration with Seoul National University Boramae Medical Center and Asan Medical Center; Institutional Review Board submissions for this study have been completed. This 12-month, single-arm pilot study will evaluate the safety of a 3D-bioprinted autologous omentum-derived patch in 10 patients with Stage 3–4 CKD. This clinical study is expected to commence in August 2026 and is expected to be led by Asan Medical Center in cooperation with SNU Boramae Medical Center. Concurrently, the Company is exploring its strategy to pursue the EAP regulatory track in the U.S. to align with the commencement of clinical activities in Korea and a preclinical study in the U.S.

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Our Management Team and Oversight

We have assembled an executive leadership team comprised of our founder and chief executive officer, chief financial officer, chief strategy officer, chief medical officer, chief operating officer, chief technology officer and chief legal officer, with successful track records in startup entrepreneurial companies and in the life sciences industry. Our executive leadership team works under the oversight of our board of directors who are recognized leaders with hands-on industry experience. We also have one scientific advisor with relevant expertise who provides guidance on our research and development efforts on our Scientific Advisory Board.

Our Competitive Strengths

We believe the continued growth of our Company will be driven by the following:

•

Our RAP is built on compounds such as NMN and Fisetin that have been studied in academic and preclinical research, which have been shown in certain studies to be associated with NAD⁺ production, anti-inflammatory pathways, and other aging-related biological processes. However, these compounds are marketed as dietary supplements and are not approved by FDA to diagnose, treat, cure, or prevent any disease, and their efficacy for human longevity applications has not been established. Unlike single-compound products, our products seek to integrate these functional ingredients into broader regenerative strategies, which may help differentiate our offerings and may contribute to consumer trust.

•

The global longevity market is highly competitive and fragmented, with numerous companies competing on single compounds or cosmetic claims and many companies offering NMN and Fisetin based products. Barriers to entry in the dietary supplement market are relatively low, and many competitors have greater financial, marketing, and operational resources than we do. By contrast, RAP is designed to integrate core compounds such as NMN and Fisetin with early-stage next-generation programs in telomere modulation, bioprinted skin models (EpiTem-2). These programs are in various stages of research and development and may be subject to significant scientific, technical, and regulatory uncertainty. This diversified, research-driven pipeline is intended to position the Company not merely as a supplement provider, but as a platform approach bridging consumer wellness and potential future clinical regeneration. Through a manufacturing process intended to comply with applicable GMP requirements, efforts toward regulatory alignment, and synergy with the Company’s ORP, RAP is intended to deliver a potential competitive edge in the highly-competitive anti-aging sector; however, we may not be successful in achieve or sustaining such advantage.

•

Our ORP embodies what we believe is a paradigm shift from disease management to regenerative intervention, although the regenerative medicine industry is highly competitive and rapidly evolving, reinforcing ROKIT America's position among a number of companies seeking to advance next-generation medical innovation rather than establishing market leadership.

•

The ORP represents our integrated approach to addressing critical unmet needs in regenerative medicine. Current standards of care for chronic wounds rely on repeated procedures, invasive surgeries, or lifelong supportive therapies, each with significant limitations in durability, accessibility, and patient burden. However, these conditions are also the focus of extensive research and development efforts by academic institutions, biotechnology companies, medical device manufacturers, and pharmaceutical companies, many of which have substantially greater financial, regulatory, and commercialization resources than we do.

•

By contrast, ORP leverages AI-enabled diagnostics and 3D bioprinting with autologous tissues to deliver patient-specific regenerative therapies initially focused on the skin. The platform is designed as a single-stage, clinically adaptable solution, which we believe has the potential to improve outcomes while reducing recurrence rates, procedure burden, and long-term costs compared to conventional approaches. There can be no assurance, however, that these potential benefits will be realized in clinical practice or supported by large-scale clinical trials.

•

Our ORP utilizes an AI-based, 3D bioprinting technology and autologous tissue-derived bioink to deliver personalized treatments initially for skin conditions, and eventually for other conditions, such as cartilage and kidney conditions. This point-of-care, “just-in-time” model is intended to reduce costs and increases accessibility compared to conventional methods, although similar technologies and approaches might be under development by multiple competitors. Our development efforts are supported by preclinical studies and limited clinical observations, which are designed with safety considerations; however, these results are preliminary, based on limited data, and may not be predictive of future outcomes. In addition, our ORP technologies remain subject to significant regulatory, technical, manufacturing, and commercialization risks, and there can be no assurance that we will obtain required regulatory approvals or achieve market adoption.

8

Our Growth Strategy Our long term vision is to achieve the three core strategic directions through our RAP and ORP discussed above. Our growth strategy focuses in the near-term are as follows: RAP

•	RAP is the Company’s current revenue-generating business, centered on NMN-based dietary supplements. The Company continues to improve product performance through advanced formulations, enhanced bioavailability, and diversified delivery formats.

•	RAP is expanding into proprietary telomere-supporting formulations, EpiTem-2 (a next-generation human skin model platform for non-animal testing and regenerative research).

•	The global NMN market was valued at approximately USD $210.6 million in 2024 and is projected to grow to USD $428.1 million by 2031 (CAGR ~8.2%4). The broader anti-aging supplements market is projected to expand from USD $4.88 billion in 2025 to USD $9.79 billion by 2034.[5] These figures underscore the continued growth potential for RAP in preventive and longevity-focused consumer markets.

ORP

•	ORP is positioned as the Company’s next major growth driver, aimed at improving patient outcomes through AI-powered, point-of-care regenerative medicine solutions.

•	ORP providing standard operation procedural enables, just-in-time surgery at single therapy compared to other conventional therapies that require multiple lifelong procedures.

•

Skin Regeneration Platform: ROKIT America will apply licensed intellectual property and manufacturing technologies, utilizing existing distributor networks in the Americas while building independent training, clinical support, and distribution capabilities.

•

According to industry reports, the global regenerative medicine market was valued at approximately USD $35–36 billion in 2024 and is projected to grow to approximately USD $90 billion by 2030, CAGR 16.8%. Other industry forecasts project the global regenerative medicine market could reach approximately $170 billion by 2034. North America represented approximately 59% of the global regenerative medicine market in 2024 and is expected to remain a leading market for regenerative medicine products and technologies over the coming decade.[6]

•

ORP is designed to scale from single-indication applications to a broad therapeutic platform, extending the Company’s portfolio from preventive healthcare (RAP) to regenerative medicine, ultimately enhancing quality of life for patients with chronic and degenerative diseases

_______________________________________________

[4] Verified Market Research, Nicotinamide Mononucleotide (NMN) Market Size & Forecast 2024–2031, available at: https://www.verifiedmarketresearch.com/product/nicotinamide-mononucleotide-nmn-market/.

[5] Precedence Research, Anti-Aging Supplements Market Size, Share, Report 2025–2034, available at: https://www.precedenceresearch.com/anti-aging-supplements-market.

[6] Grand View Research, Regenerative Medicine Market Size, Share & Trends Analysis Report, available at: https://www.grandviewresearch.com/industry-analysis/regenerative-medicine-market; Nova One Advisor, Regenerative Medicine Market Size Report, available at: https://www.biospace.com/press-releases/regenerative-medicine-market-size-to-hit-usd-169-55-billion-by-2034; Nova One Advisor, U.S. Regenerative Medicine Market Report, available at: https://www.novaoneadvisor.com/report/us-regenerative-medicine-market.

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Summary of Risk Factors

Our business is subject to numerous risks and uncertainties that you should be aware of before making an investment decision, including those highlighted in the section titled “Risk Factors” in this prospectus. These risks include, but are not limited to, the following:

•	Risks Related to Our Business
	o	Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control.
	o	If we do not successfully execute our priorities, our business, operating results and financial condition could be adversely affected.
	o	A cyberattack or significant disruptions of our or third-party vendors information technology systems could adversely affect our business, results of operation and financial condition.
o

We engage in transactions with our parent company, ROKIT Healthcare, a related party, and such transactions present possible conflicts of interest that could have an adverse effect on our business, results of operations, and financial condition.

•	Risks Related to Our RAP and ORP Businesses and Products
	o	Interruptions in the supply of our RAP products or inventory loss may adversely affect our business, results of operations, and financial condition.
	o	Increased prices for, or unavailability of, raw materials used in our RAP products could adversely affect our business, results of operations, and financial condition.
o

Because we depend on a limited group of suppliers and manufacturers for our RAP products we may incur significant product development costs or experience material delivery delays if we lose any significant supplier, which could materially impact sales of our products.

	o	Disruption of our manufacturing vendors for our RAP supplements could adversely affect our business, financial condition and results of operations.
o

We intend to develop relationships with independent sales distributors in order to generate revenue from the sale of our ORP products and our inability to do so may prevent us from increasing sales. The failure to develop such relationships, or, to the extent we do enter into contracts with distributors, the impairment or termination of such relationships with independent distributors, whom we do not control, could materially and adversely affect our ability to generate revenues and profits.

o

If we are unable to obtain necessary licenses or sublicenses on commercially reasonable terms, including from BSL Co. Ltd to market or sell Adinizer, a core component of our Skin Regeneration Kit, our business and financial condition could be adversely affected in the future.

	o	Expanded Access Programs may not lead to regulatory approval or commercial success.
o

To be commercially successful, we must directly or indirectly through distributors convince physicians that our ORP products are more favorable alternatives to existing treatments and that our ORP products should be used in their procedures.

	o	We are in a highly competitive and evolving field and face competition from well-established medical device manufacturers, and biotherapeutic companies, as well as new market entrants.
o

Technological change could make our ORP products to less competitive and, if we do not enhance our product offerings through our research and development efforts or business development and inorganic activities, we may be unable to compete effectively.

o

Our ability to generate revenues from ORP business depends on adequate reimbursement from public and private insurers and health systems, and changes to the ways in which our products are reimbursed in various sites of service could adversely impact our financial results.

•	Risks Related to Legal and Regulatory Compliance Matters
	o	Failure to comply with the Foreign Corrupt Practices Act (FCPA), economic and trade sanctions regulations, and similar laws could result in significant penalties and other adverse consequences.
	o	If a breach of our measures protecting personal data covered by HIPAA, the HITECH Act, or the CCPA occurs, we may incur significant liabilities.
o

The FDA may require that ROKIT Healthcare revise its labeling and marketing claims for our skin regeneration products, that we suspend sales of our products until FDA pre-market clearance or approval is obtained or that we perform additional U.S. trials regarding the trials that were performed or will be performed outside the U.S., which could adversely affect our business, results of operations, and financial condition.

	o	Maintaining the necessary regulatory approvals for certain of our products or potential products could be expensive and time consuming.
	o	We may be subject to fines, penalties, injunctions and other sanctions if we are deemed to be promoting the use of our products for unapproved, or off-label, uses.
o

We must comply with various federal and state anti-kickback, self-referral, false claims and similar laws, any breach of which could cause an adverse effect on our business, results of operations and financial condition.

	o	Our results of operations may be adversely affected by current and potential future healthcare reforms.
	o	We may fail to obtain or maintain foreign regulatory approvals in order for us to market our products in other countries.

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•	Risks Related to Our Intellectual Property
o

We depend on intellectual property licensed from related party ROKIT Healthcare pursuant to the License Agreement, the termination of which would result in the loss of significant rights, which would materially harm our business, financial condition and results of operations.

o

A material breach or default under our License Agreement with ROKIT Healthcare gives the licensor party to such agreement the right to terminate the License Agreement, which termination would materially harm our business.

o

Our ability to protect our owned and licensed intellectual property and proprietary technology through patents and other means is uncertain and may be inadequate, which could have an adverse effect on our business, results of operations and financial condition.

o

We may become subject to claims of infringement of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives, and subject us to substantial monetary damages.

o

If the scope of any patent protection our licensor obtains is not sufficiently broad, or if our licensor loses any of the patent protection we license, our ability to prevent our competitors from commercializing similar or identical products would be adversely affected.

	o	Intellectual property rights do not necessarily address all potential threats to our competitive advantage.
o

Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties. Claims by third parties that we infringe their proprietary rights may result in liability for damages or prevent or delay our developmental and commercialization efforts.

	o	Patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.
	o	We may not be able to protect our intellectual property rights throughout the American countries.
•	Risks Related to Our Financial Statements, Internal Controls and Related Matters
	o	Changes in, or interpretation of, tax rules and regulations may impact our effective tax rate and future profitability.
	o	If we fail to maintain adequate internal control over financial reporting in the future, this could adversely affect our business, financial condition and operating results.
•	Risks Related to Work Force and Managing Our Growth and Expansion
o

We will depend on our senior leadership team and key personnel and may not be able to retain or replace these personnel or recruit additional qualified personnel, including future employees, which would harm our business, results of operations and financial condition.

o

If we are unable to maintain our current sales or marketing capabilities or enter into substitute agreements with third parties to sell or market our products, we may not be able to successfully sell or market our products that obtain regulatory approval.

	o	Our success is highly dependent on our ability to attract and retain highly skilled executive officers and other key personnel, including future employees.
	o	In order to successfully implement our plans and strategies, we will need to grow the size of our organization, and we may experience difficulties in managing this growth.
	o	Our operations outside the U.S. will expose us to risks associated with international sales and operations.
•	Risks Related to this Offering and the Ownership of our Common Stock
	o	Our common stock currently has no public market. An active trading market may not develop or continue to be liquid and the market price of shares of our common stock may be volatile.
o

You may experience dilution from future issuances of preferred stock or additional common stock in connection with our incentive plans, acquisitions or otherwise; future sales of such shares in the public market, or the expectations that such sales may occur, could lower our stock price.

o

ROKIT Healthcare controls the direction of our business, and the concentrated ownership of our stock following the closing of this offering will prevent you and other stockholders from influencing significant decisions.

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Implications of being an emerging growth company and a smaller reporting company

We are an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended (the Securities Act), as modified by the Jumpstart Our Business Startups Act of 2012 (the JOBS Act), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including relief from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the Sarbanes-Oxley Act), on the effectiveness of our internal controls over financial reporting, less extensive disclosure obligations regarding executive compensation in our registration statements, periodic reports and proxy statements, exemptions from the requirements to hold a nonbinding advisory vote on executive compensation, and exemptions from stockholder approval of any golden parachute payments not previously approved. We may also elect to take advantage of other reduced reporting requirements in future filings. As a result, our stockholders may not have access to certain information that they may deem important and the information that we provide to our stockholders may be different than, and not comparable to, information presented by other public reporting companies. In particular, in this prospectus, we have provided only two years of audited financial statements and have not included all of the executive compensation-related information that would be required if we were not an emerging growth company. We could remain an emerging growth company until the earlier of (i) the last day of the year following the fifth anniversary of the completion of this offering, (ii) the last day of the year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the Exchange Act), which would occur if the market value of our common stock and non-voting common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

In addition, the JOBS Act also provides that an emerging growth company may take advantage of the extended transition period provided in the Securities Act for complying with new or revised accounting standards. An emerging growth company may therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, as a result, will not be subject to the same implementation timing for new or revised accounting standards as are required of other public companies that are not emerging growth companies, which may make comparison of our financial information to those of other public companies more difficult. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies.

We are also a “smaller reporting company,” meaning that the market value of our common stock held by non-affiliates is less than $700.0 million and our annual revenue is less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our common stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not applicable to a smaller reporting company.

Corporate Information

We were incorporated in Delaware on July 3, 2019. Our principal executive offices are located at 3435 Wilshire Blvd, Suite 2925, Los Angeles, California 90010. Our telephone number is (678) 861-0046 and our website address is www.rokitamerica.com. Information contained on or that can be accessed through our website is neither a part of, nor incorporated by reference into, this prospectus, and you should not consider information on our website to be part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

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THE OFFERING

Common stock offered by us	2,631,579 shares

Underwriters’ over-allotment option of common stock offered by us	394,737 shares

Common stock to be outstanding immediately after this offering	27,631,679 shares (or 28,026,416 shares, if the underwriters exercise their over-allotment option in full).

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $21.9 million (or approximately $25.4 million if the underwriters exercise their over-allotment option in full), based upon the assumed initial public offering price of $9.50 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purposes of this offering are to increase our capitalization and financial flexibility, create a public market for our common stock and thereby enable access to the public capital markets for us and our stockholders. We currently intend to use approximately 30% the net proceeds to us from this offering, together with our existing cash and cash equivalents, to fund sales and marketing activities for the skin regeneration platform. We also intend to allocate, together with our existing cash and cash equivalents, approximately 20% of the net proceeds from this offering to the cartilage regeneration platform and approximately 20% to the kidney regeneration platform. We also intend to use the remaining proceeds for general corporate purposes, including working capital, operating expenses, capital expenditures, and other general corporate purposes. The expected use of proceeds represents our current intentions based on our present plans and business conditions, and we cannot assure you that we will achieve the anticipated development milestones within the expected timeframes, or at all. See the section titled “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk factors

You should read the section titled “Risk Factors” and the other information included elsewhere in this prospectus for a discussion of some of the risks and uncertainties you should carefully consider before deciding to invest in our common stock.

Proposed Nasdaq symbol	“RKAM”

Underwriter’s Warrants

Upon the closing of this offering, we will issue to Maxim Group LLC (“Maxim”), as the representatives of the underwriters, warrants entitling the underwriters or their designees to purchase up to five percent (5%) of the aggregate number of shares of our common stock that we issue to investors in this offering. The warrants are exercisable for a five-year period from the commencement of sales of the common stock in this offering. The warrants will have an exercise price per share equal to 125% of the public offering price of our shares of common stock offered hereby. The warrants and the shares of common stock underlying the warrants are not being registered on the registration statement of which this prospectus forms a part. See the section titled “Underwriting — Underwriter’s Warrants.”

The number of shares of our common stock to be outstanding after this offering is based on 25,000,100 shares of our common stock outstanding as of the date of this prospectus and excludes:

•	2,500,000 shares reserved for issuance under our 2026 Omnibus Stock Incentive Plan; and

•	641,028 shares reserved for issuance pursuant to the Advisory Service Agreement.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to the following:

•

the filing and effectiveness of our amended and restated certificate of incorporation to be effective immediately prior to the completion of this offering, and the adoption of our amended and restated bylaws to be effective immediately prior to the completion of this offering; and

•	no exercise by the underwriters of their over-allotment option.

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SUMMARY FINANCIAL AND OTHER DATA

The summary financial and other data set forth below should be read together with our financial statements and the related notes to those statements, as well as the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus. The statements of operations data for the three months ended March 31, 2026 and 2025, have been derived from our unaudited condensed interim financial statements included elsewhere in this prospectus. The statements of operations data for the years ended December 31, 2025 and 2024, have been derived from our audited financial statements included elsewhere in this prospectus. Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Our historical results are not necessarily indicative of the results that may be expected in any future period.

	For the three months ended March 31,	For the years ended December 31,
	2026 (unaudited)	2025	2024
	(in thousands, except shares and per share data)
Statements of Operations Data:
Sales	$2,951	$7,430	$3,098
Cost of Goods Sold	678	2,352	1,076
Gross Profit	2,273	5,078	2,022
Operating expenses:
Selling, marketing and advertising expenses	$1,442	$2,100	$491
General and administrative expenses	214	757	624
Total operating expenses	1,656	2,857	1,115
Operating Profit	617	2,221	907
			-
Net income	$433	$1,586	$651
Net income per share, basic and diluted	$0.02	$0.06	$0.03
Weighted-average shares outstanding, basic and diluted	25,000,100	25,000,100	25,000,100

Statements of Cash Flows Data:
Net cash provided by (used in) operating activities	$61	$537	$(30)
Net cash provided by (used in) investing activities	$(26)	$-	$-
Net cash used in financing activities	$(10)	$(368)	$-

	As of March 31,	As of December 31,
	2026 (unaudited)	2025	2024
	(in thousands)	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$209	$184	$15
Total assets	$6,441	$5,611	$2,788
Total liabilities	$2,473	$2,076	$839
Total stockholder’s equity	$3,968	$3,535	$1,949

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risks and uncertainties, together with all of the other information contained in this prospectus, including our financial statements and related notes appearing elsewhere in this prospectus, before deciding whether to invest in our common stock. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which event you could lose all or part of your investment. The risks and uncertainties described below are not intended to be exhaustive and are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those described below.

Risks Related to Our Business

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control.

We are subject to the following factors, among others, that may negatively affect our operating results:

•	our ability to upgrade and develop our systems and infrastructure to accommodate growth;
•	our ability to attract and retain key personnel in a timely and cost-effective manner;
•	our ability to offer our RAP products using our existing sales and distribution networks;
•	our ability to market our RAP products through the support we receive from ROKIT Healthcare pursuant to that certain Support Agreement;
•	our ability to prevent or address material weaknesses in internal control over financial reporting;
•	the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations, and infrastructure;
•	changes in, or enactment of new laws or regulations promulgated by federal, state, local or international governments;
•	the announcement or introduction of new products by our competitors;
•	our inability to demonstrate that our products are cost-effective or superior to competing products;
•	cost containment initiatives or policies developed by government and commercial payers that create financial incentives not to use our products;
•	failure of government healthcare programs and private health plans to cover our ORP products or to timely and adequately reimburse end-users of our ORP products;
•	the rate of reimbursement by government and private insurers for use of our ORP products;
•	any change in Medicare payment policies which provides a competitive advantage to our competitor’s products over our ORP products;
•	any change in government healthcare programs’ and private health plans’ policies regarding sales and reimbursement of durable medical equipment (“DME”), including a prohibition on physician-owned DME supplier entities;
•	our ability to increase market adoption and commercialization of our RAP and ORP products, including recognition and adoption by the medical community of our ORP products;
•	our ability to maintain and protect our owned and licensed intellectual property and other proprietary information;
•	our ability to develop new products;
•	our success in establishing (for ORP) and maintaining and/or expanding (for RAP) our distribution networks, including reliable retail and e-commerce networks for our RAP products;
•	successful adoption by hospitals of the products in our ORP;
•	shifts in consumer health trends or the introduction of new nutraceutical products by our competitors or other companies;
•	discovery of product defects during the manufacturing process of our RAP products;
•	initiation of a government investigation into potential non-compliance with laws or regulations;
•	issuance of government advisory opinions or program bulletins that could negatively affect one or more of our sales models;
•	sanctions imposed by federal or state governments due to non-compliance with laws or regulations;
•	recall of one or more of our products by the FDA due to noncompliance with FDA requirements;
•	general economic conditions as well as economic conditions specific to the healthcare industry; and
•	the possibility that the FDA may require us to conduct additional clinical trials in the United States for products whose clinical trials were conducted outside the United States.

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If we do not successfully execute our priorities, our business, operating results and financial condition could be adversely affected.

Our priorities are to expand the adoption of our Reverse Aging Product (“RAP”) and to establish and scale the Organ Regeneration Platform (“ORP”) business. In addition, we intend to strengthen our presence in the health functional food sector, including dietary supplements such as NMN and other anti-aging products, by leveraging ROKIT Healthcare’s global distribution network. We also plan to maintain rigorous quality control standards across our product pipeline, secure the necessary regulatory approvals in key markets, and continue to advance the scientific and clinical validation of our platforms through collaborations, peer-reviewed publications, and clinical studies.

We have sought, primarily through this offering, and may continue to seek post-offering, capital to implement our priorities. In developing our priorities, we evaluated many factors including, without limitation, those related to developments in our industry, customer demand, competition, regulatory developments, and general economic conditions. Actual conditions may be different from our assumptions, and we may not be able to successfully execute our priorities. If we do not successfully execute our priorities, or if actual results vary significantly from our assumptions, our business, operating results and financial condition could be adversely impacted.

We continue to invest significant capital to maximize our sales and marketing infrastructure, and there can be no assurance that these efforts will result in significant increases in sales.

We are committed to maximizing our internal sales and marketing capabilities, including by optimizing our sales networks and increasing investments in advertising and promotional activities, including online and social media advertising to further support the marketing and sales of the products. As a result, we continue to invest in sales and marketing resources for our products to allow us to reach new customers and potentially increase sales. For RAP, we primarily use e-commerce based marketing channels, including, but not limited to, search and display advertising and social media influencer partnerships. We believe this strategy enables efficient customer acquisition and scalable market penetration without reliance on traditional retail distribution. Selling, marketing and advertising expenses for the three months ended March 31, 2026 and year ended December 31, 2025 were $1,442,627 and $2,100,147, respectively, and we expect these expenses to increase as we continue to expand our promotional activities in the future. These expenses impact our operating results, and there can be no assurance that we will continue to be successful in significantly increasing the sales of our products.

If we cannot successfully address quality issues that may arise with our products, our brand reputation could suffer, and our business, financial condition, and results of operations could be adversely impacted.

In the course of conducting our business, we must adequately address quality issues that may arise with our products, as well as defects in third-party components included in our products, as any quality issues or defects may negatively impact use of our products. Although we have established internal procedures to minimize risks that may arise from quality issues, we may not be able to eliminate or mitigate occurrences of these issues and associated liabilities. If the quality of our products does not meet the expectations of customers, then our brand reputation could suffer and our business could be adversely impacted. We must also ensure any promotional claims made for our products comport with government regulations. Moreover, as an importer and distributor, we are responsible for certain quality control and compliance obligations, which may be burdensome and expensive. Any quality control-related issues could result in increased costs and/or regulatory scrutiny that could adversely affect our business, financial condition or results of operation.

We face the risk of product liability claims and may not be able to obtain or maintain adequate product liability insurance.

Our business exposes us to the risk of product liability claims that are inherent in the manufacturing, processing and marketing of our products. We may be subject to such claims if our products cause, or appear to have caused, an injury. Claims may be made by patients, healthcare providers or other purchasers and resellers of our products. Product liability claims can be expensive to defend (regardless of merit), divert our management’s attention, result in substantial damage awards against us, harm our reputation, and generate adverse publicity, which could result in the withdrawal of, or reduced acceptance of, our products in the market.

Although we have product liability insurance that we believe is adequate, this insurance is subject to deductibles and coverage limitations, and we may not be able to maintain this insurance at an acceptable cost or on acceptable terms or be able to secure increased coverage (if needed), nor can we be sure that existing or future claims against us will be covered by our product liability insurance. Moreover, the existing coverage of our insurance or any rights of indemnification and contribution that we may have may not be sufficient to offset existing or future claims. If we are unable to maintain product liability insurance at an acceptable cost or on acceptable terms with adequate coverage or otherwise protect ourselves against potential product liability claims or we underestimate the amount of insurance we need, we could be exposed to significant liabilities, which may harm our business. A product liability claim or other claim with respect to uninsured liabilities or for amounts in excess of insured liabilities could result in significant costs and significant harm to our business. Even if a claim is not successful, defending such claim would be time-consuming and expensive, may damage our reputation in the marketplace, and would likely divert our management’s attention.

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We may implement a product recall or voluntary market withdrawal, which could significantly increase our costs, damage our reputation, disrupt our business and adversely affect our business, results of operations and financial condition.

The processing and marketing of our products involves an inherent risk that our products or processes may not meet applicable quality standards and requirements. In the event that one or more of our products experiences a failure to meet such standards and requirements, we may voluntarily implement a recall or market withdrawal or may be required to do so by a regulatory authority.

A recall or market withdrawal of one of our products could be costly and may divert management resources. A recall or withdrawal of one of our products, or a similar product processed by another entity, also could impair sales of our products as a result of confusion concerning the scope of the recall or withdrawal, or as a result of the damage to our reputation for quality and safety.

A cyberattack or significant disruptions of our or third party vendors information technology systems could adversely affect our business, results of operation and financial condition.

A cyberattack, a disruption in availability, or the unauthorized alteration of systems or data could adversely affect our business, results of operations and financial condition. We rely on technology for day-to-day operations as well as positioning to enhance our stance in the market. We generate intellectual property that is central to the future success of the business and transmit large amounts of confidential information. Additionally, we collect, store and transmit confidential information of customers, patients and third parties. We also have outsourced significant elements of our operations to third party vendors, including significant elements of our information technology infrastructure, and, as a result, we are managing many independent vendor relationships with third parties who may or could have access to our confidential information. The continually changing threat landscape of cybersecurity today makes our systems potentially vulnerable to service interruptions or to security breaches from inadvertent or intentional actions by our partners, and vendors, and from attacks by malicious third parties, including supply chain attacks originating at our third-party partners. Such attacks are of ever-increasing levels of sophistication. Attacks are made by individuals or groups that have varying levels of expertise, some of which are technologically advanced and well-funded including, without limitation, nation states, organized criminal groups and hacktivists organizations.

To ensure protection of our information, we have closely monitored cybersecurity and have implemented processes and procedural controls to maintain the confidentiality and integrity of such information. We measure these controls and their success through a cybersecurity framework that is based on industry standards. While we have closely monitored the protection of our data and technology, there can be no guarantees that our efforts will prevent all service interruptions or security breaches. Any such interruption or breach of our systems could adversely affect our business operations and result in the loss of critical or sensitive confidential information or intellectual property, and could result in financial, legal and reputational harm to our business, including legal claims and proceedings, liability under laws that protect the privacy of personal information, government enforcement actions and regulatory penalties, as well as remediation costs. Also, we plan to purchase cyber liability insurance. However, this insurance may not be sufficient to cover the financial, legal or reputational losses that may result from an interruption or breach of our systems.

We engage in transactions with our parent company, ROKIT Healthcare, a related party, and such transactions present possible conflicts of interest that could have an adverse effect on our business, results of operations, and financial condition.

Currently, we have entered into the following material agreements with ROKIT Healthcare:

•	that certain Intellectual Property License Agreement, dated August 27, 2025, by and between the Company and ROKIT Healthcare for the right to use certain intellectual property required to conduct the ORP Business;

•

that certain Service Sharing and Support Agreement dated January 2, 2023 by and among the Company and ROKIT Healthcare (the “Support Agreement”), pursuant to which ROKIT Healthcare provides the Company with financial, legal, human resources, sales and marketing management services for an agreed upon rate depending on the service, which is invoiced monthly to the Company from ROKIT Healthcare; pursuant to the Support Agreement, certain shared personnel, including members of executive management, are contractually required to devote between approximately 40% and 100% of their working time to the Company’s business; and

•	that certain Payment Service Supply Agreement with ROKIT Healthcare (the “Payment Service Supply Agreement) dated February 28, 2020, setting forth the fundamental terms and conditions under which ROKIT Healthcare provides payment and overseas remittance services in connection with its purchase of good on behalf of consumers from the Company.

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We currently have no full-time employees, and certain of our executive officers also serve in various capacities for ROKIT Healthcare. As a result, these executive officers may have competing demands on their time and potential conflicts of interest in allocating their efforts between our business and the business of ROKIT Healthcare. The Company seeks to address these potential conflicts through the Support Agreement, which specifies expected time commitments, and through the fiduciary duties owed by its officers and directors to the Company. However, there can be no assurance that these measures will fully resolve any conflicts of interest that may arise.

The Board retains oversight matters relating to the Company’s U.S. operations and strategic direction notwithstanding such shared service arrangements. The following executive officers simultaneously hold positions with ROKIT Healthcare:

•	Seok Hwan You (Chief Executive Officer of the Company; Chief Executive Officer of ROKIT Healthcare);

•	Seong Mo Jee (Chief Strategy Officer of the Company; President of ROKIT Healthcare, in charge of business development for Skin Regeneration Platform);

•	Min Gu Lee (Chief Medical Officer of the Company; President of ROKIT Healthcare, in charge of business development for Reverse Aging Products);

•	Won Kyung Choi (Chief Technology Officer of the Company; Vice President of ROKIT Healthcare, in charge of business development of Kidney Regeneration Platform);

•	Woo Young Kim (Chief Operating Officer of the Company; Member of the Financial Department of ROKIT Healthcare); and

•	Min Kyoung Choi (Chief Legal Officer of the Company; Chief Legal Officer of ROKIT Healthcare).

Each of the foregoing individuals is employed by ROKIT Healthcare and provides services to the Company pursuant to the Support Agreement. Pursuant to the Support Agreement, certain shared personnel, including members of executive management, are contractually required to devote between approximately 40% and 100% of their working time to the Company’s business depending on role and operational needs, with the remainder of their time devoted to ROKIT Healthcare and its affiliates. Currently, each of the executive officers listed above devotes a substantial portion of his or her professional time to the Company’s business, and the Company expects that, following this offering, a majority of their professional time will continue to be devoted to the Company. The allocation of services may vary based on commercialization stage, regulatory activities and corporate initiatives, and is periodically reviewed by the Board.

We may enter into other contracts between us, on the one hand, and ROKIT Healthcare or other related parties, on the other, that are not as a result of arm’s-length transactions. Our executive officers and directors that hold positions of responsibility with related parties may be aware of certain business opportunities that are appropriate for presentation to us as well as to such other related parties and may present such business opportunities to such other parties. Our executive officers and directors that hold positions of responsibility with related parties may have significant duties with, and spend significant time serving, other entities and may have conflicts of interest in allocating time. Thus, related party transactions create the possibility of conflicts of interest with regards to our management. Such conflicts could cause an executive officer or a director to seek to advance his, her or its economic interests or the economic interests of certain related parties above ours. Conversely, we may not be able to enter into transactions with third parties on terms as favorable as the terms of existing transactions with related parties. Further, the appearance of conflicts of interest created by related party transactions could impair the confidence of our investors. It is possible that a conflict of interest could have a material adverse effect on our business, results of operations, and financial condition. Any business opportunities presented to shared officers are expected to be allocated in accordance with their fiduciary duties to the Company, and transactions involving ROKIT Healthcare or its affiliates are subject to review by disinterested directors. The Support Agreement also establishes cost allocation and reimbursement procedures for shared personnel services between the Company and ROKIT Healthcare.

We may not be able to generate sufficient cash flows or raise the additional capital necessary to fund our operations.

As of March 31, 2026 and December 31, 2025, we had cash and cash equivalents of $208,607 and $183,690, respectively, accounts receivable from non-related parties, net of allowances for expected credit losses, of $4,680,893 and $4,140,068, respectively, and accounts receivable from related parties, net of allowances for expected credit losses, of $300,315 and $75,859, respectively. For the three months ended March 31, 2026 and the year ended December 31, 2025, our operating profit was $616,680 and $2,221,168, respectively, and the net cash provided by operating activities was $60,917 and $537,068, respectively. To date, we have financed our operations principally through cash received from RAP operations.

Our future capital requirements will depend on many factors, including our growth rate, the timing and extent of our sales and marketing efforts, our ability to attract and retain customers and their willingness and ability to pay for our products, and any investments we may choose to pursue in the future. We cannot assure you that our business will generate sufficient cash flow to fund our operations or other liquidity needs. We may need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. Our ability to obtain financing will depend on a number of factors, including:

•	general economic and capital market conditions;
•	public perception regarding safety of large-scale events;
•	the availability of credit from banks or other lenders;
•	investor confidence in us; and
•	our results of operations.

If we raise additional equity financing, our security holders may experience significant dilution of their ownership interests, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. If we need additional capital and cannot raise it on acceptable terms, if at all, we may not be able to, among other things, continue to invest in our products, technology development and marketing efforts, or respond to competitive pressures or unanticipated working capital requirements. Our inability to do any of the foregoing could reduce our ability to compete successfully and could have an adverse effect on our business.

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Risks Related to Our RAP and ORP Businesses and Products

Interruptions in the supply of our RAP products or inventory loss may adversely affect our business, results of operations, and financial condition.

Our RAP products are manufactured in accordance with quality control standards, and stable sourcing of raw materials and consistent production processes are critical. Disruptions in raw material supply, unforeseen variables in the manufacturing process, or deficiencies in storage and logistics management could affect the availability of our products.

In addition to ongoing production risks, process deviations or unanticipated effects of approved process changes may result in non-compliance with regulatory requirements including stability requirements or specifications. Most of our RAP products must be stored and transported within a specified temperature range. For example, if environmental conditions deviate from that range, our products’ remaining shelf-lives could be impaired making them unsuitable for use. These deviations may go undetected. The occurrence of actual or suspected production and distribution problems can lead to lost inventories, and recalls, with consequential reputational damage and the risk of product liability. The investigation and remediation of any identified problems can cause production delays and result in a loss of our market share and negatively affect our revenues and operations.

Increased prices for, or unavailability of, raw materials used in our RAP products could adversely affect our business, results of operations, and financial condition.

Our profitability is in part affected by the prices of the raw materials used in the manufacture of our RAP products. These prices may fluctuate based on a number of factors beyond our control, including changes in supply and demand, general economic conditions, labor costs, fuel-related delivery costs, competition, import duties, excises and other indirect taxes, currency exchange rates, and government regulations. Due to the highly competitive nature of the healthcare industry and the cost containment efforts of our customers and third-party payers, we may be unable to pass along cost increases for key components or raw materials through higher prices to our customers. If the cost of key components or raw materials increases, and we are unable fully to recover these increased costs through price increases or offset these increases through other cost reductions, we could experience lower margins and profitability. Significant increases in the prices of raw materials, due to inflation or otherwise, that cannot be recovered through productivity gains, price increases or other methods could adversely affect our business, results of operations, and financial condition.

Because we depend on a limited group of suppliers and manufacturers for our ORP and RAP products, we may incur significant product development costs or experience material delivery delays if we lose any significant supplier, which could materially impact sales of our products.

We obtain some of the components for our RAP products from a limited group of suppliers. Moreover, ROKIT Healthcare is currently our sole supplier for products related to the ORP. The suppliers of our RAP products must be able to provide us with these components in substantial quantities, in compliance with regulatory requirements, in accordance with agreed-upon specifications, at acceptable costs, and on a timely basis. Our efforts to maintain a continuity of supply may not be successful. Manufacturing disruptions experienced by our suppliers may jeopardize our supply of these components. Due to the stringent regulations and requirements of the FDA regarding the manufacture of our RAP products, we may not be able to quickly establish additional or replacement sources for certain components or materials. A change in suppliers could require significant time, effort and/or investment. To the extent we lose a supplier of RAP products which cannot be replaced within 2-3 months, such reduction or interruption in manufacturing, or an inability to secure alternative sources of raw materials or components, could have a material adverse effect on our business, results of operations, and financial condition. Additionally, any operational, regulatory, manufacturing or financial issues affecting ROKIT Healthcare’s ability to supply products related to the ORP could have an adverse effect on our business, results of operations and financial condition.

In addition, one or more of our suppliers may refuse to extend us credit with respect to our purchasing or leasing equipment, supplies, products, or components, or may only agree to extend us credit on significantly less favorable terms or subject to more onerous conditions. This could significantly disrupt our ability to purchase or lease required equipment, supplies, products and components in a cost-effective and timely manner and could have a material adverse effect on our business, results of operations, and financial condition. Any casualty, natural disaster, other disruption of any of our sole-source suppliers’ operations, or any unexpected loss of any existing exclusive supply contract, could have a material adverse effect on our business, results of operations, and financial condition.

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Disruption of our manufacturing vendors for our RAP supplements could adversely affect our business, financial condition and results of operations.

Our business depends upon the continued operation of our manufacturing vendors for our RAP in Salt Lake City, Utah, Oakdale, California, and Ontario, California where our vendors are located. Risks that could impact our ability to use these vendors include the occurrence of natural and other disasters, the outbreak of pandemics, and the need to comply with the requirements of directives from government agencies, including the FDA. Either of our manufacturing vendors can serve as a redundant processing facility for most of our products in the event the other manufacturing vendors experience a disaster event. However, if our manufacturing vendors were to become unavailable, this could have a material adverse effect on our business, financial condition and results of operations during the period of such unavailability.

The effects of macroeconomic conditions and geopolitical events, such as economic downturns and market conditions beyond our control, have had, and could in the future have, an adverse impact on our business, financial condition and results of operations.

Our business depends on the overall demand for our products and on the economic health of our RAP customers. Economic downturns or unstable market conditions, such as those potentially created by high price inflation, increasing interest rates, the imposition by the U.S. Government of tariffs and other trade barriers, as well as any retaliation by trade partners, health pandemics or geopolitical instability may cause our customers to decrease their budgets, which could reduce spend though our RAP and adversely affect our business, results of operations, and financial condition. As we expand our business, economic downturns or unstable market conditions in any of the markets in which we operate could result in lower yielding the returns than we anticipate. Additionally, actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have recently and may in the future lead to market-wide liquidity problems, which could also lead customers to decrease their budgets and/or reduce their spend though our RAP. This uncertainty regarding liquidity concerns in the financial services industry and other negative macroeconomic conditions and geopolitical events could adversely impact our business, our customers, or industry as a whole in ways that we cannot predict at this time.

We intend to develop relationships with independent sales distributors in order to generate revenue from the sale of our ORP products and our inability to do so may prevent us from increasing sales. The failure to develop such relationships, or, to the extent we do enter into contracts with distributors, the impairment or termination of such relationships with independent distributors, whom we do not control, could materially and adversely affect our ability to generate revenues and profits.

We expect to derive a significant portion of our revenues through our relationships with independent distributors, most likely on a country-by-country basis within the Americas. The failure to negotiate agreements that would create such relationships, or to the extent we do execute such agreements, the impairment or termination of such relationships for any reason could materially and adversely affect our ability to generate revenues and profits. Because the independent distributors often control the customer relationships within its territory, there is a risk that if our relationship with the independent distributors ends, our relationship with the customer will be lost. Also, because we do not control an independent distributors’ field sales agents, there is a risk we will be unable to ensure that our sales processes, regulatory compliance, and other priorities will be consistently communicated and executed by the distributor. If we fail to maintain relationships with our key independent sales agencies, or fail to ensure that our independent sales agencies adhere to our sales processes, regulatory compliance, and other priorities, this could have an adverse effect on our business, results of operations, and financial condition. We may have liability for the actions of independent sales agencies in marketing our products and our lack of control over their activities impedes our ability to prevent, detect or address such non-compliance.

We intend to develop relationships and arrangements with independent distributors in order to generate sales with respect to our ORP products. However, we may fail to develop such relationships, in which case we may not be able to increase our sales. Our success is partially dependent upon our ability to retain and motivate our independent sales partners and their representatives to sell our products in certain territories. They may not be successful in implementing our marketing plans. Our independent sales agencies may terminate their contracts with us, may devote insufficient sales efforts to our products, or may focus their sales efforts on other products that produce greater commissions for them, which could have an adverse effect on our business, results of operations, and financial condition. We also may not be able to find alternative independent sales agencies who will agree to market and/or distribute those products on commercially reasonable terms, if at all. If we are unable to establish independent distributors relationships on commercially acceptable terms, our business, results of operations, and financial condition could be materially and adversely affected. In addition, because we do not expect to control these independent sales agencies as closely as our future employees, while we may take steps to mitigate the risks associated with noncompliance by independent sales agencies, there remains a risk they may not comply with regulatory requirements or our requirements or our policies which could also adversely affect our business.

If we are unable to obtain necessary licenses or sublicenses on commercially reasonable terms, including from BSL Co. Ltd to market or sell Adinizer, a core component of our Skin Regeneration Kit, our business and financial condition could be adversely affected in the future.

We rely on the licensed patented or proprietary technology of ROKIT Healthcare to be able to commercialize the products in our ORP. Adinizer, a core component of our Skin Regeneration Kit, is manufactured by BSL Co., Ltd. (“BSL”), an FDA-registered medical device establishment, and has received FDA clearance as a Class II medical device under the 510(k) pathway. Adinizer is supplied to ROKIT Healthcare by BSL, and ROKIT America obtains such product through ROKIT Healthcare in the ordinary course of business and then distributes it without any functional modifications. Although the current supply arrangement is operating as expected, any future disruption, modification, or termination of this arrangement could delay commercialization of the Skin Regeneration Platform in the Americas and adversely affect our business or financial condition.

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In the course of our business, third parties, including ROKIT Healthcare, may hold intellectual property, including patent rights, that we determine are important or necessary to the development of our technology and products in our ORP. In addition, it may be necessary for us to use the patented or proprietary technology of one or more third parties to commercialize our current and future products in our ORP. If we determine to license or acquire such important third-party intellectual property rights and we are unable to acquire such intellectual property outright, or obtain licenses to such intellectual property from such third parties when needed or on commercially reasonable terms, our ability to commercialize our products in our ORP at such time would likely be delayed or we may have to abandon development of that product or program altogether and our business and financial condition could suffer.

Moreover, if we in-license additional technologies or products in the future, we might become dependent on proprietary rights from third parties with respect to those technologies or products. Any termination of such licenses could result in the loss of significant rights and would cause material adverse harm to our ability to develop and commercialize any product subject to such licenses.

Disputes may also arise between us and any future licensors regarding intellectual property subject to a license agreement. If disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected product(s).

The risks described elsewhere pertaining to our intellectual property rights also apply to the intellectual property rights that we may determine to in-license, and any failure by us or any future licensors to obtain, maintain, defend and enforce such rights could have an adverse effect on our business. In some cases we may not have control over the prosecution, maintenance or enforcement of the patents that we determine to license, and may not have sufficient ability to provide input into the patent prosecution, maintenance and defense process with respect to such patents, and potential future licensors may fail to take the steps that we believe are necessary or desirable in order to obtain, maintain, defend and enforce the licensed patents.

Expanded Access Programs may not lead to regulatory approval or commercial success.

While expanded access under the EAP may allow compassionate patient use, generate supplemental safety and performance data, and raise awareness among clinicians, the program presents important limitations and risks.

•	Not a substitute for FDA approval. Products provided under EAP remain investigational and may not be marketed or sold commercially.
•	Limited scope. The EAP applies only to narrowly defined patient groups, requires FDA authorization, Institutional Review Board oversight, manufacturer approval, and patient consent, and therefore may have restricted reach.
•

Uncertain regulatory impact. Data collected through EAP may not be sufficient to support regulatory submissions, and the FDA is not obligated to accept such data as evidence of safety or effectiveness.

•	No assurance of competitive benefit. Exposure through EAP does not guarantee future regulatory approval, market adoption, or commercial advantage.

We have not yet formally engaged with the FDA’s EAP as of the date hereof. To the extent the Company pursues the FDA’s EAP, the products provided under such EAP will remain investigational and may not be marketed or sold commercially prior to their respective approval.

To be commercially successful with our ORP business, we must directly or indirectly through distributors convince physicians that our ORP products are more favorable alternatives to existing treatments and that our ORP products should be used in their procedures.

We believe physicians will only adopt our ORP products if they determine, based on experience, clinical data and published peer-reviewed journal articles, that the use of our products in a particular procedure is a favorable alternative to conventional methods. We believe physicians may be hesitant to change their existing medical treatment practices for the following reasons, among others:

•

their lack of experience with advanced therapeutics, such as our ORP, which utilizes autologous tissue combined with AI-driven design and 3D bioprinting technology to enable remote, patient-specific treatments;

•

lack of evidence supporting additional patient benefits of advanced therapeutics, such as our ORP integrating autologous tissue, AI, and 3D bioprinting for personalized care, over conventional methods in certain therapeutic applications;

•	perceived liability risks generally associated with the use of new products and procedures;

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•	limited availability of reimbursement from third-party payers;
•	more favorable reimbursement for other market-available products; and
•	the time that must be dedicated to physician training in the use of our products.

We also believe physicians are more interested in using cost-effective products and may practice in settings like Accountable Care Organizations, or ACOs, or Medical Homes, where they face considerable cost-containment pressure. In general, physicians may be slow to change their medical treatment practices and use of our products for many reasons, including but not limited to: their lack of experience using our products; pressure to contain costs; preference for other treatment modalities or our competitors’ products; perceived liability risks generally associated with the use of new products and procedures; limited availability of coverage and/or reimbursement from third-party payers; and the time that must be dedicated to training.

We believe recommendations for, and support of our products by, influential physicians are essential for market acceptance and adoption. If we do not receive this support (e.g., because we are unable to demonstrate favorable long-term clinical data), physicians and hospitals may not use our products, which would significantly reduce our ability to achieve expected revenue and would prevent us from sustaining profitability.

We are in a highly competitive and evolving field and face competition from well-established medical device manufacturers, and biotherapeutic companies, as well as new market entrants.

Our ORP business is in a very competitive and evolving field. Competition from other medical device companies, and biotherapeutic companies, and from research and academic institutions, is intense, expected to increase and subject to rapid change and could be significantly affected by new product introductions as well as changes in reimbursement that could favor certain products and competitors over others. Established competitors and newer market entrants are investing in additional clinical research that may allow them to gain further clinician usage, adoption and payer coverage of their products. In addition, consolidation and cost containment measures in the healthcare industry may cause hospitals to consolidate their purchases with suppliers that have a broad portfolio of products. This would continue to give rise to demands for price concessions, which could have an adverse effect on our business, results of operations and financial condition. Further, competitors may introduce placental-based membrane products in the future at lower prices, adding new features or gaining additional reimbursement coverage, or utilize sales and marketing practices that negatively impact the industry. Further, they may copy our products outside the United States. The presence of this competition may lead to pricing pressure, which could have an adverse effect on our business, results of operations and financial condition.

Technological change could make our ORP products less competitive and, if we do not enhance our product offerings through our research and development efforts or business development and inorganic activities, we may be unable to compete effectively.

The technologies underlying our products are subject to rapid technological change. Competition intensifies as technical advances in each field are made and become more widely known. Others may develop services, products or processes with significant advantages over the products, services and processes that we offer or are seeking to develop. Any such occurrence could have an adverse effect on our business, results of operations and financial condition.

We plan to enhance and broaden our product offerings as part of a strategy that involves responding to changing customer demands and competitive pressure and technologies, among other factors. The success of any new product offering or enhancement to an existing product will depend on numerous factors, including our ability to:

•	properly identify and anticipate physician and patient needs with respect to our ORP products;
•	develop and introduce new products or product enhancements in a timely manner;
•	adequately protect our owned and licensed intellectual property and avoid infringing upon the intellectual property rights of third parties;
•	demonstrate the safety and efficacy of new products, including through the conduct of additional clinical trials by ROKIT Healthcare of new ORP products and platforms;
•	obtain the necessary regulatory clearances or approvals for new products or product enhancements;
•	ensure end-users obtain adequate insurance coverage and reimbursement for our ORP products; and
•	compete successfully against other skin substitutes and other modalities for treating wounds such as negative-pressure wound therapy and hyperbaric oxygen with respect to our skin regeneration ORP products.

If we do not develop and, when necessary, ensure clearance of all regulatory approvals for new products or product enhancements in time to meet market demand, or if there is insufficient demand for these products or enhancements, our results of operations and financial condition will suffer. Our research and development efforts may require a substantial investment of time and resources, including additional capital, before we are adequately able to determine the commercial viability of a new product, technology, material or other innovation. In addition, even if we are able to successfully develop enhancements or new generations of our products, these enhancements or new generations of products may not produce sales in excess of the costs of development, or they may never receive required regulatory approval and they may be quickly rendered obsolete by changing customer preferences or the introduction by our competitors of products embodying new technologies or features.

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Our ability to generate revenues from ORP business depends on adequate reimbursement from public and private insurers and health systems, and changes to the ways in which our products are reimbursed in various sites of service could adversely impact our financial results.

Our success of ORP business depends on the extent to which end-users of our products receive adequate reimbursement for the costs of our products and related treatments from third-party payers, including government healthcare programs, such as Medicare and Medicaid, as well as private insurers and health systems. Government and other third-party payers attempt to contain healthcare costs by limiting both coverage and the level of reimbursement of medical products, particularly new products. Therefore, significant uncertainty may exist as to the reimbursement status of new healthcare products by third-party payers. Although our product offerings with respect to our skin regeneration platform have coverage with some payers, a significant number of public and private insurers currently do not cover or reimburse our other products.

The reimbursement landscape for our products varies depending upon the site in which the products are administered. If ROKIT Healthcare is not successful in obtaining adequate coverage and reimbursement for our ORP products from these third-party payers in one or more of the sites of service where our products are used, it could have an adverse effect on market acceptance of our products. Inadequate reimbursement levels would likely also create downward price pressure on our products. Even if ROKIT Healthcare does succeed in obtaining widespread coverage and reimbursement rates or policies for our products, future changes in coverage or reimbursement rates or policies could have a negative impact on our business, financial condition and results of operations.

Changes in the coverage and reimbursement environment as described above could result in declines in our revenue that would adversely affect our business, financial condition and results of operation.

The formation of physician-owned distributorships (“PODs”) could result in increased pricing pressure on our products or harm our ability to sell our products to physicians who own or are affiliated with those distributorships.

PODs are medical product distributors that are owned, directly or indirectly, by physicians. These physicians derive a proportion of their revenue from selling or arranging for the sale of medical products for use in procedures they perform on their own patients at hospitals that agree to purchase from or through the POD, or that otherwise furnish ordering physicians with income that is based directly or indirectly on those orders of medical products. The Office of Inspector General (“OIG”) of the Department of Health & Human Services has issued a Special Fraud Alert on PODs, indicating that they are inherently suspect under the federal Anti-Kickback Statute.

Our commercial strategy emphasizes selling directly to healthcare providers and, to a limited extent, through distributors. To our knowledge, we do not directly sell to or distribute any of our products through PODs. The number and strength of PODs in the industry may continue to grow as economic pressures increase throughout the industry and hospitals, insurers and physicians search for ways to reduce costs, and, in the case of the physicians, identify additional sources to increase their incomes. These companies and the physicians who own, or partially own, PODs may have significant market knowledge, access to and influence on the physicians who use our products and the hospitals that purchase our products, and we may not be able to compete effectively for business from physicians who own PODs.

Risks Related to Legal and Regulatory Compliance Matters

Failure to comply with the Foreign Corrupt Practices Act (FCPA), economic and trade sanctions regulations, and similar laws could result in significant penalties and other adverse consequences.

We are subject to a range of U.S. and international laws, including, but not limited to, anti-corruption statutes, trade controls, economic sanctions, privacy regulations, and other related legal requirements. Non-compliance with any of these applicable laws could expose us to civil, criminal, and administrative penalties, and may also damage our reputation, which could have a negative impact on our business, financial condition and results of operations.

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If a breach of our measures protecting personal data covered by HIPAA, the HITECH Act, or the CCPA occurs, we may incur significant liabilities.

The Health Insurance Portability and Accountability Act of 1996, or HIPAA, as amended by the HITECH Act, and the regulations that have been issued under it, impose certain obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of protected health information. The requirements and restrictions apply to "covered entities" (which include health care providers and insurers) as well as to their business associates that receive protected health information from them in order to provide services to or perform certain activities on their behalf. The statute and regulations also impose notification obligations on covered entities and their business associates in the event of a breach of the privacy or security of protected health information. We occasionally receive protected health information from our customers in the course of our business.

In addition, California has enacted the California Consumer Privacy Act (CCPA), which came into effect on January 1, 2020. Pursuant to the CCPA, certain businesses are required, among other things, to make certain enhanced disclosures related to California residents regarding the use or disclosure of their personal information, allow California residents to opt-out of certain uses and disclosures of their personal information without penalty, provide Californians with other choices related to personal data in our possession, and obtain opt-in consent before engaging in certain uses of personal information relating to Californians under the age of 16. The California Attorney General may seek substantial monetary penalties and injunctive relief in the event of our non-compliance with the CCPA. The CCPA also allows for private lawsuits from Californians in the event of certain data breaches. Aspects of the CCPA remain uncertain, and we may be required to make modifications to our policies or practices in order to comply. Aside from California, Texas and several other major states impose rigorous local medical privacy requirements.

It is possible the data protection laws may be interpreted and applied in a manner that is inconsistent with our practices. If so, this could result in government-imposed fines or orders requiring that we change our practices, which could adversely affect our business. In addition, these privacy regulations may differ from country to country and state to state, and may vary based on whether testing is performed in the United States or in the local country. Complying with these various laws and regulations could cause us to incur substantial costs or require us to change our business practices and compliance procedures in a manner adverse to our business. Further, compliance with data protection laws and regulations could require us to take on more onerous obligations in our contracts, restrict our ability to collect, use and disclose data, or in some cases, impact our ability to operate in certain jurisdictions. We can provide no assurance that we are or will remain in compliance with diverse privacy and security requirements in all of the jurisdictions in which we do business. If we fail to comply or are deemed to have failed to comply with applicable privacy protection laws and regulations such failure could result in government enforcement actions and create liability for us, which could include substantial civil and/or criminal penalties, as well as private litigation and/or adverse publicity that could negatively affect our operating results and business.

The FDA may require that ROKIT Healthcare revise its labeling and marketing claims for our skin regeneration products, that we suspend sales of our products until FDA pre-market clearance or approval is obtained, or that we perform additional U.S. trials related the trials that were performed or will be performed outside the U.S., which could adversely affect our business, results of operations, and financial condition.

Many of the products we intend to sell must comply with the FDA’s requirements with respect to applicable devices, including pre-market clearance or approval from the FDA. Obtaining FDA pre-market clearance or approval involves significant time.

The loss of our ability to market and sell products in our portfolio due to long clearance periods would have an adverse impact on our revenues, business, financial condition and results of operations.

Any future regulatory changes could also have adverse consequences for us and make it more difficult or expensive for us to conduct our business by requiring pre-market clearance or approval and compliance with additional post-market regulatory requirements with respect to those products. For example, the FDA may in the future impose conditions, such as labeling restrictions, and the requirement that a product be manufactured in compliance with CGMP, which would require significant additional time. Moreover, any adverse changes in the FDA’s position on the regulatory status of NMN or any other clinically relevant compound used in our RAP products could adversely affect our business, financial condition and results of operations. For example, our business, financial condition and results of operations would be adversely impacted if the FDA decided to reverse its recent decision concluding that NMN may be marketed as a dietary supplement and that it is not excluded from the definition of dietary supplement under the FDCA, which would prevent NMN from being sold as a dietary supplement in the U.S.

ROKIT Healthcare’s APLICOR 3D bioprinter, APLICOR 3D KIT, and AiD Regen software are classified as Class I medical devices and were listed with the FDA on August 28, 2020, February 15, 2022, and April 16, 2021 in connection with the FDA establishment registration of ROKIT Healthcare. These registrations demonstrate ROKIT Healthcare’s established entry into the U.S. regulatory framework across hardware, disposable kits, and software. Certain components underlying our ORP fall into a Class II FDA 510(k) classification. On March 11, 2021, the manufacturer of the Adinizer (BSL) received FDA 510(k) clearance confirming that the Adinizer is substantially equivalent to a legally marketed device and may be commercially distributed in the U.S. Collectively, these registrations and clearances provide ROKIT Healthcare with a multi-layered regulatory foundation to support commercialization of its ORP in the U.S. Even though ROKIT Healthcare has been granted regulatory clearance, there may be some limitations on the indicated uses of the products underlying our ORP, which may limit the potential customers for the products. If we are unable to comply with such limitations, or the uses of the products of our ORP are limited, our business, results of operations and financial condition would materially suffer.

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Maintaining the necessary regulatory approvals for certain of our products or potential products could be expensive and time consuming.

The process of obtaining regulatory clearances or approvals to market a biological product or medical device from the FDA or similar regulatory authorities outside of the U.S. may be time consuming for us, and such clearances or approvals may not be granted on a timely basis, or at all. Some of the future products and enhancements to our current products that we expect to develop or may acquire and market may require marketing clearance or approval from the FDA. However, clearance or approval may not be granted to ROKIT Healthcare with respect to any of our products or enhancements and further FDA review may add delays that could adversely affect our ability to market such products or enhancements.

The process of obtaining formal FDA clearance or approval, such as a 510(k) including clinical trial development and execution as well as manufacturing processes, requires the expenditure of substantial time, effort and financial resources of ROKIT Healthcare and may take years to complete, including costs incurred on top of those fees incurred as part of conducting various clinical studies. The fee for filing such submissions and program fees payable are substantial. The FDA may not grant approval on a timely basis, or at all, or we may decide not to pursue this pathway for certain products or indications, or need to conduct additional trials for a given indication. Additionally, the FDA may limit the indications for use or place other conditions on any approvals that could restrict the commercial application of the products. If we do receive approval, some types of changes to the approved product, such as adding new indications or doses, manufacturing changes and additional labeling claims, are subject to further testing requirements and FDA review and approval. Our revenues could be adversely affected if we fail to obtain approvals and clearances on a timely basis or at all, or if the FDA limited the indications for use or required other conditions that restrict the commercial application of our products.

Additionally, there are significant costs associated with clinical trials that can be difficult to accurately estimate. Clinical trials may not be successful or may return results that do not support approval. Moreover, the results of early clinical trials are not necessarily predictive of future results, and any product we advance into clinical trials may not have favorable results in later clinical trials. Our interpretation of data and results from our clinical trials does not ensure that we will achieve similar results in future clinical trials. In addition, clinical data are often susceptible to various interpretations and analyses, and many companies that have believed their products performed satisfactorily in earlier clinical trials or retrospective studies have nonetheless failed to replicate results in later clinical trials.

The FDA may require us to perform additional U.S trials regarding the trials that were performed or will be performed outside U.S.

Certain of our clinical trials have been conducted outside of the U.S. For example, clinical trials for our skin regeneration platform have been conducted in Korea, Malaysia, India, Türkiye and Japan, each under approval from the applicable institutional review boards of those respective jurisdictions. Since we have conducted clinical trails outside of U.S. and may in the future conduct further clinical trials outside of the United States, there is a risk that the FDA may require us to conduct additional clinical trials within the United States as a condition for regulatory approval. Although the FDA may accept data from non-U.S. clinical trials, such acceptance is subject to the FDA’s determination that the trials were conducted in accordance with applicable regulatory standards, including Good Clinical Practice requirements, and that the data are applicable to the U.S. patient population and medical practice. Differences in clinical trial design, patient populations, medical practices, standards of care, and regulatory oversight between the United States and other countries may limit the FDA’s acceptance of foreign clinical data. As a result, the FDA may determine that additional U.S.-based clinical studies are necessary to support safety and efficacy, which could result in increased development costs, delays in regulatory approval, or an inability to commercialize our products in the United States. There can be no assurance that the FDA will accept data from any non-U.S. clinical trials we conduct or that we will not be required to undertake additional or expanded clinical studies in the United States.

We may be subject to fines, penalties, injunctions and other sanctions if we are deemed to be promoting the use of our products for unapproved, or off-label, uses.

As a general rule, FDA regulations require that the promotion of pre-approved devices only be for FDA-approved indications. Generally, unless the products are approved by the FDA for alternative uses, the FDA contends that we may not make claims about the safety or effectiveness of our products, or promote them as safe or effective for uses other than those specifically approved by the FDA. Such limitations present a risk that the FDA or other federal or state law enforcement authorities could determine that the nature and scope of our sales, marketing and support activities, though designed to comply with all FDA requirements, constitute the promotion of our products for unapproved use in violation of the FDCA. We also face the risk that the FDA or other governmental authorities might pursue enforcement based on past activities that we have discontinued or changed, including sales activities, prior marketing materials, arrangements with institutions and doctors, educational and training programs and other activities.

Investigations concerning the promotion of unapproved product uses and related issues are typically expensive, disruptive and burdensome and generate negative publicity. If our promotional activities are found to be in violation of the law, we may face significant legal action, fines, penalties, and even criminal liability and may be required to substantially change our sales, promotion, grant and educational activities. There is also a possibility that we could be enjoined from selling some or all of our products for any unapproved use. In addition, as a result of an enforcement action against us or any of our executive officers, we could be excluded from participation in government healthcare programs such as Medicare and Medicaid.

There can be no assurance that we will not need to discontinue marketing a product and/or may be subject to fines, penalties, injunctions, and other sanctions if we are deemed to be promoting the use of our products for unapproved uses. Such regulatory penalties by the FDA could adversely affect our business and results of operations.

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We must comply with various federal and state anti-kickback, self-referral, false claims and similar laws, any breach of which could cause an adverse effect on our business, results of operations and financial condition.

Our relationships with physicians, hospitals and other healthcare providers are subject to various federal and state healthcare fraud and abuse laws. Healthcare fraud and abuse laws are complex and, in some instances, even minor or inadvertent violations can give rise to liability. Possible sanctions for violation of the healthcare fraud and abuse laws include, without limitation, monetary fines, civil and criminal penalties, exclusion from participating in the federal and state healthcare programs, including, without limitation, Medicare, Medicaid, the VA health programs and TRICARE (the healthcare program administered by or on behalf of the U.S. Department of Defense for uniformed service members, including both those in active duty and retirees, as well as their dependents), and forfeiture of amounts collected in violation of such prohibitions. Many states have similar fraud and abuse laws, imposing substantial penalties for violations. A finding of a violation of one or more of these laws, or even a government investigation or inquiry into the same, would likely result in a material adverse effect on the market price of our common stock, as well as on our business, results of operations, and financial condition.

We are subject to the federal Anti-Kickback Statutes (“AKS”) as amended by the Patient Protection and Affordable Care Act (the “PPACA”). A conviction for violation of the AKS results in criminal fines and requires mandatory exclusion from participation in federal health care programs. Although there are a number of statutory exceptions and regulatory safe harbors to the federal AKS that protect certain common industry practices from prosecution, the exceptions and safe harbors are drawn narrowly, and arrangements may be subject to scrutiny or penalty if they do not fully satisfy all elements of an available exception or safe harbor. We have entered into consulting agreements, speaker agreements, research agreements and product development agreements with physicians, including some who may order or recommend our products or make decisions to use them. In addition, some of these physicians own our stock, which they purchased in arm’s-length transactions on terms identical to those offered to non-physicians, or received stock awards from us in the past as consideration for services performed by them. While we believe these transactions generally meet the requirements of applicable laws, including the federal AKS and analogous state laws, it is possible that our arrangements with physicians and other providers may be questioned by regulatory or enforcement authorities under such laws, which could lead us to redesign the arrangements and subject us to significant civil or criminal penalties. We have designed our policies and procedures to comply with the federal AKS, the federal False Claims Act (“FCA”), and industry best practices. In addition, we have conducted training sessions on these principles. If, however, regulatory or enforcement authorities were to view these arrangements as non-compliant with applicable laws, there would be risk of government investigations/inquiries or penalties. There is a risk the rules we have established may not always be followed. Because our strategy relies on the involvement of physicians who consult with us on the design of our products, perform clinical research on our behalf or educate other health care professionals about the uses of our products, we could be materially impacted if regulatory or enforcement agencies or courts interpret our financial relationships with physicians who refer or order our products to be in violation of applicable laws. This could harm our reputation and the reputation of the physicians we engage to provide services on our behalf. In addition, the cost of noncompliance with these laws could be substantial since we could be subject to monetary fines and civil or criminal penalties, and we could also be excluded from federally funded healthcare programs, including Medicare, Medicaid, VA and TRICARE.

The FCA imposes civil liability on any person or entity that knowingly submits, or causes the submission of, a false or fraudulent claim to the U.S. government. Damages under the FCA can be significant and consist of the imposition of fines and penalties. The FCA also allows a private individual or entity to sue on behalf of the government to recover civil penalties and treble damages as a whistleblower. FCA liability is potentially significant in the healthcare industry because the statute provides for treble damages and mandatory penalties of between $13,946 and $27,894 per false claim or statement for penalties assessed after February 12, 2024, with respect to violations occurring after November 2, 2015.

Manufacturers can be held liable under the FCA even when they do not submit claims directly to government payers if they are deemed to “cause” the submission of false or fraudulent claims. The PPACA provides that claims tainted by a violation of the federal AKS are false for purposes of the FCA. The Department of Justice (“DOJ”) on behalf of the government has previously alleged that the marketing and promotional practices of pharmaceutical and medical device manufacturers, including the off-label promotion of products or the payment of prohibited kickbacks to doctors, violated the FCA, resulting in the submission of improper claims to federal and state healthcare programs such as Medicare and Medicaid. In certain cases, manufacturers have entered into criminal and civil settlements with the federal government under which they entered into plea agreements, paid substantial monetary amounts and entered into onerous corporate integrity agreements with the government that require, among other things, substantial reporting and remedial actions, as well as oversight and review by an outside entity, an Independent Review Organization (“IRO”), at substantial expense to the Company.

Under the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) criminal federal healthcare fraud statute, it is a crime to knowingly and willfully execute, or attempt to execute, a scheme or artifice to defraud any health care benefit program or to obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, any health care benefit program, in connection with the delivery of or payment for health care benefits, items or services.

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There are federal and state laws requiring detailed reporting of manufacturer interactions with and payments to healthcare providers, such as the Sunshine Act. The Sunshine Act requires, among others, “applicable manufacturers” of drugs, devices, biological products, and medical supplies reimbursed under Medicare, Medicaid or the Children’s Health Insurance Program to annually report to CMS information related to payments and other transfers of value provided to “covered recipients.” The term covered recipients includes U.S.-licensed physicians and teaching hospitals, and, for reports submitted on or after January 1, 2022, physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists, and certified nurse-midwives. The Sunshine Act, and its implementing regulations, require that certain manufacturers of drugs, devices, biological and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) report information related to certain payments or other transfers of value made or distributed to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), certain non-physician practitioners (such as physician assistants and nurse practitioners), and teaching hospitals, or to entities or individuals at the request of, or designated on behalf of, the physicians and teaching hospitals and to report annually to CMS certain ownership and investment interests held by physicians and their immediate family members. Failure to report accurately could result in penalties. In addition, many states also govern the reporting of payments or other transfers of value, many which differ from each other in significant ways, are often not pre-empted, and may have a more prohibitive effect than the Sunshine Act, thus further complicating compliance efforts.

There are state law equivalents to the AKS and FCA. There are also so-called state “all-payer” anti-kickback laws which may apply to items or services reimbursed by any third-party payer, including commercial insurers, as well as when no insurer is involved (i.e. cash-pay patients).

The enforcement of all of these laws is uncertain and subject to rapid change. Federal or state regulatory or enforcement authorities may investigate or challenge our current or future activities under these laws. Any investigation or challenge could have a material adverse effect on our business, financial condition and results of operations. Any state or federal regulatory or enforcement review of us, regardless of the outcome, would be costly and time consuming. Additionally, we cannot predict the impact of any changes in these laws, whether these changes are retroactive or will have effect on a going-forward basis only.

Our results of operations may be adversely affected by current and potential future healthcare reforms.

In response to perceived increases in healthcare costs in recent years, there have been and continue to be proposals by the U.S. federal government, state governments, regulators and third-party payers to control these costs and, more generally, to reform the U.S. healthcare system.

Notably, the COVID-19 pandemic had a significant impact on the nation’s health sector expenditures, beginning in 2020, primarily driven by increased federal spending, including financial assistance to providers to make up for lost revenue through the Provider Relief Fund, the Paycheck Protection Program, and increased federal public health spending such as spending for vaccine development, COVID testing, and health facility preparedness. As a result, growth in federal government spending on healthcare increased 36% in 2020.

Within our industry, Medicare expenditures on skin substitute products have increased dramatically from 2019, when annual spending on these products administered in private physician offices and associated care settings was approximately $500 million. By 2023, annual expenditures for this class of products totaled over $4 billion, and more recently, spending by Medicare has reached an excess of $1 billion per month in the category. As a result, CMS and the Medicare Administrative Contractors (“MACs”) have sought ways to implement coverage and payment reform in order to curb the dramatically increasing expenditures in our industry.

Changes to the manners and amounts Medicare reimburses for our products could have an impact on their utilization. We believe that substantial uncertainty remains regarding the specific reform measures and proposed legislation that could impact our industry. Any changes will likely take time to unfold and could have an impact on coverage and reimbursement for healthcare items and services, including our products.

Furthermore, we believe that substantial uncertainty remains regarding the net effect of the PPACA, or its repeal and potential replacement, on our business, including uncertainty over how benefit plans purchased on exchanges will cover our products, how the expansion or contraction of the Medicaid program will affect access to our products, the effect of risk-sharing payment models such as Accountable Care Organizations and other value-based purchasing programs on coverage for our products, and the effect of the general increase or decrease in federal oversight of healthcare payers. The taxes imposed and the expansion in government’s role in the U.S. healthcare industry under the PPACA, if unchanged, may result in decreased revenues, lower reimbursements by payers for our products and reduced medical procedure volumes, all of which could have a material adverse effect on our business, results of operations and financial condition.

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We may fail to obtain or maintain foreign regulatory approvals in order for us to market our products in other countries.

We currently intend to market our products strategically in specific foreign countries, including in Argentina, Brazil, Chile and Paraguay. Foreign jurisdictions require separate regulatory approvals and compliance with numerous and varying regulatory requirements. The approval procedures vary among countries and may involve requirements for additional testing. Certain of our products require clearance or approval by the FDA. However, such clearance or approval does not ensure approval or certification by regulatory authorities in other countries or jurisdictions, and approval or certification by one foreign regulatory authority does not ensure approval or certification by regulatory authorities in other foreign countries or by the FDA. The foreign regulatory approval or certification process may include all of the risks associated with obtaining FDA clearance or approval. We may not obtain foreign regulatory approvals on a timely basis, if at all. We may not be able to file for regulatory approvals or certifications and may not receive necessary approvals to commercialize our products in any foreign jurisdiction. Furthermore, many foreign jurisdictions operate under socialized medical care, and obtaining reimbursement for our products under that construct may also prove difficult. If we fail to receive necessary approvals, certifications, or reimbursements necessary to commercialize our products in foreign jurisdictions on a timely basis, or at all, our business, results of operations and financial condition could be adversely affected. Further, governmental authorities outside the U.S. have become increasingly stringent in their regulation of medical devices, and our products may become subject to more rigorous regulation by non-U.S. governmental authorities in the future. U.S. or non-U.S. government regulations may be imposed in the future that may have a material adverse effect on our business and operations.

Risks Related to Our Intellectual Property

We depend on intellectual property licensed from related party ROKIT Healthcare pursuant to the License Agreement, the termination of which would result in the loss of significant rights, which would materially harm our business, financial condition and results of operations.

We are dependent on technology, patents, know-how and proprietary materials licensed from ROKIT Healthcare pursuant to the License Agreement dated August 27, 2025 between us and ROKIT Healthcare (the “License Agreement”). We entered into the License Agreement pursuant to which we obtained exclusive, perpetual, worldwide licensing rights for the development of products for our ORP in the Americas. See “Business – Our Material Agreements – License Agreement” for a description of the License Agreement. Any termination of the License Agreement will result in the loss of significant rights and will restrict our ability to sell, develop and commercialize products in products for our ORP, which would materially adversely affect our business, financial condition, results of operations and prospects. Moreover, because we commercialize products that have been registered, listed, cleared or approved by ROKIT Healthcare, any changes, deficiencies, suspensions or discrepancies relating to the regulatory status of such products could adversely affect our business, operations or ability to continue commercialization of such products.

A material breach or default under our License Agreement with ROKIT Healthcare gives the licensor party to such agreement the right to terminate the License Agreement, which termination would materially harm our business.

Our commercial success will depend in part on the maintenance of the License Agreement, which is our sole license agreement with ROKIT Healthcare. If we fail to comply with our obligations under the License Agreement or any future license agreements with any party, ROKIT Healthcare or any future licensor may have the right to terminate the License Agreement or such license agreement, in which event we would, or may, not be able to market products covered by the License Agreement, which includes the products and intellectual property underlying our ORP, or by any future license agreement. The License Agreements provides both parties with a right to terminate the License Agreement under certain circumstances. Should ROKIT Healthcare or any future licensor exercise such a termination right, we would lose our right to the intellectual property under the License Agreement or any future license agreement, which loss would materially harm our business, financial condition and results of operations.

Our ability to protect our owned and licensed intellectual property and proprietary technology through patents and other means is uncertain and may be inadequate, which could have an adverse effect on our business, results of operations and financial condition.

Our success depends significantly on our ability to protect our proprietary rights to the technologies used in our products. We rely on patent protection, as well as a combination of copyright, trade secret and trademark laws and nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology, including our licensed technology. These legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. In addition, our pending patent applications include claims to material aspects of our products and procedures that may not be protected by issued patents. The patent application process can be time consuming and expensive. Our pending patent applications might not result in issued patents, and issued patents may later be determined to be invalid or unenforceable as a result of district court litigation or related administrative proceedings. Competitors may be able to design around our patents or develop products that provide outcomes that are comparable or even superior to ours. Although we have taken steps to protect our intellectual property and proprietary technology, including entering into confidentiality agreements and intellectual property assignment agreements with some of our officers, future employees, consultants and advisors, such agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements.

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The failure to obtain and maintain patents or protect our intellectual property rights could have an adverse effect on our business, results of operations, and financial condition. Whether a patent claim is valid is a complex matter of science, facts and law, and therefore we cannot be certain that, if challenged in a court of law, or through an administrative proceeding, our patent claims would be upheld. If any of those patent claims are invalidated or determined to be unenforceable, our competitive advantage may be reduced or eliminated.

In the event a competitor infringes upon our licensed patents, issued patents, pending patent applications or other intellectual property rights, enforcing those rights may be costly, uncertain, difficult and time consuming. Even if successful, litigation to enforce or defend our intellectual property rights could be expensive and time consuming and could divert our management’s attention. Further, bringing litigation to enforce our patents subjects us to the potential for counterclaims. Other companies or entities also have commenced, and may again commence, actions seeking to establish the invalidity of our patents and certain related claims. In the event that any of our patent claims are challenged, a court, the United States Patent and Trademark Office (“USPTO”), or the Patent Trial and Appeal Board (“PTAB”) of the USPTO may invalidate one or more challenged patent claims or determine that the patent is unenforceable, which could harm our competitive position. If the USPTO or the PTAB ultimately cancels or narrows the claim scope of any of our patents through these proceedings, it could prevent or hinder us from being able to enforce them against competitors. Such adverse decisions could negatively impact our business, results of operations, and financial condition.

In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Many companies have encountered significant problems in enforcing and defending intellectual property rights in certain foreign jurisdictions. This could make it difficult for us to stop infringement of our foreign patents, if obtained, or the misappropriation of our other intellectual property rights. For example, some foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, some countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit. Patent protection must ultimately be sought on a country-by-country basis, which is an expensive and time-consuming process with uncertain outcomes. Accordingly, we may choose not to seek patent protection in certain countries, and we will not have the benefit of patent protection in such countries. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business. Accordingly, our efforts to protect our intellectual property rights in some countries may be inadequate.

We may become subject to claims of infringement of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives, and subject us to substantial monetary damages.

Third parties could assert that our products infringe one or more claims of their issued patents or other intellectual property rights, including the intellectual property subject to the License Agreement relating to the intellectual property and products underlying our ORP, which only provides limited protections. Whether a product infringes a patent claim or other intellectual property right involves a complex combination of legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Because patent applications are not immediately published, and may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patent claims that our products or processes may infringe. There also may be existing patents or pending patent applications of which we are unaware that our products or processes may inadvertently infringe.

Any infringement claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patent claims at issue in such a dispute were upheld as valid and enforceable and we were found to infringe, we could be prohibited from selling any product that is found to infringe those claims through an injunction unless we could obtain licenses to use the technology covered by the asserted patent claims or other intellectual property, or are able to design around the patent claim or claims at issue or other intellectual property. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial measures. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties. Further, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our trade secrets or other confidential information could be compromised by inadvertent or court-ordered disclosure during this type of litigation.

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We may face damages resulting from claims that we have wrongfully used or disclosed alleged trade secrets, proprietary or confidential information of our competitors or are in breach of non-competition or non-solicitation agreements with our competitors.

Although we currently have no employees or former employees, we may hire individuals who are currently employed at other medical device, pharmaceutical or tissue companies, including our competitors. Although no claims are currently pending, we may be subject to claims that we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of these former employers or competitors. In addition, we may in the future face claims that we caused an individual to breach the terms of his or her non-competition or non-solicitation agreement. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, and although the License Agreement provides limited protection for litigation costs and expenses arising out of or resulting from third-party claims and actions, litigation could result in substantial costs and be a distraction to management. If we fail to defend such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Any future litigation or the threat thereof may adversely affect our ability to hire additional direct sales representatives. A loss of key personnel or their work product could hamper or prevent our ability to market existing or new products, which could severely harm our business, financial condition and operating results.

If the scope of any patent protection our licensor obtains is not sufficiently broad, or if our licensor loses any of the patent protection we license, our ability to prevent our competitors from commercializing similar or identical products would be adversely affected.

The patent position of biopharmaceutical companies generally is highly uncertain, involves complex legal and factual questions, and has been the subject of much litigation in recent years. As a result, the existence, issuance, scope, validity, enforceability and commercial value of our in-licensed patent rights are highly uncertain. Our pending and future in-licensed patent applications may not result in patents being issued that protect our products or that effectively prevent others from commercializing competitive products.

Moreover, the scope of claims in a patent application can be significantly reduced before any claims in a patent is issued, and claim scope can be reinterpreted after issuance. Even if patent applications we license currently or in the future issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors or other third parties from competing with us, or otherwise provide us with any competitive advantage. Any patents that we license may be challenged or circumvented by third parties or may be narrowed or invalidated as a result of challenges by third parties. Consequently, we do not know whether our products will be protectable or remain protected by valid and enforceable patents. Our competitors or other third parties may be able to circumvent our patents by developing similar or alternative technologies or products in a non-infringing manner, which could materially adversely affect our business, financial condition, results of operations and prospects.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our licensed-in patents may not cover our products or may be challenged in the courts or patent offices in the United States and abroad. We may be subject to a third party pre-issuance submission of prior art to the USPTO, or become involved in opposition, derivation, revocation, reexamination, post-grant review, or PGR, and inter partes review, or IPR, or other similar proceedings in the USPTO or foreign patent offices challenging our patent rights. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to validity of our in-licensed patents, for example, we cannot be certain that there is no invalidating prior art, of which we or our licensor and the patent examiner were unaware during prosecution. There is no assurance that all potentially relevant prior art relating to our in-licensed patents and patent applications or those of our licensor have been found. There is also no assurance that there is not prior art of which we or our licensor are aware, but which we do not believe affects the validity or enforceability of a claim in our patents and patent applications or those of our licensor, which may, nonetheless, ultimately be found to affect the validity or enforceability of a claim. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate or render unenforceable, our in-licensed patent rights, allow third parties to commercialize our products and compete directly with us, without payment to us. Such loss of licensed patent rights, loss of exclusivity or in patent claims being narrowed, invalidated or held unenforceable could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our products. Such proceedings also may result in substantial cost and require significant time from our scientists and management, even if the eventual outcome is favorable to us. In addition, if the breadth or strength of protection provided by our patents and patent applications is threatened, regardless of the outcome, it could dissuade companies from collaborating with us to license, develop or commercialize current or future products.

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We may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent, which might adversely affect our ability to develop and market our products.

We cannot guarantee that any of our patent searches or analyses, including the identification of relevant patents, the scope of patent claims or the expiration of relevant patents, are complete or thorough, nor can we be certain that we have identified each and every third-party patent and pending application in the United States and abroad that is relevant to or necessary for the commercialization of our products in any jurisdiction. The scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent and the patent’s prosecution history. Our interpretation of the relevance or the scope of a patent or a pending application may be incorrect, which may negatively impact our ability to market our products. We may incorrectly determine that our products are not covered by a third-party patent or may incorrectly predict whether a third-party’s pending application will issue with claims of relevant scope. Our determination of the expiration date of any patent in the United States or abroad that we consider relevant may be incorrect, which may negatively impact our ability to develop and market our products. Our failure to identify and correctly interpret relevant patents may negatively impact our ability to develop and market our products.

One aspect of the determination of patentability of our inventions depends on the scope and content of the “prior art,” information that was or is deemed available to a person of skill in the relevant art prior to the priority date of the claimed invention. There may be prior art of which we are not aware that may affect the patentability of our patent claims or, if issued, affect the validity or enforceability of a patent claim. Further, we may not be aware of all third-party intellectual property rights potentially relating to our products or their intended uses, and as a result the impact of such third-party intellectual property rights upon the patentability of our own patents and patent applications, as well as the impact of such third-party intellectual property upon our freedom to operate, is highly uncertain. Because patent applications in the United States and most other countries are confidential for typically a period of 18 months after filing, or may not be published at all, we cannot be certain that we were the first to file any patent application related to our products. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Furthermore, for U.S. applications in which all claims are entitled to a priority date before March 16, 2013, an interference proceeding can be provoked by a third party or instituted by the USPTO to determine who was the first to invent any of the subject matter covered by the patent claims of our applications. For U.S. applications containing a claim not entitled to priority before March 16, 2013, there is a greater level of uncertainty in the patent law in view of the passage of the America Invents Act, which brought into effect significant changes to the U.S. patent laws, including new procedures for challenging pending patent applications and issued patents.

Our patents or pending patent applications may be challenged in the courts or patent offices in the United States and abroad. For example, we may be subject to a third-party pre-issuance submission of prior art to the USPTO or become involved in PGR procedures, oppositions, derivations, reexaminations or IPR proceedings, in the United States or elsewhere, challenging our patent rights or the patent rights of others. An adverse determination in any such challenges may result in loss of exclusivity or in patent claims being narrowed, invalidated, or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and products. In addition, given the amount of time required for the development, testing and regulatory review of new products, patents protecting such candidates might expire before or shortly after such candidates are commercialized. Any failure to obtain or maintain patent protection with respect to our products could have a material adverse effect on our business, financial condition, results of operations and prospects.

In the future, some of our intellectual property may be discovered through government-funded programs and thus may be subject to federal regulations such as “march-in” rights, certain reporting requirements and a preference for U.S.-based companies. Compliance with such regulations may limit our exclusive rights and limit our ability to contract with non-U.S. manufacturers.

Some of the intellectual property rights we may acquire or license in the future may be generated through the use of U.S. government funding and may therefore be subject to certain federal regulations. These U.S. government rights may include retained rights in the intellectual property, including a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government may have the right, under certain limited circumstances, to require us to grant exclusive, partially exclusive, or non-exclusive licenses to any of these inventions to a third party if it determines that: (i) adequate steps have not been taken to commercialize the invention; (ii) government action is necessary to meet public health or safety needs; or (iii) government action is necessary to meet requirements for public use under federal regulations (also referred to as “march-in rights”). The U.S. government may also have the right to take title to these inventions if the grant recipient fails to disclose the invention to the government or fails to file an application to register the intellectual property within specified time limits. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require us to expend substantial resources. In addition, the U.S. government requires that any products embodying any of these inventions or produced through the use of any of these inventions be manufactured substantially in the United States. This preference for U.S. industry may be waived by the federal agency that provided the funding if the owner or assignee of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. This preference for U.S. industry may limit our ability to contract with non-U.S. product manufacturers for products covered by such intellectual property. To the extent any of our future intellectual property is also generated through the use of U.S. government funding, the provisions of the Bayh-Dole Act may similarly apply.

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Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

•	others may be able to develop products that are similar to our products but that are not covered by the claims of the patents that we own or license;
•	we or our licensor or future collaborators might not have been the first to make the inventions covered by the issued patents or pending patent applications that we own or license;
•	we or our licensor or future collaborators might not have been the first to file patent applications covering certain of our inventions;
•	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;
•	it is possible that our licensor’s pending patent applications will not lead to issued patents;
•	issued patents that we own or license may be held invalid or unenforceable, as a result of legal challenges by our competitors;
•	our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;
•	we may not develop additional proprietary technologies that are patentable;
•	we cannot predict the scope of protection of any patent issuing based on our patent applications, including whether the patent applications that we own or in-license will result in issued patents with claims that cover our products or uses thereof in the United States or in other foreign countries;
•	the claims of any patent issuing based on our patent applications may not provide protection against competitors or any competitive advantages, or may be challenged by third parties;
•	if enforced, a court may not hold that our patents are valid, enforceable and infringed;
•	we may need to initiate litigation or administrative proceedings to enforce and/or defend our patent rights which will be costly whether we win or lose;
•	we may choose not to file a patent application in order to maintain certain trade secrets or know-how, and a third party may subsequently file a patent application and obtain an issued patent covering such intellectual property;
•	we may fail to adequately protect and police our trademarks and trade secrets; and
•	the patents of others may have an adverse effect on our business, including if others obtain patents claiming subject matter similar to or improving that covered by our patents and patent applications.

Should any of these events occur, they could significantly harm our business, results of operations and prospects.

Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties. Claims by third parties that we infringe their proprietary rights may result in liability for damages or prevent or delay our developmental and commercialization efforts.

Our commercial success depends in part on avoiding infringement of the patents and proprietary rights of third parties. However, our research, development and commercialization activities may be subject to claims that we infringe or otherwise violate patents or other intellectual property rights owned or controlled by third parties. Other entities may have or obtain patents or proprietary rights that could limit our ability to make, use, sell, offer for sale or import our products and products that may be approved in the future, or impair our competitive position. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biopharmaceutical industry, including patent infringement lawsuits, oppositions, reexaminations, IPR proceedings and PGR proceedings before the USPTO and/or foreign patent offices. Numerous third-party U.S. and foreign issued patents and pending patent applications exist in the fields in which we are developing products. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our products.

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As the biopharmaceutical industry expands and more patents are issued, the risk increases that our products may be subject to claims of infringement of the patent rights of third parties. We cannot provide any assurances that third-party patents do not exist which might be enforced against our current products or future products, resulting in either an injunction prohibiting our sales, or, with respect to our sales, an obligation on our part to pay royalties and/or other forms of compensation to third parties. Because patent applications are maintained as confidential for a certain period of time, until the relevant application is published, we may be unaware of third-party patents that may be infringed by commercialization of any of our products, and we cannot be certain that we were the first to file a patent application related to a product candidate or technology. Moreover, because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents that our products may infringe. In addition, identification of third-party patent rights that may be relevant to our technology is difficult because patent searching is imperfect due to differences in terminology among patents, incomplete databases and the difficulty in assessing the meaning of patent claims. It is also possible that patents owned by third parties of which we are aware, but which we do not believe are relevant to our products and other proprietary technologies we may develop, could be found to be infringed by our product candidate. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. Any claims of patent infringement asserted by third parties would be time consuming and could:

•	result in costly litigation that may cause negative publicity;
•	divert the time and attention of our officers, consultants, and future employees;
•	cause development delays;
•	prevent us from commercializing any of our products until the asserted patent expires or is held finally invalid or unenforceable or not infringed in a court of law;
•	require us to develop non-infringing technology, which may not be possible on a cost-effective basis;
•	subject us to significant liability to third parties; or
•	require us to enter into royalty or licensing agreements, which may not be available on commercially reasonable terms, or at all, or which might be non-exclusive, which could result in our competitors gaining access to the same technology.

Although, to our knowledge, no third party has asserted a claim of patent infringement against us as of the date of this prospectus, others may hold proprietary rights that could prevent our products from being marketed. Any patent-related legal action against us claiming damages and seeking to enjoin activities relating to our products or processes could subject us to potential liability for damages, including treble damages if we were determined to willfully infringe, and require us to obtain a license to manufacture or develop our products. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of the attention and resources of our officers, consultants, and future employees from our business. We cannot predict whether we would prevail in any such actions or that any license required under any of these patents would be made available on commercially acceptable terms, if at all. Moreover, even if we or our future strategic partners were able to obtain a license, the rights may be nonexclusive, which could result in our competitors gaining access to the same intellectual property. In addition, we cannot be certain that we could redesign our products or processes to avoid infringement, if necessary. Accordingly, an adverse determination in a judicial or administrative proceeding, or the failure to obtain necessary licenses, could prevent us from developing and commercializing our products, which could harm our business, financial condition and operating results.

Parties making claims against us may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources or more mature and developed intellectual property portfolios, or both. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of our confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise additional funds or otherwise have a material adverse effect on our business, our ability to compete in the marketplace, results of operations, financial condition and prospects.

We may be involved in lawsuits to protect or enforce our patents or the patents of our licensor, which could be expensive, time-consuming and unsuccessful. Further, our in-licensed issued patents could be found invalid or unenforceable if challenged in court.

Competitors may infringe our patents or other intellectual property rights or the intellectual property rights of our licensor. To cease such infringement or unauthorized use, we and/or our licensor may be required to file infringement claims, which can be expensive and time-consuming. Further, our licensor may need to file infringement claims, and our licensor may elect not to file such claims. Our pending patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless and until a patent issues from such applications. In addition, in a patent infringement proceeding, a court may decide that a patent we own or license is not valid, is unenforceable and/or is not infringed. If we or our licensor or potential future collaborators were to initiate legal proceedings against a third party to enforce a patent directed at one of our products, the defendant could counterclaim that our patent is invalid and/or unenforceable in whole or in part. In patent litigation, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge include an alleged failure to meet any of several statutory requirements, including lack of novelty or written description, obviousness, written description, or non-enablement. Grounds for an unenforceability assertion could include an allegation that someone connected with prosecution of the patent intentionally withheld material information from the USPTO or made a misleading statement during prosecution.

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If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, we would lose at least part, and perhaps all, of the patent protection on such product candidate. There is also a risk that, even if the validity of such patents is upheld, the court will construe the patent’s claims narrowly or decide that we do not have the right to stop the other party from using the invention at issue on the grounds that our patent claims do not cover the invention, or decide that the other party’s use of our patented technology falls under the safe harbor to patent infringement under 35 U.S.C. §271(e)(1). In addition, if the breadth or strength of protection provided by our patents and patent applications or those of our licensor is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future products. Such a loss of patent protection would have a material adverse impact on our business. Similarly, if we assert trademark infringement claims, a court may determine that the marks we have asserted are invalid or unenforceable, or that the party against whom we have asserted trademark infringement has superior rights to the marks in question. In this case, we could ultimately be forced to cease use of such trademarks.

Even if resolved in our favor, litigation or other legal proceedings relating to our intellectual property rights may cause us to incur significant expenses and could distract our technical and management personnel from their normal responsibilities. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise our ability to compete in the marketplace.

Even if we establish infringement, the court may decide not to grant an injunction against further infringing activity and instead award only monetary damages, which may or may not be an adequate remedy. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other legal proceedings relating to our intellectual property rights, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation or other proceedings.

Intellectual property litigation may lead to unfavorable publicity that harms our reputation and causes the market price of our common shares to decline.

During the course of any intellectual property litigation, there could be public announcements of the initiation of the litigation as well as results of hearings, rulings on motions, and other interim proceedings in the litigation. If securities analysts or investors regard these announcements as negative, the perceived value of our existing products, programs or intellectual property could be diminished. Such announcements could also harm our reputation or the market for our future products, which could have a material adverse effect on our business.

Derivation or interference proceedings may be necessary to determine priority of inventions, and an unfavorable outcome may require us to cease using the related technology or to attempt to license rights from the prevailing party.

Derivation or interference proceedings provoked by third parties or brought by us or our licensor, or declared by the USPTO or similar proceedings in foreign patent offices may be necessary to determine the priority of inventions with respect to, or correct the inventorship of, our or our licensor’s patents or patent applications. An unfavorable outcome could result in a loss of our current patent rights and require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our or our licensor’s defense of such proceedings may fail and, even if successful, may result in substantial costs and distract our management and officers, consultants, and future employees. In addition, the uncertainties associated with such proceedings could have a material adverse effect on our ability to raise the funds necessary to continue our clinical trials, continue our research programs, license necessary technology from third parties or enter into development or manufacturing partnerships that would help us bring our products to market.

Patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.

In September 2011, the Leahy-Smith America Invents Act, or Leahy-Smith Act, was signed into law. The Leahy-Smith Act could increase uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted, redefine prior art, and provide more efficient and cost-effective avenues for competitors to challenge the validity of patents. In particular, under the Leahy-Smith Act, the United States transitioned in March 2013 to a “first inventor to file” system in which, assuming that other requirements of patentability are met, the first inventor to file a patent application will be entitled to the patent regardless of whether a third party was first to invent the claimed invention. A third party that files a patent application in the USPTO after March 2013 but before we file an application covering the same invention, could therefore be awarded a patent covering an invention of ours even if we had made the invention before it was made by such third party. This will require us to be cognizant going forward of the time from invention to filing of a patent application. Furthermore, our ability to obtain and maintain valid and enforceable patents depends on whether the differences between our technology and the prior art allow our technology to be patentable over the prior art. Since patent applications in the United States and most other countries are confidential for a period of time after filing or until issuance, we cannot be certain that we or our licensor were the first to either (i) file any patent application related to our products and other proprietary technologies we may develop or (ii) invent any of the inventions claimed in our or our licensor’s patents or patent applications. Even where we have a valid and enforceable patent, we may not be able to exclude others from practicing the claimed invention where the other party can show that they used the invention in commerce before our filing date or the other party benefits from a compulsory license.

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The Leahy-Smith Act also includes a number of significant changes that affect the way patent applications will be prosecuted and also may affect patent litigation. These include allowing third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including PGR, IPR, and derivation proceedings. An adverse determination in any such submission or proceeding could reduce the scope or enforceability of, or invalidate, our patent rights, which could adversely affect our competitive position.

Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Thus, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our or licensor’s patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Changes in U.S. patent law, or laws in other countries, could diminish the value of patents in general, thereby impairing our ability to protect our products.

As is the case with other biopharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involves a high degree of technological and legal complexity. Therefore, obtaining and enforcing biopharmaceutical patents is costly, time-consuming and inherently uncertain. Changes in either the patent laws or in the interpretations of patent laws in the United States and other countries may diminish our ability to protect our inventions, obtain, maintain, and enforce our intellectual property rights, and, more generally, could affect the value of our intellectual property and may increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. We cannot predict the breadth of claims that may be allowed or enforced in our patents or in third-party patents. In addition, Congress or other foreign legislative bodies may pass patent reform legislation that is unfavorable to us or narrows the scope of our owned and licensed patents.

For example, the U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our or our licensor’s ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the U.S. federal courts, the USPTO, or similar authorities in foreign jurisdictions, the laws and regulations governing patents could change in unpredictable ways that would weaken our or our licensor’s ability to obtain new patents or to enforce our existing patents and patents we might obtain in the future. We cannot predict how future decisions by Congress, the federal courts or the USPTO may impact the value of our patents.

We or our licensor may be subject to claims challenging the inventorship or ownership of our or our in-licensed patents and other intellectual property.

We may also be subject to claims that collaborators, or other third parties have an ownership interest in our in-licensed patents or other intellectual property as an inventor or co-inventor. The failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing our products or as a result of questions regarding co-ownership of potential joint inventions. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our products. Alternatively, or additionally, we may enter into agreements to clarify the scope of our rights in such intellectual property. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we or our licensor fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership or a right to use. Such an outcome could have a material adverse effect on our business. Even if we or our licensor are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and officers, consultants, and future employees.

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In addition, while it is our policy to require our future employees, consultants and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Such claims could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Patent terms may be inadequate to protect our competitive position on our products for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years after its first effective filing date. Various extensions may be available, but the term of a patent, and the protection it affords, is limited. Even if patents directed to our products are obtained, once the patent term has expired, we may be open to competition from competitive products. Given the amount of time required for the development, testing and regulatory review of products, patents directed to our products might expire before or shortly after such candidates are commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours. In addition, although upon issuance in the United States a patent’s life can be increased based on certain delays caused by the USPTO, this increase can be reduced or eliminated based on certain delays caused by the patent applicant during patent prosecution.

If we or our licensor do not obtain patent term extension for our products, our business may be materially harmed.

Depending upon the timing, duration and specifics of FDA marketing approval, if any, of our products, one or more of our U.S. patents may be eligible for limited patent term restoration under the Drug Price Competition and Patent Term Restoration Act of 1984, or the Hatch-Waxman Amendments. The Hatch- Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. A maximum of one patent may be extended per FDA-approved product as compensation for the patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval and only those claims covering such approved drug product, a method for using it or a method for manufacturing it may be extended. Patent term extension may also be available in certain foreign countries upon regulatory approval of our products. However, we or our licensor may not be granted an extension because of, for example, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we or our licensor are unable to obtain patent term extension or restoration or the term of any such extension is less than we request, our competitors may obtain approval of competing products following our patent expiration, and our revenue could be reduced, possibly materially. Further, if this occurs, our competitors may take advantage of our investment in development and clinical trials by referencing our clinical and preclinical data and launching their product earlier than might otherwise be the case. If we do not have sufficient patent life to protect our products, our business and results of operations will be adversely affected.

We may not be able to protect our intellectual property rights throughout the American countries.

Although we have in-licensed pending patent applications in the United States and certain other American countries, filing, prosecuting and defending patents in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries, particularly certain developing countries, do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from practicing our in-licensed inventions in all countries outside the United States or from selling or importing products made using our in-licensed inventions in and into the United States or other jurisdictions. Competitors may use our in-licensed technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we or our licensor have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our products, and our or our licensor’s patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of many foreign countries do not favor the enforcement of patents, trade secrets, and other intellectual property protection, which could make it difficult in those jurisdictions for us to stop the infringement or misappropriation of our or our licensor’s patents or other intellectual property rights, or marketing of competing products in violation of our proprietary rights. Proceedings to enforce our or our licensor’s patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our or our licensor’s patents at risk of being invalidated, held unenforceable, or interpreted narrowly and our or our licensor’s patent applications at risk of not issuing and could provoke third parties to assert claims against us. We or our licensor may not prevail in any lawsuits that we or our licensor initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Similarly, if our trade secrets are disclosed in a foreign jurisdiction, competitors worldwide could have access to our proprietary information and we may be without satisfactory recourse. Such disclosure could have a material adverse effect on our business. Accordingly, our or our licensor’s efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

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In addition, certain countries, including China and India, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we and our licensor may have limited remedies if patents are infringed or if we or our licensor are compelled to grant a license to a third-party, which could materially diminish the value of those patents. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or our licensor are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition, results of operations and prospects may be adversely affected.

Because of the expense and uncertainty of litigation in certain foreign jurisdictions, we may conclude that even if a third-party is infringing our issued patents, any patents that may be issued as a result of our pending or future patent applications or other intellectual property rights, the risk-adjusted cost of bringing and enforcing such a claim or action, which typically last for years before they are concluded, may be too high or not in the best interest of our company or our stockholders, or it may be otherwise impractical or undesirable to enforce our intellectual property against some third parties. Our competitors or other third parties may be able to sustain the costs of complex patent litigation or proceedings more effectively than we can because of their greater financial resources and more mature and developed intellectual property portfolios. In such cases, we may decide that the monetary cost of such litigation and the diversion of the attention of our management and scientific personnel could outweigh any benefit we receive as a result of the proceedings and that the more prudent course of action is to simply monitor the situation or initiate or seek some other non-litigious action or solution. In addition, the uncertainties associated with litigation could compromise our ability to raise the funds necessary to continue our clinical trials, continue our internal research programs, in-license needed technology or other products, or enter into development partnerships that would help us bring our products to market.

Obtaining and maintaining our patent protection depends on compliance with various procedural, documentary, fee payment and other requirements imposed by regulations and governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to the USPTO and various foreign patent offices at various points over the lifetime of our patents and/or applications. We have systems in place to remind us to pay these fees, and we rely on third parties to pay these fees when due. Additionally, the USPTO and various foreign patent offices require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. We employ reputable law firms and other professionals to help us comply, and in many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with rules applicable to the particular jurisdiction. However, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. If such an event were to occur, it could have a material adverse effect on our business.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to the protection afforded by other types of intellectual property, we rely on the protection of our trade secrets, including unpatented know-how, technology and other proprietary information to maintain our competitive position. Although we have taken steps to protect our trade secrets and unpatented know-how, including entering into confidentiality agreements with third parties (including, but not limited to, contractors, collaborators, and outside scientific advisors), and confidential information and inventions agreements with future employees, consultants, licensors and advisors, we cannot provide any assurances that all such agreements have been duly executed, and any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. We plan to require our future employees to enter into written confidentiality agreements that assign to us any inventions, developments, creative works and useful ideas of any description that are conceived of, reduced to practice or developed in the course of their employment. In addition, we require our third-party contractors to enter into a written non-disclosure agreement that requires the third party to not disclose certain of our confidential information in any manner or for any purpose other than as necessary and/or appropriate in connection with their obligations for a defined period of time, subject to certain exclusions. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. We may need to share our proprietary information, including trade secrets, with our current and future business partners, collaborators, contractors and others located in countries at heightened risk of theft of trade secrets, including through direct intrusion by private parties or foreign actors, and those affiliated with or controlled by state actors.

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Moreover, third parties may still obtain this information or may come upon this or similar information independently, and we would have no right to prevent them from using that technology or information to compete with us. If any of these events occurs or if we otherwise lose protection for our trade secrets, the value of this information may be greatly reduced and our competitive position would be harmed. If we or our licensor do not apply for patent protection prior to such publication or if we cannot otherwise maintain the confidentiality of our proprietary technology and other confidential information, then our ability to obtain patent protection or to protect our trade secret information may be jeopardized.

We may be subject to claims that we have wrongfully hired a future employee from a competitor or that we or our officers, consultants, or future employees have wrongfully used or disclosed alleged confidential information or trade secrets of their former employers.

We may be subject to claims that our work force, consultants, or independent contractors, and in the future our employees have wrongfully used or disclosed confidential information of third parties.

 As is common in the biopharmaceutical industry, in addition to our work force, we engage the services of consultants to assist us in the development of our products. Many of these consultants and many of our future employees were previously employed by, or may have previously provided or may be currently providing consulting services to, other biopharmaceutical companies including our competitors or potential competitors. As we begin to hire our own employees, similar risks will apply. As a result, we may become subject to claims that we, our future employees, independent contractors, or consultants inadvertently or otherwise used or disclosed trade secrets or other information proprietary to their former employers or their former or current clients. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, which could adversely affect our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to our management team and other personnel or future employees.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our current or future trademarks or trade names may be challenged, infringed, circumvented, or declared generic or descriptive or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names or may be forced to stop using these names, which we need for name recognition by potential partners or customers in our markets of interest. During trademark registration proceedings, we may receive rejections of our applications by the USPTO or in other foreign jurisdictions. Although we would be given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in the USPTO and in comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our trademarks, and our trademarks may not survive such proceedings. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively and our business may be adversely affected. We may license our trademarks and trade names to third parties, such as distributors. Though these license agreements may provide guidelines for how our trademarks and trade names may be used, a breach of these agreements or misuse of our trademarks and tradenames by our licensees may jeopardize our rights in or diminish the goodwill associated with our trademarks and trade names.

Moreover, any name we have proposed to use with products in the United States may need FDA approval, regardless of whether we have registered it, or applied to register it, as a trademark. Similar requirements exist in Europe. The FDA typically conducts a review of proposed product names, including an evaluation of potential for confusion with other product names. If the FDA (or an equivalent administrative body in a foreign jurisdiction) objects to any of our proposed proprietary product names, we may be required to expend significant additional resources in an effort to identify a suitable substitute name that would qualify under applicable trademark laws, not infringe the existing rights of third parties and be acceptable to the FDA. Furthermore, in many countries, owning and maintaining a trademark registration may not provide an adequate defense against a subsequent infringement claim asserted by the owner of a senior trademark. At times, competitors or other third parties may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. If we assert trademark infringement claims, a court may determine that the marks we have asserted are invalid or unenforceable, or that the party against whom we have asserted trademark infringement has superior rights to the marks in question. In this case, we could ultimately be forced to cease use of such trademarks.

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Risks Related to Our Financial Statements, Internal Controls and Related Matters

Changes in, or interpretation of, tax rules and regulations may impact our effective tax rate and future profitability.

Our effective tax rate could vary significantly from period to period due to changes in tax laws, regulations, administrative practices, treaties or interpretations thereof, in the United States. In addition, the determination of our income tax obligations requires judgment and involves estimates and assumptions regarding the application of complex tax laws. Future changes in applicable tax laws or regulations, or their interpretation, could result in increased tax expense, reduced profitability, or both. Furthermore, tax authorities may disagree with our positions, which could result in assessments of additional taxes, interest, or penalties that, if sustained, could have a material adverse effect on our business, financial condition, and results of operations.

If we fail to maintain adequate internal control over financial reporting in the future, this could adversely affect our business, financial condition and operating results.

If material weaknesses or deficiencies in our internal control over financial reporting are discovered or occur in the future, our financial statements might contain material misstatements and we could be required to restate our financial results. During the course of preparing our audited financial statements, management identified material weaknesses in our internal control over financial reporting. Specifically, these material weaknesses relate to the design and operating effectiveness of controls over certain accounting processes, including revenue recognition, financial statement classification and presentation, and income tax accounting. These material weaknesses resulted in adjustments to our financial statements during the audit process. We are in the process of implementing measures designed to remediate these material weaknesses, including enhancing our internal accounting policies and procedures, strengthening review and documentation controls, and engaging additional qualified accounting personnel and external advisors as needed. However, we cannot assure that these remediation efforts will be successful or that additional material weaknesses will not be identified in the future. Until these material weaknesses are fully remediated and tested, there is a risk that our internal control over financial reporting may not be effective, which could result in material misstatements in our financial statements or delays in our financial reporting. Moreover, because of the inherent limitations of any control system, material misstatements due to error or fraud may not be prevented or detected on a timely basis, or at all. If we are unable to provide reliable and timely financial reports in the future, our business and reputation may be further harmed. Failures in internal controls may also cause us to fail to meet reporting obligations, negatively affect investor confidence in our management and the accuracy of our financial statements and disclosures, or result in adverse publicity and concerns from investors, any of which could have a negative effect on the price of our common stock, subject us to regulatory investigations and penalties or shareholder litigation, and adversely impact our business, results of operations and financial condition.

Risks Related to Work Force and Managing Our Growth and Expansion

We will depend on our senior leadership team and key personnel and may not be able to retain or replace these personnel or recruit additional qualified personnel, including future employees, which would harm our business, results of operations and financial condition.

Our business currently depends on the executives and staff of ROKIT Healthcare, our parent company, as we do not have employees at this time. As we move forward with plans to hire our own executives and employees, any difficulty in attracting or retaining qualified personnel could negatively impact our operations, financial results, and overall business performance.

Attracting and retaining a strong leadership team will be critical to formulating and executing our business strategy. Any changes in leadership or delays in hiring key personnel could disrupt our operations and pose challenges in executing our business plans.

Recruiting and retaining qualified scientific, clinical, and sales staff will also be essential for our success. The loss of key individuals, particularly our executives, could hinder our ability to achieve our research, development, and commercialization objectives. Additionally, replacing these individuals could be time-consuming and difficult due to the limited pool of qualified candidates in our industry, compounded by intense competition from other pharmaceutical and biotechnology companies.

Moreover, if any of our key executives or personnel with access to proprietary or confidential information were to join a competitor, there is a risk of intellectual property theft, potentially requiring legal action. Similarly, hiring personnel from competitors may expose us to legal challenges regarding improper solicitation or the disclosure of confidential information.

If we are unable to maintain our current sales or marketing capabilities or enter into substitute agreements with third parties to sell or market our products, we may not be able to successfully sell or market our products that obtain regulatory approval.

Since we have used the marketing or sales team of ROKIT Healthcare pursuant to that certain Sharing and Support Agreement dated January 2, 2023 by and among the Company and ROKIT Healthcare (the “Support Agreement”), we currently do not have and have never had an internal marketing or sales team for our products. In order to commercialize any products, if approved, we must build marketing, sales, distribution, managerial and other non-technical capabilities or make arrangements with third parties to perform these services for each of the territories in which we may have approval to sell or market our products. We may not be successful in accomplishing these required tasks.

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Establishing an internal sales or marketing team with technical expertise and supporting distribution capabilities to commercialize our products will be expensive and time-consuming, and will require significant attention of our executive officers to manage. Any failure or delay in the development of our internal sales, marketing and distribution capabilities could adversely impact the commercialization of any of our products that we obtain approval to market, if we do not have arrangements in place with third parties to provide such services on our behalf. Alternatively, if we choose to collaborate, either globally or on a territory-by-territory basis, with third parties that have direct sales forces and established distribution systems, either to augment our own sales force and distribution systems or in lieu of our own sales force and distribution systems, we will be required to negotiate and enter into arrangements with such third parties relating to the proposed collaboration. If we are unable to enter into such arrangements when needed, on acceptable terms, or at all, we may not be able to successfully commercialize any of our products that receive regulatory approval, or any such commercialization may experience delays or limitations. If we are unable to successfully commercialize our approved products, either on our own or through collaborations with one or more third parties, our future product revenue will suffer and we may incur significant additional losses.

Our success is highly dependent on our ability to attract and retain highly skilled executive officers and other key personnel, including future employees.

To succeed, we must recruit, retain, manage and motivate qualified clinical, scientific, technical and management personnel, and we face significant competition for experienced personnel. We are highly dependent on the principal members of our management and scientific and medical staff. If we do not succeed in attracting and retaining qualified personnel, particularly at the management level, it could adversely affect our ability to execute our business plan and harm our operating results. In particular, the loss of one or more of our executive officers could be detrimental to us if we cannot recruit suitable replacements in a timely manner. The competition for qualified personnel in the biotechnology field is intense and as a result, we may be unable to continue to attract and retain qualified personnel necessary for the future success of our business. We could have difficulty attracting experienced personnel to our company and may be required to expend significant financial resources in our recruitment and retention efforts.

Many of the other biotechnology companies that we compete against for qualified personnel have greater financial and other resources, different risk profiles and a longer history in the industry than we do. They also may provide more diverse opportunities and better prospects for career advancement. Some of these characteristics may be more appealing to high-quality candidates than what we have to offer. If we are unable to continue to attract and retain high-quality personnel, the rate and success at which we can discover, develop and commercialize our products will be limited and the potential for successfully growing our business will be harmed.

In order to successfully implement our plans and strategies, we will need to grow the size of our organization, and we may experience difficulties in managing this growth.

As of the date hereof, we do not have full-time employees and rely on the Support Agreement and the management team of ROKIT Healthcare to implement our business plan and strategies. In order to successfully implement our development and commercialization plans and strategies, we expect to need additional managerial, operational, sales, marketing, financial and other personnel. Future growth would impose significant added responsibilities on members of management, including:

•	identifying, recruiting, integrating, maintaining and motivating additional future employees;
•	managing our internal development efforts effectively, including the clinical, FDA, EMA and other comparable foreign regulatory agencies’ review process of our products and any other product candidate we develop, while complying with any contractual obligations to contractors and other third parties we may have; and
•	improving our operational, financial and management controls, reporting systems and procedures.

Our future financial performance and our ability to successfully develop and, if approved, commercialize any of our current products and any other product we may develop will depend, in part, on our ability to effectively manage any future growth, and our management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

We currently rely, and for the foreseeable future will continue to rely, in substantial part on ROKIT Healthcare, certain independent organizations, advisors and consultants to provide certain services, including key aspects of clinical development and manufacturing. We cannot assure you that the services of independent organizations, advisors and consultants will continue to be available to us on a timely basis when needed, or that we can find qualified replacements. In addition, if we are unable to effectively manage our outsourced activities or if the quality or accuracy of the services provided by third party service providers is compromised for any reason, our clinical trials may be extended, delayed or terminated, and we may not be able to obtain marketing approval of any current or future products or otherwise advance our business. We cannot assure you that we will be able to manage our existing third party service providers or find other competent outside contractors and consultants on economically reasonable terms, or at all.

If we are not able to effectively expand our organization by hiring new employees and/or engaging additional third party service providers, we may not be able to successfully implement the tasks necessary to further develop and commercialize our products and any future products and, accordingly, may not achieve our research, development and commercialization goals.

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We will need to continue to expand our organization, and managing growth may be more difficult than expected.

Managing our growth may be more difficult than we expect. We anticipate that a period of significant expansion will be required to penetrate and service the markets for our existing and anticipated future products and to continue to develop new products. This expansion will place a significant strain on management, operational and financial resources. To manage the expected growth of our operations, we must modify both our existing operational and financial systems, procedures and controls and implement new systems, procedures and controls. We must also expand our finance, administrative, and operations staff. Management may be unable to hire, train, retain, motivate, and manage necessary personnel or to identify, manage, and exploit existing and potential strategic relationships and market opportunities.

In addition to expanding our organization, we are working to enhance our manufacturing capabilities, which requires significant capital expenditure. As we do not currently manufacture in-house and rely on third-party manufacturers, any delays or unexpected costs in scaling our outsourced manufacturing could adversely impact our financial condition and capital resources. In addition, if the expansion of our manufacturing facilities is delayed, for regulatory or other reasons, it may limit our ability to expand the size of our organization and to meet our corporate goals. Even if we are able to expand our manufacturing facilities as we plan, we may not realize the full expected benefit of our investment.

We may expand or contract our business through acquisitions, divestitures, licenses, investments, and other commercial arrangements with other companies or technologies, which may adversely affect our business, results of operations and financial condition.

We periodically evaluate opportunities to acquire companies or divest divisions, technologies, products, and rights through licenses, distribution agreements, investments, and outright acquisitions to grow our business, although we may not successfully identify or negotiate any such transaction. In connection with one or more of those transactions, we may:

•	divest or license existing products or technology;
•	use cash that we may need in the future to operate our business;
•	incur debt that could have terms unfavorable to us or that we might be unable to repay;
•	structure the transaction in a manner that has unfavorable tax consequences, such as a stock purchase that does not permit a step-up in the tax basis for the assets acquired;
•	be unable to realize the anticipated benefits, such as increased revenues, cost savings, or synergies from additional sales;
•	be unable to successfully integrate, operate, maintain, and manage our newly acquired operations;
•	divert management’s attention from the existing business;
•	acquire unknown liabilities that could subject us to government investigations and/or litigation or other actions that make it impossible to realize the anticipated benefits of the transaction; and
•	be unable to secure the services of key officers, consultants and future employees related to the transaction(s).

Any of these items could adversely affect our revenues, results of operations and financial condition. Business acquisitions also involve the risk of unknown liabilities associated with the acquired business, which could be material. Incurring unknown liabilities or the failure to realize the anticipated benefits of any transaction could adversely affect our business if we are unable to recover our initial investment. Inability to recover our investment, or any write off such investment, associated goodwill or assets could have an adverse effect on our business, results of operations and financial condition. In addition, if the benefits of any proposed acquisition do not meet the expectations of investors and analysts, our stock price may decline.

New lines of business or new products and services may subject us to additional risks.

From time to time, we may implement or may acquire new lines of business or offer new products and services within existing lines of business. There are risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed or are evolving. In developing and marketing new lines of business and new products and services, we may invest significant time and resources. External factors, such as regulatory compliance obligations, competitive alternatives, and shifting market preferences, may also impact the successful implementation of a new line of business or a new product or service. Failure to successfully manage these risks in the development and implementation of new lines of business or new products or services could have an adverse effect on our business, results of operations and financial condition.

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We may expand our business through acquisitions, licenses, investments, and other commercial arrangements in other companies or technologies. Such acquisitions or commercial arrangements may entail significant risks.

We periodically evaluate strategic opportunities to acquire companies, divisions, technologies, products, and rights through licenses, distribution agreements, investments, and outright acquisitions to grow our business. Business acquisitions involve the risk of unknown liabilities associated with the acquired business, which could be material. We may not realize the increased revenues, cost savings, and synergies that we anticipate from an acquisition in the near term or at all due to many factors. Incurring unknown liabilities or the failure to realize the anticipated benefits of an acquisition could materially and adversely affect our business and we may lose our entire investment or be unable to recover our initial investment, which could include the cost of acquiring licenses or distribution rights, acquiring products, purchasing initial inventory, or investments in early-stage companies. Inability to recover our investment, or any write off of such investment, associated goodwill, or assets, could have a material and adverse effect on our business, results of operations, and financial condition.

Our operations outside the U.S. will expose us to risks associated with international sales and operations.

We currently sell our RAP products outside of the U.S. into Asia and expect to sell our ORP products to other countries and territories in the Americas. Managing a global organization is difficult, time consuming and expensive. Our ability to conduct international operations is affected by many of the same risks we face in our U.S. operations, as well as unique costs and difficulties of managing international operations, including the relationships and operations of distributors we elect to work with in these markets. Adoption of our products in new geographic regions could take longer and cost more than we anticipate. Risks inherent in international operations also include, among others, potential adverse tax consequences, greater difficulty in enforcing intellectual property rights, risks associated with the Foreign Corrupt Practices Act and local anti-bribery law compliance, and other international regulations. These regulations may limit our ability to market, sell, distribute or otherwise transfer our products to prohibited countries or persons. International regulations may also limit what promotional claims we may make for our products.

Compliance with these regulations and laws is costly, and failure to comply with applicable legal and regulatory obligations could adversely affect us in a variety of ways that include, without limitation, significant criminal, civil and administrative penalties, including imprisonment of individuals, fines and penalties, denial of export privileges, seizure of shipments and restrictions on certain business activities. Also, the failure to comply with applicable legal and regulatory obligations could result in the disruption of our distribution and sales activities.

These risks may limit or disrupt our expansion, restrict the movement of funds or result in the deprivation of contractual rights or the taking of property by nationalization or expropriation without fair compensation. Operating outside of the U.S. also requires significant management attention and financial resources.

Risks Related to this Offering and the Ownership of Our Common Stock

Our common stock currently has no public market. An active trading market may not develop or continue to be liquid and the market price of shares of our common stock may be volatile.

We expect our common stock to be listed and traded on Nasdaq. Prior to the listing on Nasdaq, there has not been a public market for any of our securities, and an active market for our common stock may not develop or be sustained after the listing, which could depress the market price of shares of our common stock and could affect the ability of our stockholders to sell our common stock. In the absence of an active public trading market, investors may not be able to liquidate their investments in our common stock. An inactive market may also impair our ability to raise capital by selling shares of our common stock, our ability to motivate our current or future personnel through equity incentive awards and our ability to acquire other companies, products or technologies by using shares of our common stock as consideration.

In addition, we cannot predict the prices at which our common stock may trade on Nasdaq following the listing of our common stock, and the market price of our common stock may fluctuate significantly in response to various factors, some of which are beyond our control. The public price of our common stock following the listing also could be subject to wide fluctuations in response to the risk factors described in this prospectus and others beyond our control, including:

•	changes in the industries in which we operate;
•	variations in our operating performance and the performance of our competitors in general;
•	actual or anticipated fluctuations in our quarterly or annual operating results;
•	publication of research reports by securities analysts about us or our competitors or our industry;
•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

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•	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;
•	additions and departures of key personnel;
•	changes in laws and regulations affecting our business;
•	commencement of, or involvement in, litigation involving us;
•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
•	the volume of shares of our common stock available for public sale; and
•	general economic and political conditions such as recessions, interest rates, fuel prices, foreign currency fluctuations, international tariffs, social, political and economic risks and acts of war or terrorism.

In addition, securities exchanges have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner often unrelated to the operating performance of those companies. These fluctuations may be even more pronounced in the trading market for our common stock shortly following the listing of our common stock on Nasdaq as a result of the supply and demand forces described above. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and harm our business, results of operations and financial condition.

You may experience dilution from future issuances of preferred stock or additional common stock in connection with our incentive plans, acquisitions or otherwise; future sales of such shares in the public market, or the expectations that such sales may occur, could lower our stock price.

Prior to the effectiveness of this registration statement, we will adopt an amended and restated certificate of incorporation which will authorize us to issue shares of common stock and options, rights, warrants and appreciation rights relating to our common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion. We could issue a significant number of shares of common stock in the future in connection with investments or acquisitions. Any of these issuances could dilute our existing stockholders, and such dilution could be significant. Moreover, such dilution could have a material adverse effect on the market price for the shares of our common stock.

The future issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of shares of our common stock, either by diluting the voting power of our common stock if the preferred stock votes together with the common stock as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote, even if the action were approved by the holders of our shares of our common stock.

The future issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our common stock by making an investment in the common stock less attractive. For example, investors in the common stock may not wish to purchase common stock at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase common stock at the lower conversion price, causing economic dilution to the holders of common stock.

Because we have no current plans to pay cash dividends on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We currently intend to retain all available funds and any future earnings to fund the development, commercialization and growth of our business, and therefore we do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our future ability to pay cash dividends on our common stock may also be limited by the terms of any future debt securities or credit facility. As a result, capital appreciation, if any, of the common stock you purchase in this offering will be your sole source of gain for the foreseeable future.

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We are an emerging growth company and a smaller reporting company, and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) having the option of delaying the adoption of certain new or revised financial accounting standards, (iii) reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these exemptions until such time that we are no longer an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. Further, pursuant to Section 107 of the JOBS Act, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) December 31, 2031, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock held by non-affiliates was $700.0 million or more as of the last business day of the second fiscal quarter of such year or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

It is possible that some investors will find our common stock less attractive as a result of the foregoing, which may result in a less active trading market for our common stock and higher volatility in our stock price.

ROKIT Healthcare controls the direction of our business, and the concentrated ownership of our stock following the closing of this offering will prevent you and other stockholders from influencing significant decisions.

We are a wholly owned subsidiary of ROKIT Healthcare. As long as ROKIT Healthcare continues to control stock representing a majority of our combined voting power, it will generally be able to determine the outcome of all corporate actions requiring stockholders’ approval. Even if ROKIT Healthcare were to control less than a majority of our combined voting power, it may be able to influence the outcome of corporate actions so long as it owns a significant portion of our combined voting power.

Investors in this offering may not be able to affect the outcome of any stockholders’ vote while ROKIT Healthcare controls the majority of our combined voting power. ROKIT Healthcare thus will be able to elect a majority or more of the members of our Board, which in turn will be able to influence all matters affecting us, including, among other things:

•	any determination with respect to our business direction and policies, including the appointment and removal of officers and, in the event of a vacancy on our Board, additional or replacement directors;
•	any determinations with respect to mergers, business combinations or disposition of assets;
•	determination of our management policies;
•	determination of the composition of the committees on our Board;
•	our financing policy;
•	our compensation and benefit programs and other human resources policy decisions;
•	changes to any other agreements that may adversely affect us; and
•	the payment of dividends.

See “Description of Capital Stock.”

Provisions of our amended and restated certificate of incorporation and bylaws, in each case, which will become effective in connection with the effectiveness of the registration statement, of which this prospectus forms a part, may delay or prevent a take-over that may not be in the best interests of our stockholders.

Provisions of our amended and restated certificate of incorporation and bylaws, in each case, which will become effective in connection with the effectiveness of the registration statement, of which this prospectus forms a part, may be deemed to have anti-takeover effects, which include, among others, (i) a board of directors who can fill vacancies of our Board, (ii) supermajority voting thresholds for the removal of members of our Board, and (iii) when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt.

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In addition, our amended and restated certificate of incorporation will authorize the issuance of shares of preferred stock which will have such rights and preferences determined from time to time by our Board. Following the adoption of the amended and restated certificate of incorporation, our Board may, without stockholder approval (except as may be required under Nasdaq rules), issue additional preferred shares with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Our amended and restated certificate of incorporation, which will become effective in connection with the effectiveness of the registration statement, of which this prospectus forms a part, will provide for an exclusive forum in the Court of Chancery of the State of Delaware for certain disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our amended and restated certificate of incorporation, which will become effective in connection with the effectiveness of the registration statement, of which this prospectus forms a part, will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, agents, employees or our stockholders, (iii) any action arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”), our certificate of incorporation or our bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. Pursuant to our planned amended and restated certificate of incorporation, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our common stock will be deemed to have had notice of and consented to the forum selection clause in our planned amended and restated certificate of incorporation described in this paragraph.

We believe our choice of forum provision may benefit us by providing increased consistency in the application of Delaware law by chancellors and judges particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, our choice of forum provision may impose additional litigation costs on stockholders in pursuing claims and may limit a stockholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or any of our directors, officers or other employees, which may discourage lawsuits with respect to such claims. In addition, while the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the choice of forum provision, and there can be no assurance that such provision will be enforced by a court in those other jurisdictions. If a court were to find the choice of forum provision in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

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General Risks

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our common stock.

Securities research analysts may establish and publish their own periodic projections for our Company. These projections may vary widely and may not accurately predict the results we actually achieve. The price of our common stock may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our stock price or trading volume could decline.

Our internal computer systems, or those of any of our manufacturers, other contractors, consultants, collaborators or potential future collaborators, may fail or suffer security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of our proprietary or confidential data, or personal data, which could result in additional costs, loss of revenue, significant liabilities, harm to our brand and material disruption of our operations.

Despite the implementation of security measures, our internal computer systems and those of our current and any future CROs and other contractors, consultants, collaborators and third-party service providers, are vulnerable to damage from computer viruses, cybersecurity threats, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failure. Because the techniques used to obtain unauthorized access to, or to sabotage, systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. We may also experience security breaches that may remain undetected for an extended period. If such an event were to occur and cause interruptions in our operations or result in the unauthorized acquisition of or access to personally identifiable information or individually identifiable health information (violating certain privacy laws such as HIPAA and GDPR), it could result in a material disruption of our drug discovery and development programs and our business operations, whether due to a loss of our trade secrets or other similar disruptions. Some of the federal, state and foreign government requirements include obligations of companies to notify individuals of security breaches involving particular personally identifiable information, which could result from breaches experienced by us or by our vendors, contractors or organizations with which we have formed strategic relationships. Notifications and follow-up actions related to a security breach could impact our reputation, cause us to incur significant costs, including legal expenses and remediation costs. For example, the loss of clinical trial data from completed or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the lost data. We also rely on third parties for certain portions of our manufacturing process, and similar events relating to their computer systems could also have a material adverse effect on our business. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data, or inappropriate disclosure of confidential or proprietary information, we could be exposed to litigation and governmental investigations, the further development and commercialization of our products could be delayed, and we could be subject to significant fines or penalties for any noncompliance with certain state, federal and/or international privacy and security laws.

Our insurance policies may not be adequate to compensate us for the potential losses arising from any such disruption, failure or security breach. In addition, such insurance may not be available to us in the future on economically reasonable terms, or at all. Further, our insurance may not cover all claims made against us and could have high deductibles in any event, and defending a suit, regardless of its merit, could be costly and divert management attention.

Our operations are vulnerable to interruption by fire, severe weather conditions, power loss, telecommunications failure, terrorist activity and other events beyond our control, which could harm our business.

Our facility is located in a region which experiences severe weather from time to time. We have not undertaken a systematic analysis of the potential consequences to our business and financial results from a major tornado, flood, fire, earthquake, power loss, terrorist activity or other disasters and do not have a recovery plan for such disasters. In addition, we do not carry sufficient insurance to compensate us for actual losses from interruption of our business that may occur, and any losses or damages incurred by us could harm our business. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that can involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	our strategic focus and our current business priorities, and our ability to implement these priorities;
•	our ability to increase recognition and adoption of our new technologies by the medical community;
•	our ability to increase adoption of our platforms, which will depend, in part, on physician preferences, hospital decisions, and reimbursement coverage;
•	the advantages of our products, development of new products and expansion of our product offering;
•	our expectations regarding potential markets for our products, including a growing number of surgical specialties, the size of potential markets and any growth in such markets;
•	our expectations regarding expansion in current markets for our products;
•	our ability to maintain and establish our distribution networks and successful adoption of our products by hospitals;
•	market adoption, consumer awareness and physician recommendations of the products in our RAP;
•	evolving consumer preferences and increased competition in the nutraceutical industry;
•	our ability to expand the products in our RAP into reliable retail, e-commerce, and distribution networks;
•	our expectations regarding ongoing regulatory obligations and oversight and the changing nature thereof impacting our products, research and clinical programs, and business;
•	our ability to maintain existing, and obtain any new, regulatory approvals for our products in multiple domestic and international jurisdictions, as necessary;
•	future changes in regulatory standards which may require additional compliance efforts and expenses;
•	our expectations regarding Medicare reimbursement reform involving certain of our products and our ability to secure Medicare reimbursement for additional products in the future;
•	our expectations regarding our ability to manufacture and process our existing and future products;
•	our expectations regarding costs relating to compliance with regulatory requirements;
•	our expectations regarding our systems and their ability to ensure the Company’s compliance with regulations;
•	our intention to implement and maintain rigorous quality standards through the Company’s supply chain and to advance the scientific body of evidence substantiating our products;
•	our expectations regarding government and other third-party coverage and reimbursement for our products;
•	our expectation that we will not pay cash dividends and will use available funds in the development, operation, and expansion of our business;
•	our belief that our properties are suitable and adequate to meet the needs of our business;
•	our belief in the sufficiency of our intellectual property rights in our technology;
•	maintaining and protecting our owned and licensed intellectual property rights for our ORP, which is essential our commercialization strategy;
•	our ability to protect our brand, trademarks and formulations of the products in our RAP;
•	our expectations regarding future income tax liability;
•	our belief that we will be able to meet our operational liquidity needs;
•	general macroeconomic factors and the emergence of new medical technologies that could influence our growth trajectory;
•	shifts in consumer health trends or the introduction of new nutraceutical products by our competitors;
•	demographic and market trends; and
•	our ability to compete effectively.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein until after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

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MARKET AND INDUSTRY DATA

This prospectus includes estimates regarding market and industry data. Unless otherwise indicated, information concerning our industry and the markets in which we operate, including our general expectations, market position, market opportunity, and market size, are based on our management’s knowledge and experience in the markets in which we operate, together with currently available information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, trade and business organizations, and other contacts in the markets in which we operate. Certain information is based on management estimates, which have been derived from third-party sources, as well as data from our internal research.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While we believe the estimated market and industry data included in this prospectus is generally reliable, such information is inherently uncertain and imprecise. Market and industry data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process, and other limitations inherent in any statistical survey of such data. In addition, projections, assumptions, and estimates of the future performance of the markets in which we operate are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Accordingly, you are cautioned not to place undue reliance on such market and industry data or any other such estimates.

The content of the above sources, except to the extent specifically set forth in this prospectus, does not constitute a portion of this prospectus and is not incorporated herein.

TRADEMARKS, SERVICE MARKS AND TRADENAMES

We own or otherwise have rights to the trademarks, including those mentioned in this prospectus, used in conjunction with the operation of our business. This prospectus includes our own trademarks, which are protected under applicable intellectual property laws, as well as trademarks, service marks and tradenames of other entities, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, service marks and tradenames. We do not intend our use or display of other entities’ trademarks, service marks or tradenames to imply a relationship with, or endorsement or sponsorship of us by, any other entities.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $21.9 million (or $25.4 million if the underwriters exercise their over-allotment option in full), based upon the assumed initial public offering price of $9.50 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase or decrease in the assumed initial public offering price of $9.50 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease, as applicable, the net proceeds that we receive from this offering by approximately $2.5 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 1.0 million in the number of shares offered by us would increase or decrease, as applicable, the net proceeds that we receive from this offering by approximately $8.9 million, assuming that the assumed initial public offering price remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual initial public offering price and other terms of this offering determined at pricing.

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The principal purposes of this offering are to increase our capitalization and financial flexibility, and to create a public market for our common stock and thereby enable access to the public equity markets for us and our stockholders.

We currently intend to use approximately 30% the net proceeds from this offering, together with our existing cash and cash equivalents, to fund sales and marketing activities for the skin regeneration platform. We also intend to allocate, together with our existing cash and cash equivalents, approximately 20% of the net proceeds from this offering to the cartilage regeneration platform and approximately 20% to the kidney regeneration platform.

With respect to the cartilage regeneration platform, we intend to use the proceeds to conduct exploratory research activities, including biomaterial optimization, device-tissue interaction testing, laboratory feasibility studies, and evaluation of potential regulatory classification and development pathways. The objective of these activities is to establish technical feasibility and define appropriate regulatory strategy. Following the use of these proceeds, we expect to be able to assess whether advancement into a defined clinical development program is appropriate. The proceeds from this offering are not expected to be sufficient to initiate clinical trials for the cartilage regeneration platform.

With respect to the kidney regeneration platform, we intend to use the proceeds to conduct exploratory and translational research activities, including additional laboratory testing, functional feasibility evaluation, and regulatory pathway assessment. These activities are designed to determine viability of a clinical development pathway and the applicable regulatory framework. Following the use of these proceeds, we expect to be able to determine whether further development is warranted. The proceeds from this offering are not expected to be sufficient to initiate clinical trials for the kidney regeneration platform.

As of the date of this prospectus, we are evaluating the appropriate future clinical and regulatory pathways for these platforms, and we have not yet determined the timing, scope, or jurisdiction of any specific clinical trials. The expected use of proceeds represents our current intentions based upon our present plans and business conditions.

Consistent with the discussion above, we may evaluate potential regulatory pathways, including the FDA’s EAP, if and when appropriate. As of the date hereof, we have not formally initiated engagement with the FDA, although we are currently establishing the necessary foundational data package through our ongoing research collaborations. At this time, we do not expect to complete, or may not initiate, Phase I clinical trials for these platforms using the proceeds from this offering.

We also intend to use the remaining proceeds for general corporate purposes, including working capital, operating expenses, capital expenditures, and other general corporate purposes. The expected use of proceeds represents our current intentions based on our present plans and business conditions, and we cannot assure you that we will achieve the anticipated development milestones within the expected timeframes, or at all.

Based on our current operating plans, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will be sufficient to fund our projected operations through 2027. In particular, proceeds from this offering will be required to commercialize the ORP business in the Americas. We do not require proceeds from this offering to operate the RAP business. However, our expected use of proceeds from this offering and our existing cash and cash equivalents described above represent our current intentions based on our present plans and business conditions. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above. We expect that we will require additional funds in order to fully accomplish the specified uses of the proceeds of this offering. We also may elect to raise additional capital opportunistically.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our research and development, evolving regulatory requirements, and other factors described in the sections titled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the amount of cash used in our operations and any unforeseen cash needs. Therefore, our actual expenditures may differ materially from the estimates described above. We may also find it necessary or advisable to use the net proceeds for other purposes. In addition, we might decide to postpone or not pursue clinical trials or preclinical activities if the net proceeds from this offering and the other sources of cash are less than expected.

Pending the use of the proceeds from this offering as described above, we intend to invest the net proceeds from this offering that are not used as described above in U.S. federal government or agency-issued obligations, FDIC-insured certificates of deposit, municipal bonds and money market accounts. We cannot predict whether the proceeds invested will yield a favorable return.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to fund the development, commercialization and growth of our business, and therefore we do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our Board. Any such determination will also depend upon our business prospects, operating results, financial condition, capital requirements, general business conditions and other factors that our Board may deem relevant. Our future ability to pay cash dividends on our common stock may also be limited by the terms of any future debt securities or credit facility.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2026, as follows.

•	on an actual basis; and

•

on an as adjusted basis to give effect to the sale of shares of our common stock in this offering, assuming an initial public offering price of $9.50 per share (the mid-point of the price range set forth on the cover page of this prospectus), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our financial statements and related notes appearing elsewhere in this prospectus.

	As of March 31, 2026
	Actual	As Adjusted
	(unaudited) (in thousands, except for share and per share amounts)
Cash and cash equivalents	$209	$22,151
Stockholders’ equity:
Common Stock, $0.01 par value per share;	250	276
Additional paid-in capital	-	21,916
Retained Earnings	3,718	3,718
Total stockholders’ equity	$3,968	$25,910
Total capitalization	$3,968	$25,910

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

As of March 31, 2026, we had a historical net tangible book value (deficit) of $3,968,032, or $0.16  per share of our common stock. Our net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of our common stock outstanding on such date.

After giving further effect to the sale and issuance of 2,631,579 shares of our common stock in this offering at an assumed initial public offering price of $9.50 per share, the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of  March 31, 2026 would have been approximately $25.9  million, or approximately $0.94  per share. This represents an immediate increase in as adjusted net tangible book value of $0.78 per share to existing stockholders and an immediate dilution in as adjusted net tangible book value of $8.56  per share to new investors purchasing shares of our common stock in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the initial public offering price per share paid by new investors. The following table illustrates this per share dilution (without giving effect to any exercise by the underwriters of their over-allotment option):

Assumed initial public offering price per share		$9.50
Historical net tangible book value (deficit) per share as of March 31, 2026	$0.16
Increase in net tangible book value per share attributable to new investors participating in this offering		0.78

As adjusted net tangible book value per share immediately after this offering		0.94

Dilution per share to new investors participating in this offering		$8.56

The dilution information discussed above is illustrative only and may change based on the actual initial public offering price and other terms of this offering.

Each $1.00 increase or decrease in the assumed initial public offering price of $9.50 per share, the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease, as applicable, our as adjusted net tangible book value per share after this offering by $1.03, and would increase or decrease, as applicable, dilution per share to new investors in this offering by $9.63, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 1.0 million shares in the number of shares offered by us would increase or decrease, as applicable, our as adjusted net tangible book value per share after this offering by approximately $1.22  per share and decrease or increase, as applicable, the dilution to investors participating in this offering by approximately $8.44 per share, in each case assuming that the assumed initial public offering price remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

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Except as otherwise indicated, the above discussion and tables assume no exercise of the underwriters’ over-allotment option. If the underwriters exercise their over-allotment option in full, as adjusted net tangible book value after this offering would be approximately $29.5  million, or approximately $1.05  per share, the increase in net tangible book value per share to existing stockholders would be $0.90 per share and the dilution to new investors would be $8.60 per share, in each case assuming an initial public offering price of $9.50 per share, the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The following table summarizes, on a as adjusted basis as of March 31, 2026, the differences between the number of shares of our common stock purchased from us, the total consideration paid and the weighted-average price per share paid by existing stockholders and to be paid by the new investors purchasing shares of our common stock in this offering, at the assumed initial public offering price of $9.50 per share, the midpoint of the price range set forth on the cover page of this prospectus, before deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased		Total Consideration		Weighted- Average Price
(in thousands, except share and per share amounts)	Number	Percent	Amount	Percent	Per Share
Existing stockholders before this offering	25,000,100	90%	$250	1%	$0.01
New investors purchasing shares in this offering(1)	2,631,579	10%	25,000	99%	$9.50

Total	27,631,679	100.0%	$25,250	100.0%	$0.91

 (1) The presentation in this table regarding ownership by existing stockholders does not give effect to any purchases that existing stockholders may make in this offering.

The table above assumes no exercise of the underwriter’s over-allotment option. If the underwriters exercise their over-allotment option in full, the percentage of our common stock held by existing stockholders after this offering would be reduced to 1% of the total number of shares of our common stock outstanding after this offering, and the percentage of our common stock held by new investors would be increased to 1% of the total number of shares of our common stock outstanding after this offering.

The foregoing discussion and calculations above (other than the historical net tangible book value calculations) are based on the number of shares of our common stock outstanding as of March 31, 2026, and excludes:

•	2,500,000 shares reserved for issuance under the Company’s 2026 Omnibus Equity Incentive Plan; and
•	641,028 shares reserved for issuance pursuant to the Advisory Service Agreement.

To the extent any of the outstanding options are exercised or new options or other securities are issued under our equity incentive plans, you will experience further dilution as a new investor in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. Furthermore, we may choose to issue common stock as part or all of the consideration in acquisitions, as part of our planned growth strategy. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes and other financial information appearing elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the “Risk Factors” section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. All dollar amounts in this section are in USD unless indicated otherwise.

Overview

ROKIT America, Inc. (referred to as “ROKIT America” or the “Company”) is committed to extending human healthspan and enhancing quality of life in an aging society through its proprietary Reverse Aging Product (“RAP”) which is intended to support cellular health and aging-related biological processes at the molecular level, and its artificial intelligence (“AI”) hyper-personalized Organ Regeneration Platform (“ORP”), a proprietary technology developed by our parent company, ROKIT Healthcare, which is intended to provide regenerative medicine solutions in the Americas.

Since its founding in 2019, the Company has focused on the research and development of dietary bio-supplements centered around β-Nicotinamide Mononucleotide (“NMN”). We have launched a range of NMN-based products into global markets, including the United States. Our flagship product line, ROKIT AMERICA NMN, combines NMN with pterostilbene, a naturally occurring potent antioxidant. Certain of our RAP dietary supplement formulations also include additional ingredients, such as fisetin, which we incorporate based on internal research and development focused on supporting cellular health and aging-related biological processes. These products are regulated as dietary supplements and do not require premarket approval by the FDA.

The dietary supplement market, including NMN-based products and additional ingredients such as fisetin, is highly competitive and characterized by relatively low barriers to entry, with numerous domestic and international companies offering products containing similar ingredients.

We do not believe that the inclusion of any single dietary supplement ingredient provides a durable competitive advantage on its own, independent of formulation, quality, brand recognition, and execution. The dietary supplement market is characterized by relatively low barriers to entry, rapid product replication, and significant price and marketing competition. Although we believe our product formulations and development efforts differentiate our offerings, there can be no assurance that our products will achieve or maintain market acceptance or competitive advantage.

Our ability to compete depends primarily on brand recognition, product quality, marketing execution, and consumer trust, rather than proprietary exclusivity over individual supplement ingredients.

Building on our research and development efforts, the Company intends to expand into a broader portfolio of patented and patent-pending technologies, including, without limitation, telomere-stabilizing formulations, for which the Company filed a U.S. patent application for on September 30, 2025 (U.S. Patent Application No. 19/345,992). This product candidate is in development and will require applicable regulatory approvals prior to commercialization.

We believe our RAP goes beyond traditional dietary supplements. It is being developed into an integrated hyper-personalized wellness solution, leveraging genomic data, lifestyle patterns, and biometric indicators. Through strategic integration with U.S.-based digital healthcare and wellness distribution platforms, we aim to create a new, consumer-centric wellness ecosystem that focus on personalized health options; however, there can be no assurance that these initiatives will result in successful commercialization or market adoption.

In parallel, the Company introduced an AI Hyper-personalized ORP into certain markets throughout the Americas pursuant to the exclusive licensing agreement, dated August 27, 2025, with ROKIT Healthcare (the “License Agreement”).

The ORP integrates four key proprietary technologies: (i) a 3D bioprinter designed for clinical use, (ii) AI-powered wound modeling for automated and precise scaffold design, (iii) proprietary technology to manufacture hyper-personalized bioinks from autologous tissues, and (iv) a sterile, single-use regenerative kit enabling standardized procedures. The ORP currently includes a skin regeneration platform, which is in the early revenue-generating adoption phase in selected multiple hospital systems in the Americas, including outpatient level of medical centers and regional healthcare centers in the United States, Brazil, Paraguay, Argentina, Chile and Peru, and has obtained certain applicable regulatory clearances or registrations depending on jurisdiction (see “Business — Our Organ Regeneration Platform (ORP) — Regulatory Approval Status”). Depending on jurisdiction, the platform may require additional institutional approvals, procedural adoption by physicians, or reimbursement pathway establishment before broader utilization. While in the U.S., the Company has only initiated the early revenue-generating adoption phase of its skin regeneration platform, it intends to expand the ORP to other platforms including, for example, cartilage and kidney regeneration and is evaluating the regulatory authorization required for such applications.

The Company’s current skin regeneration applications are registered as Class I medical devices in the United States. Cartilage and kidney applications represent different intended uses and require separate regulatory review prior to commercialization. The Company is currently in the exploratory stage for these programs with respect to United States regulatory authorization and has not yet determined the applicable regulatory pathway or classification. Outside the United States, regulatory authorities assess products based on intended use under their respective local regulatory frameworks. The Company completed a commercial sale of a cartilage regeneration platform in Paraguay in December 2025 pursuant to local regulatory requirements. Separate approvals may be required in other jurisdictions prior to commercialization. Although certain components may be shared, each program and jurisdiction is subject to its own regulatory classification, clearance, or exemption requirements, and authorization for one indication or geography does not confer authorization for any other.

ROKIT Healthcare currently plans human clinical evaluations for its cartilage regeneration platform primarily in South Korea and Egypt. Based on the clinical evaluation data generated from these evaluations, the Company is exploring regulatory pathways to expand its market presence into the United States and other global jurisdictions.

On March 11, 2026, the Company entered into a Global Sponsored Research Agreement with ROKIT Healthcare and Brigham and Women’s Hospital, an affiliate of Harvard Medical School in the U.S. (the “Global Sponsored Research Agreement”), to conduct a preclinical efficacy study of its omentum-based regenerative patch for our kidney regeneration platform. This study will be designed to evaluate the regenerative potential of the Company’s 3D-bioprinted patches in a severe chronic kidney disease (“CKD”) animal model. See the section titled “Business – Our Organ Regeneration Platform – Clinical Trials – Korea, CKD Pre-clinical Study.”

The Company is focused on three core strategic directions through its RAP and ORP: (1) Fundamental control of aging and chronic disease progression through hyper-personalized health solutions, which is currently executed through the commercialization of the Company’s RAP containing NMN and fisetin already on the market, and the early revenue-generating adoption phase rollout of its skin regeneration platform; (2) Development of cost-effective, “just-in-time” healthcare systems as a response to global medical financing challenges, which the Company is advancing through its ORP initiatives with a focus on scalable implementation; and (3) Creation of a cloud-based global platform directly connecting hospitals and patients, which remains at a conceptual and exploratory stage, with the Company assessing potential architectures and use cases but not yet offering an operational platform.

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By integrating our RAP and ORP, we aim to deliver synergistic solutions that improve individual quality of life while reshaping therapeutic standards in age-related degeneration and chronic disease care.

Guided by this vision, ROKIT America strives to become a global leader in the wellness and biotech industry through its RAP, while evolving into an integrated bio-health enterprise that encompasses next-generation regenerative medicine powered by our ORP, creating synergy with ROKIT Healthcare.

Our Reverse-Aging Product (RAP)

Dietary Bio-Supplement Products

Since its inception in July 2019, the Company has focused on developing its RAP, aimed at supporting cellular health and aging related biological processes. Leveraging its core ingredient, β-Nicotinamide Mononucleotide (“NMN”), the Company has launched a series of anti-aging health supplements in the U.S. and other global markets and we currently offer seven (7) kinds of products:

•	ROKIT AMERICA NMN;
•	Fisetin;
•	Nicotinamide Riboside;
•	Women Plus;
•	Stress Care;
•	Eye Care; and
•	Others.

The flagship product line, ROKIT AMERICA NMN, combines NMN with high-performance compounds such as pterostilbene to support NAD+ biosynthesis, which supports cellular metabolism, DNA repair, and energy restoration although there can be no assurance regarding consumer outcomes or long-term benefits.

Our supplements are designed to support cellular health by targeting biological processes associated with aging. Rooted in advanced bioscience and real-world clinical insights, the products target the biological core of aging: the cell. While traditional anti-aging methods often focus on superficial or symptomatic relief, our products empower the body to naturally regenerate, repair, and restore itself from within. However, our products are marketed as dietary supplements and are not approved by FDA to diagnose, treat, cure, mitigate or prevent any disease, and their efficacy for human longevity applications has not been established. For a more detailed discussion of the regulatory framework matters applicable to RAP, see “Business — Government Regulation — Regulation of Our Dietary Supplement Products.”

At the heart of this innovation are two clinically relevant compounds: Nicotinamide Mononucleotide and fisetin. Both have been selected through internal research and development based on published scientific literature and internal evaluation for their potential to support cellular health and aging-related biological processes. Since 2019, ROKIT America has driven scientific exploration and product development in the field of functional anti-aging ingredients. The Company conducts its dietary supplementary activities in compliance with applicable regulatory requirements.

NMN, a direct precursor to NAD+ (Nicotinamide Adenine Dinucleotide), is involved in cellular energy metabolism and the regulation of aging-related genes. We are monitoring and evaluating published preclinical and early-stage human research conducted by third parties, including mice studies, and limited human trials to evaluate the potential of NMN to help increase NAD⁺ levels, support metabolic efficiency. These studies are exploratory in nature and are not intended to establish clinical efficacy. In metabolic research, NMN has been reported in preclinical and early clinical studies to be associated with improved insulin sensitivity, reduced pro-inflammatory markers, and mitigation of tissue fibrosis—however, such findings may not be predictive of outcomes in humans.

In parallel, fisetin, a naturally occurring flavonoid, supports certain biological pathways studied in preclinical cells that no longer divide and contribute to chronic inflammation and tissue degeneration. Preclinical studies in animal models and emerging early-stage human research studies have explored its biological properties; however, the effects of fisetin in humans have not been established for clinical or longevity-related outcomes.

Beyond these compounds, the Company is also advancing next-generation RAP innovations based on proprietary research and development and licensed intellectual property. These include: (i) telomere-length modulation technologies targeting genomic stability, for which the Company filed a U.S. patent application for on September 30, 2025 (U.S. Patent Application No. 19/345,992) and completed internal feasibility research; and (ii) EpiTem-2, a human skin model platform built via 3D bioprinting that is being developed in alignment with FDA’s NAMs (New Approach Methods) framework for non-animal safety and irritation testing, and is currently in prototype development and undergoing validation studies. Collectively, these initiatives are subject to additional development and regulatory considerations prior to any commercialization.

Although certain RAP formulations include ingredients such as NMN and fisetin, these ingredients are widely available and used by numerous competitors, and the Company does not believe that the inclusion of any single dietary supplement ingredient provides a durable competitive advantage on its own. RAP is designed to support general wellness and cellular health as part of a dietary supplement regimen.

The Company’s expectation to introduce expansion products in the near future is based on its ongoing product development activities related to its existing RAP. The Company is currently developing additional dietary supplement formulations intended to expand its personalized anti-aging product offerings, including customized supplement combinations and formulations designed to address different consumer wellness profiles. These expansion products are in various stages of formulation development and internal evaluation. Based on the current status of these development efforts and the Company’s internal product roadmap, the Company believes it may be able to introduce certain of these expanded product offerings in the near future. However, the timing and scope of any product launch are subject to change and will depend on factors including development progress, manufacturing readiness, regulatory considerations applicable to dietary supplements, and market conditions.

The Company’s sales increased from approximately $961,202 during the three months ended March 31, 2025 to $2,950,844 during the three months ended March 31, 2026, representing a 3.1x increase and a growth rate of 207.0%. The Company’s sales have  also  grown from approximately $364,880 during the fiscal year ended December 31, 2020 to $7,430,152 for the fiscal year ended December 31, 2025, representing a 20.4x increase and  compound annual growth rate (“CAGR”)  of 82.6%. We believe this growth is attributable to its science-driven product development, digital marketing strategies,  collaboration with social media influencers, expansion of its sales and distribution activities in Vietnam,  and establishment of a robust global distribution network. Revenue growth has been driven primarily by introducing additional products rather than increasing prices, with the Company currently offering seven kinds of products and planning to expand its portfolio further.

Consistent with this revenue growth, the Company also reported net income of approximately $432,694 and $243,713 for the three months ended March 31, 2026 and 2025, respectively. The Company  also reported net income of approximately $1,586,493 and $651,462 for the fiscal years ended December 31, 2025 and 2024, respectively. The Company’s operating expenses remain limited because certain administrative, operational and development functions are provided by ROKIT Healthcare pursuant to the Support Agreement. As a result, the Company’s results of operations may not be indicative of the cost structure that would exist if it operated on a standalone basis. The Company did not incur material development costs related to the organ regeneration platform during the  three months ended March 31, 2026 and 2025 or the fiscal years ended December 31, 2025 and 2024.

For the three months ended March 31, 2026 and 2025, our sales were generated entirely from our dietary bio-supplements business. While for the year ended December 31, 2024, our dietary bio-supplements business accounted for 100% of our sales, for the year ended December 31, 2025, we generated revenue not only from our RAP, but also from activities related to our ORP.

During 2025, we made progress toward the early revenue-generating adoption phase of the ORP for skin regeneration in the United States. We were informed by distributors of ROKIT Healthcare that insurance claims for certain diabetic foot ulcer (“DFU”) procedures performed using components of the skin regeneration platform had been reimbursed for the procedure performed at the hospital outpatient department level. Such reimbursement relates to the physician procedure and is paid to the healthcare provider. The Company’s revenues are derived from the sale of kits to distributors and are not dependent on, nor directly attributable to, such reimbursement decisions. We have not obtained FDA approval or clearance for the skin regeneration platform, and these reimbursement decisions are made by third-party payors and may vary by provider and circumstance.

In addition, during the year ended December 31, 2025, we generated revenue related to the ORP through the sale of cartilage regeneration kits in Paraguay. These kits were used in patient treatments in Paraguay in accordance with applicable local laws and regulations.

For additional information regarding our RAP, refer to “Business — Our Reverse-Aging Product (RAP).”

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Our Organ Regeneration Platform (ORP)

ORP Products

As a long-term growth driver, the Company introduced the ORP business. Developed by ROKIT Healthcare, this platform utilizes AI-based, 3D bioprinting-based regenerative organ technology.

The ORP consists of 3D bioprinters, AI-powered software, and disposable kits, currently in use in hospitals across select countries, designed for clinical use by medical professionals. Currently, the ORP is focused on skin regeneration targeting DFUs, burns, and Non-melanoma Skin Cancer (“NMSC”) resection wounds. To address the common challenges of chronic diseases, such as complex disease mechanisms, limited effectiveness of standard treatments, and prolonged recovery periods, we have developed regenerative medical technologies that utilize damaged tissues using the patient's own (autologous) tissue, especially using Extra Cellular Matrix (“ECM”), which is the rich collection of growth factors that helps with skin tissue regeneration. This approach is designed to support safety and procedural outcomes through minimal manipulation.

During the development of each technology, a total of 16 preclinical and clinical studies in Korea and abroad were conducted by ROKIT Healthcare, which evaluated safety and therapeutic potential. In addition, selected platform components have been listed and complied with regulatory requirements from agencies such as the Ministry of Food and Drug Safety in Korea, the FDA, and the Conformité Européenne in Europe, supporting entry into the global medical market (please refer to “Business — Our Organ Regeneration Platform (ORP) — Regulatory Approval Status” for more information on regulatory approvals).

On August 27, 2025, the Company secured exclusive rights to operate the ORP business in the Americas, and related intellectual property and know-how for the Americas, which includes all countries and territories in South America and North America, pursuant to the License Agreement with ROKIT Healthcare. This provides a foundation for entering the regenerative medicine market, with initial focus on its applications in skin and eventually, cartilage and kidney regeneration.

The Company’s cartilage regeneration platform is an investigational, solution-based technology concept designed to support cartilage tissue regeneration and is being evaluated for potential application in degenerative cartilage conditions.

The Company is also evaluating a kidney regeneration platform, which is investigational and at an earlier stage of evaluation, and is being explored for potential application in chronic kidney conditions.

Notwithstanding the foregoing, for  the three months ended March 31, 2026 and 2025 and for the years ended December 31, 2025  and 2024, the Company recognized  $0 and $0, respectively, and $130,000 and $0, respectively, of revenue solely related to the sale of cartilage regeneration kits in Paraguay. These cartilage regeneration kits were used in patient treatments in Paraguay in accordance with applicable local laws and regulations. Such sales were conducted outside the United States, were not made pursuant to any FDA approval or clearance, and do not alter the investigational status of the Company’s cartilage regeneration platform in the United States or represent commercial marketing of an FDA-approved product.

Although the Company’s cartilage and kidney regeneration platforms are currently at the investigational stage, the Company is still exploring which are the appropriate regulatory pathways for each of these programs including the FDA’s EAP. Pursuant to the Global Sponsored Research Agreement, we expect to commence preliminary data preparation activities to support the evaluation of a potential EAP submission. However, we have not yet formally engaged with the FDA’s EAP as of the date hereof. To the extent the Company pursues the FDA’s EAP, we acknowledge that products provided under such EAP remain investigational and may not be marketed or sold commercially prior to their respective approval. To the extent we deploy significant resources towards pursuing FDA approval for such platforms and we are unable to obtain regulatory approval for such investigational platforms, our business may be adversely affected.

Through this strategy, ROKIT America is strengthening its position in the bio-healthcare industry—securing a strong revenue base through the RAP while actively preparing for expansion into the high-value field of regenerative medicine through the deployment of our ORP.

We believe our ORP will deliver a full spectrum of next-generation regenerative medicine solutions to the Americas, leveraging the proprietary technology, clinical data, and commercial strategies developed by ROKIT Healthcare derived from the License Agreement. We believe ROKIT America will lead the expansion of a platform-based regenerative approach in the Americas contributing to the evolution of the treatment paradigm for age-related degeneration and chronic conditions. The ORP platform is underpinned by clinical data, advanced bioengineering, and global IP strategies.

Skin Regeneration Platform

At its core, our skin regeneration platform is an AI-powered system capable of generating a customized 3D regenerative patch with a single scan and minimal user input. This platform consists of three products – 3D Bioprinter (“Dr. INVIVO” or “APLICOR”), Ai-assisted wound measurement software (“AiD Regen”), and a Disposable Medical KIT (“Dr. INVIVO AI Regen KIT” or “APLICOR 3D KIT”), designed for clinical use.

Using AiD Regen’s clinician-operated interface, wounds are rapidly assessed through depth-sensing technology and transformed into high-precision 3D models in real-time. Dr. INVIVO’s Human-AI Interface facilitates seamless integration between diagnostics and treatment, allowing practitioners to deliver would-specific patches in a timely manner. The Dr. INVIVO AI Regen KIT (“KIT”) enables medical professionals to efficiently process a patient own harvested (autologous) adipose fat tissue, the raw material for regenerative patches, directly in clinical settings. The KIT’s main components function by using polycaprolactone, or PCL, a biocompatible synthetic polymer, to create a scaffold guide tailored to the exact size of the affected area. Additionally, the Adipose Micronizer utilizes physical manipulation to filter out fibers and micronize harvested adipose tissue, transforming the patient's adipose fat into an autologous bioink (a printable biological material made from a patient’s own tissue) of the desired size and consistency.

This automated, patient-specific approach was designed to evaluate safety and performance in accordance with applicable standards. Preclinical and observational studies have assessed healing related outcomes and biological responses, including immune compatibility. Preliminary studies and research conducted in the U.S. and other countries have explored the applicability of the technology for a wide range of dermatological conditions, including DFUs, burns, and NMSC resection wounds.7 The ability to deliver precise and controlled treatments in outpatient settings may support the potential commercial scalability of the skin regeneration platform.

___________________________________________

7 Yun YK, Han SK, Yoon IJ, Namgoong S, Jeong SH, Dhong ES, Kim JH, Lee MC. Evaluating micronized adipose tissue niche and artificial dermis grafts following nonmelanoma skin cancer excision: a pilot study. Wounds. 2024 Apr; 36(4):129-136. doi: 10.25270/wnds/23135. PMID: 38743859.

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ROKIT America anticipates entering into distribution and partnership agreements in designated countries within the Americas, which will be the source of revenues from the sale of the Skin Regeneration Kit. Such agreements will define the scope of importation, promotion, marketing, and distribution of our Skin Regeneration Kit in compliance with applicable local regulations.

We also expect ROKIT Healthcare to serve as the legal and physical manufacturer, overseeing product design, internal validation, regulatory compliance and global sales. ROKIT Healthcare would be responsible for physical manufacturing, sterilization, packaging and providing quality data to support regulatory submissions. ROKIT Healthcare would retain exclusive global sales and distribution rights, including through ROKIT America. By advancing this initiative, ROKIT America seeks to secure a replacement solution under direct group control, thereby mitigating supply chain risks and enhancing long-term business continuity.

Although these initiatives can be expected to strengthen ROKIT America’s supply chain security, provide greater operational flexibility, and support long-term business continuity, there can be no assurance that such efforts will be successful or completed on a timely basis.

Cartilage Regeneration Platform

We intend to deploy our cartilage regeneration platform (“CRP”) to initially treat osteoarthritis, which remains a major global health challenge. We anticipate that our cartilage CRP will employ a Lyophilized Costal Cartilage Matrix, a proprietary material derived from a patient’s freeze-dried rib cartilage, to induce cartilage regeneration. This technology is designed to facilitate endogenous repair through a single treatment, eliminating the need for synthetic implants or multiple interventions. ROKIT Healthcare has conducted a preclinical study with Massachusetts General Hospital in the United States, has conducted a clinical trial in Egypt involving 10 patients and has initiated a Korean multicenter pivotal clinical study in December 2025 designed to address osteoarthritis patients. The clinical program is expected to compare outcomes of microfracture alone versus microfracture combined with autologous nanofat-based CRP. A clinical trial involving 104 participants is planned to be conducted across 13 multi-centered institutions, including, without limitation, Seoul National University Hospital in Korea. The study is also expected to evaluate the clinical significance of the procedure by comparing a test group of 52 patients receiving the adipose patch against a control group of 52 patients undergoing microfracture surgery. To date, procedures have been successfully completed for a total of 26 patients.

Kidney Regeneration Platform

We intend to deploy our kidney regeneration platform (“KRP”) to initially treat CKD, driven by aging populations and the rising prevalence of diabetes and hypertension. We anticipate that this platform will produce a patch derived from the patient’s own autologous omentum tissue. Our KRP solution is designed for the entire process—tissue harvest, patch fabrication, and implantation—to be completed within the operating room. To date, ROKIT Healthcare has performed a preclinical study involving CKD in rats conducted through collaborative research with the Department of Nephrology at Seoul National University and the Kidney and Pancreas Transplantation Surgery research team at Asan Medical Center.

For additional information regarding our ORP, refer to “Business — Our Organ Regeneration Platform (ORP).”

Components of Results of Operations

Sales

As of the date of this filing, we generate revenues primarily from selling our reverse-aging health supplement and from our AI hyper-personalized ORP through the sales of the disposable medical regeneration kit, the AI wound recognition-modeling app, and the medical 3D bioprinter, although ORP revenue has been limited to date. The sales of our reverse-aging health supplement are made by e-commerce, including influencer-driven social media e-commerce sales, and wholesale, and we are selling our reverse-aging health supplement primarily in the U.S., Korea, and Vietnam. For the three months ended March 31, 2026 and March 31, 2025, revenue by the wholesale, the e-commerce, and others was $1,052,614, $1,898,078, and $152, respectively, and $438,234, $522,933, and $35, respectively, and revenue for the same periods from the U.S, Korea, Vietnam, and other countries was $398,064, $1,986,795, $558,900, and $7,085, respectively, and $199,864, $510,773, $250,000, and $565, respectively. For the three months ended March 31, 2026 and the year ended December 31, 2025, revenue from our AI hyper-personalized ORP was $0 and $130,000, respectively, derived from sales of disposable medical regeneration kits to Paraguay. In addition, for the years ended December 31, 2025 and 2024, revenue by the wholesale, the e-commerce, and others was $3,455,959, $3,960,260 and $13,933, respectively, and $1,370,400, $1,724,277, and $3,131, respectively, and revenue for the same periods from the U.S, Korea, Vietnam, Paraguay and other countries was $1,976,351, $3,954,498, $1,367,892, $130,000 and $1,411, respectively, and $1,333,795, $1,703,655, $60,000, $0 and $348, respectively. We believe this growth is attributed to its science-driven product development, digital marketing strategies, collaboration with social media influencers, expansion of its sales and distribution activities in Vietnam, and establishment of a robust global distribution network. Revenue growth has been driven primarily by introducing additional products rather than increasing prices, with the Company currently offering seven kinds of products and planning to expand its portfolio further.  For the three months ended March 31, 2026 and March 31, 2025 and for the year ended December 31, 2024, we generated no revenue from our AI hyper-personalized ORP.

Cost of Goods Sold

Cost of goods sold includes raw materials, direct manufacturing expenses,  depreciation of machinery and equipment, freight and shipping costs, consumables, and sample testing for quality control. For the three months ended March 31, 2026 and March 31, 2025, cost of goods sold totaled $677,687 and $316,874, respectively, representing 23% and 33% of total sales, respectively. In addition, for the years ended December 31, 2025 and 2024, cost of goods sold totaled $2,351,671 and $1,075,817, respectively, representing 32% and 35% of total sales, respectively and the rate decreased. The increase in cost of goods sold in absolute terms is primarily due to changes in raw material costs, direct manufacturing expenses, and freight and shipping costs, and increased order quantities from higher sales volume. The decrease in the ratio of cost of goods sold to total sales was primarily attributable to improved purchasing power resulting from higher production volume.

Gross Profit and Gross Margin

We calculate gross profit as sales less costs of goods sold. Gross margin represents gross profit as a percentage of sales. We expect gross profit and gross margin to change and be affected by various factors going forward, including selling prices, product costs, customer mix and production volumes. In the future, we expect that ORP will have a higher sales price and related costs of sales as compared to RAP given market demand and perception. For the three months ended March 31, 2026 and March 31, 2025, gross margins were 77% and 67%, respectively and for the years ended December 31, 2025 and 2024, gross margins were 68% and 65%, respectively. The increase in the gross margin ratio were primarily attributable to the decrease in the ratio of cost of goods sold to total sales due to improved purchasing power resulting from higher sales volumes during each period.

Accounts Receivable, Net and Allowance for Expected Credit Losses

Our accounts receivable reflects amounts due from customers in the ordinary course of business, net of allowances for expected credit losses. As part of our market penetration strategy, we have adopted flexible payment terms for wholesale customers, with payment periods occasionally extending beyond 30 days. For international distributors (other than ROKIT Healthcare), we may require partial pre-payments prior to shipment depending on the specific distributor and transaction, which helps to mitigate credit risk in those markets.

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As of  March 31, 2026, our average accounts receivable balances (inclusive of $0.3 million from related parties) was approximately $4.6 million, and, excluding receivable due from related parties, less than 58% of our outstanding accounts receivable were aged over 180 days at three months-end. In addition, for the years ended December 31, 2025 and 2024, our average accounts receivable balances  (inclusive of $0.1 million and $1.3 million from  related parties) were approximately  $3.4  million and   $1.9 million, respectively, and, excluding receivables due from related parties,  less than 51% and 20% of our outstanding accounts receivable were aged over 180 days at year-end, respectively. A significant portion of these balances related to distributors who are long-term customers with consistent payment history and extended contractual payment terms. We actively monitor the creditworthiness of our customers and maintain an allowance for expected credit losses based on historical experience, current and forecast economic conditions, and the evaluation of collectability for aged receivables. The Company recorded an allowance for expected credit losses of $334,491 as of March 31, 2026, and, to date, the Company has not written off any accounts receivable. In addition, the Company recorded an allowance for expected credit losses of $300,449 and $170,741, as of December 31, 2025 and 2024, respectively, and to date the Company has not written off any accounts receivable.

For the three months ended March 31, 2026 and 2025, our average accounts receivable balance from related parties, specifically ROKIT Healthcare, was approximately $0.2 million and $1.4 million, respectively. In addition, for the years ended December 31, 2025 and 2024, our average accounts receivable balance from related parties, specifically ROKIT Healthcare, was approximately $0.7 million and $1.1 million, respectively. The Company believes this balance is manageable due to the strategic affiliation and ongoing commercial relationship with ROKIT Healthcare. This assessment is supported by recent payment history as substantially all outstanding balances as of December 31, 2025 were aged less than three months, and all sales invoices in 2024 fully paid, the financial strength of ROKIT Healthcare evidenced by its recent initial public offering and successful funding round in Korea, and the absence of any adverse public information or indications of financial distress.

As of March 31, 2026 and 2025, three and two customer accounts (other than related party accounts), respectively, each represented more than 10% of our total accounts receivable. In addition, as of December 31, 2025 and December 31, 2024, four and three customer accounts (other than related party account), respectively, each represented more than 10% of our total accounts receivable. Concentration of credit risk related to these customers is monitored regularly, and we do not believe there is a material risk of non-collection at this time.

Inventories

All of our RAP finished goods inventory is primarily stored at a third-party storage facility located in Los Angeles, California. For the  three months ended March 31, 2026 and 2025 and the   years ended December 31, 2025 and 2024,we typically maintained an average of approximately a two- to three-month supply of finished goods inventory to meet customer demand. To date, we have not experienced any material disruptions in our supply chain that have impacted our ability to fulfill customer orders.

We are evaluating the feasibility of increasing our on-hand inventory levels to a six-month supply. This evaluation is intended to support expected demand growth, particularly for our reverse-aging health supplement product line, and to provide additional buffer against potential supply chain disruptions.

Additionally, in 2026, we  commenced a comprehensive evaluation of our suppliers. This review will focus on ensuring the capacity and reliability of our supply partners to meet projected demand, as well as identifying and mitigating risks related to geopolitical events and global supply chain volatility.

The Company did not maintain any ORP inventory as of March 31, 2026 and December 31, 2025.

Selling, Marketing and Advertising Expenses

Selling, marketing and advertising expenses primarily consist of advertising and promotional costs (including online and social media advertising fee), marketing materials, selling commissions, royalties and shipping and handling costs related to delivering products to customers. Advertising costs are expensed to statements of operations when incurred. Commissions and influencer compensation are recognized within selling, marketing and advertising expenses as incurred based on the related sales activity. We expect that marketing and advertising expenses will increase as our sales and business grow, and will vary from period-to-period as a percentage of revenue for the foreseeable future. This variation is due to our plans to continue to invest in marketing to grow both sales and market presence by way of increasing brand awareness. The trend and timing of our marketing costs will depend in part on the timing of marketing campaigns and the status of business development.

General and Administrative Expenses

Our general and administrative expenses consist primarily of office rent, professional service fees (including legal,  accounting, audit, and consulting  fees), expected credit losses, taxes and dues, insurance, storage expenses, consumables, and other general corporate expenses. Research and development expenses were not material for the periods presented and are also included in general and administrative expenses. We expect to incur additional expenses as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC, Nasdaq, additional insurance expenses, investor relations activities and other administrative and professional services. We also expect to increase research and development expenses and expand the size of our administrative function to support the growth of our business.

Provision for Income Taxes

We have recorded deferred tax assets related to U.S. federal and state income taxes, primarily from temporary differences between taxable income and accounting income. The realizability of these deferred tax assets depends on future taxable income, and if our operating results do not meet expectations, we may be required to record a valuation allowance.

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Statements of Operations

Results of Operations

Comparison of the Three Months Ended March 31, 2026 and 2025 (unaudited)

The following table sets forth our results of operations for the three months ended March 31, 2026 and 2025.

($ in thousands)	Three Months Ended March 31,
	202 6	202 5
Sales	$2,951	$961
Cost of Goods Sold	678	317
Gross Profit	2,273	644

Operating Expense
Selling, marketing and advertising expenses	1,442	196
General and administrative expenses	214	109
Total operating expense	1,656	305
Operating Profit	617	339
Total other expenses, net	(16)	(0)
Income Tax Expense	(168)	(95)
Net Income	$433	$244

Sales

($ in thousands, except percentages)	Three Months Ended March 31,
	202 6	202 5	$ Change	% Change
Reverse-aging Health Supplement	$2,951	$961	$1,990	207%
NMN	2,402	807	1,595	198%
Fisetin	415	95	320	338%
NR	11	9	2	23%
Women Plus	14	5	9	157%
Stress Care	5	4	1	17%
Eye Care	17	10	7	71%
Others	87	31	56	178%
Organ Regeneration Platform	$-	$-	$-	-
Total Revenue	$2,951	$961	$1,990	207%

For financial reporting purposes, products with immaterial revenue are aggregated under “Others.” Accordingly, although the Company may offer more than seven RAP products for sale, the table above presents revenue for the principal product groupings that generated substantially all RAP revenue during the periods presented.

Sales increased $2.0 million, or 207%, for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. The increase was driven by an increase in sales of our RAP products. The increase in RAP sales is primarily attributable to increases in sales of NMN and Fisetin, which grew by 198% and 338%, respectively, during the periods presented.

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During the three months ended March 31, 2026 and 2025, no revenue was generated from our AI hyper-personalized ORP products.

Cost of Goods Sold

($ in thousands, except percentages)	Three months Ended March 31,
	202 6	202 5	$ Change	% Change
Total cost of goods sold	$678	$317	$361	114%

Cost of goods sold for the three months ended March 31, 2026 and 2025 was $0.7 million and $0.3 million, respectively, an increase of $0.4 million, or 114%. The increase in cost of goods sold is principally due to the substantial increases in RAP health supplements sales reported during the three months ended March 31, 2026, compared to the corresponding period in 2025, resulting in higher raw material costs, direct manufacturing expenses, freight and shipping costs associated with increased sales volume.

Operating Expense

Selling, Marketing and Advertising Expenses

($ in thousands, except percentages)	Three Months Ended March 31,
	202 6	202 5	$ Change	% Change
Selling, marketing and advertising expenses	$1,442	$196	$1,246	636%

Selling, marketing and advertising expenses for the three months ended March 31, 2026 and 2025 was $1.4 million and $0.2 million, respectively, an increase of $1.2 million, or 636%. The increase in marketing expenses during the three months ended March 31, 2026 compared to the corresponding period in 2025 related to increased marketing activities to stimulate the demand of the Company’s RAP health supplements, including expenses related to influencer marketing activities.

General and Administrative Expenses

General and administrative expenses for the periods presented were comprised of the following:

($ in thousands, except percentages)	Three months Ended March 31,
	202 6	202 5	$ Change	% Change
Commissions and Consulting costs	$159	$100	$59	59%
Research and development expenses	$5	$4	$1	25%
Other costs	$50	$5	$45	1,500%
Total General and Administrative Expenses	$214	$109	$105	96%

General and administrative expenses for the three months ended March 31, 2026 increased by $0.1 million, or 96%, as compared to the three months ended March 31, 2025. The increase was primarily due to an increase in commissions and consulting costs of $0.1 million, as well as increases in other general and administrative expenses. The increase in commissions and consulting costs is principally attributable to an increase in outsourced fees associated with the administrative work and product development.

Included within general and administrative expenses is research and development expenses. Our reported research and development expenses for the three months ended March 31, 2026 and 2025 were approximately $5 thousand and $4 thousand, respectively, representing a relatively small portion of our total operating expenses. This amount primarily relates to quality control testing of the RAP as substantially all of our research and development activities are conducted by ROKIT Healthcare and are included in the services provided under the Support Agreement. Following our entry into the ORP business pursuant to the License Agreement with ROKIT Healthcare, we expect our research and development expenses to increase in future periods. These expenses are expected to relate to, among other things, the development of patient-specific regenerative therapies for cartilage and kidney regeneration, including preclinical studies, clinical trials, process development, and regulatory activities specifically for the territories defined in the License Agreement. The timing and magnitude of these expenditures will depend on a variety of factors, including the pace of clinical trial initiation, regulatory requirements, and operational priorities.

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Other Expenses, Net

Other expenses, net for the periods presented were comprised of the following:

($ in thousands, except percentages)	Three Months Ended March 31,
	202 6	202 5	$ Change	% Change
Other expenses, net	$16	$-	$16	N/A

Other expenses, net for the three months ended March 31, 2026 was $16 thousand, an increase of $16 thousand, as compared to the three months ended March 31, 2025, which was primarily driven by $16 thousand in realized and unrealized loss on foreign currency transactions.

Net Income

Net Income was $0.4 million for the three months ended March 31, 2026, compared to $0.2 million in the same period of 2025, representing an increase of approximately $0.2 million or 78%. The increase was mainly due to the increase in revenue.

Comparison of Fiscal Years December 31, 2025 and 2024

The following table sets forth our results of operations for the years ended December 31, 2025 and 2024.

($ in thousands)	Year Ended December 31,
	2025	2024
Sales	$7,430	$3,098
Cost of Goods Sold	2,352	1,076
Gross Profit	5,078	2,022

Operating Expense
Selling, marketing and advertising expenses	2,100	491
General and administrative expenses	757	624
Total operating expense	2,857	1,115
Operating Profit	2,221	907
Total other expenses, net	(21)	(3)
Income Tax Expense	(614)	(253)
Net Income	$1,586	$651

Sales

($ in thousands, except percentages)	Year Ended December 31,
	2025	2024	$ Change	% Change
Reverse-aging Health Supplement	$7,300	$3,098	$4,202	136%
NMN	6,211	2,529	3,682	146%
Fisetin	888	372	516	139%
NR	47	56	(9)	(16)%
Women Plus	50	51	(1)	(2)%
Stress Care	15	22	(7)	(32)%
Eye Care	32	18	14	84%
Others	57	50	7	14%
Organ Regeneration Platform	$130	$-	$130	-%
Total Revenue	$7,430	$3,098	$4,332	140%

For financial reporting purposes, products with immaterial revenue are aggregated under “Others.” Accordingly, although the Company may offer more than seven RAP products for sale, the table above presents revenue for the principal product groupings that generated substantially all RAP revenue during the period.

Sales increased $4.3 million, or 140%, for the year ended December 31, 2025, compared to the year ended December 31, 2024. The increase was driven by an increase in sales of our RAP products plus new sales from ORP. The increase in RAP sales is primarily attributable to increases in sales of NMN and Fisetin, with growth rates of 146% and 139%, respectively. New sales from ORP were attributed to the sales of the disposable medical regeneration kits to Paraguay.

Cost of Goods Sold

($ in thousands, except percentages)	Year Ended December 31,
	2025	2024	$ Change	% Change
Total cost of goods sold	$2,352	$1,076	$1,276	119%

Cost of goods sold for the years ended December 31, 2025 and 2024 was $2.4 million, and $1.1 million, respectively, an increase of $1.3 million, or 119%. The increase in cost of goods sold is principally due to the substantial increases in RAP health supplements and ORP sales reported during the year ended December 31, 2025, compared to the corresponding period in 2024.

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Operating Expense

Selling, Marketing and Advertising Expenses

($ in thousands, except percentages)	Year Ended December 31,
	2025	2024	$ Change	% Change
Selling, marketing and advertising expenses	$2,100	$491	$1,609	328%

Selling, marketing and advertising expenses for the year ended December 31, 2025 was $2.1 million as compared to $0.5 million for the year ended December 31, 2024, an increase of $1.6 million, or 328%. The Company increased marketing expenses during the year ended December 31, 2025 to stimulate the demand of its RAP health supplements, including expenses related to influencer marketing activities.

General and Administrative Expenses

General and administrative expenses for the years presented were comprised of the following:

($ in thousands, except percentages)	Year Ended December 31,
	2025	2024	$ Change	% Change
Commissions and Consulting costs	$550	$434	$116	27%
Research and development expenses	$27	$7	$20	286%
Operating lease costs	$6	$3	$3	100%
Other costs	$174	$180	$(6)	(3)%
Total General and Administrative Expenses	$757	$624	$133	21%

General and administrative expenses for the year ended December 31, 2025 increased by $0.1 million, or 21%, as compared to the year ended December 31, 2024. The increase was primarily due to an increase in commissions and consulting costs of $0.1 million. The increase in general and administrative expenses is principally attributable to an increase in outsource fees associated with the administrative works and product development.

Included within general and administrative expenses are research and development expenses. Our reported research and development expenses for the years ended December 31, 2025 and 2024, were approximately $27 thousand and $7 thousand, respectively, representing a relatively small portion of total operating expenses. This amount primarily relates to quality control testing of RAP, as substantially all of our research and development activities are conducted by ROKIT Healthcare and are included in the services provided under the Support Agreement. Following our entry into the ORP business pursuant to the License Agreement with ROKIT Healthcare, we expect our research and development expenses to increase in future periods. These expenses are expected to relate to the development of patient-specific regenerative therapies for cartilage and kidney regeneration, including preclinical studies, clinical trials, process development, and regulatory activities specifically for the territories defined in the License Agreement. The timing and magnitude of these expenditures will depend on a variety of factors, including the pace of clinical trial initiation, regulatory requirements, and operational priorities.

Other expenses, net

Other expenses, net for the periods presented was comprised of the following:

($ in thousands, except percentages)	Year Ended December 31,
	2025	2024	$ Change	% Change
Other expenses, net	$(21)	$(3)	$(18)	646%

Other expenses, net for the year ended December 31, 2025 was $21 thousand, an increase of $18 thousand, or 646%, as compared to the year ended December 31, 2024, which was primarily driven by $21 thousand in realized and unrealized gain(loss) on foreign currency transactions.

Net Income

Net Income was $1.6 million for the year ended December 31, 2025, compared to $0.7 million in the same period of 2024, representing an increase of approximately $0.9 million or 144%. The increase was mainly due to the increase in revenue.

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Liquidity and Capital Resources

Overview

To date, we have financed our operations through the cash generated mainly from sales of reverse-aging health supplements. We have consistently demonstrated strong financial performance, evidenced by sustained profitability and a robust financial position:

•	Positive financial trends: The Company was profitable in the years ended December 31, 2025 and 2024 and for the three months ended March 31, 2026 and 2025.
•

Adequate liquidity: The December 31, 2025 audited financial statements and unaudited condensed interim financial statements as of March 31, 2026 show a positive operating cash flow of $0.5 million and $0.1 million, respectively, and an ending cash and cash equivalents balance of $0.2 million and $0.2 million, respectively, and although the Company believes it can meet its obligations as they become due, liquidity depends significantly on the collection of accounts receivable and inventory turnover.

•	Stable capital base: The Company maintains a healthy capital structure, has no outstanding debt, and demonstrates financial strength and resilience.
•	Access to financial resources: The Company has access to financial resources, including the ability to obtain additional financing from ROKIT Healthcare and other third-party sources, if needed.

Source of Liquidity

As of  March 31, 2026 and  December 31, 2025, our principal source of liquidity consisted of approximately $6.4 million and $5.6 million in current assets, respectively, including $0.2 million and $0.2 million in cash and cash equivalents, respectively, with the remainder primarily consisting of accounts receivable, inventories, and deferred offering costs in each period.  Although the Company believes it can meet its obligations as they become due, its liquidity depends on the timely collection of receivables and inventory turnover.

Funding Requirements

Based on our current operating plan, we believe that the estimated net proceeds from this offering together with existing cash and cash equivalents balances, will be sufficient to fund our operations for at least the next 12 months. We have based this estimate on assumptions that may prove to be wrong, and we could deplete our capital resources sooner than we expect. We may experience lower than expected cash generated from operating activities or greater than expected costs of revenue or operating expenses, and may need to raise additional capital to fund operations, further research, and development activities, or acquire, invest in, or in-license other businesses, assets, or technologies. In particular, we will require funding to support the marketing and research and development of the ORP, and proceeds from this offering will be required to commercialize the ORP business in the Americas. We do not require proceeds from this offering to operate the RAP business.

Our future capital needs will depend upon our ability to execute our revenue growth plans (as described in greater detail above) and many factors, including:

•	the cost and pace of developing new products, enhancements to existing products and our research and development activities;
•	the market acceptance of our products;
•	our ability to develop and commercialize our ORP for new indications, patient populations and clinical use cases;
•	our ability to successfully complete any required clinical or other studies and obtain and maintain any required regulatory approval or clearances;
•	insurer and third-party reimbursement of the costs associated with our organ regeneration solution;
•	successful management of our global supply chain and some of which are currently single-source suppliers;
•	successful growth and leveraging of our global sales team (including, where appropriate, distributors) and marketing team to sell and market our products;
•	the costs of attaining, defending, and enforcing our intellectual property rights;
•	whether we acquire third-party products or technologies;
•	the amount and nature of competition from other products and platforms;
•	our ability to raise additional funds to finance our operations; and
•	the costs associated with being a public company.

If these sources of cash are insufficient to satisfy our liquidity requirements, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock. In addition, the incurrence of indebtedness would increase our fixed obligations and include covenants or other restrictions that could impede our ability to manage our operations. Our ability to raise additional funds may be adversely impacted by deteriorating global economic conditions and the disruptions to and volatility in the credit and financial markets in the U.S. and fluctuations in interest rates, resulting from factors that include but are not limited to, inflation, the conflict between Russia and Ukraine, political tensions between China and Taiwan and other factors, diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and interest rates, and uncertainty about economic stability. If the equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly, and more dilutive. Further, if additional financing is needed, we may not be able to obtain additional financing on terms favorable to us or at all. Our inability to obtain adequate financing or financing on terms satisfactory to us, when we require it, could significantly limit our ability to continue supporting our business growth and responding to business challenges and opportunities.

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Cash Flows

The following table summarizes changes in cash for each of the periods presented :

($ in thousands)	Three Months Ended March 31, (unaudited)
	202 6	202 5
Net cash provided by (used in) operating activities	$61	$(4)
Net cash provided by (used in) investing activities	(26)	-
Net cash used in financing activities	(10)	-
Net increase (decrease) in cash and cash equivalents	25	(4)
Cash and cash equivalents at beginning of period	184	15
Cash and cash equivalents at end of period	$209	$11

($ in thousands)	Year Ended December 31,
	2025	2024
Net cash provided by (used in) operating activities	$537	$(30)
Net cash provided by (used in) investing activities	-	-
Net cash used in financing activities	(368)	-
Net increase (decrease) in cash and cash equivalents	169	(30)
Cash and cash equivalents at beginning of period	15	45
Cash and cash equivalents at end of period	$184	$15

Cash Flows from Operating Activities

Net cash provided by operating activities for the three months ended March 31, 2026, was $0.1 million, reflecting net income of $0.4 million, partially offset by a $0.3 million increase in net working capital, primarily due to increases in net working capital, primarily due to increases in accounts receivable from non-related parties of approximately $0.5 million and from related parties of approximately $0.2 million. The increase in accounts receivable was primarily attributable to higher sales volume during the period compared to the prior period, combined with the timing of customer collections as certain invoices remained outstanding at period end in the ordinary course of business. Net cash used in operating activities for the three months ended March 31, 2025 was $4 thousand, despite net income of $0.2 million, primarily due to changes in working capital. These changes mainly included increases in accounts receivable and accounts payable of $0.6 million and $0.3 million, respectively, reflecting growth in operations and timing differences between the recognition of revenue and the realization of cash inflows.

Net cash provided by operating activities for the year ended December 31, 2025 was $0.5 million, reflecting net income of $1.6 million, partially offset by a $1.1 million increase in net working capital, primarily due to accounts receivables. The increase in accounts receivables was primarily attributable to high sales volume during the period, combined with the timing of customer collections as certain invoices remained outstanding at period end in the ordinary course of business. Net cash used in operating activities for the year ended December 31, 2024 was $30 thousand, despite net income of $0.6 million, primarily due to changes in working capital. These changes mainly included an increase in accounts receivable and accounts payable of $1.5 million and $0.4 million, respectively, reflecting growth in operations and timing differences between the recognition of revenue and the realization of cash inflows.

Cash Flows from Investing Activities

Net cash used in investing activities for the three months ended March 31, 2026 was approximately $26 thousand, which was primarily related to purchases of production equipment.

There were no cash flows from investing activities for the  three months ended March 31, 2025 or the years ended December 31, 2025 and 2024.

Cash Flows from Financing Activities

Our net cash used in financing activities for the three months ended March 31, 2026 was $10 thousand, which was entirely attributable to payments of deferred offering costs related to the Company’s proposed initial public offering. Our net cash provided by financing activities was $0 for the three months ended March 31, 2025.

Our net cash used in financing activities for the year ended December 31, 2025 was $0.4 million, entirely attributable to payments of deferred offering costs related to the Company’s proposed initial public offering. Our net cash provided by financing activities was $0 for the year ended December 31, 2024.

Non-Cash Financing Activities

During the three months ended March 31, 2026, the Company incurred $50,000 and $0 in deferred offering costs in connection with its proposed initial public offering that remained unpaid as of March 31, 2026 and 2025, respectively. During the years ended December 31, 2025 and 2024, the Company did not incur any non-cash deferred offering costs in connection with its proposed initial public offering.

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Contractual Obligations

We did not have any material capital or purchase commitments as of  March 31, 2026, December 31, 2025, March 31, 2025 and December 31, 2024. On May 2, 2025, we entered into an advisory services arrangement with CKIUFC, a related party, under which the Company is obligated to issue 641,028 success-based shares of common stock upon completion of the Company’s initial public offering. Because issuance of the shares is contingent upon the occurrence of a future financing event, no liability has been recognized as of  March 31, 2026, and December 31, 2025 and 2024. The Company is also evaluating potential underwriting arrangements in connection with its proposed initial public offering. As of March 31, 2026, no underwriting agreements have been executed that would result in a contractual obligation for underwriting or placement fees. Any such fees, if applicable, will be payable upon completion of the offering.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our financial statements included elsewhere in this prospectus. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in foreign currency and credit.

Foreign Currency Risk

We have international sales paid by local currency and translated into USD for reporting of our financial statements. As a result, we are exposed to fluctuations in the exchange rates of various currencies against the USD and other currencies, including Korean Won (“KRW”).

Translational Risk

Our functional currency and reporting currency is the USD. Since some sales were paid in KRW, some of operating assets and liabilities are translated into USD at the exchange rate in effect at the end of each period. Sales and expenses from such sales are translated into USD using average rates that approximate those in effect during the period. Consequently, increases or decreases in the value of the USD affect the value of these items with respect to the non-USD-denominated businesses in the financial statements, even if their value has not changed in their original currency. For example, a stronger USD will reduce the reported results of operations of non-USD-denominated businesses and conversely a weaker USD will increase the reported results of operations of non-USD-denominated businesses.

At this time, we do not, but we may in the future, enter into derivatives or other financial instruments in an attempt to hedge our foreign currency risk. It is difficult to predict the impact hedging activities would have on our results of operations.

Credit Risk

Our cash and cash equivalents and deposits with banks and financial institutions are potentially subject to concentration of credit risk. We place cash and cash equivalents with financial institutions that management believes are of high credit quality. The degree of credit risk will vary based on many factors including the duration of the transaction and the contractual terms of the agreement. As appropriate, management evaluates and approves credit standards and oversees the credit risk management function related to investments.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States, or GAAP, requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of sales and expenses during the reporting period. See Note 2 — Significant Account Policies in our audited annual financial statements and our unaudited condensed interim financial statements included elsewhere in this prospectus for information about our significant accounting policies. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include income taxes and allowance for expected credit loss on accounts receivable (CECL).

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Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

We expect to become a public reporting company under the Exchange Act, and will be required to publicly report on an ongoing basis. We expect to elect to report as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders could receive less information than they might expect to receive from more mature public companies.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

The JOBS Act

We are an “emerging growth company” as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. If we were to subsequently elect instead to comply with these public company effective dates, such election would be irrevocable pursuant to the JOBS Act.

We will remain an emerging growth company until the earliest of (i) December 31, 2031, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock held by non-affiliates was $700.0 million or more as of the last business day of the second fiscal quarter of such year or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

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BUSINESS

Overview

The Company is committed to extending human healthspan and enhancing quality of life in an aging society through its proprietary Reverse Aging Product (“RAP) which is intended to support cellular health and aging-related biological processes at the molecular level, and its artificial intelligence (“AI”) hyper-personalized Organ Regeneration Platform (“ORP”), a proprietary technology developed by our parent company, ROKIT Healthcare, which is intended to provide regenerative medicine solutions in the Americas.

Since its founding in 2019, the Company has focused on the research and development of dietary bio-supplements centered around β-Nicotinamide Mononucleotide (“NMN”). We have launched a range of NMN-based products into global markets, including the United States. Our flagship product line, ROKIT AMERICA NMN, combines NMN with pterostilbene, a naturally occurring antioxidant. Certain of our RAP dietary supplement formulations also include additional ingredients, such as Fisetin, which we incorporate based on internal research and development focused on supporting cellular health and aging-related biological processes. These products are regulated as dietary supplements and do not require premarket approval by the FDA.

The dietary supplement market, including NMN-based products and additional ingredients such as fisetin, is highly competitive and characterized by relatively low barriers to entry, with numerous domestic and international companies offering products containing similar ingredients. Although we believe our product formulations and development efforts differentiate our offerings, there can be no assurance that our products will achieve or maintain market acceptance or competitive advantage.

We do not believe that the inclusion of any single dietary supplement ingredient provides a durable competitive advantage on its own, independent of formulation, quality, brand recognition, and execution. The dietary supplement market is characterized by relatively low barriers to entry, rapid product replication, and significant price and marketing competition.

Our ability to compete depends primarily on brand recognition, product quality, marketing execution, and consumer trust, rather than proprietary exclusivity over individual supplement ingredients.

Building on our research and development efforts, the Company intends to expand into a broader portfolio of patented and patent-pending technologies, including, without limitation, telomere-stabilizing formulations, for which the Company filed a U.S. patent application for on September 30, 2025 (U.S. Patent Application No. 19/345,992) and completed internal feasibility research, a human skin model platform built via 3D bioprinting. This product candidate is in development and will require applicable regulatory approvals prior to commercialization.

We believe our RAP is intended to go beyond traditional dietary supplements. It is being developed into an integrated hyper-personalized wellness solution, leveraging genomic data, lifestyle patterns, and biometric indicators. Through strategic integration with U.S.-based digital healthcare and wellness distribution platforms, we aim to create a new, consumer-centric wellness ecosystem that focus on personalized health options; however, there can be no assurance that these initiatives will result in successful commercialization or market adoption.

In parallel, the Company introduced an AI Hyper-personalized ORP into certain markets throughout the Americas pursuant to an intellectual property license agreement, dated August 27, 2025, with ROKIT Healthcare (the “License Agreement”).

The ORP integrates four key proprietary technologies: (i) a 3D bioprinter designed for clinical use, (ii) AI powered wound modeling for automated and precise scaffold design, (iii) proprietary technology to manufacture hyper-personalized bioinks from autologous bioink, and (iv) a sterile, single-use regenerative kit enabling standardized procedures. The ORP currently consists of a skin regeneration platform, which is in the early revenue-generating adoption phase in selected hospital systems in the United States, including outpatient level of medical centers and regional healthcare centers in the United States, Brazil, Paraguay, Argentina, Chile and Peru, and has obtained certain applicable regulatory clearances or registrations depending on jurisdiction. Depending on jurisdiction, the platform may require additional institutional approvals, procedural adoption by physicians, or reimbursement pathway establishment before broader utilization. While in the U.S., the Company has only initiated the early revenue-generating adoption phase of its skin regeneration platform, it intends to expand the ORP to other platforms including, for example, cartilage and kidney regeneration and is evaluating the regulatory authorization required for such applications.

The Company’s current skin regeneration applications are registered as Class I medical devices in the United States. Cartilage and kidney applications represent different intended uses and require separate regulatory review prior to commercialization. The Company is currently in the exploratory stage for these programs with respect to United States regulatory authorization and has not yet determined the applicable regulatory pathway or classification. Outside the United States, regulatory authorities assess products based on intended use under their respective local regulatory frameworks. The Company completed a commercial sale of a cartilage regeneration platform in Paraguay in December 2025 pursuant to local regulatory requirements. Separate approvals may be required in other jurisdictions prior to commercialization. Although certain components may be shared, each program and jurisdiction is subject to its own regulatory classification, clearance, or exemption requirements, and authorization for one indication or geography does not confer authorization for any other.

ROKIT Healthcare currently plans human clinical evaluations for its cartilage regeneration platform primarily in South Korea and Egypt. Based on the clinical evaluation data generated from these evaluations, the Company is exploring regulatory pathways to expand its market presence into the United States and other global jurisdictions.

On March 11, 2026, the Company entered into a Global Sponsored Research Agreement with ROKIT Healthcare and Brigham and Women’s Hospital, an affiliate of Harvard Medical School in the U.S. (the “Global Sponsored Research Agreement”), to conduct a preclinical efficacy study of its omentum-based regenerative patch for our kidney regeneration platform. This study will be designed to evaluate the regenerative potential of the Company’s 3D-bioprinted patches for chronic kidney disease (“CKD”). See the section titled “Business – Our Organ Regeneration Platform – Clinical Trials – Korea, CKD Pre-clinical Study.”

The Company is focused on three core strategic directions through its RAP and ORP: (1) Fundamental control of aging and chronic disease progression through hyper-personalized health solutions, which is currently executed through the commercialization of the Company’s RAP containing NMN and fisetin already on the market, and the early revenue-generating adoption phase rollout of its skin regeneration platform; (2) Development of cost-effective, “just-in-time” healthcare systems as a response to global medical financing challenges, which the Company is advancing through its ORP initiatives with a focus on scalable implementation; and (3) Creation of a cloud-based global platform directly connecting hospitals and patients, which remains at a conceptual and exploratory stage, with the Company assessing potential architectures and use cases but not yet offering an operational platform.

By integrating our RAP and ORP, we aim to deliver synergistic solutions that improve individual quality of life while reshaping therapeutic standards in age-related degeneration and chronic disease care.

Guided by this vision, ROKIT America strives to become a global leader in the wellness and biotech industry through its RAP through the sale of bio-supplements, while evolving into an integrated bio-health enterprise that encompasses next-generation regenerative medicine powered by our ORP, creating synergy with ROKIT Healthcare.

Corporate History

The Company was incorporated on July 3, 2019 in Delaware as a global strategic subsidiary of ROKIT Healthcare, a publicly traded company on the KOSDAQ in the Republic of Korea. The Company is based in Los Angeles, California.

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Corporate Structure

We are currently wholly owned by ROKIT Healthcare. The following diagram depicts our organizational structure following the completion of this offering. This diagram includes the public shareholders that will receive shares in this offering.

Our Reverse-Aging Product (RAP)

Dietary Bio-Supplement Products

Since its inception in July 2019, the Company has focused on developing its RAP, aimed at supporting cellular health and aging related biological processes. Leveraging its core ingredient, NMN, the Company has launched a series of anti-aging health supplements in the U.S. and other global markets and we currently offer seven (7) kinds of products:

•	ROKIT AMERICA NMN;
•	Fisetin;
•	Nicotinamide Riboside;
•	Women Plus;
•	Stress Care;
•	Eye Care; and
•	Others.

The flagship product line, ROKIT AMERICA NMN, combines NMN with high-performance compounds such as pterostilbene to support NAD+ biosynthesis, which supports cellular metabolism, DNA repair, and energy restoration although there can be no assurance regarding consumer outcomes or long-term benefits.

Our supplements are designed to support cellular health by targeting biological processes associated with aging. Rooted in advanced bioscience and real-world clinical insights, the products target the biological core of aging: the cell. While traditional anti-aging methods often focus on superficial or symptomatic relief, our products empower the body to naturally regenerate, repair, and restore itself from within. However, our products are marketed as dietary supplements and are not approved by FDA to diagnose, treat, cure, mitigate or prevent any disease, and their efficacy for human longevity applications has not been established. For a more detailed discussion of the regulatory framework matters applicable to RAP, see the section titled “Business — Government Regulation — Regulation of Our Dietary Supplement Products.”

At the heart of this innovation are two clinically relevant compounds: Nicotinamide Mononucleotide and Fisetin. Both have been selected through internal research and development based on published scientific literature and internal evaluation for their potential to support cellular health and aging-related biological processes. Since 2019, ROKIT America has driven scientific exploration and product development in the field of functional anti-aging ingredients. The Company conducts its dietary supplementary activities in compliance with applicable regulatory requirements.

NMN, a direct precursor to NAD⁺ (Nicotinamide Adenine Dinucleotide), is involved in cellular energy metabolism and the regulation of aging-related genes. We are monitoring and evaluating published preclinical and early-stage human research conducted by third parties, including mice studies, and limited human trials to evaluate the potential of NMN to help increase NAD⁺ levels, support metabolic efficiency. These studies are exploratory in nature and are not intended to establish clinical efficacy. In metabolic research, NMN has been reported in preclinical and early clinical studies to be associated with improved insulin sensitivity, reduced pro-inflammatory markers, and mitigation of tissue fibrosis—however, such findings may not be predictive of outcomes in humans.

In parallel, fisetin, a naturally occurring flavonoid, certain biological pathways studied in preclinical—cells that no longer divide and contribute to chronic inflammation and tissue degeneration. Preclinical studies in animal models and emerging early-stage human research studies have explored its biological properties; however, the effects of fisetin in humans have not been established for clinical or longevity-related outcomes.

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Beyond these compounds, the Company is also advancing next-generation RAP innovations based on proprietary research and development and licensed intellectual property. These include: (i) telomere-length modulation technologies targeting genomic stability, for which the Company filed a U.S. patent application for on September 30, 2025 (U.S. Patent Application No. 19/345,992) and completed internal feasibility research; and (ii) EpiTem-2, a human skin model platform built via 3D bioprinting that is being developed in alignment with FDA’s NAMs (New Approach Methods) framework for non-animal safety and irritation testing, and is currently in prototype development and undergoing validation studies. Collectively, these initiatives are subject to additional development and regulatory considerations prior to any commercialization.

Although certain RAP formulations include ingredients such as NMN and fisetin, these ingredients are widely available and used by numerous competitors, and the Company does not believe that the inclusion of any single dietary supplement ingredient provides a durable competitive advantage on its own. The RAP is designed to support general wellness and cellular health as part of a dietary supplement regimen.

The Company’s expectation to introduce expansion products in the near future is based on its ongoing product development activities related to its existing RAP. The Company is currently developing additional dietary supplement formulations intended to expand its personalized anti-aging product offerings, including customized supplement combinations and formulations designed to address different consumer wellness profiles. These expansion products are in various stages of formulation development and internal evaluation. Based on the current status of these development efforts and the Company’s internal product roadmap, the Company believes it may be able to introduce certain of these expanded product offerings in the near future. However, the timing and scope of any product launch are subject to change and will depend on factors including development progress, manufacturing readiness, regulatory considerations applicable to dietary supplements, and market conditions.

The Company’s sales increased from approximately $961,202 during the three months ended March 31, 2025 to $2,950,844 during the three months ended March 31, 2026, representing a 3.1x increase and a growth rate of 207%. The Company’s sales have  also grown from approximately $364,880 during the fiscal year ended December 31, 2020 to $7,430,152 for the fiscal year ended December 31, 2025, representing a 20.4x increase and a  compound annual growth rate (“CAGR”)  of 82.6%. We believe this growth is attributed to its science-driven product development, digital marketing strategies,  collaboration with social media influencers, expansion of its sales and distribution activities in Vietnam,  and establishment of a robust global distribution network. Revenue growth has been driven primarily by introducing additional products rather than increasing prices, with the Company currently offering seven kinds of products and planning to expand its portfolio further.

Consistent with this revenue growth, the Company also reported net income of approximately $432,694 and $243,713 for the three months ended March 31, 2026 and 2025, respectively. The Company  also reported net income of approximately $1,586,493 and $651,462 for the fiscal years ended December 31, 2025 and 2024, respectively.

The Company’s operating expenses remain limited because certain administrative, operational and development functions are provided by ROKIT Healthcare pursuant to the Support Agreement. As a result, the Company’s results of operations may not be indicative of the cost structure that would exist if it operated on a standalone basis. The Company did not incur material development costs related to the organ regeneration platform during the three months ended March 31, 2026 and 2025 or the fiscal years ended December 31, 2025 and 2024.

Overview of Ingredients

ROKIT America's current business centers on its RAP, a science-based approach to developing and commercializing advanced anti-aging products and solutions. Recognizing the potential of NMN at the early stage of the global anti-aging market's formation, the Company pursued an early-entry strategy—initiating raw material research and development and product development ahead of many industry players, which enabled it to establish early market presence and brand recognition.

All core ingredients, including NMN, have undergone toxicity and safety assessments by accredited third-party testing institutions across the U.S., Europe, and Asia. The Company’s product development has been informed by these assessments, functional studies and available scientific literature.

ROKIT America does not rely solely on NMN but formulates its products using a range of anti-aging compounds such as fisetin, pterostilbene, and telomere-supporting ingredients, for which the Company filed a U.S. patent application for on September 30, 2025 (U.S. Patent Application No. 19/345,992) and completed internal feasibility research. In addition, the Company is expanding its portfolio with additional ingredients such as Nicotinamide Riboside (NR), Pyrroloquinoline Quinone (PQQ), Ergothioneine (EGT), and Reduced Nicotinamide Mononucleotide (NMNH). While certain ingredients, including fisetin, have been studied in preclinical and early clinical research for their potential biological effects, such ingredients are widely available and used by numerous competitors, and the Company does not believe that the inclusion of any individual ingredient provides a durable competitive advantage on its own. Product development is driven not only by ingredient synergy but also by large-scale consumer research. Surveys involving thousands of users help identify specific aging-related needs, which are incorporated into formula design in consultation with physicians, pharmacists, and bioscience experts. Various product forms—including capsules, powders, and ampoules—are tailored to meet individual metabolic and physiological needs, to address differing consumer preferences and usage profiles. However, the Company’s dietary supplement products are not approved by the FDA to diagnose, treat, cure, or prevent any disease.

All of our RAP supplement products are manufactured in FDA-registered and cGMP-certified facilities in the United States, ensuring strict quality and safety controls. Beyond dietary supplements, ROKIT America is expanding into new categories such as beauty (e.g., NMN-based hand creams) and professional-use medical-grade applications (e.g., clinical ampoules). These product extensions offer daily, practical anti-aging solutions designed to integrate seamlessly into consumers’ lives. In addition, the Company continues internal research and development into potential synergistic effects between NMN and other anti-aging agents, with a strong emphasis on formulation optimization and improved bioavailability.

With its Los Angeles office as the base for local engagement, ROKIT America is steadily expanding its market reach. Leveraging the global network of its parent company, ROKIT Healthcare, and introduction occasionally facilitated through ROKIT Healthcare’s global distributors, the Company actively pursues distribution and marketing initiatives across the world for the RAP and across the Americas for the ORP. Its product innovation, grounded in scientific validation and consumer insight, continues to solidify its presence in the anti-aging market.

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The RAP is evolving beyond supplements to include cosmeceuticals and digital health solutions, forming a scalable product intended to adapt to emerge wellness and longevity trends. However, at present, ROKIT America monetizes its RAP solely through dietary supplements. Cosmeceutical and digital health solution components are still under development and have not generated revenue to date.

By contributing to address consumer interest in healthy aging, ROKIT America is positioning itself for sustainable growth of its RAP business in the U.S. and global markets. However, there can be no assurance that such growth will be achieved.

Quality Assurance and Certification

Quality control for each RAP lot is conducted through certified third-party laboratories located in Korea and the United States. Core testing items include: Active ingredient content, Heavy metal levels, Microbial contamination, and Product stability. ROKIT America also performs batch-specific quality and safety testing on its proprietary NMN ingredients to ensure consistent product performance.

NMN Toxicity Test and Safety Evaluation

ROKIT America has conducted a comprehensive safety assessment of its NMN formulation as part of its commitment to developing scientifically informed anti-aging solutions. NMN is a precursor to NAD⁺, a coenzyme involved in cellular energy metabolism, DNA repair, and the regulation of aging-related biological pathways.

Study Overview

The toxicity test was designed to evaluate the safety of NMN through a single-dose oral administration study. The experiment was conducted in accordance with GLP (Good Laboratory Practice) standards at a certified research facility through Biotoxtech Co., Ltd., which is located in the Republic of Korea. The study involved administering NMN to laboratory animals and observing them over a defined period for any signs of toxicity, behavioral changes, or adverse effects.

Key Findings and Implications for Reverse Aging

Key findings included:

•	No mortality or abnormal clinical signs were observed in any of the test subjects.
•	Body weight and food consumption remained stable throughout the observation period.
•	No significant changes were detected in hematological or biochemical parameters.
•	Histopathological analysis of major organs revealed no abnormalities attributable to NMN administration.

These results indicate that, under the tested conditions, the NMN formulation used by ROKIT America is well tolerated in the study, supporting its continued evaluation for use in dietary supplement applications.

The findings support the potential role of NMN as a foundational ingredient in ROKIT America’s broader “Reverse Aging” initiative. By enhancing NAD⁺ levels, NMN is associated in scientific literature with improved mitochondrial function and reduced oxidative stress mechanisms commonly studied in relation to cellular health and aging processes.

Comprehensive Nonclinical Safety and Genotoxicity Summary of Beta-Nicotinamide Mononucleotide (NMN)

ROKIT America conducted a comprehensive nonclinical safety evaluation program for NMN, a key component of its RAP. All studies were performed under Good Laboratory Practice (“GLP”) regulations by certified contract research organizations, following standard toxicological and geno-toxicological protocols.

Internal NMN Study Data*

Report No.	Study No.	Report Title	Category
RB21915	B21915	An Analytical Method Validation of Beta-Nicotinamide Mononucleotide (NMN) Dosing Formulations by HPLC	Method validation
RB21916	B21916	Single Oral Dose Toxicity Study of Beta-Nicotinamide Mononucleotide (NMN) in Sprague-Dawley Rats	Single oral dose toxicity
RB21917	B21917	Twenty-eight-day Repeated Oral Dose Range Finding Study of Beta-Nicotinamide Mononucleotide (NMN) in Sprague-Dawley Rats	Repeated oral dose toxicity (28 days)
RB21918	B21918	Ninety-day Repeated Oral Dose Toxicity Study of Beta-Nicotinamide Mononucleotide (NMN) in Sprague-Dawley Rats	Repeated oral dose toxicity (90 days)
RB21919	B21919	Bacterial Reverse Mutation Test of Beta-Nicotinamide Mononucleotide (NMN)	Bacterial reverse mutation test
RB21920	B21920	In vitro Mammalian Chromosomal Aberration Test of Beta-Nicotinamide Mononucleotide (NMN) using Mammalian Cultured Cell	In vitro chromosomal aberration test
RB21921	B21921	In vivo Micronucleus Test of Beta-Nicotinamide Mononucleotide (NMN) in Sprague-Dawley Rats	In vivo micronucleus test

____________

*All studies were conducted in accordance with the following Good Laboratory Practice Regulations and OECD Principles; Good Laboratory Practice Regulations for Non-Clinical Laboratory Studies (Notification No. 2018-93, Ministry of Food and Drug Safety, Republic of Korea (Nov. 21, 2018)); OECD Principles of Good Laboratory Practice; OECD, ENV/MC/CHEM(98)17 (as revised in 1997).

Analytical Method Validation (Study No. B21915)

An HPLC analytical method was validated for NMN dosing formulations to ensure precision, accuracy, specificity, homogeneity, and stability. The method demonstrated excellent linearity (R² > 0.9997), system precision (<1% variation), and formulation stability at room temperature for 4 hours and refrigerated conditions for 8 days. These results confirm the reliability of the dosing formulations used in subsequent toxicology studies.

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Acute Oral Toxicity (Study No. B21916)

Single oral dose toxicity was assessed in Sprague-Dawley rats at 5,000 mg/kg. No mortality or serious adverse effects were observed during the 14-day monitoring period. Transient soft stools and diarrhea occurred in some animals but resolved by Day 3. Necropsy revealed no NMN-related pathological findings. The oral lethal dose (LD₅₀) is therefore considered to exceed 5,000 mg/kg, indicating a favorable acute safety profile.

28-Day Repeated Oral Dose Toxicity (Study No. B21917)

A 28-day range-finding study evaluated low, mid, and high oral doses of NMN. Body weight reduction and decreased food intake were noted at the highest dose of 5,000 mg/kg/day, particularly in males. Minor hematological and clinical chemistry changes occurred but lacked toxicological significance and were not supported by histopathology or organ weight data. No clinical signs or gross lesions were attributable to NMN. Based on these findings, 2,500 mg/kg/day was recommended as the high dose for subsequent longer-term studies.

90-Day Repeated Oral Dose Toxicity (Study No. B21918)

A 90-day toxicity study confirmed the safety profile of NMN at doses up to 2,500 mg/kg/day. Significant reductions in body weight and food consumption were observed only at the highest dose, with no adverse clinical, ophthalmic, hematological, or histopathological findings. Minor organ weight variations and transient histological changes (adrenal hypertrophy, renal hyaline droplets) were not associated with toxicity. Mortality in two animals was considered incidental. The No-Observed-Adverse-Effect Level (NOAEL) was determined to be below 1,250 mg/kg/day.

Bacterial Reverse Mutation Test (Ames Test) (Study No. B21919)

NMN was tested for mutagenic potential in multiple Salmonella typhimurium and Escherichia coli strains, both with and without metabolic activation. No increase in revertant colonies was observed at any dose, and no cytotoxicity or precipitation occurred. The assay controls were within expected parameters, confirming test validity. NMN demonstrated no mutagenic activity.

In Vitro Mammalian Chromosomal Aberration Test (Study No. B21920)

Using Chinese Hamster Lung cells, NMN was evaluated for its ability to induce structural or numerical chromosomal aberrations at concentrations up to 5,000 µg/mL. No statistically significant increases in chromosomal aberrations were detected under any test condition, with or without metabolic activation. Positive controls responded appropriately, validating the assay. NMN showed no clastogenic effects.

In Vivo Micronucleus Test (Study No. B21921)

Sprague-Dawley rats were orally dosed twice with NMN at 1,250, 2,500, and 5,000 mg/kg, and bone marrow cells were analyzed for micronucleus formation. No significant increases in micro-nucleated polychromatic erythrocytes were observed in treated groups compared to controls, while positive control animals exhibited the expected genotoxic response. No clinical or body weight effects were detected. NMN showed no in vivo genotoxicity.

The comprehensive nonclinical safety package for NMN demonstrates a high margin of safety with no evidence of acute, subchronic, or chronic toxicity at relevant dose levels. NMN exhibits no genotoxic or mutagenic potential in a battery of standard in vitro and in vivo assays.

Our Value

At ROKIT America, we believe that aging and chronic degeneration present significant biological challenges that may be addressed through continued scientific research and innovation. Our core value lies in advancing human healthspan through science-driven, personalized, and regenerative solutions that designed to support healthier aging and improved quality of life.

We are a biomedical innovator committed to focused on addressing unmet needs associated with aging and chronic conditions. By integrating biotechnology, digital health, and AI, we seek to develop practical platforms intended to support both individuals and healthcare providers—improving lives today and building the foundation for a healthier, longer-lived future.

Our value is ultimately measured not just in growth, but in supporting patient well-being, quality of life, and healthy longevity.

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Our Marketing Strategy

Our marketing strategy for the RAP focuses on expanding distribution and ensuring consistent product availability. We plan to market RAP products, including NMN and other anti-aging supplements, primarily through established e-commerce channels and nutraceutical distributors in North America, Europe, and Asia. We intend to strengthen product credibility by emphasizing quality control, regulatory compliance, and scientific validation in our marketing. To reduce supply chain risks, we are diversifying raw material sourcing and reinforcing logistics management. This approach is designed to support steady growth of the RAP product line in the global nutraceutical market.

As described below in “Business – Our Material Agreements - Support Agreement,” we entered into the Sharing and Support Agreement with our parent company, ROKIT Healthcare, on January 2, 2023. Under the Support Agreement, the Company is obligated to reimburse ROKIT Healthcare for certain financial, legal, human resources, sales and marketing management services. For the three months ended March 31, 2026 and 2025, the Company was invoiced for an aggregate of $73,772 and $74,342, respectively, to ROKIT Healthcare pursuant to the Support Agreement. For the years ended December 31, 2025 and December 31, 2024, the Company was invoiced for an aggregate of $303,888 and $317,017, respectively, to ROKIT Healthcare pursuant to the Support Agreement and the license agreement.

Our RAP Business Growth Strategy

•	RAP is the Company’s current revenue-generating business, centered on NMN-based dietary supplements. The Company continues to improve product performance through advanced formulations, enhanced bioavailability, and diversified delivery formats.

•

We will leverage the intellectual property portfolio, peer-reviewed clinical data, and established global distribution channels of our parent company, ROKIT Healthcare, while concurrently building our own research and development capabilities in the Americas to adapt core technologies, advance localized clinical programs, and support next-generation product development. This dual approach positions ROKIT America to accelerate market entry, strengthen regulatory positioning, and expand commercial operations across the Americas and other key international markets.

•	RAP is designed as a scalable longevity ecosystem, expanding beyond NMN-based supplements into proprietary formulations, telomere-targeted nutraceuticals, cosmeceuticals, and digital health solutions. Through this diversified pipeline, we aim to establish a comprehensive platform addressing multiple dimensions of aging and regenerative health.

•	RAP is expanding into proprietary telomere-supporting formulations, and EpiTem-2 (a next-generation human skin model platform for non-animal testing and regenerative research).

•	The global NMN market was valued at approximately USD $210.6 million in 2024 and is projected to grow to USD $428.1 million by 2031 (CAGR ~8.2%8). The broader anti-aging supplements market is projected to expand from USD $4.88 billion in 2025 to USD $9.79 billion by 2034.[9] These figures underscore the continued growth potential for RAP in preventive and longevity-focused consumer markets.

Future Product Development – Telomere Proprietary Formulation and EpiTem-2

As described more fully below, the Company is currently developing two products under the RAP: (1) a Telomere Proprietary Formulation and, (2) an EpiTem-2 Creator Kit

(1) Telomere Proprietary Formulation Technology

As part of the RAP, we are developing a proprietary telomere formulation that combines cycloastragenol, astragaloside IV, epigallocatechin gallate (EGCG), and vitamin C at an optimized ratio. This composition is designed to strengthen cellular antioxidant and anti-inflammatory defenses, producing synergistic effects beyond those of the individual ingredients. On September 30, 2025, the Company filed a U.S. patent application (U.S. Patent Application No. 19/345,992) covering this proprietary formulation, providing intellectual property protection to support future commercialization.

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8 Verified Market Research, Nicotinamide Mononucleotide (NMN) Market Size & Forecast 2024–2031, available at: https://www.verifiedmarketresearch.com/product/nicotinamide-mononucleotide-nmn-market/.

9 Precedence Research, Anti-Aging Supplements Market Size, Share, Report 2025–2034, available at: https://www.precedenceresearch.com/anti-aging-supplements-market.

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Preclinical Efficacy Studies

Our proprietary formulation has been evaluated in multiple in vitro assays, with the following key findings:

-	Cell Viability: No cytotoxicity observed across all tested ratios (1:1:1, 1:1:10, 1:1:30).

-	Reactive Oxygen Species (“ROS”) Assay: Significant reduction of intracellular ROS under induced oxidative stress; optimal activity achieved at a ratio of 1:1:10 (CAG:AS-IV:EGCG). Strong antioxidant effects were confirmed even in the absence of vitamin C supplementation.

-	Anti-Inflammatory Effect (NO Production): Substantial suppression of nitric oxide (NO) production in inflammation models, demonstrating anti-inflammatory activity compared to individual compounds.

[Figure: Efficacy Validation Studies of the Proprietary Formulation: (1) Cell Viability (2) ROS Assay, and (3) NO Production]

(1) Cell Viability

-   Objective: To evaluate the cytotoxicity of the proprietary formulation.

-   Model: In vitro cell viability assay.

-   Measurement: Cell survival rate.

-  Findings: Across all test groups (CAG, AS-IV, EGCG individually and the composite formulations at 1:1:1, 1:1:10, 1:1:30), no cytotoxicity was observed.

(2) Reactive Oxygen Species (ROS) Assay

-   Objective: To confirm the antioxidant efficacy of the formulation under Vitamin C–deficient conditions.

-    Model: NDFB cells under induced oxidative stress.

-    Measurement: Intracellular ROS levels.

-    Findings: Optimal ratio determined as CAG:AS-IV:EGCG = 1:1:10 (10 mg : 10 mg : 100 mg).

-    Result: Strong antioxidant activity observed even without Vitamin C supplementation.

(3) Anti-Inflammatory Effect (NO Production)

-   Objective: To assess the anti-inflammatory effect of the formulation.

-   Model: LPS-induced inflammation in cultured cells.

-   Measurement: Production of the inflammatory marker Nitric Oxide (NO).

Findings: The proprietary formulation significantly suppressed NO production, demonstrating stronger efficacy compared to individual compounds.

Commercial Applications

The formulation uses natural-origin ingredients with generally recognized or reported favorable safety profiles, enabling the development of dietary supplements in tablets, capsules, powders, and functional beverages. This versatility supports scalable entry into the global nutraceutical market, which we believe is experiencing increased demand for science-driven anti-aging solutions.

RAP Intellectual Property

To secure intellectual property protection, on September 30, 2025, we filed a U.S. patent application (U.S. Patent Application No. 19/345,992) covering a proprietary dietary composition designed to improve antioxidant and anti-inflammatory efficacy through optimized combinations of cycloastragenol, astragaloside IV, and EGCG. If issued, this intellectual property could reinforce the defensibility of our RAP and may strengthen our competitive position in the global market.

Below is a table describing our sole pending patent application for our RAP.

No.	Jurisdiction	Patent/Application No.	Expiration Date	Products/Technology	Type of Patent Protection	Current Status / Basis
1	U.S.	Application No. 19/345,992	-	Proprietary telomere formulation dietary supplements	Composition of Matter	Application Filed/Individual Basis

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(2) EpiTem-2

EpiTem-2 is a next-generation human skin model platform designed for non-animal testing and regenerative research. Built through 3D bioprinting of cells and biomaterials in layered structures, EpiTem-2 replicates the native architecture of both the epidermis and dermis. The initial product line will include two models: (1) Epidermal (“EP”) Model and (2) Full-Thickness (“FT”) Model: Epidermis + Dermis. We plan to expand the use of EpiTem-2 for specialized models including melanin-containing, psoriasis, and atopic dermatitis variants.

EpiTem-2 Product Features

EpiTem-2 is manufactured through advanced 3D bioprinting technology. The current production process utilizes the 3D bioprinter, which enables single-insert manufacturing. To enhance scalability, we are developing the next-generation 3D bioprinter, which will allow the simultaneous production of up to twelve inserts, significantly improving throughput and cost efficiency.

As a non-animal testing platform, EpiTem-2 is being developed to align with the FDA’s New Approach Methods (NAMs) framework as well as international regulations that restrict or prohibit animal testing in cosmetics, including those in the European Union and the United States. This makes the platform particularly relevant for cosmetic ingredient development, pharmaceutical research, and broader dermatological applications.

EpiTem-2 has also been designed for compatibility with internationally recognized OECD test guidelines (standardized safety testing methods established by the OECD and accepted by regulatory authorities in multiple jurisdictions to support hazard and risk assessment). Specifically, the system supports TG439 (skin irritation) and TG431 (skin corrosion).

Commercialization Roadmap

Short-Term (Finished Product Sales) : In the short term, EpiTem-2 is expected to be commercialized as a finished research use-only product. Due to its limited shelf life of approximately one week, distribution is expected to be conducted directly within Korea. Each production and testing cycle currently requires approximately three to four weeks per batch, and the product is intended to be supplied in 12-insert plates for immediate use in research laboratories.

Mid-to-Long-Term (Printer & Kit Sales): In the mid-to-long term, the Company is developing the EpiTem-2 Creator Kit, which includes a specialized 3D bioprinter and consumables. This kit is expected to allow on-site production by research institutions, thereby reducing inventory risks and enabling scalable international distribution.

 [Figure: EpiTem-2 Product]

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EpiTem-2 Launch Timeline

We expect to launch epidermal and full-thickness finished models the near future. By that time, we anticipate generating OECD TG431/439 supportive data for the full-thickness model and completing histological validation of the printed constructs. Furthermore, we expect to launch the EpiTem-2 Creator Kit, following additional validation.

Target Market and Sales Strategy for EpiTem-2

EpiTem-2 is primarily targeted at research institutions and contract research organizations (CROs). In the United States, prospective customers include cosmetic research and development companies, universities, pharmaceutical research groups, and CROs engaged in preclinical development. The global pharmaceutical CRO services market alone is projected to reach approximately USD $36.7 billion in 202510, underscoring the significant potential for adoption of validated human skin models such as EpiTem-2 in research and testing applications.

EpiTem-2 Creator Kit Global Market

Beyond finished products, the EpiTem-2 Creator Kit is expected to position for potential launch in major international life science markets, with the United States and other global regions identified as strategic priorities by the Company. These geographies represent significant markets for in vitro toxicology testing and reconstructed skin models, driven by stricter regulations on animal testing and a growing demand for scientifically validated alternatives. In 2024, the global in vitro toxicology testing market was valued at approximately USD $34.5 billion and is projected to reach nearly USD $99.8 billion by 2034, reflecting a CAGR of ~11.2%.11 Within this market, the reconstructed skin model (RhE/full-thickness equivalents) segment was valued at  approximately $45.6 million in 2025 and is projected to reach approximately $136.9 million by 2034, representing a CAGR of approximately 13.0%. In addition, the U.S. in vitro toxicology testing market was estimated at approximately $5.0 billion in 2024 and is projected to reach approximately $13.5 billion by 2034, reflecting increasing demand for non-animal testing methods, predictive toxicology platforms, and advanced tissue-engineered models.  In the United States alone, the in vitro toxicology market was estimated at USD $5 billion in 2024, and is projected to reach approximately $13.5 billion by 2034, representing a compound annual growth rate (CAGR) of approximately 10.4%.12

EpiTem-2 Sales Strategy

The Company plans to commercialize EpiTem-2 through direct B2B sales to research institutions, supported by distribution partnerships and targeted digital outreach. To encourage early adoption, research-use-only versions will be provided on a pilot basis for verified institutions.

Universities, hospitals, and research institutes are expected to be early adopters, particularly in regenerative research and drug discovery. Government projects may also integrate the platform for technical demonstrations, while smaller cosmetics brands and start-ups may use it for preliminary testing and proof-of-concept studies before advancing to formal regulatory pathways.

Our action plan includes expanding applications across cosmetics, pharmaceuticals, and medical devices, securing dedicated distribution channels, and pursuing OECD TG certification to achieve global regulatory recognition.

EpiTem-2 Strategic Outlook

EpiTem-2 positions the artificial skin platform to meet the accelerating global demand for scientifically validated animal-free alternatives in cosmetic and pharmaceutical testing. With near-term revenues driven by finished product sales and long-term scalability supported by Creator Kit deployment, the platform is expected to generate sustainable growth while aligning with evolving regulatory and ethical standards in the global market.

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10 Precedence Research / Towards Healthcare, Pharma Contract Research Organization (CRO) Services Market to Cross USD $36.66 Billion in 2025, Expanding at a CAGR of 10.04%, GlobeNewswire (July 18, 2025), available at: https://www.globenewswire.com/news-release/2025/07/18/3117983/0/en/Pharma-Contract-Research-Organization-CRO-Services-Market-to-Cross-USD-36-66-Billion-in-2025-Expanding-at-a-CAGR-of-10-04.html.

11 Statifacts, In-vitro Toxicology Testing Market Statistics 2025–2034 (2024 base year valuation ~USD $34.5B; 2034 projection ~USD $99.8B; CAGR ~11.2%), available at: https://www.statifacts.com/outlook/in-vitro-toxicology-testing-market.

12 Fortune Business Insights, Reconstructed Skin Models Market Report (USD $32.6M in 2022; USD $84.1M by 2030, CAGR ~13%), available at: https://www.fortunebusinessinsights.com/reconstructed-skin-models-market-108965; Precedence Research, U.S. In-Vitro Toxicology Testing Market Size Report (USD $4.99B in 2024; USD $13.47B by 2034; CAGR ~10.6%), available at: https://www.precedenceresearch.com/in-vitro-toxicology-testing-market.

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Our Organ Regeneration Platform (ORP)

ORP Products

As a long-term growth driver, the Company introduced the ORP business. Developed by its parent company, ROKIT Healthcare, this platform utilizes AI-based, 3D bioprinting-based regenerative organ technology.

The ORP consists of 3D bioprinters, AI-powered software, and disposable kits, currently in use in hospitals across select countries, designed for clinical use by medical professionals. Currently, the ORP is focused on skin regeneration targeting diabetic foot ulcers (“DFU”), burns, and Non-melanoma Skin Cancer (“NMSC”) resection wounds. To address the common challenges of chronic diseases, such as complex disease mechanisms, limited effectiveness of standard treatments, and prolonged recovery periods, we have developed regenerative medical technologies that utilize damaged tissues using the patient's own (autologous) tissue, especially using Extra Cellular Matrix (“ECM”), which is the rich collection of growth factors that helps with skin tissue regeneration. This approach is designed to support safety and procedural outcomes through minimal manipulation.

During the development of each technology, a total of 16 preclinical and clinical studies in Korea and abroad were conducted by ROKIT Healthcare, which evaluated safety and therapeutic potential. In addition, selected platform components have been listed and complied with regulatory requirements from agencies such as the Ministry of Food and Drug Safety in Korea, the FDA, and the Conformité Européenne in Europe, supporting entry into the global medical market (please refer to “Regulatory Approval Status” below for more information on regulatory approvals).

On August 27, 2025, the Company secured exclusive rights to operate the ORP business in the Americas, and related intellectual property and know-how for the Americas, which includes all countries and territories in South America and North America, pursuant to the License Agreement with ROKIT Healthcare. This provides a foundation for entering the regenerative medicine market, with initial focus on its applications in skin and eventually, cartilage and kidney regeneration.

The Company’s cartilage regeneration platform is an investigational, solution-based technology concept designed to support cartilage tissue regeneration and is being evaluated for potential application in degenerative cartilage conditions.

The Company is also evaluating a kidney regeneration platform, which is investigational and at an earlier stage of evaluation, and is being explored for potential application in chronic kidney conditions.

Notwithstanding the foregoing, for  the three months ended March 31, 2026 and 2025 and for the years ended December 31, 2025  and 2024, the Company recognized  $0 and $0, respectively, and $130,000 and $0, respectively, of revenue solely related to the sale of cartilage regeneration kits in Paraguay. These cartilage regeneration kits were used in patient treatments in Paraguay in accordance with applicable local laws and regulations. Such sales were conducted outside the United States, were not made pursuant to any FDA approval or clearance, and do not alter the investigational status of the Company’s cartilage regeneration platform in the United States or represent commercial marketing of an FDA-approved product.

Although the Company’s cartilage and kidney platforms are currently at the investigational stage, the Company is still exploring which are the appropriate regulatory pathways for each of these programs including the FDA’s EAP. Pursuant to the Global Sponsored Research Agreement, we expect to commence preliminary data preparation activities to support the evaluation of a potential EAP submission. However, we have not yet formally engaged with the FDA’s EAP as of the date hereof. To the extent the Company pursues the FDA’s EAP, we acknowledge that products provided under such EAP remain investigational and may not be marketed or sold commercially prior to their respective approval. To the extent we deploy significant resources towards pursuing FDA approval for such platforms and we are unable to obtain regulatory approval for such investigational platforms, our business may be adversely affected.

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Through this strategy, ROKIT America is strengthening its position in the bio-healthcare industry—securing a strong revenue base through the RAP while actively preparing for expansion into the high-value field of regenerative medicine through the deployment of our ORP.

We believe our ORP will deliver a full spectrum of next-generation regenerative medicine solutions to the Americas, leveraging proprietary technology, clinical data, and commercial strategies developed by ROKIT Healthcare derived from the License Agreement and the Company’s own commercial and regulatory initiatives as licensee and operator in the Americas. We believe ROKIT America will lead the expansion of a platform-based regenerative approach in the Americas contributing to the evolution of the treatment paradigm for age-related degeneration and chronic conditions. The ORP is underpinned by clinical data, advanced bioengineering, and global IP strategies.

Skin Regeneration Platform

At its core, our skin regeneration platform is an AI-powered system capable of generating a customized 3D regenerative patch with a single scan and minimal user input. This platform consists of 3 products: (1) a 3D Bioprinter (“Dr. INVIVO” or “APLICOR”), (2) an AI-assisted wound measurement software (“AiD Regen”), and (3) a Disposable Medical KIT (“Dr. INVIVO AI Regen KIT” or “APLICOR 3D KIT”).

Using an AiD Regen’s clinician-operated interface, wounds are rapidly assessed through depth-sensing technology and transformed into high-precision 3D models in real-time. Dr. INVIVO’s Human-AI Interface facilitates seamless integration between diagnostics and treatment, allowing practitioners to deliver wound-specific patches in a timely manner. The Dr. INVIVO AI Regen KIT (“KIT”) enables medical professionals to efficiently process a patient own harvested (autologous) adipose fat tissue, the raw material for regenerative patches, directly in clinical settings. The KIT’s main components function by using polycaprolactone, or PCL, a biocompatible synthetic polymer, to create a scaffold guide tailored to the exact size of the affected area. Additionally, the Adipose Micronizer utilizes physical manipulation to filter out fibers and micronize harvested adipose tissue, transforming the patient's adipose fat into an autologous bioink (a printable biological material made from a patient’s own tissue) of the desired size and consistency.

This automated, patient-specific approach was designed to evaluate safety and performance in accordance with applicable standards. Preclinical and observational studies have assessed healing related outcomes and biological responses, including immune compatibility. Preliminary studies and research conducted in the U.S. and other countries have explored the applicability of the technology for a wide range of dermatological conditions, including DFUs, burns, and NMSC resection wounds. The ability to deliver precise and controlled treatments in outpatient settings may support the commercial scalability of the skin regeneration platform.

ROKIT America anticipates entering into distribution and partnership agreements in designated countries within the Americas, which will be the source of revenues from the sale of the Dr. INVIVO AI Regen KIT. Such agreements will define the scope of importation, promotion, marketing, and distribution of our Dr. INVIVO AI Regen KIT in compliance with applicable local regulations.

We also expect ROKIT Healthcare to serve as the legal and physical manufacturer, overseeing product design, internal validation, regulatory compliance and global sales. ROKIT Healthcare would be responsible for physical manufacturing, sterilization, packaging and providing quality data to support regulatory submissions. ROKIT Healthcare would retain exclusive global sales and distribution rights, including through ROKIT America. By advancing this initiative, ROKIT America seeks to secure a replacement solution under direct group control, thereby mitigating supply chain risks and enhancing long-term business continuity.

Although these initiatives can be expected to strengthen ROKIT America’s supply chain security, provide greater operational flexibility, and support long-term business continuity, there can be no assurance that such efforts will be successful or completed on a timely basis.

Skin Regeneration Platform Development Strategy and Clinical Roadmap

Market Opportunity in the Americas

1.	The wound care market in the Americas remains a substantial commercial opportunity driven by the high prevalence of chronic diseases and an aging population.
2.	In Latin America, the advanced wound care market is estimated at approximately USD $312.8 million in 2025, and is forecasted to grow to USD $498.2 million by 2030, with a CAGR of ~9.8%.[13]
3.	The broader U.S. wound care market was valued at approximately USD $8.63 billion in 2023, with expectations to reach USD $11.43 billion by 2030 under current growth trends.[14]
4.	Key growth drivers include increasing rates of diabetes, obesity, chronic diseases, trauma-related injuries, technological innovation in wound care, and expanding healthcare infrastructure.

These figures underscore the demand for next-generation regenerative solutions that can be integrated into existing healthcare systems while addressing large, underserved patient populations.

Global Clinical Studies

Due to underlying conditions such as diabetes, peripheral neuropathy, foot deformity, increased plantar stress, and peripheral vascular disease, DFUs are considered the most challenging chronic wounds to heal. Accordingly, clinical investigators including the United States have reported outcomes from clinical procedures involving DFU patients across multiple wound types in Korea, Malaysia, the United States, India and Türkiye. The clinical studies in 5 countries involve total 109 patients with DFUs. Reported results showed over 60% of wound healing rate within 12 weeks (Table below). There were no adverse events reported during the study period. The studies described below evaluated clinical procedures involving the application of autologous minimally manipulated homologous adipose tissue (AMHAT/MAT) in wound management settings. The regenerative effects of the device were studied in Japan and Korea, involving 20 patients who underwent resection for non-melanoma skin cancer.

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Enrollment criteria generally included patients with chronic or non-healing wounds, such as DFUs or post-resection skin defects, who had not adequately responded to standard-of-care treatments. Treatment exposure consisted of clinical procedures involving the application of autologous minimally manipulated homologous adipose tissue, rather than administration of a drug product or evaluation of a standalone medical device and did not involve defined dosage regimens. While certain analyses reported p-values, the studies were not designed to support confirmatory conclusions regarding safety or effectiveness.

Study	Indication	Subjects (n)	12 week healing rate	12 week wound reduction rate	Remark
Kesavan, 2021 (India)(1)	DFU	33	100%	100%

- Study design: Randomized controlled trial (RCT)

- Subjects in the test group displayed complete wound healing and re-epithelialization at the wound site approximately about 4 weeks of the treatment in comparison to the control group.

- It is observed all the subjects in the test group were completely healed. In control group, only 50% of the subjects showed healed wounds at 12 weeks period.

Namgoong, 2022 (Korea)(2)	DFU	16	70%	77.1% (4-week)

- Study design: Randomized controlled trial (RCT)

-The wound area was reduced by 4.3 ± 1.0 cm2 in the treatment group and by 2.0 ± 1.1 cm2 in the control group after 4 weeks (p = 0.043). The reduction rates were 77.1% ± 4.9% and 45.7% ± 15.6% in the treatment and control groups, respectively.

- Complete wound closure was achieved in 10%, 40%and 70% of patients in the treatment group and in 16.7%, 16.7% and 16.7% of patients in the control group at 4, 8 and 12 weeks, respectively.

-Complete wound healing was achieved after 16 weeks in eight out of 10 patients (80%) in the treatment group and three out of six (50%) in the control group (p = 0.299).

-No serious adverse events related to Micronized Adipose Tissue (MAT) niche treatment were observed.

Armstrong, 2022 (U.S.)(3)	DFU	10	60%	78.3%

-Study design: Single arm pilot study

- 60% of ulcers refractory to standard of care treatment achieved complete wound closure by 12 weeks.

- The mean percent area reduction at 12 weeks was 78.3% (SD: 33.23).

- It was confirmed that wound closure was achieved in an average of 49.1 days.

-No serious adverse events reported

Yazid, 2023 (Malaysia)(4)	DFU	10	70%	96%	-Study design: Single arm pilot study - It was confirmed a 70% complete healing rate and 96% reduction in the wound area - No serious adverse events reported
Yasti, 2023 (Turkiye)(5)	DFU	20	95%	Not evaluated as %

-Study design: Single arm pilot study

- All but one of the wounds were completely epithelialized at the ninth week.

- The mean wound areas decreased at weekly assessments for the first seven weeks of treatment compared to the pre-application.

- When the mean decrease in the wound size was compared between each consecutive week, there were decreases at each of the first seven weeks.

- The mean time to the complete closure was 32.20±23.862 days.

-No serious adverse events reported

Yoon, 2023 (Korea)(6)	DFU	20	Not evaluated	75.7% ±16.9% (4-week)	-Study design: Comparison Study - The wound reduction rates in the 4th week after the treatment were 75.7%±16.9%. - No serious adverse events associated with the treatment were observed.
Yun, 2024 (Korea)(7)	Non-Melanoma Skin Cancer Resection Wound (NMSC)	10	90% (8-week)	98% (8-week)

-Study design: Retrospective feasibility study (compared to artificial dermis)

- The mean duration required for complete wound healing was 39.2 (11.4) days compared to artificial dermis group 63.7 (34.8) days (p=0.04)

Matsumura, 2025 (Japan)(8)	NMSC	10	100% (5-week)	Not evaluated as %

- Study design: Single arm pilot study

- SCAR-Q score (patient-reported outcome evaluation method) was very good (265-300 points) with four patients scoring a maximum of 300 points.

- No serious adverse events associated with the treatment were observed.

- Confirms 3D bioprinted AMHAT (Autologous minimally manipulated homologous adipose tissue) accelerates wound healing with minimal scarring, offering and important option for skin defects where esthetics are priority.

Merve 2021, (Türkiye)	Burn	20	90% (12-week)	98% (8-week)	-Study design: Single arm pilot study - No serious adverse events associated with the treatment were observed. *Internal Data, submitted to wound journal in 2023 but not published yet

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1 Kesavan, Rajesh, et al. “Management of Diabetic Foot Ulcer with MA-ECM (Minimally Manipulated Autologous Extracellular Matrix) Using 3D Bioprinting Technology — An Innovative Approach.” International Journal of Lower Extremity Wounds, vol. 23, no. 1, 2021, pp. 161–168, doi:10.1177/15347346211045625.

2 Namgoong, Sik, et al. “A Pilot Study Comparing a Micronized Adipose Tissue Niche versus Standard Wound Care for Treatment of Neuropathic Diabetic Foot Ulcers.” Journal of Clinical Medicine, vol. 11, no. 19, 2022, p. 5887, https://doi.org/10.3390/jcm11195887

3 Armstrong, David G., et al. “Autologous Minimally Manipulated Homologous Adipose Tissue (AMHAT) for Treatment of Nonhealing Diabetic Foot Ulcers.” Plastic and Reconstructive Surgery — Global Open, vol. 10, no. 10, 2022, p. e4588, doi:10.1097/GOX.0000000000004588.

4 Bajuri, Mohd Yazid, et al. “New Paradigm in Diabetic Foot Ulcer Grafting Techniques Using 3D-Bioprinted Autologous Minimally Manipulated Homologous Adipose Tissue (3D-AMHAT) with Fibrin Gel Acting as a Biodegradable Scaffold.” Gels, vol. 9, no. 1, 2023, p. 66, doi:10.3390/gels9010066.

5 Yasti, Ahmet C., et al. “Graft of 3D Bioprinted Autologous Minimally Manipulated Homologous Adipose Tissue for the Treatment of Diabetic Foot Ulcer.” Wounds : A Compendium of Clinical Research and Practice, vol. 35, no. 1, 2023, pp. E22–E28, doi:10.25270/wnds/21136.

6 Yoon, In-Jae, et al. “Grafting Low-Temperature Micronized Adipose Tissue Niche to Treat Diabetic Foot Ulcers: A Pilot Study.” Journal of Wound Management and Research, vol. 19, no. 2, 2023, pp. 102–108, doi:10.22467/jwmr.2023.02509.

7 Yoon, H. M (2024). Using 3D bioprinted autologous minimally manipulated homologous adipose tissue for limb salvage in treating diabetic foot ulcer. Archives of Plastic Surgery, 51(3), 332–336. https://doi.org/10.1055/a-2263-7957

8 Matsumura, Reina, et al. “Three-Dimensional Bioprinted Autologous Minimally Manipulated Homologous Adipose Tissue for Skin Defects After Wide Excision of Skin Cancer Provides Early Wound Closure and Good Esthetic Patient Satisfaction.” Journal of Clinical Medicine, vol. 14, no. 6, 2025, p. 1795, doi:10.3390/jcm14061795.

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13 MarketsandMarkets, Latin America Advanced Wound Care Market by Type, Application, End User – Global Forecast to 2030, published 2024, available at: https://www.marketsandmarkets.com/PressReleases/latin-america-advanced-wound-care.asp.

14 Grand View Research, United States Wound Care Market Size & Share Report, 2023–2030, available at: https://www.grandviewresearch.com/horizon/outlook/wound-care-market/united-states.

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Regulatory Approval Status

The Skin Regeneration Platform has achieved regulatory clearance in multiple jurisdictions in the Americas:

1.

United States: Completed FDA Class I registration for APLICOR 3D, APLICOR 3D KIT, and AiD Regen (2025). Commercial feasibility has been demonstrated through the commercialization of products in the United States by Tides Medical, which acted as a U.S. distributor under its distribution arrangement with our parent company, ROKIT Healthcare, the manufacturer and supplier of such products. Under such arrangement, ROKIT Healthcare was responsible for manufacturing and supplying the products, and Tides Medical was responsible for distribution and commercialization activities in the United States. ROKIT America is not a party to such distribution arrangement. Going forward, ROKIT America will directly lead further submissions, clinical programs, and expansion into additional indications.

2.	Brazil: Registered as a Class II system registration under ANVISA approval (2022), establishing market entry under the Cadastro pathway.
3.	Paraguay: Class II system registration (2022) approved by DNVS, supporting importation and distribution.
4.	Mexico, Uruguay and Colombia: Regulatory submissions are ongoing, with commercialization expected to follow approvals.
5.	Chile and Argentina: Our Skin Regeneration Platform is classified as non-medical device.

Our Skin Regeneration Platform utilizes components that have been individually listed or cleared by regulatory authorities in applicable jurisdictions(see below table). Healthcare providers have utilized these components based on independent clinical judgment across multiple surgical specialties including podiatric, orthopedic, general, and plastic and reconstructive surgery for general wound management and repairment.

The clinical utility of our technology is supported through global clinical studies with a focus on addressing complex wounds such as DFUs. While we are strategically pursuing indication expansions for specific conditions such as burns, pressure ulcers, and traumatic ulcers based on clinical observations in areas like DFU and skin cancer resection wounds, such expansions and additional geographic authorizations remain subject to further regulatory approvals.

With respect to our ORP skin regeneration platform business, the following sets forth the regulatory approval status obtained by ROKIT Healthcare in the Americas for each component of our skin regeneration platform for use of these devices in our skin regeneration platform.

Regarding the use of a patient’s autologous bioink, the Company understands, based on its interpretation of current FDA regulations, that it may qualify for regulation solely under Section 361 of the Public Health Service Act and 21 CFR Part 1271 if the FDA determines that all applicable criteria under 21 CFR 1271.10(a) are met, including minimal manipulation and homologous use, however, the FDA has not made an independent determination regarding the applicable regulatory classification.

This regulatory position is supported by published clinical literature, including a pilot clinical study by Armstrong et al. (2022), which evaluated the use of autologous, minimally manipulated, homologous adipose tissue in the treatment of nonhealing DFUs. While this study provides clinical support for the Company’s interpretation, the Company acknowledges that the FDA’s classification depends on the specific facts and circumstances. Accordingly, there can be no assurance that the FDA will concur with our position, and any contrary determination by the FDA could subject the Company to more stringent regulatory requirements.

While certain components of the Skin Regeneration Platform have obtained regulatory clearances or registrations in select jurisdictions, additional regulatory authorizations may be required to expand indications, clinical use, or geographic scope, and there can be no assurance that such authorizations will be obtained.

To date, there has been no mandatory clinical testing requirement imposed by the FDA to demonstrate the safety and effectiveness of our Class I 510(k) exempt medical devices. However, if there is a change in the intended use or the addition of new indications, the FDA maintains the authority under Section 513(i) of the FDCA to require additional clinical data to ensure safety and effectiveness. We continuously conduct Post-Market Surveillance activities to proactively respond to any potential changes in the regulatory environment.

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For additional information with respect to FDA medical device classifications (including Class I and Class II devices), the distinction between FDA registration and listing, clearance, and authorization, and a description of applicable regulatory requirements in the United States and other jurisdictions in which we intend to operate, see the Section in this prospectus titled “Business — Government Regulation — Regulation of Our Organ Regeneration Platform (Medical Devices).”

Countries	Product	Proprietary Name	Classification of Authorization	Listing/Authorization/Clearance Date	Regulatory Authority
U.S.	3D Bioprinter	APLICOR 3D; Dr. INVIVO 4D2D	Class I Listed	8/28/2020	FDA
	3D Bioprinter Accessory Kit	APLICOR 3D KIT; Dr. INVIVO Scaffold KIT	Class I Listed	2/15/2022	FDA
	AI App	AiD Regen	Class I Listed	4/16/2021	FDA
	Fat Separator	Adinizer	510K Class II** Cleared	3/11/2021	FDA
Brazil	3D Bioprinter	Dr. INVIVO	System Class II*** Cleared	5/6/2022	Agência Nacional de Vigilancia Sanitária (“Anvisa”)
	Single-Use-Kit (including, without limitation, the Fat Separator)	Dr. INVIVO AI Regen KIT	System Class II Cleared		Anvisa
	AI App	AiD Regen	Non-medical Device**** Authorized		Not applicable (product not subject to medical device regulation) (“n/a”)
Paraguay	3D Bioprinter	Dr. INVIVO	System Class II Cleared	11/2/2022	Dirección Nacional de Vigilancia Sanitaria (“DNVS”), Ministerio de Salud Pública y Bienestar Social (“MSPBS”)
	Single-Use-Kit (Inclusive of Fat Separator)	Dr. INVIVO AI Regen KIT	System Class II Cleared		DNVS; MSPBS
	AI App	AiD Regen	Non-medical Device Authorized	-	n/a
Chile	3D Bioprinter	Dr. INVIVO	Non-medical Device Authorized	-	n/a
	Single-Use-Kit (Inclusive of Fat Separator)	Dr. INVIVO AI Regen KIT
	AI App	AiD Regen
Argentina	3D Bioprinter	Dr. INVIVO	Non-medical Device Authorized	-	n/a
	Single-Use-Kit (Inclusive of Fat Separator)	Dr. INVIVO AI Regen KIT
	AI App	AiD Regen
Peru	3D Bioprinter	Dr. INVIVO	Class II Cleared	6/4/2024	Dirección General de Medicamentos, Insumos y Drogas (“DIGEMID”)
	Single-Use-Kit (Inclusive of Fat Separator)	Dr. INVIVO AI Regen KIT	Class II Cleared	9/23/2024	DIGEMID
	AI App	AiD Regen	Class I Cleared	3/3/2025	DIGEMID

* Class I represents the lowest risk category of medical device classification under risk-based regulatory frameworks. In the United States, Class I devices are subject to general controls and, in certain cases, are exempt from the 510(k) premarket notification requirement. Devices that are 510(k)-exempt may be legally marketed for their intended uses without prior FDA clearance, provided that applicable general controls, including registration, listing, labeling, and quality system requirements, are satisfied. Our medical devices listed with the FDA as Class I are 510(k)-exempt and subject to general regulatory controls. Accordingly, these devices may be commercially distributed in the United States for their listed functional use without prior FDA clearance or approval. The devices are listed for general-purpose mechanical application and handling functions performed by healthcare professionals and do not include authorization for the diagnosis or treatment of any specific medical condition. Healthcare providers determine any clinical application based on their independent professional judgment. The listed Fat Separator we use is manufactured and cleared by BSL Co. Ltd.

** The 510(k) is a premarket notification process in the U.S. that grants approval based on proving a device is substantially equivalent to an existing predicate device on the market.

*** If multiple medical devices interact as components and accessories to fulfill their intended use within Standard Operating Procedures, the entire configuration is regulated and authorized as a ‘system medical device’.

**** If it does not meet the medical device regulation, it may be classified as a Non-Medical Device (“Non-MD”) and used as a general electronic device.

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Strategic Approach

ROKIT America’s strategy for the Skin Regeneration Platform emphasizes:

1.	Expanding clinical validation across high-burden indications such as DFUs, burns, and NMSC resection wounds.
2.	Transitioning from feasibility to commercialization, leveraging prior approvals and proof-of-concept studies to accelerate adoption.
3.	Building distribution networks in the Americas, with a focus on the U.S., Brazil, Mexico, and Paraguay as initial anchor markets.
4.	Positioning the platform as a scalable regenerative therapy that combines AI-driven precision with clinically validated outcomes.

Strategic Outlook

By integrating regulatory clearance, regional distribution, and clinical data, the Company aims to establish the platform as a standard-of-care alternative in advanced wound management and dermatological reconstruction.

Cartilage Regeneration Platform

We intend to deploy our cartilage regeneration platform to initially treat osteoarthritis, which remains a major global health challenge affecting more than 595 million people worldwide as of 2025.15 Current treatment options, such as joint injections and prosthetic replacement, primarily alleviate symptoms without restoring cartilage function, leaving a significant unmet need for regenerative solutions. The global cartilage repair market is estimated at USD $5.98 billion in 2024, with a forecasted CAGR of ~5.1% from 2025 to 2030, expected to reach USD $8.04 billion by 2030.16 In North America, the cartilage repair market generated approximately USD $2,152.9 million in 2023, and is projected to grow at a CAGR of about 5.2% from 2024 to 2030, reaching roughly USD $3,074.9 million by 2030.17

We anticipate that our cartilage regeneration platform will employ a Lyophilized Costal Cartilage Matrix (“LCCM”), a proprietary material derived from a patient’s freeze-dried rib cartilage, to induce cartilage regeneration. This technology is designed to facilitate endogenous repair through a single treatment, eliminating the need for synthetic implants or multiple interventions.

ECM was previously recognized primarily as a structural scaffold that maintains the architecture between cells and facilitates chemical communication. However, recent reports have revealed that the ECM actively regulates cellular activities, differentiation, proliferation, and even apoptosis (cell death). In particular, the ECM is gaining significant attention alongside stem cells as a therapeutic agent capable of inducing tissue regeneration.

Adipose (fat) tissue is known to contain a high concentration of ECM and is widely distributed throughout the human body, making it relatively easy to extract. Furthermore, because extraction methods are broadly commercialized, patient burden can be minimized, positioning it as a key material in regenerative medicine.

Our cartilage regeneration kit is designed to process a patient’s autologous adipose tissue using minimal manipulation, which is then combined with LCCM to fabricate a patch via bioprinting.

The effective components of adipose-derived ECM, combined with the abundant collagen and glycosaminoglycans (GAGs) found in LCCM, are recognized as critical materials for cartilage regeneration in the field of tissue engineering and have been the subject of extensive research.

ROKIT Healthcare has developed (and the Company has license to use) a proprietary technology to manufacture a differentiated form of cartilage powder through the pre-treatment, freeze-drying, and pulverization of cartilage tissue. Through this technology, cartilage tissue is processed into particles of uniform size, enabling it to be formulated into autologous bioink, which is the core component of tissue engineering.

ROKIT Healthcare has conducted a preclinical study with Massachusetts General Hospital in the United States, has conducted a clinical trial in Egypt in involving 10 patients and has initiated a Korean multicenter pivotal clinical study in December 2025 designed to address osteoarthritis patients. The clinical program is expected to compare outcomes of microfracture alone versus microfracture combined with autologous nanofat-based CRP. A clinical trial involving 104 participants is planned to be conducted across 13 multi-centered institutions, including, without limitation, Seoul National University Hospital in Korea. The study is also expected to evaluate the clinical significance of the procedure by comparing a test group of 52 patients receiving the adipose patch against a control group of 52 patients undergoing microfracture surgery. To date, procedures have been successfully completed for a total 26 patients in Korea, and the trial remains ongoing.

Within the Americas, ROKIT America will assume primary responsibility for clinical trial management, regulatory engagement, and investigator site relations, reinforcing its role as the regional hub for execution and compliance.

As part of its ongoing evaluation, the Company is generating preclinical data to assess the safety and regenerative characteristics of its cartilage regeneration platform, including the study observations described below.

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15 Ryu, Ji-Seon, et al. "Evaluation of Three-Dimensional Bioprinted Human Cartilage Powder Combined with Micronized Subcutaneous Adipose Tissues for the Repair of Osteochondral Defects in Beagle Dogs." International Journal of Molecular Sciences, vol. 23, no. 5, 2022, p. 2743.

16  Abdelhamid, Mohamed, et al. "The Evaluation of Cartilage Regeneration Efficacy of Three-Dimensionally Bioprinted Human Derived Biomaterials on Knee Osteoarthritis: A Single-Arm, Open Label Study in Egypt." Journal of Personalized Medicine, vol. 13, no. 1, 2023, pp. 1-12.

17 Grand View Research, Cartilage Repair Market Size & Trends Analysis Report 2025-2030, https://www.grandviewresearch.com/industry-analysis/cartilage-repair-regeneration-market; Grand View Research, North America Cartilage Repair Market Size & Outlook, 2030, https://www.grandviewresearch.com/horizon/outlook/cartilage-repair-market/north-america.

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Pre-Clinical Study (Massachusetts General Hospital)

ROKIT Healthcare conducted a preclinical in vivo efficacy study at Massachusetts General Hospital. The research was led by Dr. Charles R. Bragdon, Associate Director of the Harris Orthopedic Lab. The study utilized 18 beagle dogs, with follow-up observations ranging from a minimum of 20 weeks to a maximum of 32 weeks post-surgery. The results verified effective regeneration of cartilage tissue in the dogs.18

[Figure. Creation of osteochondral defects in the knee joint and appearance after patch implantation]

Histological Analysis via H&E Staining Regeneration within the damaged cartilage tissue was confirmed through Hematoxylin and Eosin (H&E) staining, which labels cell nuclei.

•	At 20 weeks post-surgery: Observations showed active cell proliferation characterized by numerous dark purple-stained nuclei, coinciding with the secretion of the ECM.
•	At 32 weeks post-surgery: The regenerated area was confirmed to have successfully transitioned into a formal anatomical cartilage structure.

[Figure. Validation of cartilage regeneration through histopathological staining.]

Biochemical Validation and Hyaline Cartilage Formation Proteoglycans are among the most critical substances in cartilage regeneration, providing the essential cushioning properties of the tissue based on their organic chemical characteristics. Since proteoglycans are synthesized within chondrocytes and secreted into the ECM, their presence serves as a vital criterion to determine:

1.	Whether the knee cartilage tissue is capable of performing its original function; and
2.	Whether the chondrocytes are functioning normally.

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18 Ryu, Ji-Seon, et al. "Evaluation of Three-Dimensional Bioprinted Human Cartilage Powder Combined with Micronized Subcutaneous Adipose Tissues for the Repair of Osteochondral Defects in Beagle Dogs." International Journal of Molecular Sciences, vol. 23, no. 5, 2022, p. 2743.

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Through Safranin O staining, high concentrations of widely distributed proteoglycans were observed, similar to healthy cartilage tissue. Furthermore, Collagen Type II staining confirmed that the regenerated tissue was not mere fibrocartilage, but high-quality hyaline cartilage, which is native to the joint.

[Figure. Verification of glycosaminoglycan (GAG) expression in restored cartilage via histological staining]

Clinical Trials

Egypt, Osteoarthritis Clinical Trial: Pain Reduction and Cartilage Recovery 3 Months Post-Procedure

ROKIT Healthcare performed an Institutional Review Board (“IRB”) approved clinical trial involving 10 patients of the cartilage regeneration platform at Assiut University Hospital in Egypt in 2023 and follow-up observations were performed over a one-year period thereafter. The primary endpoints of the study were changes from baseline in Western Ontario and McMaster Universities Osteoarthritis Index (“WOMAC”) and Knee injury and Osteoarthritis Outcome Score (“KOOS”), and the secondary endpoint was changed from baseline in Magnetic Resonance Observation of Cartilage Repair Tissue (“MOCART”) scores based on MRI evaluations. Additionally, subjective disease relief trends—specifically the extent of pain reduction and daily life discomfort—were monitored using diagnostic questionnaires (WOMAC/KOOS). At the first check-up conducted two weeks post-surgery, it was observed that the implanted patch was maintained at the defect site, and patient satisfaction was high due to a reduction in perceived pain.19

On the 6-month and 12-month MRI, it was observed that the cartilage lesions of the osteoarthritis patients had shown imaging characteristics comparable to the surrounding tissues. Magnetic Resonance Observation of Cartilage Repair Tissue scores were calculated based on the MRI readings at each follow-up, showing a gradual improvement trend starting from 6 weeks post-surgery.

Improvements in mean scores were observed in WOMAC and KOOS at 12 months post-implantation. The MOCART scores demonstrated a progressive upward trend over the study period. The mean MOCART score increased from 69.3 ± 12.37 at six weeks post-operation to 82.85 ± 11.49 at 12 months post-operation (p<0.0001*). These imaging results were suggestive of integration of the implanted tissue with the surrounding native cartilage.

Patient-reported outcomes also showed measurable changes:

•

WOMAC (measuring pain, stiffness, and physical function): The mean score decreased from 80.3 ± 6.7 at baseline to 22.39 ± 7.7 at 12 months post-operation (where a lower score indicates clinical improvement (p<0.0001*)).

•

KOOS (measuring pain, symptoms, activities of daily living, sport/recreation, and quality of life): The mean score increased from 50.15 ± 4.6 at baseline to 79.16 ± 5.49 at 12 months post-operation (where a higher score indicates clinical improvement (p<0.0001*)).

Primary Endpoint Criteria: A mere improvement in WOMAC or KOOS scores is not sufficient to determine that the primary endpoints were met. The primary endpoints are defined as statistically significant changes from baseline (p < 0.05) that also meets or exceeds Minimal Clinically Important Difference (“MCID”) thresholds—specifically, a reduction of 10–12 points on the WOMAC total score (0–96 scale) and an improvement of ≥8 points per KOOS subscale (0–100 scale).

These MCID thresholds were applied for purposes of evaluating the clinical meaningfulness of observed changes; however, given the limited sample size, single-site design, and absence of a control group, these results should be interpreted with caution and may not be generalizable.

Scoring Systems: Both WOMAC and KOOS can be expressed on a 0–100 scale. KOOS is inherently scored 0–100 per subscale (100 = no symptoms). WOMAC was collected on a 0–96 Likert scale but is normalized to 0–100 for comparability using the formula: 100 − (WOMACraw ÷ 96 × 100), where higher scores indicate better status.

In the Egypt study (n=10), WOMAC improved by 57.91 points (−72% from baseline) and KOOS composite improved by 29.01 points (+58%), both exceeding MCID thresholds with p < 0.0001. While these findings met the defined conditions for the primary endpoints, they should not be interpreted as definitive evidence of clinical efficacy.

The observed changes across these clinical categories, including the quality of life (“QOL”) indicators, reflect the outcomes recorded during this specific study period.

[Figure: MRI data 6 months after surgery]

Data obtained from clinical trials conducted outside the United States may not be accepted by the FDA or other comparable regulatory authorities.

While our current and past clinical trials for the CRP have been conducted primarily in South Korea and Egypt, we intend to utilize this global clinical data—which we believe provides sufficient and supporting clinical data—to support our future regulatory submissions in the United States and other jurisdictions in the Americas. However, there is no guarantee that the FDA or equivalent regulatory authorities will accept such global data.

If the FDA determines that our global preclinical and clinical data are insufficient or not applicable to the U.S. population, we may be required to conduct additional, costly, and time-consuming clinical trials within the United States as a condition for marketing approval.

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*A p-value represents the probability of observing results at least as extreme as those observed, assuming that there is no true effect. A commonly accepted threshold for statistical significance is p <0.05 and the significance level for this study was set at 0.05. All reported endpoints (WOMAC and KOOS) showed the p-values below this threshold; however, given the limited sample size (n=10), single-site design, and absence of a control group, these results should be interpreted with caution and may not be generalizable.

[19] Abdelhamid, Mohamed, et al. "The Evaluation of Cartilage Regeneration Efficacy of Three-Dimensionally Bioprinted Human Derived Biomaterials on Knee Osteoarthritis: A Single-Arm, Open Label Study in Egypt." Journal of Personalized Medicine, vol. 13, no. 1, 2023, pp. 1-12.

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Kidney Regeneration Platform

CKD represents a significant and growing global health burden, driven by aging populations and the rising prevalence of diabetes and hypertension. As of 2023, the global adult prevalence of CKD is approximately 14.2%, with the United States reporting rates between 14.0% and 15.0%. This equates to roughly 1 in 7 to 8 adults suffering from the condition.20

Currently, CKD lacks curative pharmacological options beyond renal replacement therapies, such as dialysis or organ transplantation. The disease's progression is characterized by irreversible renal interstitial fibrosis, involving complex multi-pathway signaling. This complexity renders single-target drug interventions largely ineffective, creating a critical unmet need for regenerative therapeutic solutions.

We intend to deploy our KRP to initially treat CKD, driven by aging populations and the rising prevalence of diabetes and hypertension. Current treatments for CKD are limited to symptomatic therapies, such as medications to manage anemia and electrolyte imbalances caused by renal dysfunction, or drugs to control comorbidities like hypertension, diabetes, and hyperlipidemia. While recent studies have suggested certain agents, including those containing Kremezine or Ketosteril, as potential treatments to inhibit renal fibrosis, these remain at the laboratory research level and have not been fully commercialized. Practically speaking, there is currently no fundamental treatment available that can significantly improve kidney function itself or stop the progression of renal decline.

When CKD progresses to end-stage renal disease, renal replacement therapy (“RRT”)—such as hemodialysis, peritoneal dialysis, or kidney transplantation—becomes necessary. Once RRT begins, hemodialysis patients typically require visits to a dialysis center three times a week for an average of four hours per session. Peritoneal dialysis requires an average of four fluid exchanges per day. Consequently, the quality of life for dialysis patients is reduced to approximately 54% compared to that of healthy individuals.

In the case of kidney transplantation, patients are freed from dialysis and have fewer dietary and medication restrictions. However, there is a severe shortage of donor organs, and the procedure necessitates long-term use of immunosuppressants, which carries risks such as infection. Therefore, significant attention is being focused on the development of regenerative medicine technologies capable of replacing or restoring damaged kidneys.

ROKIT Healthcare is developing a regenerative patch utilizing autologous omentum-derived bioink, which has rich composition of immune cells, growth factors, and its inherent anti-inflammatory and regenerative properties to address the limitations set forth above.

[Figure. Mechanistic overview of the role of the omentum patch21]

The Company’s preclinical studies provide evidence supporting a potential mechanism of action of the omentum-derived regenerative patch; however, such mechanism has not been conclusively established. The omentum-derived patch is designed to potentially mitigate pathological progression from acute kidney injury to CKD. Following ischemia-reperfusion injury (“IRI”), the renal microenvironment typically suffers from ROS accumulation and NF-kB-mediated inflammation, which triggers the Tgfb1/Smad signaling cascade, leading to myofibroblast differentiation and maladaptive fibrosis. The omentum patch is designed to potentially counteract this process by fostering a multi-target regenerative environment.

In preclinical studies, this proposed mechanism is supported not only by anti-fibrotic efficacy in the Unilateral Ureteral Obstruction (“UUO”) model, but also by mechanistic findings in a murine unilateral IRI (“uIRI”) model, where treatment was associated with reduced TNF-α via NF-kB signaling, reduced TGF-β/Smad signaling, reduced epithelial-mesenchymal transition and oxidative stress, increased Gpx3 and Ly6a expression, reduced Spp1–Cd44 signaling, and restoration of Sox17+ endothelial reparative responses. These observed changes in pathways related to inflammation, fibrosis, and tissue repair are consistent with a proposed mechanism by which the patch may modulate these biological processes and support regeneration. By promoting the proliferation of proximal tubular cells and Sox17+ endothelial cells—while inhibiting the Tgfb1-driven fibrotic pathway—the patch is designed to potentially support the structural and functional recovery of the kidney, potentially delaying or preventing the transition to end-stage renal disease.

Taken together, these preclinical findings suggest, but do not establish, that the omentum-derived patch may contribute to a regenerative microenvironment that mitigates fibrosis and supports tissue repair. The relevance of these findings to human clinical outcomes has not yet been established.

While the pathological pathways targeted in these studies—including NF-κB-mediated inflammation, TGF-β/Smad-driven fibrosis, and oxidative stress—are relevant to CKD progression in humans, the extent to which these preclinical findings translate to clinical outcomes in humans has not yet been established. Together with the procedural and biological safety observed in the large-animal implantation model, we believe these findings provide translational support for clinical evaluation.

The process involves:

•	Tissue Harvesting: Extraction of autologous omental tissue from the patient.
•	Bioink Formulation: Mechanical micronization of the tissue to preserve the ECM and vital cellular components.
•	3D Bioprinting: Utilization of the 3D Bioprinter to fabricate a customized regenerative patch.

This method bypasses the limitations of conventional monotherapy and provides a viable alternative to end-stage renal failure and our method is designed for the entire process—tissue harvest, patch fabrication and implantation—to be completed within the operating room.

Korea, CKD Pre-clinical Study

The Company conducted preclinical studies of its proprietary ORP in collaboration with the Department of Nephrology at Seoul National University (“SNU”) Boramae Medical Center, including CKD efficacy models in rats and mice, mechanistic studies in a murine uIRI model, and a large-animal porcine safety and surgical feasibility study.

The studies primarily structured the UUO model in rats and mice to simulate renal fibrosis and CKD progression to evaluate both the therapeutic efficacy and the biological safety of a 3D-bioprinted autologous omentum patch for the KRP.

·	Test Group: Implantation of a customized 3D-bioprinted omentum patch.
·	Control Group: Implantation of a fibrin-only patch to isolate the effects of the omental biological material.
·	Fabrication Process: The process involved three distinct stages—harvesting the patient’s omentum tissue, micronization to make the bioink formulation, and 3D bioprinting to create a customized patch.
·	Evaluation Metrics: Researchers used longitudinal hematology, blood chemistry (BUN, Creatinine), and histological analysis to monitor structural and functional improvements.

The findings across these 2022 and 2023 studies demonstrated the clinical feasibility of the patch. They also demonstrated minimal therapeutic loss—a common issue with cell suspension injections—and showed no significant adverse local reactions or systemic toxicity during the observation periods.

·	Reduction in Tissue Damage: In the UUO model, treatment with the omentum-derived patch reduced tubular damage by approximately 41% compared to the disease control group.
·	Inhibition of Fibrosis: The patch inhibited renal fibrosis by approximately 31%. This was confirmed by the significant down-regulation of pro-fibrotic genes, including Acta2, Ctgf, Tgfb1, Smad3, and Cxcl6.
·	Functional Recovery: Preclinical results suggested a trend toward improved renal function and the mitigation of chronic renal decline, ensuring stable, localized treatment at the lesion site.

Building on its ongoing research activities, on March 11, 2026, the Company entered into a Global Sponsored Research Agreement with ROKIT Healthcare and Brigham and Women’s Hospital, an affiliate of Harvard Medical School in the U.S. (the “Global Sponsored Research Agreement”), to conduct a preclinical study of its omentum-based regenerative patch for our kidney regeneration platform. This study will be designed to evaluate the regenerative potential of the Company’s 3D-bioprinted patches in a CKD animal model. The term of the Global Sponsored Research Agreement is five years from the effective date of the agreement. Either party may cancel the Global Sponsored Research Agreement upon failure of the other party to meet any of its material obligations under the Global Sponsored Research Agreement and if such breaching party does not remedy any such failure within thirty days after receipt of notice of from the non-breaching party regarding such failure. The description of the Global Sponsored Research Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Global Sponsored Research Agreement, which is filed as Exhibit 10.11 to the registration statement of which this prospectus is made a part.

The primary objective of this confirmatory preclinical research is to evaluate the 3D-bioprinted omentum-based patch in addressing renal fibrosis and confirming functional recovery, specifically focusing on the improvement of Glomerular Filtration Rate (GFR). The study is expected to be conducted over a six-month period and the experimental design involves 78 murine subjects across multiple disease models, including UUO and Folic Acid-Induced Nephropathy. The study will compare outcomes across various test groups, with a primary endpoint of GFR recovery and secondary endpoints focused on the reduction of histological fibrosis markers.

Building on these results, ROKIT Healthcare is expanding its clinical research to 10 patients with CKD. This clinical study is expected to commence in August 2026 and is expected to be led by Asan Medical Center in cooperation with SNU Boramae Medical Center. Currently, the IRB at SNU Boramae Medical Center has granted protocol approval, and the IRB review process at Asan Medical Center is underway.

This 12-month, single-arm pilot study will evaluate the safety of a 3D-bioprinted autologous omentum-derived patch in 10 patients with Stage 3–4 CKD. Primary endpoints focus on safety—including local reactions, adverse events—over a 6-month follow-up period. Secondary endpoints involve exploratory assessments of renal function recovery and fibrosis markers compared to baseline. Evaluation metrics include longitudinal hematology, blood chemistry (e.g., BUN, Creatinine), urinalysis, and coagulation profiles, alongside MRI and DMSA scans to monitor structural and functional improvements.

The Company has not yet determined the impact of non-U.S. studies on future U.S. clinical strategies, as such decisions depend on evolving regulatory requirements. While data from these studies may inform potential EAP evaluations and scientific publications, there is no guarantee of FDA acceptance. The FDA may deem non-U.S. data insufficient for marketing authorization if the studies do not align with Good Clinical Practice standards or U.S. medical practices.

The commencement of this clinical study remains subject to completion of applicable regulatory and institutional approvals, and the expected timing may change accordingly.

Regulatory Approvals

The following is the regulatory registration, clearance or approval status and insurance coverage status in Americas of the products in our ORP:

Countries with Completed Regulatory Approval or Market Access

No.	Country/ Region	Products			Effective Period	Regulatory Authority
		‘KIT’	3D Bioprinter	AI App
1	United States	Class I	Class I	Class I	Annual renewal (2025 registration completed)	FDA
2	Brazil	System Class II		Non-MD	May 6, 2022 - No expiry (Cadastro system)	ANVISA
3	Paraguay	System Class II		Non-MD	Nov 2, 2022 - Nov 2, 2027	DNVS, MSPBS
4	Chile	Non-MD	Non-MD	Non-MD	N/A	ISP
5	Argentina	Non-MD	Non-MD	Non-MD	N/A	ANMAT
6	Peru	Class II	Class II	Class I	KIT: Sep 23, 2024 - Sep 16, 2029 3D Bioprinter: Jun 4, 2024 - Jun 3, 2029 AI App: Mar 3, 2025 - Feb 28, 2030	DIGEMID

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20 Khan, et al. "Prevalence and Impact of Chronic Kidney Disease in Diabetic Patients Presenting to the Emergency Department: A Systematic Review." Journal of Health and Welfare Community Research, vol. 3, no. 18, Dec. 2025. LMI Education, https://doi.org/10.61919/w57hms73; "Chronic Kidney Disease in the United States, 2023." Centers for Disease Control and Prevention, May 2023, www.cdc.gov/kidney-disease/php/data-research/index.html.

21 Jo, H., Choi, B. Y., Jang, G., Ryu, J., & Kim, J. W. (2023). "Safety assessment of a three-dimensional-printed autologous omentum patch: An application on the kidney as a new treatment approach." Clinical and Translational Science, 16(4), 621–631.

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Countries with Ongoing Regulatory Submissions

No.	Country/Region	Products			Effective Period	Authority / Mark
		KIT	3D Bioprinter	AI App
1	Mexico	Class IIa	Class I	Class I	Registration in progress	COFEPRIS (Federal Commission for Protection against Sanitary Risk)
2	Colombia	Class IIa	Class I	Class I	Registration in progress	INVIMA (National Food and Drug Surveillance Institute)
3	Uruguay	Class IIa	Class I	Non-MD	Registration in progress	DNVS (Dirección Nacional de Vigilancia Sanitaria), under MSP (Ministry of Public Health)

Insurance Coverage Status

No.	Country /Region	Status / Fee Level(1)	Status
1	United States	~$900/ ~$3,800

As of the date of this prospectus, we have been informed by distributors of our parent company, ROKIT Healthcare, that insurance claims for certain DFU procedures performed using components of Skin Regeneration Platform have been reimbursed at the hospital outpatient department level in the United States under existing billing codes (CPT Code), and in certain countries including Argentina, Chile, and Paraguay. ROKIT America does not control the regulatory or commercial activities undertaken by ROKIT Healthcare or its counterparties.

2	Paraguay	~$2,400	Reimbursement approved
3	Argentina	~$2,800	Reimbursement approved
4	Chile	~$2,200	Reimbursement approved
5	Mexico	TBD	Regulatory approval in progress; insurance negotiations to follow
6	Colombia	TBD	Regulatory approval in progress; insurance negotiations to follow

(1) Figures represent internal estimates based on company data and ongoing insurer negotiations.

Adinizer is manufactured by BSL and supplied to ROKIT Healthcare, from which ROKIT America expects to obtain such product in the ordinary course of business. In parallel, ROKIT Healthcare has taken proactive steps to identify alternative adipose separation technologies in both Korea and the United States. As a result, the Company does not anticipate any material supply constraints related to the Adinizer. Although these initiatives may strengthen ROKIT America’s supply chain security, provide greater operational flexibility, and support long-term business continuity, there can be no assurance that such efforts will be successful or completed on a timely basis.

ROKIT America anticipates entering into distribution and partnership agreements in designated countries within the Americas. Such agreements will define the scope of importation, promotion, marketing, and distribution of our Skin Regeneration Platform in compliance with applicable local regulations.

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Under the expected structure, ROKIT Healthcare would serve as the legal manufacturer, overseeing product design, internal validation, regulatory filings and global sales. The prospective partner would be responsible for physical manufacturing, sterilization, packaging and providing quality data to support regulatory submissions. ROKIT Healthcare would retain exclusive global sales and distribution rights, including through ROKIT America. By advancing this initiative, ROKIT America seeks to secure a replacement solution under direct group control, thereby mitigating supply chain risks associated with the current reliance on BSL and enhancing long-term business continuity.

Please also see “If we are unable to obtain necessary licenses or sublicenses on commercially reasonable terms, including from BSL Co. Ltd to market or sell Adinizer, a core component of our Skin Regeneration Kit, our business could be adversely affected in the future” in the “Risk Factors” section herein.

As of the date of this prospectus, we have been informed by distributors of our parent company, ROKIT Healthcare, that insurance claims for certain DFU procedures performed using components of the skin regeneration platform have been reimbursed at the hospital outpatient department level in the United States under existing billing codes (CPT code), and in certain countries, including in Argentina, Chile, and Paraguay. These statements are based on distributor communications and have not been independently verified by the Company. We do not submit claims or receive reimbursement directly, and reimbursement outcomes may differ across providers, payors, and jurisdictions. ROKIT America does not control the regulatory or commercial activities undertaken by ROKIT Healthcare or its counterparties.

The Company is currently in the process of obtaining insurance claim approvals in other countries within the Americas. Although certain components may be shared, each program and jurisdiction is subject to its own regulatory classification, clearance, or exemption requirements, and authorization for one indication or geography does not confer authorization for any other.

Transformative Shift in Chronic Disease Treatment

ROKIT America is driving a transformative shift in how chronic, degenerative diseases are treated in the Americas. Moving beyond conventional, symptom-based care models, our ORP introduces a curative and precision-based approach powered by advanced biotechnologies. The platform is designed for use by healthcare providers in clinical settings and comprises a combination of AI-based medical software, 3D bioprinters, and the Dr. INVIVO AI Regen KIT—a sterile, single-use fat separator (hereafter referred to as the Single-Use-Kit, or SUK).

[Figure: Core Technologies and Business Domains]

Each application is tailored to address medical conditions with limited treatment options and high global prevalence—representing a potential addressable market of over 1.7 billion patients.22

Key differentiators from our competitors of the ORP include:

•	Personalized tissue regeneration using autologous cells, eliminating the need for donor tissue or immunosuppressants;
•	Intraoperative procedures completed in less than 30 minutes, without hospitalization or long recovery periods; and
•	No adverse immune responses or side effects (as reported in preclinical or clinical trials)

Over the course of development, ROKIT Healthcare, the owner and licensor of this technology pursuant to the License Agreement, has conducted 16 preclinical and clinical studies across multiple countries, resulting in 11 peer-reviewed publications. ROKIT Healthcare has already been exported to 12 countries across the U.S., the Middle East, South America, and Asia. These products include medical components that are FDA listed and cleared (Class I, 510(k) Class II clearance), Class IIa Conformité Européenne marked Medical Device Reporting regulation, and registered with the relevant regulatory authorities in each respective country.

This new model for treating chronic disease enables hospitals to deliver cost-effective, scalable, and personalized care while reducing the burden on healthcare systems and improving patient outcomes. It embodies a paradigm shift from disease management to regenerative intervention, reinforcing ROKIT America's position among a number of companies seeking to advance next-generation medical innovation rather than establishing market leadership.

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22 GBD 2021. (2023). Global burden of osteoarthritis, 2020. Lancet Rheumatology, available at https://pubmed.ncbi.nlm.nih.gov/37675071/; GBD 2017. (2020). Global burden of chronic kidney disease, 2017. The Lancet, available at https://pubmed.ncbi.nlm.nih.gov/32061315/; International Diabetes Federation (2025). IDF Diabetes Atlas, 10th edition. Retrieved from https://diabetesatlas.org/.

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Clinically Adapted Platform for Advanced Therapeutic Use

The ORP is designed to overcome the limitations of conventional therapies for chronic conditions, particularly those characterized by complex pathophysiology and a lack of effective or direct treatment options. The platform facilitates the regeneration of damaged tissues through the application of autologous biological materials, delivered via minimally invasive procedures that prioritize patient tolerability and intended clinical outcomes.

Optimized for deployment across a range of clinical settings, including general hospitals and private practices, the platform comprises three integrated components: a 3D bioprinter, an AI-enabled mobile application, and a SUK. For therapeutic use, both the bioprinter and the AI device must be installed and synchronized within the treatment environment, typically in an operating room or procedural suite. These components function as fixed medical equipment, while the SUKs are utilized for each individual procedure.

[Figure: Installation and Clinical Use of the ORP in a Hospital Operating Room: (a)SUK, (b) AI system, (c) 3D bioprinter]

[Figure: Packaging of Commercially Available SUK]

The 3D bioprinter has been re-engineered from foundational technologies in alignment with stringent medical standards, including FDA medical device requirements and ISO 13485 quality management standards, offering advancements over conventional bioprinters in terms of both functionality and clinical applicability. The AI system supports not only intra-procedural guidance but also broader clinical applications, including disease characterization, predictive analytics, and the delivery of precision data to healthcare professionals. This integration of bioprinting and AI enables real-time, patient-specific regenerative protocols tailored to distinct clinical indications. The platform’s architecture is closely aligned with clinical workflows and regulatory requirements, facilitating its adoption as a next-generation therapeutic solution within modern healthcare environments.

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Procedural Overview: Six-Step Clinical Workflow in Surgical Settings

The ORP supports a standardized clinical procedure designed to deliver personalized regenerative treatment within a typical surgical setting. Each procedure utilizes AI-assisted imaging, autologous tissue processing, and 3D bioprinting to produce and apply a regenerative patch directly to the affected area. The average procedure duration ranges from approximately 30 minutes to one hour, depending on the clinical indication and patient condition.

Using the skin regeneration protocol as an example—such as in the treatment of DFUs—the procedural workflow can be summarized in six key steps:

1)	Initial Imaging and Data Acquisition: The affected area is cleansed of contaminants, and a mobile application equipped with AI technology is used to capture high-resolution images of the wound.

2)

3D File Generation and Device Synchronization: The AI system automatically converts the image into a 3D model file, which is then transmitted via a cloud-based system to the 3D bioprinter through a secure Wi-Fi connection.

3)	Autologous Tissue Collection: Under local anesthesia, a small volume (10–20 ml) of adipose tissue is harvested from the patient’s abdominal region using a minimally invasive liposuction technique.

4)	Tissue Processing and Ink Preparation: The harvested tissue is processed using components from a SUK to create a bioink suitable for printing.

5)	Scaffold and Patch Fabrication: Following on-screen guidance from the bioprinter’s interface, the scaffold is printed, followed by the bioink application, resulting in a customized regenerative patch.

6)	Patch Application and Dressing: The cured patch is lifted using sterile forceps and applied directly to the wound site. It is then secured with a dressing to maintain placement and promote healing.

[Figure: From Left to Right, Key Steps 1 Through 6 for a DFU Treatment Process Using the Skin Regeneration Platform]

Following the procedure, patients are typically discharged without hospitalization. Post-procedure care involves regular dressing changes based on the patient’s living environment and wound condition. Because the patch is derived from the patient’s own tissue, it demonstrates high engraftment potential and minimal risk of adverse reactions. Over a period of approximately two to four weeks, the patch is naturally absorbed, promoting granulation tissue formation and initiating epithelialization around the wound site.

Automated Patient-Specific Treatment Technology: 3D Bioprinter and Single-Use Kit

3D bioprinting technology enables the construction of three-dimensional biological structures by layering biocompatible or bio-derived materials. In the medical field, this approach has been widely studied for its potential to replicate human tissues and organs for use in regenerative therapies.

A key technology incorporated into the ORP under License Agreement is a desktop-type 3D bioprinter originally introduced under the model name Dr. INVIVO 4D2. Developed by ROKIT Healthcare in 2016, this device was the first to integrate a clean bench system within a chambered structure and features dual printing axes capable of producing both hard tissue scaffolds using polymer materials and soft tissue constructs using bioink. The system accommodates a broad range of bioink temperature profiles, includes a photo-curing mechanism for ink solidification, and is equipped with remote monitoring capabilities. Its high-temperature dispenser makes it suitable for advanced tissue engineering applications. The device has been distributed across multiple regions, including the United States and Europe, and has been referenced in numerous academic publications related to drug development and tissue regeneration.

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Historically, 3D bioprinters, such as Dr. INVIVO 4D2, are typically installed in laboratory or manufacturing environments and have focused on producing standardized outputs or pre-processed bioink materials, rather than enabling direct therapeutic use by medical professionals within hospital settings. They also require specialized software and technical expertise, limiting their accessibility to clinical personnel.

To address these gaps, a biocompatible version was developed by ROKIT Healthcare—the Dr. INVIVO 4D2D. The Dr. INVIVO 4D2D has been commercialized of the ORP. The device include FDA Class I listed for use as a medical device in the United States, and are registered or authorized by the relevant regulatory authorities in Argentina, Brazil, Chile, and Paraguay. It is now deployed in surgical environments, where it supports real-time, patient-specific regenerative procedures. We believe this advancement represents a significant milestone in the clinical application of 3D bioprinting, enabling healthcare providers to utilize the technology directly in therapeutic contexts.

3D Bioprinter: Dr. INVIVO 4D2D

The Dr. INVIVO 4D2D bioprinter is specifically designed for clinical deployment in hospital environments. Its compact form and integrated functionality allow for easy installation without the need for external software or auxiliary devices.

[Figure: Medical 3D Bioprinter-Dr. INVIVO 4D2D]

A key feature of the system is its user-centric interface, which enables medical professionals to operate the device effectively following a brief training session regardless of their prior experience with 3D bioprinting. The bioprinter is equipped with an LCD touchscreen that provides step-by-step guidance throughout the printing process and interactive prompts and automated safeguards help prevent operational errors to ensure consistent and accurate fabrication of therapeutic patches. We believe this level of accessibility and automation supports broader adoption of regenerative technologies in clinical settings and allows healthcare providers to deliver personalized treatments with minimal technical complexity and expertise.

Key Functional Features of the Dr. INVIVO 4D2D

Ten specialized features have been incorporated to address the practical and regulatory considerations of modern regenerative medicine. Collectively, these capabilities enable Dr. INVIVO 4D2D to operate as a globally deployable 3D bioprinter, supporting real-time, patient-specific regenerative procedures in surgical environments:

1)	Auto-Leveling Mechanism: Precise alignment between the extrusion nozzle and the printing bed is critical to successful 3D bioprinting. Even a 10μm deviation can compromise output quality. To eliminate manual calibration challenges, and to make it more user friendly for medical staff, the device incorporates an automated leveling system.

2)	Bioink Dispenser2 Replacement and Volume-Controlled Output: To accommodate varying wound sizes, the system allows for the replacement of Dispenser2, which contains the bioink. When the bioink is depleted, the printer pauses and prompts the user via the LCD screen to replace the dispenser. The system detects the volume of bioink and ensures precise output, automatically terminating the process upon completion.

3)	Regenerative Patch Freezing Function: In regions where fibrin glue is restricted or cost-prohibitive, the device also offers a freezing function that preserves the printed patch at temperatures below -20°C, which maintains structural integrity for application without fibrin glue.

4)	Automated Filament Loading and Unloading: To prevent user errors during the 3D printing process, the printer automates both loading and unloading processes. This ensures stable printing and reduces the risk of equipment malfunction.

5)	Sterile, Disposable, Detachable Dispensers: Sterility is critical in medical devices. The printer uses detachable dispensers that separate the feeding and extrusion components, allowing for single-use sterilized operation. This design also includes a cutting function for troubleshooting.

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6)	Remote Firmware Update Management: Firmware updates are managed remotely via ROKIT Healthcare’s server, allowing for automatic deployment without requiring local IT support. This ensures timely updates and minimizes operational disruptions.

7)	Real-Time Printing Monitoring: The system supports remote monitoring of key printing stages, such as scaffold completion and bioink output, enabling efficient oversight regardless of geographic location.

8)	Print Process Log File Generation: To assist in troubleshooting, the printer generates detailed log files during each printing session. These logs can be reviewed by technical support teams to diagnose issues and provide corrective guidance.

9)	Compact Design Optimized for Surgical Rooms: The device’s compact footprint and mobility make it suitable for space-constrained surgical environments. It minimizes interference with clinical workflows while maintaining full functionality.

10)	User-Friendly LCD Touchscreen Interface: Designed for ease of use, the touchscreen interface guides users through each step of the printing process. Pop-up alerts help prevent errors, and real-time data—including filament length, bioink volume, print progress, and Wi-Fi strength—is displayed for comprehensive monitoring.

Component Configuration: 3D Bioprinter and Single-Use Kit

The 3D bioprinter integrated into the ORP is designed to be used in conjunction with a proprietary SUK. This kit, licensed for use by the FDA in the United States and other regulatory parties in Argentina, Brazil, Chile, and Paraguay in clinical settings, enables healthcare professionals to easily assemble and disassemble the system without the need for specialized tools or software.

The SUK consists of eight core components, each essential to the bioprinting procedure. These include elements required for preparing bioink and executing the printing process. Among the key components is the Adipose Micronizer, which is used to filter and micronize adipose tissue harvested from the patient. The device employs four types of filters with varying pore sizes to remove fibrous material. It is designed to minimize tissue degradation and complies with medical device regulations by relying solely on manual manipulation.

Another critical component is PCL, a synthetic polymer approved by the FDA for human use due to its biocompatibility, biodegradability, and bioresorbability. In the ORP, PCL is used to fabricate a scaffold that matches the size and shape of the wound site. This scaffold serves as a structural guide during the printing process. The PCL is melted and extruded using a dedicated Dispenser1, which is sterilized and intended for single use. Notably, the PCL scaffold is removed after the patch is fabricated and does not remain in a patient’s body.

To ensure proper usage and prevent misuse, each procedure is linked to a unique Near Field Communication (“NFC”) tag embedded in the medical device kit. This tag is read by the 3D bioprinter and cross-referenced with patient-specific and indication-specific data provided by the AI system. If the NFC tag indicates that the kit has already been used or does not match the intended procedure, the printer will not initiate the process. This mechanism is designed to ensure that each kit is used only once per patient and that the procedure aligns with the approved treatment protocol.

Additionally, the AI system manages user access and logs all usage data, enabling remote monitoring and preventing unauthorized or inappropriate use of technology. This is designed to support safe, efficient, and standardized treatment delivery and to align with applicable clinical and regulatory standards.

User-Centric Precision Treatment Technology: AI-Driven Digital Integration

The AI technology integrated into the ORP, enables healthcare professionals to deliver highly personalized regenerative treatments with minimal manual input. Through a streamlined interface, clinicians can initiate and complete complex procedures using only a few guided interactions. The system provides real-time data on patient-specific variables such as the required volume of autologous tissue, bioink quantity, wound dimensions, and estimated printing time—allowing for efficient and accurate treatment execution, typically within one hour.

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The AI solution is deployed via a mobile application and cloud-based platform. This AI solution is designed to operate without the need for complex 3D scanning equipment and leverages commercially available mobile devices with wireless connectivity to enable clinicians to generate patient-specific 3D wound models and initiate printing with just a few taps. We believe the system meets the high standards of precision and reliability required in clinical environments.

The platform also includes a secure Human-AI Interaction interface that allows clinicians to override or adjust AI-generated outputs based on their clinical judgment.

The AI system technology is protected by eight granted patents and seven pending applications, each owned by ROKIT Healthcare and licensed to us pursuant to the License Agreement, and its performance has been evaluated in peer-reviewed publications. Notably, the AI solution was featured in the IEEE/CVF Conference on Computer Vision and Pattern Recognition, where it demonstrated performance in wound segmentation and 3D modeling accuracy compared to previous models. These capabilities are intended to support the development of patient-specific regenerative patches for skin repair.

Necessity of AI-Integrated 3D Bioprinting Technology

In the context of personalized regenerative treatments for conditions such as DFUs, the ORP requires a multi-step process involving: (1) wound recognition and measurement, (2) 3D modeling of the wound site, and (3) parameter configuration and G-code (a 3D printing programming file) generation for bioprinting. Traditionally, wound modeling has relied on optical 3D color scanners, which require sterile markers to be placed around the wound and real-time monitoring via a connected laptop. Despite their clinical use, these scanners are highly sensitive to environmental variables such as lighting, wound geometry, and bleeding, often resulting in inconsistent output quality. Even experienced users with over six months of training face challenges due to light scattering and noise interference, necessitating post-processing with specialized software. In constrained environments like operating rooms, the need for wired power and high-specification hardware further limits usability.

Alternative approaches using 2D photography and manual modeling also present limitations. These methods require sterile rulers for scale and often fail to accurately reconstruct wound geometry and dimensions. Moreover, generating and editing 3D models using Computer-Aided Design (“CAD”) software that demands expert-level proficiency, often making it impractical for clinical personnel. The configuration of bioprinting parameters and G-code conversion involves over 400 variables—including shape, size, bioink properties, and temperature settings. In some cases, complex geometries must be simplified using advanced algorithms. These steps can take several hours to days, rendering them impractical and unsuitable, especially for time-sensitive surgical procedures.

To address these challenges, an AI-integrated system developed by ROKIT Healthcare utilizes depth-enabled cameras to capture wound data without the need for physical markers or reference tools. The AI-driven modeling process is also fully automated, significantly improving efficiency by reducing 3D model generation time to under thirty seconds. The resulting models offer high fidelity and alignment with the actual wound site, which enables rapid and accurate production of regenerative patches. We believe these technological advancements enhance the clinical utility of the ORP by allowing for streamlined workflows and improved treatment outcomes in surgical settings.

Usability of AI-Integrated Technology in Clinical Practice

The AI system integrated into the ORP is designed with flexibility and scalability to support a wide range of clinical indications. It enables institutions to register and utilize specific treatment protocols for conditions such as skin regeneration. The system continuously evolves by learning from wound images across multiple organ types and by analyzing the printability and mechanical properties of various biomaterials, including PCL filaments, extracellular matrix components, thrombin, and fibrinogen. This adaptive learning capability allows the AI to automate and simplify the tuning of 3D printing parameters, significantly reducing the need for engineering expertise. As a result, clinicians can operate the system with ease following standard training, using minimal volumes of autologous tissue to consistently produce high-quality regenerative patches.

The AI system also ensures precise control over printing conditions based on the combination of dispensers and needle configurations. It protects cellular integrity during the printing process and regulates the geometric distribution of bioink mixtures to match the wound’s condition. The resulting patches are optimized in thickness and structure, enabling targeted therapeutic effects and sustained absorption over time.

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AI Precision and Validation

The AI system integrated into the ORP has demonstrated performance metrics in wound recognition and segmentation compared to other widely used models. To evaluate and validate its accuracy internally, a comparative study was conducted using identical training data and optimal conditions across multiple models, including U-Net, MobileNetV2, and DeeplabV3. The proprietary deep neural network model developed by ROKIT Healthcare achieved an F1-score (an AI model evaluation metric that measures accuracy) of approximately 93.85%, outperforming all comparative models. When enhanced with Human-AI Interaction—specifically through seed point declaration and adaptive threshold adjustment—the model achieved an F1-score of 94.97%, which demonstrates its ability to refine wound boundaries in alignment with clinical intent.

This level of precision supports the generation of highly accurate 3D wound models, which are essential for producing patient-specific regenerative patches. The enhanced segmentation capability contributes to improved clinical outcomes by ensuring that printed patches conform precisely to the wound geometry.

The validation described herein reflects internal performance testing and benchmarking and does not constitute FDA approval or clearance of the device.

Model	Recall	Precision	F1-Score
U-Net	0.8733	0.8757	0.8745
MobileNetV2	0.9242	0.9131	0.9186
DeeplabV3	0.9342	0.9277	0.9309
ROKIT AI Model	0.9387	0.9382	0.9385

[Table: Comparative Performance Analysis of Advanced AI Models]

Model	Recall	Precision	F1-Score
ROKIT AI Model + Human-AI Interaction	0.9517	0.9478	0.9497

[Table: Performance of ROKIT Model with Human-AI Interaction Integration]

To evaluate the accuracy of 3D wound surface modeling, a comparative analysis was conducted between surface area measurements obtained using a high-precision 3D scanner (EinScan Pro 2X) and those generated by the AI-based 3D modeling system developed by ROKIT Healthcare. The analysis was performed across three wound types (See A, B, and C in the figure directly below), with images captured at camera angles ranging from -30° to 30° in 10° increments. The results demonstrated an overall average surface area accuracy of 95.27%, with boundary-level deviations ranging from approximately -0.65 mm to +0.63 mm. Given that the clinically acceptable margin of error is within 1.00 mm, the AI system’s modeling precision is considered suitable for clinical application. We believe these findings confirm that the AI-powered modeling system can generate clinically reliable 3D wound representations under varying imaging conditions, supporting its integration into surgical workflows for patient-specific regenerative treatment.

[Figure: Wound Shape and Surface Area by Location in Diabetic Foot Model]

	Accuracy (%)
Wound Type	0°	10°	20°	30°	Average (%)
A	95.40%	96.91%	92.72%	95.69%	95.15%
B	97.29%	97.17%	97.66%	96.29%	97.07%
C	93.75%	94.36%	94.87%	92.89%	93.83%
Angle Avg.	94.75%	96.09%	95.08%	94.95%	95.27%

[Table: Accuracy Comparison of 3D Wound Models Using Diabetic Foot Simulations]

To evaluate the clinical utility of the AI system integrated into the ORP, a case study was conducted using the mobile application AiD Regen in a real-world DFU treatment scenario. The study was approved by the IRB of Eunpyeong St. Mary’s Hospital in Seoul, South Korea.

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During the procedure, regenerative patches were fabricated using two methods: one based on manual 3D CAD modeling and the other generated automatically via the mobile AI application. Comparative analysis showed that the AI-generated patch achieved a 97.97% shape accuracy relative to the CAD-based model. Following application of the regenerative patch to the wound site, clinical observation over a 34-day period revealed that more than 96% of the wound area had healed, indicating a high level of therapeutic efficacy. Additionally, wound surface area measurements obtained via the mobile application were compared to those derived from ImageJ, a standard tool used in clinical practice, and the average discrepancy between the two methods was only 0.30 cm². We believe this case study confirms the AI system’s precision in wound assessment and demonstrates the reliability and effectiveness of the AI-powered mobile solution in supporting accurate modeling and successful regenerative outcomes in clinical settings.

Expected Effects of AI System

Cost and Time Reduction in Bioprinter Output through Lesion Model Flattening (Dimensional Complexity Reduction)

An AI-enabled system has been implemented to optimize bioprinting efficiency by reducing the dimensional complexity of anatomical lesion models. Through algorithmic flattening of irregular 3D surfaces, the system achieves notable reductions in both material consumption and printing time. Case studies involving distinct lesion geometries demonstrated the impact of this approach. One model, originally measuring 37.3 mm × 54.9 mm × 13.0 mm, was reduced to 33.7 mm × 58.8 mm × 2.4 mm. Another, measuring 43.0 mm × 61.6 mm × 37.6 mm, was transformed to 67.0 mm × 66.1 mm × 4.8 mm. These dimensional reductions translated into significant savings in filament (e.g., PCL) and bioink (e.g., fibrinogen or thrombin) usage. In addition to savings on costs for materials, the system also reduced bioprinter operation time, thereby improving throughput and lowering production overhead.

While minor cost variations may arise depending on specific material formulations, the overall trend supports the system’s utility in reducing operational expenses and accelerating fabrication timelines. This capability is particularly relevant in clinical and research environments requiring rapid, patient-specific tissue construct production.

[Figure: Comparison of Cost Reduction and Printing Time for Filament and Bioink]

Impact of Dimensional Complexity Reduction on G-code Optimization for 3D Bioprinting

3D bioprinting requires dynamic adjustment of printing parameters based on environmental conditions such as temperature and humidity, as well as the geometry of the target construct. Traditionally, these parameters are fine-tuned through iterative trial prints, a process that we believe is impractical in time-sensitive clinical settings such as operating rooms. To address this challenge, an AI-driven system has been developed that dynamically optimizes G-code parameters based on extensive simulation data accumulated from thousands of test prints. This system enables reliable output quality across diverse surgical environments without the need for preliminary trial runs.

A key enhancement involves the flattening of curved 3D anatomical models, which significantly reduces computational load and dimensional complexity. By applying this transformation to regenerative patch models, the system facilitates more efficient G-code generation and execution. Performance evaluations revealed substantial improvements in processing time across lesion sizes and complexities. For small lesions (≤50 mm × 50 mm), G-code generation time was reduced from 5 minutes to approximately seconds. For large, complex lesions (≥90 mm × 90 mm), processing time decreased from 22 minutes to under 2 minutes. These results underscore the critical role of dimensional simplification in accelerating G-code generation and enhancing bioprinting throughput. Simulation models were based on adult foot anatomies ranging from 220 mm to 280 mm in length. Lesions were categorized by size and complexity: small lesions were defined as localized areas on the sole, dorsum, or ankle, typically captured in a single image; large lesions spanned multiple anatomical regions and required multi-angle imaging due to their curvature and boundary intricacy.

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[Figure: Comparison of G-code Generation Time Before and After 3D Model Flattening]

Our Marketing Strategy

As described above in “Business – Our Material Agreements - Support Agreement,” we entered into the Support Agreement with our parent company, ROKIT Healthcare, on January 2, 2023. Under the Support Agreement, the Company is obligated to reimburse ROKIT Healthcare for certain financial, legal, human resources, sales and marketing management services. For the three months ended March 31, 2026 and 2025, the Company was invoiced for an aggregate of $73,772 and $74,342, respectively, to ROKIT Healthcare pursuant to the Support Agreement. For the years ended December 31, 2025 and December 31, 2024, the Company was invoiced for an aggregate of $303,888 and $317,017, respectively, to ROKIT Healthcare pursuant to the Support Agreement.

Our Licensed Technology

AI-Powered Precision Medicine at the Point of Care

Our ORP is an AI-driven, point-of-care system designed to deliver hyper-personalized tissue regeneration in 30 minutes. Combining intelligent 3D modeling, precision bioprinting, and sterile SUK, the platform provides rapid, patient-specific treatments across skin applications. All procedures follow a standardized six-step clinical workflow, offering a transformative alternative to conventional regenerative therapies, as described above.

Skin Regeneration Platform — Clinical Evaluation in the United States

An autologous, minimally manipulated homologous adipose tissue treatment was clinically evaluated for its effectiveness in managing nonhealing DFU in a diverse U.S. patient population. The technology underlying this platform is owned by ROKIT Healthcare, which has licensed rights for commercial use within the Americas.

A clinical trial was conducted in collaboration with a U.S.-based multidisciplinary clinical team led by a recognized pioneer in diabetic foot care, Dr. David G. Armstrong, under the oversight and approval of an IRB. The study was designed to evaluate safety and performance in accordance with applicable standards of an advanced 3D bioprinted regenerative niche patch designed to promote skin regeneration in chronic DFUs. The investigational approach utilizes a medical device kit to obtain ECM from the patient’s own adipose tissue via minimally invasive liposuction. The ECM is then processed with minimal manipulation and combined with 3D bioprinting technology to produce a customized regenerative niche patch precisely tailored to the wound’s size and shape. This patch is applied once directly to the ulcer site, followed by standard dressing.

The single-arm study enrolled 10 patients aged 56 to 72 years, with 40% male and 60% female participants, comprising 80% Caucasian and 20% African American individuals, all with obesity (BMI > 30). All patients had chronic DFUs persisting for at least four weeks, including involvement of skin, subcutaneous tissue, and joints despite standard-of-care treatments. Over a 12-week observation period post-application, significant wound healing was observed, with a mean reduction in ulcer surface area of 78.3%. Early responses were notable, with over 50% reduction at 2 weeks, 70% at 5 weeks, and 80% by week 8. Complete wound closure was achieved in 6 of the 10 patients, with a mean healing time of approximately 49 days, as illustrated by a Kaplan-Meier analysis.

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[Figure: Analysis of Weekly Percentage Reduction in Wound Area]

The treatment was associated with wound closure in challenging wound types, such as tunnel-shaped ulcers near the heel bone. The ability to customize the regenerative niche patch to conform precisely to the wound morphology, including depth, shape, and anatomical location, enhanced cellular migration, growth, and differentiation by optimizing physical contact with surrounding healthy tissue and delivering consistent biological signaling.

These promising clinical outcomes, supported by IRB-approved protocols and conducted under rigorous standards, indicate that this regenerative platform may provide a valuable therapeutic option for chronic DFU in the U.S. healthcare market. However, these results do not constitute FDA approval or clearance and are based on investigational use under Class I device provisions.

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ORP Intellectual Property

The ORP is supported by a robust portfolio of proprietary technologies that span biomaterials, AI-driven modeling, and advanced 3D bioprinting. These innovations are protected by a comprehensive set of patents owned by ROKIT Healthcare and are exclusively licensed to the Company for use in its operations in the Americas pursuant to the License Agreement. Below is a table of the material patents and/or pending patent applications that we license from ROKIT Healthcare pursuant to the License Agreement for our ORP and a description of intellectual property underlying the Skin Regeneration Platform of our ORP.

No.	Jurisdiction	Patent/Application No.	Expiration Date	Products/Technology	Type of Protection	Current Status / Basis
1	U.S.	Application No. 16/966,111	-	Cartilage Regeneration	Composition of Matter and Process	Preparing for a Request of Continued Examination (RCE)/ Family basis
2	Brazil	Patent No. BR 11 2020 015615 9	Aug. 23, 2038	Cartilage Regeneration	Composition of Matter and Process	Registration/ Family basis
3	Mexico	Patent No. 424474	Aug. 23, 2038	Cartilage Regeneration	Composition of Matter and Process	Registration/ Family basis
4	Peru	Patent No. 12713	Aug. 23, 2038	Cartilage Regeneration	Composition of Matter and Process	Registration/ Family basis
5	Ecuador	Application No. SENADI-2020-45844	-	Cartilage Regeneration	Composition of Matter and Process	Application filed/ Family basis
6	Colombia	Patent No. 41621	Aug. 23, 2038	Cartilage Regeneration	Composition of Matter and Process	Registration/ Family basis
7	Chile	Application No. 202002004	-	Cartilage Regeneration	Composition of Matter and Process	Abandonment of Proceeding
8	Brazil	Patent No. BR 11 2020 015616 7	Oct. 19, 2038	Skin Regeneration	Composition of Matter and Process	Registration/ Family basis
9	Mexico	Patent No. 399652	Oct. 19, 2038	Skin Regeneration	Composition of Matter and Process	Registration/ Family basis
10	Peru	Patent No. 12712	Oct. 19, 2038	Skin Regeneration	Composition of Matter and Process	Registration/ Family basis
11	Ecuador	Application No. SENADI-2020-45827	-	Skin Regeneration	Composition of Matter and Process	Under Examination/ Family basis
12	Colombia	Patent No. 41424	Oct. 19, 2038	Skin Regeneration	Composition of Matter and Process	Registration/ Family basis
13	Chile	Patent No. 70.411	Oct. 19, 2038	Skin Regeneration	Composition of Matter and Process	Registration/ Family basis
14	U.S.	Application No. 16/630,684	Dec. 18, 2042	Skin Regeneration	Composition of Matter and Process	Decision of registration/ Family basis
15	Brazil	Patent No. BR 11 2020 001079 0	Oct. 22, 2039	Skin Regeneration	Composition of Matter and Process	Registration/ Family basis
16	Mexico	Application No. MX/a/2020/000589	Oct. 22, 2039	Skin Regeneration	Composition of Matter and Process	Registration/ Family basis
17	Peru	Patent No. 000256-2025	Oct. 22, 2039	Skin Regeneration	Composition of Matter and Process	Registration/ Family basis
18	Ecuador	Application No. SENADI-2020-29226	-	Skin Regeneration	Composition of Matter and Process	Application filed/ Family basis
19	Colombia	Patent No. 42216	Oct. 22, 2039	Skin Regeneration	Composition of Matter and Process	Registration/ Family basis
20	Chile	Application No. 202001416	Oct. 22, 2039	Skin Regeneration	Composition of Matter and Process	Registration/ Family basis
21	U.S.	Patent No. 11,919,237	June 12, 2040	Dr.INVIVO	Machine / Apparatus	Registration/ Family basis
22	U.S.	Application No. 17/426,819	June 12, 2040	Dr.INVIVO	Machine / Apparatus	Registration/ Family basis
23	U.S.	Patent No. 11,926,102	June 12, 2040	Dr.INVIVO	Process / Method	Registration/ Family basis
24	U.S.	Patent No. 10,894,357	Oct. 5, 2037	Dr.INVIVO	Machine / Apparatus	Registration/ Family basis
25	U.S.	Patent No. 11,738,506	Jan. 14, 2039	Dr.INVIVO	Machine / Apparatus	Registration/ Family basis
26	U.S.	Application No. 17/438,121	June 5, 2042	Cartilage Regeneration	Process/ Method	Registration/ Family basis
27	U.S.	Application No. 17/442,027	-	Kidney Regeneration	Process/ Method	Preparing for a Request of Continued Examination (RCE)/ Family basis
28	Brazil	Application No. BR 11 2022 024233 6.	-	Kidney Regeneration	Composition of Matter	Under Examination/ Family basis
29	U.S.	Patent No. 12,036,741	June 3, 2041	Dr.INVIVO	Machine / Apparatus	Registration/ Family basis
30	U.S.	Patent No. 11,972,573	July 6, 2042	AiD Regen	Process / Method	Registration/ Family basis
31	U.S.	Application No. 17/754,323	-	Skin Regeneration	Process / Method	Under Examination/ Family basis
32	U.S.	Patent No. 11,787,113	Aug. 30, 2042	Dr.INVIVO	Machine and Process	Registration/ Individual basis

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Customized Four-Stage Adipose Extracellular Matrix Filtration System for Minimizing Tissue Damage and Optimizing Bioink Fabrication

A proprietary method has been developed for the fabrication of a personalized skin regeneration patch designed specifically for patients with DFU. This approach enables the restoration of damaged skin tissue to a near-native state through a highly individualized therapeutic strategy.

Central to this technology is a four-stage adipose extracellular matrix (“ECM”) filtration system, engineered to minimize tissue damage while optimizing the composition of bioink for three-dimensional bioprinting. The filtration mechanism utilizes a series of custom-designed filters with pore diameters ranging from 4,000 μm to 200 μm, allowing for the selective removal of fibrous components and the preservation of bioactive molecules such as growth factors and ECM proteins. The resulting adipose-derived material retains regenerative components in a biologically active state, enabling precise deposition via 3D bioprinting without compromising structural or functional integrity. This process supports the creation of ultra-personalized regenerative sheets tailored to the wound characteristics of individual patients, particularly those with impaired healing capacity due to diabetes.

The Skin Regeneration Platform seeks to offer a differentiated alternative in the field of wound healing and regenerative dermatology, offering a solution for a high-burden clinical indication with limited effective treatment options.

Optimized Bioink Composition and Printing Conditions for Lesion-Specific Regenerative Patch Fabrication

A proprietary bioink formulation has been developed to enable the fabrication of customized dermal regeneration patches for application to DFU and other chronic skin wounds. The formulation addresses three critical requirements for effective tissue regeneration: (1) high cell viability and density, (2) printability for scaffold formation, and (3) biodegradability of the final regenerative sheet.

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We believe that meeting all three criteria simultaneously presents a significant technical challenge. To overcome this, a specialized bioink composition was engineered based on prior intellectual property related to dermal regeneration. The formulation incorporates extracellular matrix (ECM) components with precisely controlled ratios of fibrinogen (40–60 wt%) and thrombin (40–60 wt%), enabling optimal crosslinking and structural integrity during 3D bioprinting.

The manufacturing process consists of two key stages: (1) formation of a proto-layer, and (2) solidification into a functional dermal regeneration layer. During printing, the bioink allows for uniform deposition of ECM, cells, and growth factors, which are stabilized in sit under controlled curing conditions.

AI algorithms are employed to determine the ideal composition for each patient-specific wound profile, ensuring appropriate porosity and mechanical strength. The resulting regenerative sheet maintains a thin 3 mm structure, optimized for cellular respiration and integration, while supporting robust tissue regeneration.

The Skin Regeneration Platform seeks to offer a differentiated alternative in personalized wound care, offering a scalable and clinically adaptable solution for complex skin injuries.

[Figure: Manufacturing Process of Customized Skin Regeneration Patch and Post-Application Progress on Diabetic Foot Ulcer]

Low-Temperature Regenerative Sheet for DFU

A novel manufacturing technology has been developed for producing regenerative tissue patches without the need for additive substances, thereby circumventing extended regulatory timelines typically required under advanced regenerative medicine regulations in jurisdictions such as the United States. This low-temperature fabrication method enables the creation of scaffold structures solely from autologous adipose-derived materials, representing a first-in-class therapeutic approach.

Building upon prior intellectual property related to personalized skin regeneration patches for DFU patients (Korea Patent No. 10-2091151), the newly developed technique involves injecting micronized adipose tissue into a 3D mold and applying a controlled cooling phase at temperatures between –25 °C and –10 °C. This process results in rapid solidification of the regenerative patch, which can be immediately applied to the wound site.

The manufacturing process includes: (i) Harvesting autologous adipose tissue via liposuction, followed by removal of saline and blood; (ii) Micronization through a four-stage filtration system with pore sizes ranging from 4,000 µm to 200 mm; (iii) Injection of the processed tissue into a wound-specific 3D mold; and (iv) Cooling the mold to achieve solidification and structural integrity.

To validate efficacy, comparative studies were conducted using OLETF diabetic rat models. Skin defects were treated with patches fabricated under varying temperature conditions. Wound area measurements on days 3, 7, and 12 post-treatment showed healing in the –15 °C group (94.6%) compared to room temperature controls (82.3%).

Furthermore, immunohistochemical staining for angiogenic markers such as CD31 revealed significantly higher expression in the low-temperature group (30.3 vs. 11.6), indicating enhanced vascularization and tissue regeneration. The cooling process also improved handling characteristics, enabling rapid, on-site fabrication of patient-specific patches.

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This technology offers a promising solution for the treatment of DFU, NMSC resection wound and burn injuries, providing accelerated healing and improved clinical outcomes without the regulatory burden associated with additive-based therapies.

[Figure: Graph of Wound Healing Progress and CD31 Marker Expression for Low-Temperature Skin Regeneration Patch]

3D Bioprinting Technologies

The bioprinting technologies integrated into the ORP are protected by a portfolio of patents and know-how held by ROKIT Healthcare. These innovations span mechanical design, environmental control, and intelligent printing systems. The following 14 patented technologies represent the core capabilities that enable the platform’s advanced bioprinting performance.

Medical 3D Bioprinter Architecture

Conventional 3D bioprinters typically modify standard additive manufacturing systems to dispense viscous biomaterials such as collagen or gelatin. In contrast, the desktop-type 3D bioprinter developed here integrates advanced features including HEPA filtration and UV sterilization to prevent microbial contamination. It supports the extrusion of fluidic biomaterials as well as polymeric forms such as powders and pellets, which are liquefied through controlled heating. The system includes both heating and cooling modules to accommodate temperature-sensitive printing conditions and supports multiple curing methods post-printing.

A micro-step motor enables precise and rapid dispensing of bioink. The printer incorporates essential components such as motion control, dispenser temperature regulation, HEPA filters, and UV curing systems, ensuring comprehensive functionality. These integrated features provide a competitive edge and act as a safeguard against imitation by competitors.

AI Technologies

A suite of proprietary AI technologies has been developed to automate and optimize the process of wound boundary recognition and 3D model generation for personalized regenerative treatments. These innovations form the foundation of a fully integrated AI pipeline that enhances surgical planning and bio-fabrication precision. Our core licensed AI technologies are described below. Together, these AI technologies form the backbone of the ORP’s automation and precision capabilities. They not only enhance the speed and accuracy of regenerative procedures but also enable scalable, point-of-care deployment in diverse healthcare settings.

1)	AI-Based Wound Boundary Recognition and 3D Model Generation: The first core AI technology enables automatic wound boundary recognition and 3D model generation. This technology significantly reduces the time, labor, and variability associated with traditional modeling methods.

[Figure: Outlier Removal Technology for 3D Object Boundaries Using Time-Series Processing]

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[Figure: Comparison of 3D Modeling Accuracy with Reduced Computation Time Using NeRF-Based Technology]

2)	3D Model Simplification for Speed and Efficiency: The second AI innovation focuses on simplifying complex anatomical models while preserving structural accuracy. This is achieved through a combination of polynomial regression analysis and low-frequency filtering, which smooths the surface of 3D scan data and removes noise and outliers. Additionally, a time-series-based outlier removal algorithm ensures that the wound boundary remains anatomically accurate. These techniques reduce computational load by up to 80%, allowing for real-time modeling and printing even in resource-constrained clinical environments such as outpatient clinics or operating rooms.

[Figure: Flattening Transformation Technology for Curved 3D Models]

3)	G-code Optimization Based on Material Properties: The third AI-driven capability involves the optimization of G-code based on the physical properties of the bioink. The system analyzes key parameters such as viscosity, surface tension, and thermal sensitivity, and dynamically adjusts the printing path, pressure, and speed to ensure consistent extrusion and structural fidelity. For example, when printing with high-viscosity ECM-based bioinks, the system increases pressure and reduces speed to minimize shear stress on cells while maintaining print precision. This adaptive G-code optimization is essential for multi-material and multi-cell-type printing, and it plays a critical role in preserving cell viability and achieving reproducible clinical outcomes.

[Figure: G-code Optimization Technology]

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Know-How and Competitive Barriers

Data Barrier Through Global Clinical Trials

The ORP has been supported by multinational clinical trials conducted across diverse populations and clinical scenarios. This has resulted in the accumulation of a high-quality dataset that includes a wide range of wound cases and ethnic variations. The dataset has been labeled through a proprietary process designed to enhance the performance and stability of AI-based wound recognition and modeling systems. As the dataset remains undisclosed and is not commercially available, any attempt to replicate its scope would require extensive clinical collaborations and significant investment. This creates a substantial barrier to entry for potential competitors seeking to develop similar capabilities.

Depth Camera Calibration via Proprietary Correction System

To address the inherent inaccuracies of depth cameras embedded in commercial mobile devices, a proprietary calibration system has been developed. This system includes custom-built jigs, calibration procedures, and correction algorithms, all maintained as trade secrets. Without such calibration, measurement errors in wound area estimation can range from 46% to 120%, which significantly impacts the reliability of 3D modeling. The correction system contributes to the high precision and trustworthiness of the platform’s AI models, making them difficult to replicate without access to the underlying know-how.

Optimization of 3D Bioprinting Parameters for Enhanced Printability

The platform incorporates optimization techniques for over 400 parameters essential to 3D bioprinting, particularly in regenerative medicine applications. These include proprietary G-code configurations that improve print quality and dimensional accuracy. The system supports the use of complex and less-characterized materials such as sterile films, autologous tissues, thrombin, and fibrinogen. Unlike conventional scaffold-based approaches, the platform enables the printing of hollow internal structures with seamless external surfaces. It also accounts for volumetric changes due to ink curing, ensuring precise sizing. These innovations distinguish the platform from standard bioprinting technologies and serve as a robust mechanism for maintaining technological exclusivity.

[Figure: Techniques for Enhancing Printability by Optimizing Printing Parameters]

Organ Regeneration Platform Competition

The markets for advanced wound care and regenerative medicine are competitive and rapidly evolving. Participants range from large multinational medical device and biopharmaceutical companies to smaller biotechnology firms and academic research organizations. Many of these competitors have substantially greater financial, technical, and commercial resources, as well as established relationships with healthcare providers and regulatory agencies.

Our ORP is designed to differentiate by combining 3D bioprinting technology, AI-based imaging tools, and sterile single-use kits for use at the point of care. We compete primarily on the basis of technological integration, development approach, regulatory strategy, and potential cost considerations, and our ability to establish and maintain strategic partnerships. There can be no assurance that these factors will result in competitive advantages or market acceptance.

In the area of skin and chronic wound care, competitors include companies offering skin substitutes and advanced wound biologics, such as Organogenesis (Apligraf, Dermagraft; U.S.), MiMedx (EPIFIX; U.S.), and Integra LifeSciences (Integra Dermal Regeneration Template; U.S.). In AI-enabled wound assessment, competitors include MolecuLight (Canada/U.S.), Net Health (Tissue Analytics; U.S.), eKare (U.S.), and Spectral AI (U.S.), which focus on diagnostic imaging and workflow integration. Many of these competitors have products that are already commercialized or further advanced in clinical development than ours.

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As of the date of this prospectus, our Skin Regeneration Platform is being commercialized in the United States through Tides Medical, the distributor of our parent company, ROKIT Healthcare. If successfully developed and authorized for commercialization, the cartilage and kidney regeneration platform could broaden our competitive position over time, however, their market entry will depend on clinical development progress and regulatory review outcomes, and there can be no assurance that such development or approvals will occur.

Our ORP Business Growth Strategy

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We will leverage the intellectual property portfolio, peer-reviewed clinical data, and established global distribution channels of our parent company, ROKIT Healthcare, while concurrently building our own research and development capabilities in the Americas to adapt core technologies, advance localized clinical programs, and support next-generation product development. This dual approach positions ROKIT America to facilitate market entry, support regulatory positioning, and expand commercial operations across the Americas and other key international markets.

•	ORP is positioned as the Company’s next major growth driver, aimed at improving patient outcomes through AI-powered, point-of-care regenerative medicine solutions.

•	ORP is designed to scale from single-indication applications to a broad therapeutic platform, extending the Company’s portfolio from preventive healthcare (RAP) to regenerative medicine, ultimately enhancing quality of life for patients with chronic and degenerative diseases

•	ORP will drive U.S. growth through the commercialization of the skin regeneration platform, supported by FDA clearance and ongoing reimbursement pathways. While group purchasing organization contracts have been managed by ROKIT Healthcare’s designated U.S. distributor, ROKIT America expects to utilize these networks to expand its footprint in the U.S. market.

•

ORP will accelerate expansion in Latin America by leveraging insurance code approvals in countries such as Paraguay, Argentina and Chile, with additional entries planned for Peru. Although certain components may be shared, each program and jurisdiction is subject to its own regulatory classification, clearance, or exemption requirements, and authorization for one indication or geography does not confer authorization for any other.

•	ORP providing standard operation procedural enables, just-in-time surgery at single therapy compared to other conventional therapies that require multiple lifelong procedures.

•

The Company intends to expand the ORP to other platforms including, for example, cartilage and kidney regeneration, however it is currently focused on skin regeneration. Although certain components may be shared, each program and jurisdiction is subject to its own regulatory classification, clearance, or exemption requirements, and authorization for one indication or geography does not confer authorization for any other.

•	Skin Regeneration Platform: ROKIT America will apply licensed intellectual property and manufacturing technologies, utilizing existing distributor networks in the Americas while building independent training, clinical support, and distribution capabilities.

•

According to industry reports, the global regenerative medicine market was valued at approximately USD $35–36 billion in 2024 and is projected to grow to approximately USD $90 billion by 2030, representing CAGR 16.8%. Other industry forecasts project the global regenerative medicine market could reach approximately $170 billion by 2034 . North America represented approximately 59% of the global regenerative medicine market in 2024 and is expected to remain a leading market for regenerative medicine products and technologies over the coming decade.[21]

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GOVERNMENT REGULATION

Our business is subject to extensive regulation by governmental authorities in the United States and in certain foreign jurisdictions. Regulatory requirements vary by product category, including (i) dietary supplements marketed for general health and wellness purposes and (ii) medical devices comprising our ORP. Each category is subject to distinct regulatory frameworks, evidence expectations (including testing), and post-marketing obligations. In addition, our commercial success may be affected by reimbursement, healthcare regulatory requirements, and evolving policies and enforcement priorities.

Regulation of Our Dietary Supplement Products

U.S. Regulatory Framework

We market and sell dietary supplement products, including products containing NMN, fisetin, and other ingredients commonly used in dietary supplements. In the United States, dietary supplements are regulated by the FDA under the FDCA, as amended by the Dietary Supplement Health and Education Act of 1994 (“DSHEA”).

Under DSHEA, dietary supplements are regulated as a category of food and generally do not require FDA pre-market approval prior to commercialization. Instead, manufacturers and distributors are responsible for ensuring that dietary supplements are safe, properly labeled, and not adulterated or misbranded. The FDA retains authority to take enforcement action if a dietary supplement violates applicable requirements.

Manufacturing, Testing, and the Purpose of Testing

Our dietary supplement products are manufactured by qualified third-party contract manufacturers. These manufacturers are responsible for conducting manufacturing operations in compliance with current Good Manufacturing Practices (“cGMPs”) for dietary supplements set forth in 21 C.F.R. Part 111. These requirements govern manufacturing processes, quality control systems, packaging, labeling, holding, and distribution, including specifications for identity, purity, strength, composition, and limits on contaminants.

Although we do not manufacture dietary supplements ourselves, we remain responsible as the brand owner and distributor for ensuring that our products are not adulterated or misbranded and otherwise comply with applicable FDA requirements. As part of our quality oversight program, we perform quality control procedures upon receipt of finished products from third-party manufacturers. These procedures may include review of certificates of analysis, verification that products meet established specifications, and inspection for conformity with labeling and packaging requirements prior to distribution.

Testing and quality activities for dietary supplements are generally intended to provide evidence of identity, quality, and safety, rather than clinical efficacy. Such activities may include raw material identity testing performed by our manufacturers, contaminant testing, stability testing, and verification that finished products conform to established specifications. Dietary supplements are not permitted to be marketed with claims to diagnose, treat, cure, or prevent disease.

We also maintain supplier qualification and oversight procedures and may conduct or arrange for periodic audits or additional testing based on risk, product history, or other quality considerations.

Labeling and Promotional Requirements

Dietary supplements must comply with FDA labeling requirements, including a statement of identity, a Supplement Facts panel, ingredient listings, net quantity of contents, and the name and place of business of the manufacturer, packer, or distributor. Structure/function claims are permitted if they are truthful and not misleading, are adequately substantiated, and include the FDA-required disclaimer. We design our labeling and promotional materials to avoid disease claims or other statements that could cause a product to be regulated as an unapproved drug.

Dietary supplement advertising is also regulated by the Federal Trade Commission (“FTC”) and state consumer protection laws, which require that advertising claims be truthful, not misleading, and supported by competent and reliable evidence.

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New Dietary Ingredient and NMN Regulatory Considerations

Certain dietary ingredients may be subject to the FDA’s “new dietary ingredient” (“NDI”) notification framework, which may require a pre-market notification to the FDA unless an exemption applies. The FDA may challenge a manufacturer’s conclusions regarding an ingredient’s regulatory status, which could require reformulation, additional documentation, changes to labeling or marketing claims, or interruption of sales.

In September 2025, the FDA issued responses to citizen petitions from industry groups addressing the regulatory status of NMN. In these responses, the FDA concluded that NMN is not excluded from the legal definition of a dietary supplement under the Dietary Supplement Health and Education Act of 1994 (“DSHEA”), because NMN was marketed in the United States as a dietary supplement prior to its authorization for clinical investigation as a drug. As a result, the FDA reversed its earlier interpretation that NMN was precluded from the dietary supplement category under the FDCA’s drug preclusion provisions.

Based on this clarification, NMN-containing products are generally marketed as dietary supplements in the United States, and we believe our NMN-containing products may be sold and marketed in the United States as dietary supplements, provided that they otherwise comply with applicable FDA requirements, including any applicable NDI notification obligations, labeling requirements, and restrictions on disease claims. Although this FDA position provides regulatory clarity regarding NMN’s eligibility as a dietary supplement, the regulatory framework remains subject to ongoing FDA oversight, and future changes in FDA interpretation, enforcement priorities, or policy could affect the marketing of NMN-containing products.

Post-Marketing Regulation and Enforcement

Although dietary supplements generally do not require FDA pre-market approval, they remain subject to post-market regulation. The FDA may take enforcement action if a product is adulterated or misbranded, including for false or misleading labeling or promotional claims. Dietary supplement manufacturers and distributors are also subject to requirements relating to serious adverse event reporting and complaint handling, and products may be subject to voluntary or mandatory recalls.

International Sale of Dietary Supplements

We sell dietary supplements through cross-border e-commerce platforms and other international distribution pathways. In many jurisdictions, individual customers purchasing dietary supplements for personal use are treated as the importer of record and are responsible for compliance with local customs and import requirements. Requirements vary by country and may include value thresholds, quantity limits, ingredient restrictions, and customs documentation. Commercial importation by business operators is generally subject to additional requirements, which may include product registration, facility registration, inspection, and local labeling requirements.

Regulatory requirements for dietary supplements outside the United States vary by jurisdiction. In the Republic of Korea, dietary supplements that are marketed as “health functional foods” are subject to ingredient eligibility requirements, product notification or registration, and Korean-language labeling obligations administered by the Ministry of Food and Drug Safety, although products sold through cross-border e-commerce for personal use may be subject to different requirements and quantity limits. In Japan, dietary supplements are regulated under food laws, with certain products marketed under frameworks such as Foods with Functional Claims, which impose specific substantiation and notification requirements, while other supplements may be sold as general foods subject to labeling and ingredient restrictions. In Vietnam, dietary supplements are regulated as functional foods and generally require product registration, local labeling, and importer compliance obligations prior to commercial distribution. The specific regulatory requirements applicable to our products in each jurisdiction, including differences between personal importation and commercial sale, are summarized in the table below.

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[List of ROKIT America Products – Dietary and Health Functional Supplements: Summary of Regulatory Requirements for Sale]

No.	Product Name	Country of Sale	Product Category	Regulatory Requirements	Remarks (Issues)
1	NMN	U.S.	Dietary supplement	Dietary supplements are regulated under DSHEA and generally do not require pre-market approval by the FDA.	–
2	NMN	Vietnam	Functional Food (Health Supplement)	Requires registration with the Ministry of Health. Safety documentation must be submitted, including Free Sale Certificate, lab test results, and supporting literature.	–
3	NMN	Korea	General Health Food (Other Health Supplement)	Must meet import declaration and customs clearance requirements. Importer of record: End consumer. Identification: Personal customs clearance code. Max: 6 bottles per shipment (duty-free under $150). Products containing substances prohibited by MFDS are not permitted.	–
4	NMN	Japan	Functional Food (Health Supplement)	Imported product must be declared as personal importation by the end consumer.	–
5	FISETIN	U.S.	Dietary Supplement	Manufacturers and distributors of dietary supplements are not required to obtain FDA pre-approval before sale.	–
6	FISETIN	Korea	General Health Food (Other Health Supplement)	Same as No. 3	–
7	EYE CARE	U.S.	Dietary Supplement	Regulated as a dietary supplement under DSHEA; no FDA pre-market approval required before sale.	–
8	EYE CARE	Korea	General Health Food (Other Health Supplement)	Same as No. 3	–
9	WOMEN PLUS	U.S.	Dietary Supplement	Regulated under DSHEA; pre-market approval not required before sale.	–
10	WOMEN PLUS	Korea	General Health Food (Other Health Supplement)	Same as No. 3	–
11	STRESS CARE	U.S.	Dietary Supplement	Regulated under DSHEA; pre-market approval not required = before sale.	–
12	STRESS CARE	Korea	General Health Food (Other Health Supplement)	Same as No. 3	–
13	NR Glutathione	U.S.	Dietary Supplement	Regulated under DSHEA; pre-market approval not required before sale.	–
14	NR Glutathione	Korea	General Health Food (Other Health Supplement)	Same as No. 3	–

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Regulation of Our Organ Regeneration Platform (Medical Devices)

U.S. Medical Device Regulatory Framework

Our ORP products are regulated in the United States as medical devices under the FDCA and FDA regulations. Medical devices are classified into Class I, Class II, or Class III based on risk and the level of regulatory control necessary to provide reasonable assurance of safety and effectiveness.

The FDA regulates, among other things, the development and design, non-clinical testing, clinical evaluation, manufacturing, labeling, marketing, distribution, post-market surveillance, and enforcement of medical devices.

FDA Premarket Clearance and Approval Requirements

Unless an exemption applies, a medical device that is commercially distributed in the United States must obtain either clearance of a premarket notification under Section 510(k) of the FDCA or approval of a premarket approval application (“PMA”) from the FDA.

Under the FDCA, medical devices are classified into one of three classes—Class I, Class II, or Class III—based on the degree of risk associated with the device and the level of regulatory control necessary to provide reasonable assurance of the device’s safety and effectiveness:

•

Class I devices present the lowest risk and are subject to general controls, including establishment registration and device listing, requirements related to labeling, advertising, and promotion, and post-market obligations such as medical device reporting. In certain cases, Class I devices are exempt from the FDA’s premarket notification requirements.

•

Class II devices are subject to general controls and additional special controls deemed necessary by the FDA to provide reasonable assurance of safety and effectiveness. Special controls may include performance standards, post-market surveillance, patient registries, and FDA guidance documents. Most Class II devices require FDA clearance through the 510(k) premarket notification process prior to commercial distribution.

•

Class III devices present the highest risk, including life-sustaining, life-supporting, or implantable devices, devices with new intended uses, or devices employing new technologies for which substantial equivalence cannot be demonstrated. Class III devices generally require FDA approval of a PMA prior to commercialization.

Certain devices that were in commercial distribution prior to the enactment of the Medical Device Amendments of 1976 (“pre-amendment devices”) may remain unclassified but are nonetheless subject to FDA regulatory oversight, including applicable premarket notification requirements. or certain novel medical devices for which no legally marketed predicate exists but that are determined to present low to moderate risk, the FDA may permit marketing through the De Novo classification process, which establishes a new device classification and applicable controls and may serve as a predicate for future 510(k) submissions.

Regulatory Requirements and the Purpose of Testing

Medical device testing requirements vary by classification and regulatory pathway. Testing is intended to demonstrate safety, effectiveness, or both, depending on device risk, intended use, and technological characteristics.

•

Non-clinical testing (primarily safety and performance). Non-clinical testing may include bench testing, software verification and validation, electrical and mechanical safety testing, electromagnetic compatibility testing, biocompatibility testing, sterilization validation (where applicable), packaging and shelf-life testing, and usability or human factors testing. The primary objective is to demonstrate that the device performs as intended and does not present unreasonable risks under anticipated conditions of use.

•

Clinical testing (safety and effectiveness). Clinical studies may be required when non-clinical testing alone is insufficient to support a determination of safety and effectiveness for the intended use. Clinical studies are conducted under the FDA’s Investigational Device Exemption (“IDE”) framework when required, and are intended to generate human-use data supporting safety and effectiveness.

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For Class I devices, FDA-mandated clinical testing is typically not required prior to commercialization. For Class II devices cleared through the 510(k) process, FDA review focuses on whether the device is substantially equivalent to a legally marketed predicate device; supporting evidence may include non-clinical testing and, in some cases, clinical data, depending on the predicate and the technological characteristics. For higher-risk devices and for devices subject to premarket approval (“PMA”), the FDA typically requires clinical evidence intended to support an independent demonstration of both safety and effectiveness for the device’s intended use. Such determinations are typically supported by extensive preclinical and clinical evidence.

Skin Regeneration Platform: Description, Classification, and Regulatory Status

Our Skin Regeneration Platform consists of a multi-component system that includes:

•	a 3D bioprinter,
•	a disposable medical kit (including a fat separation device manufactured and supplied by a third party)
•	an artificial intelligence-enabled software application, and

The fat separation device has been cleared by the FDA as a Class II medical device through the 510(k) premarket notification process.

The 3D bioprinter, disposable medical kit, and AI-enabled software application are regulated as Class I medical devices. Class I devices are subject to general controls and, in certain cases, are exempt from FDA premarket notification requirements. These devices are registered and listed with the FDA and are commercially marketed in compliance with applicable regulations.

Cartilage and Kidney Regeneration Platforms (Preclinical Product Candidates)

Our CRP and KRP are currently in the investigational stage of development and are not cleared or approved by the FDA for commercial distribution. We have not yet submitted any IDE applications or marketing submissions to the FDA for these product candidates. We are evaluating the applicable regulatory classification and corresponding premarket pathway for these product candidates, which may include the 510(k) process, the De Novo classification process, or PMA, depending on intended use, technological characteristics, risk profile, and the availability of appropriate predicate devices. Because these product candidates are intended for regenerative applications involving structural tissue repair or organ function, FDA may determine that they present higher risk and may require more extensive preclinical and clinical evidence than our currently marketed Skin Regeneration Platform.

As these product candidates advance, we expect that FDA may require a combination of non-clinical and clinical evidence to support marketing authorization. Non-clinical testing may include engineering and performance testing intended to demonstrate functional performance and reliability, and biological safety testing (including biocompatibility and, where applicable, sterility and packaging validation) intended to support a determination of safety for patient use. In addition, FDA may require animal studies to evaluate feasibility and safety in vivo and to inform clinical study design. If clinical studies are required, their purpose would be to generate data demonstrating safety and effectiveness for the intended use and target patient population.

Any required clinical investigations would be conducted under IRB oversight and, if the FDA determines that the investigational device presents a ‘significant risk,’ would require an IDE to be in effect prior to initiation of the study. There can be no assurance that the FDA will agree with our regulatory strategy, that an IDE will be granted on a timely basis or at all, or that results from any preclinical or clinical studies will be sufficient to obtain clearance or approval.

We are also evaluating whether the FDA’s Expanded Access Program (“EAP”) could be an appropriate pathway for limited early clinical use for certain patients prior to completion of pivotal clinical trials. Expanded access, if permitted, is intended to allow access to investigational products for patients with serious conditions when no comparable or satisfactory alternative therapy options are available. Participation in expanded access does not constitute FDA approval and does not replace the requirement to obtain clearance or approval based on evidence of safety and effectiveness.

Depending on product configuration, including whether any drug or biologic constituent is incorporated, these product candidates could be subject to additional regulatory requirements, including potentially being regulated as combination products. If classified as a combination product, FDA oversight and evidence requirements could change materially, potentially increasing development timelines, costs, and regulatory uncertainty.

Regulatory Plans

Cartilage Regeneration Platform in the United States: Regarding our U.S. regulatory strategy, we are exploring to pursue an EAP to provide clinical solutions to patients prior to full commercialization. However, we have not yet formally engaged with the FDA’s EAP as of the date hereof. To the extent the Company pursues the FDA’s EAP, we acknowledge that products provided under such EAP remain investigational and may not be marketed or sold commercially prior to their respective approval. While we intend to leverage multicenter clinical data from South Korea in compliance with 21 CFR 812.28, we acknowledge that the FDA maintains the discretion to require additional U.S.-based evidence. In such an event, we consider a market entry strategy that involves conducting necessary clinical trials within the United States through an IDE.

Jurisdictions with Existing Authorizations for Skin Regeneration Platform: In jurisdictions where the Company already holds marketing authorizations for its Skin Regeneration Platform, such as Brazil and Paraguay, we are pursuing an expansion of indications to include cartilage regeneration. By conducting small-scale local clinical trials, we aim to demonstrate clinical comparability and safety within these existing regulatory frameworks to obtain supplemental approvals within a relatively short period of time. Currently, marketing authorization has been granted in Peru, and clinical discussions are underway in both Peru and Paraguay. In addition, a four-year follow-up observational study is underway in Egypt, which includes an assessment of cartilage regeneration through biopsy analysis. This study received in-principle approval from the Institutional Review Board (IRB) of Assiut University on February 16, 2026, and the Company is currently awaiting formal written notification.

Kidney Regeneration Platform

Korea: We are currently exploring to pursue approval for low-risk advanced regenerative medicine research (led by Asan Medical Center in cooperation with SNU Boramae Medical Center). Upon obtaining research approval, we plan to request authorization for low-risk clinical treatment based on the established data. The application has been officially submitted and is currently under regulatory review. The study is expected to be conducted over approximately 12-months, as a single-arm early-stage clinical study in 10 CKD patients, with safety as the primary endpoint and renal function and fibrosis markers as secondary endpoints measured through laboratory and imaging metrics, and any further U.S.-based studies may depend on the results of these South Korean trials.

United States: Consistent with our cartilage strategy, we expect to commence the preclinical activities to support the evaluation of a potential EAP submission for the kidney regeneration platform to facilitate early market entry. We may initiate the EAP based on forthcoming data from South Korean advanced regenerative medicine trials and ongoing preclinical confirmatory testing conducted at Brigham and Women’s Hospital, an affiliate of Harvard Medical School in the U.S., pursuant to the Global Sponsored Research Agreement. Furthermore, similar to our cartilage entry model, the Company is considering a flexible market entry strategy where, depending on FDA requirements following the EAP, we may conduct necessary clinical trials within the United States through an IDE. However, we have not yet formally engaged with the FDA’s EAP as of the date hereof. To the extent the Company pursues the FDA’s EAP, we acknowledge that products provided under such EAP remain investigational and may not be marketed or sold commercially prior to their respective approval.

The preclinical study is expected to be conducted over approximately 6-months in CKD animal models (n=78), with renal function recovery (e.g., GFR) as the primary endpoint and histological fibrosis reduction as secondary endpoints, and the timing and design of any U.S.-based clinical trials may depend on the results of these South Korean trials and preclinical studies.

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Manufacturing and Quality Systems (Third-Party Manufacturing)

No.	Company Name and Address	Responsibility	Manufacturing Activities
1	ROKIT Healthcare Inc. B-1101, B-1106, 32, Digital-ro 9-gil, Geumcheon-gu, Seoul, 08512, Republic of Korea	Legal and Physical Manufacturer	Inspection, quality control and storage of Fat Separator; Final release of Fat Separator;
2	IsoValley Co., Ltd. 2F, 25-9, Nojanggongdan-gil, Jeondong-myeon, Sejong-si, Republic of Korea	Physical Manufacturer	Assembling, primary/secondary packaging of Fat Separator
	IsoValley Co., Ltd. 144, Dongsin-gil, Jeonui-myeon, Sejong-si, Republic of Korea		Sterilization of Fat Separator

Skin Regeneration Platform medical device manufacturing is controlled by ROKIT Healthcare and assembled, packaged, and, where applicable, sterilized by qualified third-party manufacturers in accordance with specifications developed by our parent company. These third-party manufacturers are responsible for conducting manufacturing operations in compliance with applicable FDA quality system requirements, including the Quality System Regulation (“QSR”) under 21 C.F.R. Part 820 and, as applicable, the FDA’s transition to the Quality Management System Regulation (“QMSR”) aligned with ISO 13485. Although we do not manufacture our medical device products ourselves, we remain responsible as the legal marketer and distributor for ensuring that the medical devices we commercialize are not adulterated or misbranded and otherwise comply with applicable FDA requirements, including labeling, promotion, complaint handling, and coordination of adverse event reporting. As part of our quality oversight program, we have a plan to perform quality control procedures upon receipt of finished products from third-party manufacturers prior to distribution. These procedures may include review of certificates of conformance and other quality documentation, verification that products conform to approved specifications, inspection of labeling and packaging, and confirmation of sterilization status, where applicable. We also have a plan to maintain supplier qualification and oversight procedures and may conduct or arrange for periodic audits or additional testing based on risk, product history, or other quality considerations.

For devices that are exempt from FDA premarket notification requirements, including our Class I medical devices, the Company has not been required by the FDA to conduct premarket clinical testing for the currently marketed intended use and patient population prior to commercialization. These devices are marketed within the scope of general wound management use consistent with their classification and labeling. For devices that require FDA clearance or approval, testing requirements may include non-clinical and, where applicable, clinical data to support a determination of safety and effectiveness. The FDA retains authority to require additional data, including clinical data, if the intended use, labeling claims, technological characteristics, or risk profile change, or if post-market information raises safety or effectiveness questions. Future regulatory submissions, including for regenerative or treatment-specific therapeutic claims or higher-risk patient populations, may require clinical testing. We rely on FDA clearance obtained by third-party manufacturers for components incorporated into our platforms, including the Class II fat separation device used in our Skin Regeneration Platform, which we provide to customers as a finished, FDA-cleared product within the scope of the manufacturer’s clearance and labeling. We do not hold the clearance for such third-party device.

Manufacturing arrangements for our CRP and KRP have not yet been finalized, as these product candidates remain in the investigational stage of development; however, subject to successful completion of development and regulatory review, we currently expect that one or more qualified third-party manufacturers would be utilized for commercial production, subject to applicable regulatory requirements and final product configuration.

Combination Product (Medical device with a biologic) Considerations and Potential Future Classification

Under the FDCA, products that combine a medical device with a drug or biologic constituent may be regulated as combination products and are subject to FDA’s combination product regulatory framework. For combination products, the FDA assigns a lead review center—such as the Center for Devices and Radiological Health (“CDRH”), the Center for Biologics Evaluation and Research (“CBER”), or the Center for Drug Evaluation and Research (“CDER”)—based on the product’s primary mode of action. Depending on the assigned lead center and the product’s composition and intended use, the applicable premarket pathway may involve medical device requirements, drug or biologic requirements, or both. These requirements may include compliance with device quality system regulations and drug or biologic manufacturing controls, as well as preclinical and clinical testing conducted under applicable investigational frameworks, such as an IDE and/or an Investigational New Drug application (“IND”). Premarket review pathways for combination products may include a premarket notification under Section 510(k), De Novo classification, PMA, and/or a biologics license application or new drug application, depending on the product’s classification and risk profile.

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Our currently marketed Skin Regeneration Platform has not been classified by the FDA as a combination product and does not incorporate a drug or biologic constituent. However, if future versions of the Skin Regeneration Platform, or our CRP or KRP, were to incorporate a drug or biologic component or otherwise be classified as combination products, the applicable regulatory pathway could differ materially from that of a medical device alone and could require additional preclinical and clinical evidence, longer review timelines, increased development costs, and more complex manufacturing and post-market compliance obligations.

Because our CRP and KRP remain in preclinical development, the ultimate regulatory classification and pathway for these candidates, including any combination product considerations, have not yet been determined.

FDA Programs and Expedited Pathways

We are evaluating the potential applicability of certain FDA programs that may be material to future ORP product candidates, including:

Expanded Access Program (“EAP”) – Eligibility Criteria

Eligibility for the Expanded Access Program is determined by the FDA on a case-by-case basis and generally requires that the patient has a serious or immediately life-threatening condition, that no comparable or satisfactory alternative therapy options are available, that the potential patient benefit justifies the potential risks of the investigational product, and that providing expanded access will not interfere with the initiation, conduct, or completion of clinical investigations intended to support marketing authorization.

Alternative and Innovative Testing Approaches (“New Alternative Methods”) – Applicability Criteria

The FDA considers alternative or innovative testing approaches, including non-animal methodologies, only where such methods are scientifically valid, appropriate for the specific regulatory question, and capable of providing information relevant to assessing safety, performance, or effectiveness; acceptance of such methods does not eliminate the requirement for clinical or other testing where FDA determines that such evidence is necessary to support a regulatory decision.

Post-Marketing Regulation (Medical Devices)

After a device is cleared, approved, or commercially distributed under an applicable regulatory framework, numerous and ongoing regulatory requirements continue to apply and to avoid any unintended misuse or abuse. These FDA requirements include, among others:

•	post-market surveillance requirements such as reporting of device malfunction, serious injuries or deaths, and correction, removal, recall reporting where devices are produced or distributed;
•	requirements related to medical product promotional activities—including, but not limited to, advertising and press materials—which should be truthful and non-misleading; and
•	review requirements for certain device modifications that could significantly affect safety or effectiveness or constitute a major change in intended use;

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Although we do not manufacture our medical devices, we rely on third-party manufacturers for the production of our products. As a result, we are subject to risks associated with regulatory actions affecting these third-party manufacturers. The U.S. Food and Drug Administration (“FDA”) has broad regulatory compliance and enforcement authority and may take action for noncompliance, including, but not limited to, issuing warning letters or untitled letters, imposing fines, injunctions, or civil penalties, ordering recalls or product seizures, imposing operating restrictions, delaying or refusing 510(k) clearance or premarket approval (“PMA”) for new or modified products, withdrawing prior clearances or approvals, refusing export approvals, or pursuing criminal prosecution.

Regulatory actions affecting our third-party manufacturers—including FDA inspections, warning letters, product holds, recalls, or manufacturing disruptions—could disrupt the supply of our products and adversely affect our ability to market, distribute, or sell our products in a timely manner, or at all. Although we do not manufacture medical devices, we are subject to applicable federal and state regulatory requirements related to medical device importation, distribution, and post-market surveillance, and we may be adversely affected by compliance failures of our third-party manufacturers.

In addition, our Skin Regeneration Platform incorporates a third-party supplier’s (BSL) fat separation device. Regulatory actions affecting this third-party device, including enforcement actions, loss of regulatory clearance, or manufacturing disruptions, could limit or prevent our ability to market the Skin Regeneration Platform as a whole, which could have a material adverse effect on our business, financial condition, and results of operations.

Healthcare Fraud and Abuse Laws

In the United States, we are subject to a number of federal and state healthcare regulatory laws that restrict business practices in the healthcare industry. These laws include, among others, the federal Anti-Kickback Statute, the federal False Claims Act, the Civil Monetary Penalties Law, and HIPAA, as amended by HITECH, as well as analogous state laws. Violations may result in civil or criminal penalties, including fines, civil monetary penalties, exclusion from federal healthcare programs, disgorgement, corporate integrity agreements, and potential individual liability for officers and employees.

Coverage and Reimbursement Regulation

In the United States, our commercial success depends in part on the extent to which governmental authorities, private health insurers, and other third-party payors provide coverage for and establish adequate reimbursement levels for our products and related services. As of the date of this prospectus, we have been informed by distributors of our parent company, ROKIT Healthcare, that insurance claims for certain DFU procedures performed using components of the skin regeneration platform have been reimbursed at the hospital outpatient department level in the United States under existing billing codes (CPT code), and in certain countries, including in Argentina, Chile, and Paraguay. These statements are based on distributor communications and have not been independently verified by the Company. We do not submit claims or receive reimbursement directly, and reimbursement outcomes may differ across providers, payors, and jurisdictions. ROKIT America does not control the regulatory or commercial activities undertaken by ROKIT Healthcare or its counterparties. Although certain components may be shared, each program and jurisdiction is subject to its own regulatory classification, clearance, or exemption requirements, and authorization for one indication or geography does not confer authorization for any other.

We do not have complete visibility into the details of these reimbursements, as hospitals generally do not disclose this information despite our efforts to obtain it.

We are evaluating whether the potentially applicable existing CPT codes appropriately reflect procedures performed using our Skin Regeneration Platform and may seek assignment of a temporary or permanent CPT code in the future. In addition, we are evaluating potential alternative or innovative reimbursement pathways intended to better align reimbursement with the clinical use and value proposition of our technology.

These pathways may include, where appropriate, Medicare add-on or transitional payment mechanisms, such as the New Technology Add-On Payment (“NTAP”) program for inpatient hospital services and the Transitional Pass-Through (“TPT”) payment mechanism for hospital outpatient services. NTAP and TPT programs are designed to provide temporary supplemental reimbursement for certain qualifying technologies that meet specific statutory and regulatory criteria, including requirements relating to newness, cost thresholds, and, in certain cases, clinical improvement over existing alternatives.

We have not applied for, nor received, NTAP or TPT designation for our Skin Regeneration Platform, and there can be no assurance that our products would qualify for, or be granted, coverage under these or any similar programs. Eligibility for such programs is subject to detailed CMS review, evolving regulatory standards, and significant evidentiary requirements, and participation is time-limited if granted. Even if approved, these programs do not guarantee long-term reimbursement or favorable payment levels following expiration of the applicable transitional period.

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Our initial focus is on Medicare reimbursement, and we plan to pursue coverage from private insurers thereafter. Coverage and reimbursement for our products may vary significantly among payors, and third-party payors may impose utilization controls, require prior authorization, audit coding practices, or deny coverage altogether. Even if a product has received FDA authorization for commercial distribution, insufficient or unfavorable reimbursement could reduce demand for our products.

We have not yet determined coverage or reimbursement pathways for our CRP or KRP, which remain in the investigational stage of development, and there can be no assurance that Medicare, private insurers, or other third-party payors will provide coverage or adequate reimbursement for these or any future product candidates.

Healthcare Reform

In the United States, our business may be affected by healthcare reform initiatives and changes in laws, regulations, and policies that impact coverage, reimbursement, and healthcare spending. These initiatives may increase scrutiny of reimbursement, reduce reimbursement levels, or restrict coverage, which could adversely affect demand for our products.

Data Privacy and Security Laws

Our operations and those of our collaborators, third-party providers, and other commercial partners are subject to numerous federal and state laws, regulations, and standards governing the collection, use, disclosure, access, confidentiality, and security of health-related and other personal information. Compliance is complex and evolving. Failure to comply could result in investigations, enforcement actions, civil or criminal penalties, or restrictions on our ability to process or use data, which could adversely affect our business.

Regulation Outside the United States (Medical Devices)

Our ORP medical device business is limited to countries in the Americas under License Agreement. Outside the Americas, ORP activities are handled directly by our parent company, and we do not conduct ORP commercialization activities or maintain ORP regulatory approvals outside the Americas.

Within the Americas, medical devices are regulated under country-specific, risk-based regulatory frameworks administered by national authorities. Regulatory requirements differ by country and may include variations in device classification, registration or approval pathways, labeling, importer requirements, quality management system expectations, and post-market surveillance obligations. Some jurisdictions may classify certain components (including software) differently or exempt certain products from device registration based on local definitions and intended use.

Certain medical devices comprising the Skin Regeneration Platform, which is our only ORP product currently commercialized, have already obtained regulatory approval or registration in select countries within the Americas through regulatory submissions made by our parent company. Pursuant to our License Agreement, we are authorized to export and commercially distribute those certified devices within the licensed territories.

Unlike the United States, where medical devices are regulated under a centralized federal framework administered by the FDA and generally require establishment registration, device listing, and, depending on risk classification, premarket clearance or approval, many countries in the Americas regulate medical devices through national health authorities using registration- or notification-based systems that vary by jurisdiction. In some countries, regulatory review may rely in part on prior FDA clearance or compliance with international quality standards, while in others additional local documentation, labelling, importer registration, or post-market obligations may apply.

FDA Registration and Clearance Status of Medical Devices (U.S.)

Number	Nation	Proprietary Name	Classification	Registration/Clearance Date	Regulatory authority
1	United States (FDA)	APLICOR 3D	Class I	07/07/2025	FDA
2		APLICOR 3D KIT	Class I	07/07/2025
3		AiD Regen	Class I	07/07/2025
4		Adinizer	BSL 510K Class II	03/11/2021

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Regulatory Classification and Licensing Pathways Across Major Countries in the Americas

Country / Region	Licensing Entity	Classification System	Licensing Pathway	Summary of Regulatory Status
United States	FDA	Class I, II, III	- Class I: Establishment registration - Class II: 510(k) Premarket Notification (QSR compliance) - Class III: Premarket Approval (PMA); De Novo/HDE in limited cases	3D Bioprinter: Class I Scaffold KIT: Class I AI App: Class I
Brazil	ANVISA	Class I, II, III, IV	- Class I–II: Cadastro (notification) - Class III–IV: Registro (dossier; clinical evidence required)	3D Bioprinter: Class II KIT: Class II AI App: Non-MD
Paraguay	DNVS, MSPBS	Class I, II, III, IV	- Class I–II: Simplified registration - Class III–IV: Registration (dossier; clinical evidence as required)	3D Bioprinter: Class II KIT: Class II AI App: Non-MD
Chile	ISP	Class I, II, III, IV	- Class I: Simplified listing - Class II–IV: Registration (dossier; ISO 13485 compliance)	3D Bioprinter: Non-MD KIT: Non-MD AiD Regen: Non-MD
Argentina	ANMAT	Class I, II, III, IV	- Class I: Notification - Class II–IV: Registro (ISO 13485/QMS; dossier; clinical evidence for higher classes)	3D Bioprinter: Non-MD KIT: Non-MD AiD Regen: Non-MD
Peru	DIGEMID	Class I, II, III	- Class I: Simplified registration - Class II–III: Registration (GMP; dossier; clinical evidence for high-risk devices)	3D Bioprinter: Class II KIT: Class II AI App: Class I
Mexico	COFEPRIS	Class I, II, III	- Class I: Simplified registration - Class II: Registration (technical dossier) - Class III: Registration (clinical evidence required)	3D Bioprinter: Class I (pending) KIT: Class IIa (pending) AI App: Class I (pending)
Colombia	INVIMA	Class I, IIa, IIb, III	- Class I: Notification - Class IIa/IIb: Registration (ISO 13485; dossier) - Class III: Registration (clinical evaluation required)	3D Bioprinter: Class I (pending) KIT: Class IIa (pending) AI App: Class I (pending)
Uruguay	DNVS, MSP	Class I, II, III, IV	- Class I–II: Simplified registration - Class III–IV: Registration (dossier; supporting data required)	3D Bioprinter: Class I (pending) KIT: Class IIa (pending) AI App: Non-MD

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ORP Product Regulatory Status by Country (Americas)

No.	Countries	Proprietary Name	Classification	Registration /Approval Date	Regulatory Authority
1	U.S.	APLICOR 3D	Class I	07/07/2025	FDA
		APLICOR 3D KIT	Class I	07/07/2025
		AiD Regen	Class I	07/07/2025
		*Adinizer	510K Class 2	03/11/2021
2	Brazil	Dr. INVIVO	System Class II	05/06/2022	ANVISA
Dr. INVIVO AI Regen KIT
		AiD Regen	Non-Medical Device	-	-
3	Paraguay	Dr. INVIVO	System Class II	11/02/2022	DNVS; MSPBS
		Dr. INVIVO AI Regen KIT	System Class II
		AiD Regen	Non-medical Device	-	-
4	Chile	Dr. INVIVO	Non-Medical Device	-	-
Dr. INVIVO AI Regen KIT
AiD Regen
5	Argentina	Dr. INVIVO	Non-medical Device	-	-
Dr. INVIVO AI Regen KIT
AiD Regen
6	Peru	Dr. INVIVO	Class II	06/04/2024	DIGEMID
		Dr. INVIVO AI Regen KIT	Class II	09/23/2024
		AiD Regen	Class I	03/03/2025

*The listed relates to the Fat Separator we use that is manufactured and cleared by BSL Co. Ltd.

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Our Material Agreements

Reverse Aging Product Agreements

Manufacturing Partner (Supplier) Agreement

On October 2, 2019, we entered into a Consignment Agreement and Quality Compliance Agreement with Simplified Supplements (“Simplified”), a third-party contract manufacturer of dietary supplements (collectively, the “Manufacturing Agreement”). The Manufacturing Agreement relates to the production of ROKIT AMERICA NMN, our flagship product line for our RAP. Pursuant to the Manufacturing Agreement, Simplified and the Company defined the responsibilities for all aspects of ROKIT AMERICA NMN, including the formulation, starting materials, production process (e.g., including prototype creation and sampling, raw material procurement and specification testing, shipping and product labeling), and quality control testing (both in-process and finished process testing). The original term of the Manufacturing Agreement was for one year and it renews automatically for succeeding one-year terms unless either party gives written notice to the other at least 30 days prior to the expiration. Payments under the Manufacturing Agreement are determined on a per purchase order basis. Simplified also agreed to indemnify the Company against claims where Simplified is at fault and the Company also agreed to use its reasonable efforts to reduce such claims as much as possible in consultation with Simplified.

The foregoing description of the Manufacturing Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Manufacturing Agreement, which is filed as Exhibits 10.2 and 10.3 to this registration statement.

For the three months ended March 31, 2026 and 2025, approximately 28% and 80%, respectively, of our overall production of ROKIT AMERICA NMN were manufactured pursuant to the Manufacturing Agreement with Simplified. For the years ended December 31, 2025 and 2024, approximately 57% and 71% of our overall production of ROKIT AMERICA NMN, respectively, were manufactured pursuant to the Manufacturing Agreement with Simplified. Although the Company does not have formal agreement in place with other manufacturers, it does have relationships with other manufacturers that can both replace Simplified, if necessary, or supply additional quantities of ROKIT AMERICAN NMN to meet increased product demand.

Support Agreement

On January 2, 2023, the Company entered into a Sharing and Support Agreement with ROKIT Healthcare (the Support Agreement) pursuant to which ROKIT Healthcare shall provide the Company with financial, legal, human resources, sales and marketing management services for an agreed upon rate depending on the service, which is invoiced monthly to the Company from ROKIT Healthcare. The original term of the contract was for one year and it automatically renews in one-year increments unless either of the parties notifies the other of their intention to terminate the contract in writing at least one month prior to its expiration. The foregoing description of the Support Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, which is filed as Exhibit 10.4 to the registration statement of which this prospectus is made a part.

Payment Service Supply Agreement

On February 28, 2020, we entered into a Payment Service Supply Agreement with ROKIT Healthcare (the “Payment Service Supply Agreement”) setting forth the fundamental terms and conditions under which ROKIT Healthcare provides payment and overseas remittance services in connection with its purchase of good on behalf of consumers from the Company. The original term of the contract was until December 31, 2020 and it automatically renews in one-year increments unless either of the parties notifies the other of their intention to amend or terminate the contract in writing at least one month prior to its expiration. The foregoing description of the Payment Service Supply Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Payment Service Supply Agreement, which is filed as Exhibit 10.5 to the registration statement of which this prospectus is made a part.

Organ Regeneration Platform Agreements

License Agreement

On August 27, 2025 (the “Effective Date”), we entered into the License Agreement with ROKIT Healthcare (the “License Agreement”), our parent company and the Licensor under the agreement, pursuant to which we were granted an exclusive, irrevocable, sublicensable, non-transferable (other than as set forth therein), right and license to use certain licensed copyrights, data, improvements, know-how, patents, software and trademarks (collectively, the “Licensed IP”) to make, have made, use, offer to sell, sell, have sold, import and export the products of ROKIT Healthcare for our ORP in South America and North America (collectively, the “Americas”), including: (A) the 3D bioprinter currently marketed under the name ‘Dr. INVIVO 4D2D’ and ‘APLICOR 3D’; (B) a set of organ regeneration kit currently marketed under the name ‘Dr. INVIVO AI Regen KIT’ and ‘APLICOR 3D KIT’, (C) AI-assisted wound scanning software currently marketed under the name ‘AiD Regen’ and all other products and services that are covered or embodied by or that use, incorporate or contain processes or methods that are described in, relate to, or are covered or embodied by (x) one or more claims, on a country by country basis, of an unexpired issued or granted patent, provided the claim has not been admitted by the ROKIT Healthcare or otherwise caused to be invalid or unenforceable through reissue, disclaimer, or otherwise, or held invalid or unenforceable by a governmental authority of competent jurisdiction from whose judgment no appeal is allowed or timely taken and/or (B) any other licensed intellectual property in each case as may be agreed in writing by ROKIT Healthcare and the Company prior to commercialization (collectively, the “Licensed Products”).

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The term of the License Agreement commenced on the Effective Date and continues in perpetuity unless terminated in accordance with its terms. Under the License Agreement, the Company may use and exploit the Licensed IP to conduct its business in the Americas, including, but not limited to, using the Licensed IP on the Licensed Products and on packaging, documentation (e.g., user manuals and product specification sheets), advertising (whether in print, broadcast, digital or other media) and other marketing materials used in furtherance of or otherwise in connection with the commercialization of the Licensed Products in the Americas. The Company is also permitted to copy, reproduce, modify, publish, display, publicly perform and make derivative works based on the licensed copyrights in the Americas, incorporate the Licensed IP and Licensed Products into systems and/or services within the Americas, and develop any modifications, corrections and/or improvements to the Licensed IP and/or Licensed Products, developed by either ROKIT Healthcare or the Company, and other products and services, based on the Licensed IP in the Americas.

In consideration for the rights granted under the License Agreement, the Company is obligated to pay ROKIT Healthcare low single digits royalties on the Company’s annual net sales of the Licensed Products. The foregoing description of the License Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, which is filed as Exhibit 10.1 to this registration statement.

Distribution Agreements

On November 25, 2025, the Company entered into an exclusive distribution and partnership agreement (the “Initial Distribution Agreement”) with Bioethic Pharma S.A, a distributor based in Paraguay (“Bioethic”). On the same day, the Company executed the Addendum Distribution Agreement for Cartilage Regeneration Platform, an amendment to the Initial Distribution Agreement (the “Addendum” and together with the Initial Distribution Agreement, the “Distribution Agreement”). Under the Distribution Agreement, the Company granted Bioethic the exclusive right to import, market, sell and distribute the Company’s skin and cartilage products within Paraguay, subject to compliance with minimum annual purchase requirements and other contractual obligations.

Pursuant to the Distribution Agreement, Bioethic is required to purchase products exclusively from the Company, meet agreed minimum annual performance requirements based on sales forecasts, obtain and maintain all necessary regulatory approvals in Paraguay, and conduct sales and marketing activities at its own expense in compliance with applicable laws. Bioethic is also responsible for logistics, including importation, warehousing, transportation, and payment of applicable taxes and duties. The Company’s products are supplied on a Free On Board shipping point basis, with title and risk of loss transferring upon delivery to the carrier.

Under the Distribution Agreement, the Company is responsible for supplying its products in accordance with agreed specifications, providing product-related information and reasonable technical support, and ensuring that such products comply with applicable quality and manufacturing standards.

Payment terms generally require advance payments ranging from 30% to 50% upon order confirmation, with the remaining balance payable upon shipment or within a specified period thereafter. The Distribution Agreement includes pricing provisions, minimum purchase commitments, and allows the Company to adjust pricing upon prior notice pursuant to the terms thereof.

The initial term of the Distribution Agreement is until November 30, 2027, subject to renewal upon mutual agreement and continued compliance with contractual obligations thereunder. The Company also has a right to convert Bioethic’s exclusivity rights to non-exclusive rights if minimum performance requirements are not met.

The Distribution Agreement may be terminated upon the occurrence of certain specified events, including, among others, material breaches of the Distribution Agreement, failure to meet performance requirements, non-payment, or insolvency-related events, subject to applicable notice or cure periods. Upon termination of the Distribution Agreement, Bioethic may sell any remaining inventory for a limited period not to exceed 90 days.

The Company entered into the Distribution Agreement directly with Bioethic and conducts such distribution activities independently from ROKIT Healthcare. The foregoing description of Distribution Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Initial Distribution Agreement and Addendum, which are filed as Exhibits 10.9 and 10.10, respectively, to the registration statement of which this prospectus is made a part.

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Employees

As of the date hereof, we have no full-time employees, and we rely on the services provided by ROKIT Healthcare pursuant to the Support Agreement for our business operations. Pursuant to the Support Agreement, certain shared personnel, including members of executive management, are contractually required to devote between approximately 40% and 100% of their working time to the Company’s business. Please refer to risk factors within the section titled “Risk Factors — Risks Related to Work Force and Managing Our Growth and Expansion.”

Our Facilities

Our principal executive offices are located at 3435 Wilshire Blvd., Suite 2925, Los Angeles, California, where we lease office space. The space serves as the location of our corporate headquarters. The lease expires in July 2029. On July 1, 2024, the Company entered into a five-year lease agreement with the condition that the Company can terminate after 12 months of faithful performance, including no instances of default or late payments of rent. Expenses related to the lease totaled  $1,500 and $1,500 for the three months ended March 31, 2026 and 2025, respectively, and $6,000 and $3,000 for the years ended December 31, 2025 and December 31, 2024, respectively.

RAP Facilities

With respect to our RAP business, we have three (3) manufacturing partners in the United States at the following facilities:

Company Name	Address	Remark
Simplified Supplement Solutions	2595 West Custer Rd, Suite C, Salt Lake City, UT 84104	cGMP, FDA-certified facility
Karepak	585 Hi Tech Pkwy, Suite B, Oakdale, CA 95361	cGMP, FDA-certified facility
INVAPHARM	1320 West Mission Blvd, Ontario, CA 91762	cGMP, FDA-certified facility

These manufacturing partners are selected based on their product-specific expertise. Smaller facilities are utilized for low-volume, customized production; larger facilities are allocated for mass production. Manufacturing volumes are distributed to reduce lead time risk and ensure production stability. Each facility is responsible for specific product categories based on capability and capacity. We have one contract with Simplified Supplement Solutions (“Simplified”), which is summarized above in the subsection titled “Manufacturing Partner Agreement”. We do not have contracts in place with Karepack or INVAPHARM, but instead receive terms and conditions on a per order basis from each of these manufacturers.

CJ Logistics is located at 18805 South Laurel Park Road, Rancho Dominguez, CA 90220. ROKIT America operates an integrated logistics system through a 3PL partnership with CJ Logistics in Los Angeles. This includes inventory management, order processing, and direct-to-consumer (B2C) shipping services for our RAP dietary bio-supplement products.

ORP Facilities

ROKIT Healthcare is the official designer, developer, and legal manufacturer of the following medical devices:

Product Name	Brand Name (Trade name)	Model Name
Sterile Single-use Fat Separator (“Fat Separator”)	Dr. INVIVO AI Regen KIT (Aplicor 3D)	ARK-001, ARK-002 (SK-001, SK-002, SK-003)
3D Printer, Liquid Dispenser	Dr. INVIVO (Aplicor 3D)	4D2D100, 4D2D101
Medical Image, Picture Archiving and Communication System Software	AiD Regen	AIDR-001

We have an exclusive license with ROKIT Healthcare for the use these medical devices in the Americas. For additional details regarding our exclusive license, see the subsection titled “Business – Our Material Agreements – Organ Regeneration Platform Agreements – License Agreement” above.

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Subcontracted Manufacturer

IsoValley Co., Ltd. acts as a subcontractor for specific stages in the manufacturing process of the Fat Separator, including: Assembly, E.O. (ethylene oxide) sterilization, and primary and secondary packaging.

Summary of Facility Roles and Responsibilities

No.	Company Name and Address	Responsibility	Manufacturing Activities
1	ROKIT Healthcare Inc. B-1101, B-1106, 32, Digital-ro 9-gil, Geumcheon-gu, Seoul, 08512, Republic of Korea	Legal and Physical Manufacturer	Inspection, quality control and storage of Fat Separator; Final release of Fat Separator;
2	IsoValley Co., Ltd. 2F, 25-9, Nojanggongdan-gil, Jeondong-myeon, Sejong-si, Republic of Korea	Physical Manufacturer	Assembling, primary/secondary packaging of Fat Separator
	IsoValley Co., Ltd. 144, Dongsin-gil, Jeonui-myeon, Sejong-si, Republic of Korea		Sterilization of Fat Separator

We believe that our facilities are adequate for our current and anticipated near-term needs and that suitable additional or substitute space would be available if needed.

Legal Proceedings

From time to time, we may be party to litigation arising in the ordinary course of business. We are currently not a party to any material legal proceedings and, to the best of our knowledge, no material legal proceedings are currently pending or threatened. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information, as of the date of this prospectus, concerning our executive officers:

Name	Age	Position
Seok Hwan You	68	Chief Executive Officer and Chairman of the Board of Directors
Ha Young Kim	51	Chief Financial Officer and Director
Seong Mo Jee	43	Chief Strategy Officer
Min Gu Lee	38	Chief Medical Officer
Won Kyung Choi	47	Chief Technology Officer
Woo Young Kim	32	Chief Operation Officer
Min Kyoung Choi	39	Chief Legal Officer

Except for Mr. Ha Young Kim, the executive officers of the Company simultaneously hold the following positions with ROKIT Healthcare:

•	Seok Hwan You (Chief Executive Officer of ROKIT Healthcare);
•	Seong Mo Jee (President of ROKIT Healthcare, in charge of business development for the Skin Regeneration Platform);
•	Min Gu Lee (President of ROKIT Healthcare, in charge of business development for Reverse Aging Products);
•	Won Kyung Choi (Vice President of ROKIT Healthcare, in charge of business development of the Kidney Regeneration Platform);
•	Woo Young Kim (Member of the Financial Department of ROKIT Healthcare); and
•	Min Kyoung Choi (Chief Legal Officer of ROKIT Healthcare).

Each of these individuals are employed by ROKIT Healthcare and provide services to the Company pursuant to the Support Agreement. Under the Support Agreement, certain shared personnel, including members of executive management, are contractually required to devote between approximately 40% and 100% of their working time to the Company’s business depending on role and operational needs, with the remainder of their time devoted to ROKIT Healthcare and its affiliates. Currently, each of the executive officers listed above devotes a substantial portion of his or her professional time to the Company’s business, and the Company expects that, following this offering, a majority of their professional time will continue to be devoted to the Company. The allocation of services may vary based on commercialization stage, regulatory activities and corporate initiatives, and is periodically reviewed by the Board. For additional information regarding the Support Agreement, refer to the section titled “Business – Our Material Agreements - Support Agreement.”

Executive Officer and Director Biographies

The following is a biographical summary of the experience of our executive officers and employee directors.

Seok Hwan You: Mr. You has served as the Chairman of the Board of Directors and Chief Executive Officer of ROKIT Healthcare Inc. since its founding in 2012, initially established under the name “ROKIT,” and as the Chairman and Chief Executive Officer of ROKIT America, Inc. since July 2019. He brings over four decades of leadership experience across the healthcare, biotechnology, and industrial sectors.

Mr. You began his career at GM-Daewoo, where he spent 20 years and became the youngest Chief Operating Officer of its European headquarters in Poland. From 2001 to 2007, he served as Vice President of Asia-Pacific at Tyco International and concurrently held the role of Country President for Korea. He subsequently joined Celltrion Healthcare, where he served as President from 2007 to 2012 and played a significant role in expanding its global operations. Following this, he served as Chief Executive Officer of Quest Pharma from 2012 to 2015.

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In 2012, Mr. You founded ROKIT (currently ROKIT Healthcare Inc.), a company specializing in artificial intelligence-based personalized organ regeneration platforms, 3D bioprinting, and precision medicine solutions. Under his leadership, the Company has commercialized regenerative medical products across multiple regions, including the United States, Europe, the Middle East, South America, and Asia.

Mr. You led ROKIT Healthcare Inc. through its successful initial public offering on KOSDAQ in May 2025. He has been recognized with numerous industry honors, including designation as a Global Small Giant 1,000+ company (2024), Global IP Star Company, and Pre-Unicorn Enterprise by the Korean Ministry of SMEs and Startups and the Korea Technology Finance Corporation. His additional recognitions include the GDIN Excellence Award (2023), GSMA M360 APAC Top Innovator Award (2023), Korea ICT Award – Special Prize (2023), Top Management Award for Technological Innovation (2021), and the Top 50 Healthcare Company Award from the International Forum on Healthcare Advancement (2019). Most recently, he received the Award for Outstanding Technology Innovation from the Ministry of Science and ICT (2025), the “Technology Innovation” category of the 6th Korea Top CEO Awards hosted by The Chosun Ilbo (2025), and was recognized as an “Outstanding Performer in the ICT Fund Program” by the Ministry of Science and ICT (2024).

Under the Support Agreement, Mr. You allocates 50% of his professional time to the Company and the remainder to ROKIT Healthcare and its affiliates.

Ha Young Kim: Mr. Kim has served as Director and Chief Financial Officer of ROKIT America, Inc. since June 2025. He brings over twenty years of experience in corporate finance, mergers and acquisitions, and strategic advisory services across both U.S. and Korean markets. Since 2014, Mr. Kim has also served as the Chief Executive Officer of IFN Partners Co., Ltd., a Korea-based advisory firm focused on mergers and acquisitions, initial public offering consulting, and financial strategy. In this capacity, he has directed and advised on a wide range of complex domestic and cross-border transactions. His experience includes advising on U.S. public listings, including Nasdaq listings of U.S. and Korean corporations, the acquisitions of multiple listed corporations in Korea, the acquisition of a mid-sized construction company by a leading industrial group, and the acquisition of a digital device and software developer by a KOSDAQ-listed corporation. He also advised on the sale of Korea’s first biodiesel company and structured the buyout of a privately held enterprise that subsequently achieved a reverse listing through a merger with a KOSDAQ-listed acquirer.

In addition, Mr. Kim has advised an education services provider in successfully achieving a KOSDAQ listing, provided guidance to a domestic conglomerate in its U.S. acquisition through a triangular merger, and conducted valuation analyses in connection with the M&A of a KOSDAQ-listed manufacturing company. He has further offered strategic consulting to a U.S.-based private company and advised a Korean technology startup on its planned Nasdaq listing. We believe these transactions demonstrate his expertise in valuation, capital markets, and structuring of cross-border deals.

Prior to establishing IFN Partners, Mr. Kim held senior executive positions in both the U.S. and Korea. From 2011 to 2013, he served as Chief Executive Officer of Unidym, Inc., a U.S.-based nanotechnology company. From 2007 to 2011, he was Chief Financial Officer of Wise Power Co., Ltd., a KOSDAQ-listed company. Earlier in his career, he was Director of Valuation and Investment at ValueI Co., Ltd. from 2001 to 2007, following his initial work as a Senior Researcher at KDU in 2000.

Mr. Kim earned his M.B.A. from Indiana State University in the United States and holds the professional designation of Financial Risk Manager. His extensive background in corporate finance, M&A advisory, and IPO consulting, combined with his experience in both Korean and U.S. markets, provides significant value to ROKIT America’s financial strategy and capital markets activities.

Seong Mo Jee: Mr. Jee has served as the Chief Strategy Officer of ROKIT America since July 2025. He has more than a decade of experience in global business development and commercialization in the biotechnology and medical device industries. Mr. Jee is also currently a President of ROKIT Healthcare. He joined ROKIT Healthcare in July 2021 and has since held progressive leadership roles. He served as Business Leader of the ORP 1 from July 2021 to August 2023, Vice President from August 2023 to January 2025, and was appointed President in January 2025. In these roles, he has led international business development, clinical collaborations, and the commercialization of regenerative medicine platforms across more than 40 countries.

Under the Support Agreement, he allocates 50% of his professional time to the Company and the remainder to ROKIT Healthcare.

Earlier in his career, Mr. Jee held senior sales and business development positions with multinational and KOSDAQ-listed companies, including SalesWorks Korea, MedyTox Inc., and Osstem Implant Co., Ltd. Mr. Jee’s qualifications to serve as Chief Strategy Officer include his expertise in global market expansion, cross-border regulatory pathways, and strategic partnership development in healthcare and biotechnology.

Min Gu Lee: Mr. Lee is the Chief Medical Officer of ROKIT America, Inc. In this role, he has managed organizational strategy, directed global business planning, and built partnerships with hospitals, research institutions, and industry stakeholders. Mr. Lee is a licensed medical doctor (M.D.) from Gachon University. He has more than five years of experience in healthcare research and development and product commercialization, with a strong focus on FDA regulatory compliance, clinical development, and product planning. His expertise spans the translation of early-stage technologies into clinical applications, navigating complex regulatory pathways, and scaling innovative healthcare solutions globally. Mr. Lee has consistently demonstrated strategic leadership at the intersection of medicine, biotechnology, and international business. Mr. Lee also currently a President of ROKIT Healthcare. He joined ROKIT Healthcare in 2019. Under the Support Agreement, he allocates 80% of his professional time to the Company and the remainder to ROKIT Healthcare.

Won Kyung Choi: Mr. Choi has served as the Chief Technology Officer of ROKIT America, Inc. since September 2025. Mr. Choi also serves as Vice President of Global Business Development at ROKIT Healthcare. He joined ROKIT Healthcare in July 2025. In these roles, he is responsible for the commercialization strategy of the KRP for CKD and other renal disorders, as well as overseeing global business development activities.

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Mr. Choi has extensive experience in global market expansion and cross-border regulatory pathways in medical devices and advanced therapies. He has built partnerships with global pharmaceutical and biotechnology companies, hospitals, distributors, and regulatory bodies across Asia, Europe, and the Americas. His background in biology and biostatistics, combined with expertise in clinical collaborations and product commercialization, provides valuable contributions to the Board and international operations. Prior to joining ROKIT Healthcare, Mr. Choi served as the Director of Business Development at AptaBio Therapeutics Inc. (2019-2025). During his tenure, he led global licensing activities and forged strategic alliances for first-in-class drug candidates, focusing on maximizing the value of the company’s clinical pipeline through international partnerships. Under the Support Agreement, he allocates 40% of his professional time to the Company and the remainder to ROKIT Healthcare. Mr. Choi holds a Bachelor of Science in Biology from the University of Utah and a Master of Public Health in Biostatistics from Saint Louis University.

Min Kyoung Choi: Ms. Choi has served as the Chief Legal Officer of ROKIT America, Inc. since July 2021. She first joined ROKIT Healthcare in 2019, where she has provided legal and regulatory support for its global operations across approximately 40 jurisdictions, including the United States, Europe, and the Middle East. Earlier in her career, Ms. Choi worked for several years as an Associate Attorney at a law firm in New York. She holds a Juris Doctor (J.D.) from the University of Maine School of Law and a Bachelor’s degree in Economics from New York University. Under the Support Agreement, she allocates 40% of her professional time to the Company and the remainder to ROKIT Healthcare.

Woo Young Kim: Ms. Kim has served as the Chief Operating Officer of ROKIT America, Inc. since June 2025. She has extensive experience in operations, finance, and capital markets support within the healthcare and biotechnology sectors. Ms. Kim joined ROKIT Healthcare in 2019 as a member of the Reverse-Aging Strategic Business Unit, where she was responsible for product planning, sales, sales management, and marketing. In 2021, she transitioned to the finance team of ROKIT Healthcare and subsequently undertook operations and finance responsibilities at ROKIT America, Inc. In her finance role, she managed cash operations and oversaw treasury planning and related activities for ROKIT Healthcare and its subsidiaries, including ROKIT America. Under the Support Agreement, she allocates 60% of her professional time to the Company and the remainder to ROKIT Healthcare.

Ms. Kim played a key role in the 2025 KOSDAQ listing of ROKIT Healthcare Inc. in May 2025. Ms. Kim earned a double major in Journalism and Business from Handong Global University in Korea.

Non-Employee Directors

The following table sets forth certain information, as of the date of this prospectus, concerning our independent non-employees who serve on our Board of Directors:

Name	Age	Position
Dr. Wan Doo Kim	68	Director
Dr. Seung-il Shin, Ph.D.	86	Director
Kwang Bon Ko	55	Director
John C. Miller	47	Director

The following is a biographical summary of the experience of our independent non-employee directors.

Dr. Wan Doo Kim: Dr. Wan Doo Kim has been director of the Company since September 2025. He is a recognized pioneer of 3D bioprinting in Korea, initiating research in the field in 2005 and later leading a national research and development project between 2015 and 2019 that developed skin 3D printing technologies. He holds multiple patents in 3D bioprinting that are closely related to the Company’s ORP business. Since 2008, Dr. Kim has been a Distinguished Research Fellow at the Korea Institute of Machinery and Materials (KIMM) and has held leadership roles including Vice President of KIMM (2008 to 2009), Chair of the Korean Society of Mechanical Engineers (2017), and Advisor to the Korean Medical 3D Printing Society (2017 to 2022). He has also served on national-level committees such as the Presidential Advisory Council on Science and Technology (2010). His contributions have been recognized with major awards, including the Medal of Science and Technology (2008), the National Green Technology Award (2012), and the Top 10 Machinery Technologies of the Year (2018) for 3D bioprinting. A Distinguished Pioneer of 'First, Best, and Only' innovations honored in the 2026 KIMM Hall of Fame, he is currently leading the scientific community as the President of the Association Daedeok Club (2026). We believe Dr. Kim’s extensive expertise in 3D bioprinting and advanced manufacturing, combined with his advisory and academic leadership, provides valuable insights to the Board.

Dr. Seung-il Shin, Ph.D.: Dr. Shin has been a director of the Company since September 2025. Dr. Shin is an internationally recognized scientist and leader in biochemistry, cell biology, and global health, with over five decades of academic, industry, and nonprofit experience. Dr. Shin received his B.A. in Chemistry and Ph.D. in Biochemistry and Cell Biology from Brandeis University. He conducted postdoctoral research at the Institute of Human Genetics in Leiden, Netherlands, and served as a Visiting Scientist at the National Institute for Medical Research in London. He was a founding member of the Basel Institute of Immunology in Switzerland and subsequently served as Professor of Genetics at the Albert Einstein College of Medicine in New York from 1972 to 1986. Beyond academia, Dr. Shin has held numerous leadership roles bridging biotechnology and global health. From 1984 to 1992, he was the Founding President of Eugene Tech International in New Jersey, from 1992 to 1999, a Senior Health Advisor at the United Nations Development Program (UNDP) in New York, and from 1995 to 1999, a Director of the UNDP IVI Project in Korea. from 1999 to 2005, he served as Senior Advisor for International Development at VaxGen in California. From 2002 to 2005 he was a co-founder and board member of Celltrion, Korea, where he also chaired its Scientific Advisory Board between 2005 and 2008. In 2012, he founded the Shin Seung-il Scholarship Foundation at SNU High School in Seoul, Korea, and served as the chairman of the board until 2022. He also founded and served as the chairman of the board of AmGok Scholarship Foundation in Wonju, Korea, from 2011 to 2023. In 2011, he joined the Board of Directors of ChildFund Korea, an international charity to help children in less-developed countries and served as chairman of its board from 2017 until his retirement in 2019. From 2023 to present, he has served as the Chairman of the Walter S. Robertson Memorial Society in Korea. We believe Dr. Shin’s extensive academic, scientific, and global leadership experience, together with his background in international health and biotechnology, provides significant expertise to the Board in advancing global strategy, regulatory insight, and innovation in the life sciences.

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Kwang Bon Ko: Mr. Ko has served as a director of the Company since September 2025. He has served as an Editorial Writer and Senior Reporter at the Seoul Economic Daily since 2017, focusing on the bio-healthcare sector. In this role, he has organized and led numerous domestic and international forums on advanced bio and healthcare innovation, including the annual Seoul Forum, which brought together global experts from academia, government, and industry. He also hosted the Korea-U.S. Science and Technology Innovation Forum in Washington, D.C. and the CES Forum in Las Vegas, fostering collaboration between Korea and the United States in science, technology, and healthcare. In addition, Mr. Ko currently serves as a Director and Executive Officer of the AI Human Society (since 2023). He previously served as Director General of the Seoul Forum on Advanced Bio Subjects (2021–2023) and as Secretary-General of the University and Government-funded Research Institute Entrepreneurship Forum (2020–2024). Mr. Ko holds an M.B.A. and has completed doctoral coursework in engineering. His extensive experience in covering and convening bio-healthcare leaders, combined with broad networks across industry, academia, and government, provide valuable insight to the Board in areas of global strategy, innovation ecosystems, and healthcare industry trends.

John C. Miller: Mr. Miller was appointed as a director of the Company in April 2026. Since 2011, Mr. Miller has served as the Chairman of Cali Group, an investment and technology company he founded that is focused on computer vision, AI, and robotics for the restaurant and retail industries. Since January 2019, he has also served as the Chief Executive Officer of PopID, Inc., a Cali Group portfolio company focused on providing a biometric verification platform for identity, loyalty and payments. Additionally, he has also previously served on the boards of other Cali Group portfolio companies, including Super League Enterprises, Inc. and Miso Robotics, Inc. Prior to these positions, he was Vice President of Intellectual Property at Arrowhead Pharmaceuticals, Inc. (NASDAQ: ARWR). Mr. Miller obtained a Juris Doctor from Stanford Law School in 2003 and a Bachelor of Arts in Economics from the University of Redlands in 2000.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Scientific Advisory Board

We currently have one member of our Scientific Advisory Board, Dr. James J. Yoo. Dr. Yoo has relevant expertise and provides guidance on our research and development efforts. We intend to seek to add additional qualified scientists to our Scientific Advisory Board in the future.

James J. Yoo, MD, PhD: Dr. Yoo is a Professor and Associate Director at the Wake Forest Institute for Regenerative Medicine, where he is recognized for his pioneering work in tissue engineering and regenerative medicine. His expertise spans cell biology, biomaterials, and the clinical translation of novel cell-based therapies. Dr. Yoo has contributed to the development of functional tissue and organ repair technologies, including applications in bladder, urethra, vaginal reconstruction, and muscle cell therapy for incontinence. He has published more than 150 scientific papers and is an inventor on over 30 patents in the field of regenerative technologies. Dr. Yoo’s extensive experience in advancing laboratory discoveries into clinical applications is expected to provide valuable guidance to our Scientific Advisory Board.

Board Composition

Our Board currently consists of six members. Each of our directors will serve until our next annual meeting of stockholders or until his or her successor is elected and duly qualified. Our Board is authorized to appoint persons to the offices of Chair of the Board of Directors, Vice Chair of the Board of Directors, Chief Executive Officer, President, one or more Vice Presidents, Chief Financial Officer, Treasurer, one or more Assistant Treasurers, Secretary, one or more Assistant Secretaries, and such other officers as may be determined by the Board. The Board may also empower the Chief Executive Officer, or in absence of a Chief Executive Officer, the President, to appoint such other officers and agents as our business may require. Any number of offices can be held by the same person.

Director Independence

Our Board has determined that four members qualify as independent directors, as determined in accordance with the rules of the Nasdaq Stock Market (“Nasdaq”). Under the applicable Nasdaq listing requirements for the Nasdaq, we are permitted to phase in our compliance with the majority independent board requirement of the Nasdaq rules within one year of our listing on the Nasdaq. The director independence definition under the Nasdaq rule includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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Board Leadership Structure

Our Board is currently chaired by Seok Hwan You, our Chief Executive Officer. Our corporate governance guidelines further provide the flexibility for our Board to modify our leadership structure in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Our Board has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk. Cybersecurity risk is a key consideration in our operational risk management capabilities. We are in the process of instituting a formal information security management program, which will be subject to oversight by, and reporting to, our Board. Given the nature of our operations and business, cybersecurity risk may manifest itself through various business activities and channels and is thus considered an enterprise-wide risk which is subject to control and monitoring at various levels of management throughout the business. Our Board will oversee and review reports on significant matters of corporate security, including cybersecurity. In addition, we maintain specific cyber insurance through our corporate insurance program, the adequacy of which is subject to review and oversight by our Board.

Our audit committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, our audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. Our compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. Matters of significant strategic risk are considered by our Board as a whole.

Committees of our Board of Directors

Our Board has established the following three standing committees: audit committee, compensation committee, and nominating and governance committee. Our Board has adopted written charters for each of these committees. Upon the listing of our common stock on the Nasdaq Market, we intend to make each committee’s charter available on our website at www.rokitamerica.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus. All members of the Audit, Compensation and Nominating and Governance Committees meet the criteria for independence.

Audit Committee

The members of our audit committee are Dr. Wan Doo Kim, Kwang Bon Ko and John C. Miller. Dr. Wan Doo Kim serves as the chairperson of the committee. Our board of directors has determined that each member of the audit committee is “independent” as that term is defined in Nasdaq rules and has sufficient knowledge in financial and auditing matters to serve on the audit committee. In addition, our board of directors has determined that each member of the audit committee meets the heightened independence requirements for audit committees required under Section 10A of the Exchange Act and related SEC and Nasdaq rules. Our board of directors has determined that John C. Miller is an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s primary responsibilities include, among others:

1.	Selection and Fees of the Company Independent Auditor. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent public accountants (including resolution of disagreements between management and the independent public accountant regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, and, where appropriate, terminate and replace such firm. Such independent public accountants will report directly, and be ultimately accountable, to the Committee.
2.	Scope of Audit. The Audit Committee is responsible for reviewing, evaluating and approving the annual engagement proposal of the independent public accountants (including the proposed scope and approach of the annual audit).
3.	Pre-Approval of Audit and Non-Audit Services. The Audit Committee is responsible for pre-approving all auditing services and all non- auditing services to be performed by the independent public accountants.
4.	Statement from Independent Public Accountants. Obtain and review from the independent public accountants at least annually a formal written statement regarding: (a) the independent public accountants’ internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent public accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent public accountants, and any steps taken to deal with any such issues; and (c) in order to assess the independent public accountants’ independence) all relationships between the independent public accountants and the Company.

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5.	Review of the Independent Public Accountants. At least annually, evaluate the independent public accountants’ qualifications, performance and independence, including a review and evaluation of the lead partner of the independent public accountants. Ensure that the lead or coordinating audit partner having primary responsibility for the audit or review and the concurring or reviewing audit partner of the independent public accountants are rotated at least every five years and that other audit partners (as defined by the SEC) are rotated at least every seven years in accordance with rules promulgated by the SEC. Consider whether there should also be a regular rotation of the independent accountants. Present conclusions with respect to the independent public accountants to the full Board.
6.	Annual and Quarterly Financials. Review and discuss with management and the independent public accountants the Company’s annual and quarterly financial statements (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, when subject to the reporting requirements of the Exchange Act and the independent public accountants’ reviews of the quarterly financial statements, when applicable), prior to the release of such information.
7.	Accounting Principles. Review with management and the independent public accountants (a) material accounting principles applied in financial reporting, including any material changes in the selection or application of accounting principles followed in prior years; (b) any items required to be communicated by the independent public accountants in accordance with Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301; and (c) analyses prepared by management and/or the independent public accountant setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.
8.	Internal Audit and Controls. Review the budget, qualifications, activities, effectiveness and organizational structure of the internal audit function, when and if established by the Board, and the performance, appointment and replacement of any lead internal auditor, and review summaries of material internal audit reports and management’s responses. Review major issues as to the adequacy of the Company’s internal controls and any steps for remediation to be adopted in light of control deficiencies.
9.	Risk Management. Periodically discuss policies with respect to risk assessment and risk management, and the Company’s plans to monitor, control and minimize such risks and exposures, with the independent public accountants, internal auditors and management.
10.	Committee Report. Prepare the annual report included in the Company’s proxy statement as required by the proxy rules issued or enforced by the SEC upon becoming subject to the 1934 Act.
11.	Complaints. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The foregoing is specifically addressed via the Company’s Whistleblower Program wherein the Committee will review and reassess the adequacy of the Whistleblower Program at least annually and recommend any proposed changes to the Board, as appropriate.

Compensation Committee

The members of our compensation committee are Dr. Wan Doo Kim, Kwang Bon Ko and John C. Miller. Kwang Bon Ko serves as the chairperson of the committee. Our board of directors has determined that each member of the compensation committee is “independent” as that term is defined in Nasdaq rules and is a “non-employee director” under Rule 16b-3 under the Exchange Act. In addition, our board of directors has determined that each member of the compensation committee meets the heightened independence requirements for compensation committee purposes under Section 10C of the Exchange Act and related SEC and Nasdaq rules.

Nominating and Governance Committee

The members of our nominating and governance committee are Dr. Wan Doo Kim, Kwang Bon Ko and John C. Miller. Dr. Wan Doo Kim serves as the chairperson of the committee. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in Nasdaq rules.

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Board Diversity

Our nominating and governance committee will be responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and governance committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

•	experience as a board member or executive officer of another publicly-held company;

•	strong finance experience;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;

•	experience relevant to our business industry and with relevant social policy concerns; and

•	relevant academic expertise or other proficiency in an area of our business operations.

Our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Code of Conduct

We have adopted a Code of Business Conduct and Ethics applicable to our employees, officers and directors. Upon completion of the offering, we intend to make our Code of Business Conduct and Ethics available under the Corporate Governance section of our website at www.rokitamerica.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus. We intend to disclose any future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of these provisions, on our website or in our filings with the SEC under the Exchange Act. The Code of Business Conduct and Ethics is also filed as Exhibit 14.1 to the registration statement of which this prospectus is made a part.

Limitation of Liability and Indemnification

Our Certificate of Incorporation (“Charter”), and our bylaws (“Bylaws”) provide the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”). In addition, the Charter provides that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director and that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

As permitted by the DGCL, we have entered into or plan to enter into separate indemnification agreements with each of our directors and certain of our officers that require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees. We expect to obtain and maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the DGCL.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as our officers and directors. At present, there is no pending litigation or proceeding involving our directors or officers for whom indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

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EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

We have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. This section discusses the executive compensation program for our named executive officers who are listed in the “—Summary Compensation Table” below. For the fiscal year ended December 31, 2025, our “named executive officers” and their positions were as follows:

•	Seok Hwan You, Chief Executive Officer and Chairman of the Board of Directors
•	Min Gu Lee, Chief Medical Officer
•	Seoung Mo Jee, Chief Strategy Officer

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the completion of this offering may differ materially from the currently planned programs summarized in this discussion. As an “emerging growth company” and a “smaller reporting company,” each as defined under SEC rules, we are not required to include a compensation discussion and analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies and/or smaller reporting companies.

2025 Summary Compensation Table

The following table represents information regarding the total compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended December 31, 2025 and December 31, 2024.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Total ($)(2)
Seok Hwan You, Chief Executive Officer	2025	$446,309	-	$446,309
	2024	$206,198	-	206,198

Min Gu Lee, Chief Medical Officer	2025	$238,525	$333,656	$572,281
	2024	$166,801	$91,729	$258,529

Seoung Mo Jee, Chief Strategy Officer	2025	$136,178	$333,656	$469,834
	2024	$129,525	$68,796	$198,321

(1)

In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of stock options granted computed in accordance with ASC 718, rather than the amounts paid or realized by the named individual. Represents the value of options to purchase stock of ROKIT Healthcare. Stock options were granted on March 29, 2024 and November 3, 2025. These options will best in three installments, from March 30, 2027 to March 29, 2030 and from November 3, 2028 to November 3, 2030 at 30%, 30%, and 40% of all stock options when each individual named executive officer has worked for ROKIT Healthcare for 3, 4, and 5 years, respectively, from the grant date.

(2)

Total compensation reflects the total compensation paid to our named executive officers as employees of our parent company, ROKIT Healthcare, and are exercisable for shares of ROKIT Healthcare. The totals in the Summary Compensation Table include salary and other cash compensation converted from South Korean Won (KRW) to USD based on the average exchange rate for the years ended December 31, 2024 and December 31, 2025. Stock option values represent the grant date fair value of the options granted, determined in KRW and converted to USD using the same exchange rate on the grant date. The Company did not pay any compensation to its named executive officers during the years ended December 31, 2024 and December 31, 2025. We have no full-time employees, and we rely on the services provided by ROKIT Healthcare pursuant to the Support Agreement for our business operations. Please refer to the sections titled “Business — Employees” and “Risk Factors — Risks Related to Work Force and Managing Our Growth and Expansion.”

Base Salaries

The Company did not pay a base salary to any of our named executive officers during the year ended December 31, 2025. The totals reflected above in the Summary Compensation Table reflect amounts paid to our named executive officers by ROKIT Healthcare, our parent company. However, in the future, we may elect to pay each of our executive officers a base salary commensurate with their expertise, skills, knowledge and experience. The base salary of each of our executive officers will be evaluated annually, and may be adjusted to reflect the nature, responsibilities, and duties of the officer’s position, the officer’s expertise, demonstrated leadership ability, and prior performance, the officer’s salary history and total compensation, including annual equity incentive awards, or the competitiveness of the officer’s base salary.

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Equity Compensation

Moving forward, we believe that to attract and retain management, key employees and non-management directors, the compensation paid to these persons should include, in addition to base salary, annual equity incentives. Our Compensation committee will determine the amount and terms of equity-based compensation granted to each individual. In determining whether to grant certain equity awards to our executive officers, the Compensation Committee will assess the level of the executive officer’s achievement of meeting individual goals, as well as the executive officer’s contribution towards goals of the Company. Whenever possible, equity incentive awards will be granted under our equity incentive plan, described below.

Employment Agreements with our Named Executive Officers

We have not entered into any employment agreements with our named executive officers.

ROKIT Healthcare entered into employment agreements with Messrs. Lee and Jee as described below:

Employment Agreement between Min-Gun Lee and ROKIT Healthcare

On May 14, 2019, ROKIT Healthcare entered into an employment agreement with Min Gu Lee. Pursuant to Mr. Lee’s employment agreement, he is entitled to an annual base salary of KRW82,000,000. Mr. Lee is also subject to non-competition provisions effective during his employment with ROKIT Healthcare and after retirement.

The foregoing description of Mr. Lee’s employment agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of his employment agreement, which is filed as Exhibit 10.7 to the registration statement of which this prospectus is made a part.

Employment Agreement between Seoung Mo Jee and ROKIT Healthcare

On July 10, 2021, ROKIT Healthcare entered into an employment agreement with Seoung Mo Jee. Pursuant to Mr. Lee’s employment agreement, he is entitled to an annual base salary of KRW100,000,000. Mr. Jee is also subject to non-competition provisions effective during his employment with ROKIT Healthcare and after retirement.

The foregoing description of Mr. Jee’s employment agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of his employment agreement, which is filed as Exhibit 10.8 to the registration statement of which this prospectus is made a part.

Equity Compensation Plans

The Company did not have any equity compensation plans as of December 31, 2025. However, in connection with this offering, the Company and the Board of Directors adopted a new omnibus equity incentive plan, the terms of which are described below.

ROKIT America, Inc. 2026 Omnibus Equity Incentive Plan

The ROKIT America, Inc. 2026 Omnibus Equity Incentive Plan (the “Plan”) was unanimously approved by our Board on April 15, 2026 and by our stockholder on April 15, 2026. The maximum number of shares of common stock issuable under the Plan is currently 2,500,000 shares of common stock, subject to adjustments for stock splits, stock dividends or other similar changes in our common stock or our capital structure.

Our Plan provides for the grant of (a) Incentive Stock Options (within the meaning of Section 422 of the Code) to our full-time employees (“Employees”), subject to the requirements of Section 422(c)(6) where an Employee owns 10% or more of our voting stock outstanding; (b) Non-Qualified Options (together with Incentive Stock Options, “Options”); (c) stock awards; and (d) performance shares to any individual who is (i) an Employee, (ii) a member of our Board, or (iii) an independent contractor who provides services for the Company.

Plan Administration

The Plan will be administered by the Board. Subject to the provisions of our Plan, the Board has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards, and the form of consideration, if any, payable upon exercise. The Board also has the authority to amend, modify, extend renew or terminate outstanding Options, or may accept the cancellation of outstanding Options, whether or not granted under the Plan, in return for the grant of new Options at the same or a different price.

Additionally, the Board may shorten the vesting period, extend the exercise period, remove any or all restrictions or convert an Incentive Option to a Non-Qualified Option, if, at its sole discretion, it determines that such action is in the best interest of the Company; provided, however, that any modification made to outstanding Options requires the prior consent of the holder(s) of such Options, unless the Board determines that the action would not materially and adversely affect such holder(s).

Incentive Stock Options

The exercise price of Incentive Stock Options granted under our Plan must at least be equal to 100% of the fair market value of our common stock on the date of grant. The term of an Incentive Stock Option may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date.

Non-Qualified Stock Options

The exercise price of Non-Qualified Options granted under our Plan must at least be equal to 85% of the fair market value of our common stock on the date of grant. The term of a Non-Qualified Stock Option may not exceed ten years.

Stock Awards or Sales

Eligible individuals may be issued shares of common stock directly, upon the attainment of performance milestones or the completion of a specified period of service or as a bonus for past services. The purchase price for the shares shall not be less than 100% of the fair market value of the shares on the date of issuance, and payment may be in the form of cash or past services rendered. Eligible individuals shall have no stockholder rights with respect to any unvested restricted shares or restricted share units issued to them under the stock award or sales program, however, eligible individuals shall have the right to receive any regular cash dividends paid on such shares.

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Termination of Relationship

Except as the Board may otherwise determine with respect to a Non-Qualified Stock Option, if the holder of an Option ceases to have a Relationship (as defined in the Plan) with the Company for any reason other than death or permanent disability, any Options granted to him shall terminate 90 days from the date on which such Relationship terminates; provided, however, that no Option may be exercised or claimed by the holder of an Option following the termination of his Relationship for Cause (as defined in the Plan). In the event that the Relationship terminates as a result of the death or permanent disability of the Option holder, any Options granted to him shall terminate one year from the date of his death or termination due to permanent disability. In no event may an option be exercised later than the expiration of its term.

Certain Adjustments

In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the Plan, the administrator will adjust the number and class of shares available for future grants under the Plan, the exercise price of outstanding Options, the number of shares covered by each outstanding award, or the purchase price of each outstanding award.

Reorganization

In the event we are a party to a merger or other corporate reorganization, all outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide for the assumption of the outstanding Options by the surviving corporation or its parent or for their continuation by the Company (if the Company is a surviving corporation); provided, however, that if the assumption or continuation is not provided by or used in such agreement, then the Board, in its sole discretion, shall have the option of offering the payment of a cash settlement equal to the difference between the amount to be paid for one share under the agreement and the exercise price.

Change of Control

Under the Plan, a Change of Control is generally defined as: (i) the sale of all or substantially all of the assets of the Company, or (ii) any merger, consolidation or acquisition of the Company with, by or into another corporation, entity or third party, the result of which is a change in the ownership of more than 50% of the voting capital stock of the Company.

In the event of a Change of Control, all restrictions on all awards or sales of shares will accelerate and vesting on all unexercised and unvested Options will occur on the Change of Control date.

The foregoing description of the Plan is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.12 to the registration statement of which this prospectus is made a part.

Outstanding Equity Awards at December 31, 2025

Name	Option awards(1)
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price(2) ($)	Option expiration date
Seok Hwan You	-	-	-	-	-
Min Gu Lee	-	55,000	-	$16.06	November 3, 2031
Seoung Mo Jee	3,000	49,000	-	$16.32	November 3, 2031

(1)

The options in this table reflect options granted to the named executive officers as employees of our parent company, ROKIT Healthcare, and are exercisable for shares of ROKIT Healthcare. The Company did not grant any stock options to its named executive officers during the year ended December 31, 2025.

(2)	Represents the weighted average exercise price of the options.

Director Compensation

In the year ended December 31, 2025, no compensation was paid to both the employee and non-employee members of our Board.

Non-Employee Director Compensation Policy

Our board of directors has adopted a non-employee director compensation policy that will continue upon the effectiveness of the registration statement of which this prospectus is a part. The policy will be designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a summary of transactions or series of transactions since January 1, 2024, or currently proposed transactions or series of transactions, to which we were, or will be, a party, in which the amount involved exceeds the lesser of (a) $120,000, or (b) one percent of our average total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers, or to our knowledge, beneficial owners of 5% or more of our capital stock, or 5%+ security holders, or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Related parties

Related Party	Relationship
ROKIT Healthcare	Parent company (100% owner of the Company)
CKIUFC, Inc. (“CKIUFC”)	Entity controlled by the Company’s Chief Financial Officer and director

The Company conducts transactions with related parties in the ordinary course of business.

Related-party balances

Assets

March 31, 2026 (unaudited)
Accounts receivable – ROKIT Healthcare	$300,315
Deferred offering costs – CKIUFC	217,500
Total related-party assets	$517,815

	December 31, 2025	December 31, 2024
Accounts receivable – ROKIT Healthcare	$75,859	$1,274,674
Deferred offering costs – CKIUFC	217,500	–
Total related-party assets	$293,359	$1,274,674

Deferred offering costs represent advisory service fees paid to CKIUFC that were capitalized in connection with the Company’s proposed offering.

Liabilities

March 31, 2026 (unaudited)
Accounts payable – ROKIT Healthcare	$740,617
Accounts payable – CKIUFC	-
Total related-party liabilities	$740,617

	December 31, 2025	December 31, 2024
Accounts payable – ROKIT Healthcare	$371,790	$241,634
Accounts payable – CKIUFC	2,071	–
Total related-party liabilities	$373,861	$241,634

Accounts payable to CKIUFC represents reimbursable out-of-pocket expenses incurred on behalf of the Company.

Related-party transactions

	For the three months ended March 31, (unaudited)
Description	2026	2025
Revenue from ROKIT Healthcare	$261,304	$125,788
Purchase ORP product	-	-
Royalty	-	-
SG&A expenses under service arrangements	99,913	86,921
Non-operating income	108	7
Loss on foreign currency transaction	-	191
Capitalized deferred offering costs	-	-
Expensed advisory services	-	-
Reimbursable expenses	268,914	72,559

	For the year ended December 31,
Description	2025	2024
Revenue from ROKIT Healthcare	$1,147,183	$389,477
Purchase ORP product	52,377	-
Royalty	159	-
SG&A expenses under service arrangements	418,670	356,240
Non-operating income	90	-
Loss on foreign currency transaction	14,996	10,709
Capitalized deferred offering costs	217,500	-
Expensed advisory services	32,500	-
Reimbursable expenses	5,032	-

All related-party revenue is derived from RAP product sales.

For the three months ended March 31, 2026 and March 31, 2025, the Company incurred aggregate operating expenses of $99,913 and $86,921, respectively, under the Support Agreement and the Payment Service Supply Agreement. For the years ended December 31, 2025 and December 31, 2024, the Company incurred aggregate operating expenses of $418,670 and $356,240, respectively, under the Support Agreement, the Payment Service Supply Agreement, and the License Agreement. These expenses are recorded within selling, marketing and advertising expenses and general and administrative expenses in the accompanying statements of operations.

License Agreement

As described above in “Business – Our Material Agreements – Organ Regeneration Platform Agreements – License Agreement,” we entered into the License Agreement with our parent company, ROKIT Healthcare, for the Licensed Products and Licensed IP underlying our ORP. Under the License Agreement, the Company is obligated to pay ROKIT Healthcare low single digits royalties on the Company’s annual net sales of the Licensed Products. As of the date of this registration statement, we have incurred royalties payable to ROKIT Healthcare pursuant to the License Agreement; however, no cash payments have been made to ROKIT Healthcare under the License Agreement.

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On August 27, 2025 (the “Effective Date”), we entered into the Intellectual Property License Agreement with ROKIT Healthcare (the “License Agreement”), our parent company and the Licensor under the agreement, pursuant to which we were granted an exclusive, irrevocable, sublicensable, non-transferable (other than as set forth therein), right and license to use certain licensed copyrights, data, improvements, know-how, patents, software and trademarks (collectively, the “Licensed IP”) to make, have made, use, offer to sell, sell, have sold, import and export the products of ROKIT Healthcare for our ORP in South America and North America (collectively, the “Americas”), including: (A) the 3D bioprinter currently marketed under the name ‘Dr. INVIVO 4D2D’ and ‘APLICOR 3D’; (B) a set of organ regeneration kit currently marketed under the name ‘Dr. INVIVO AI Regen KIT’ and ‘APLICOR 3D KIT’, (C) AI-assisted wound scanning software currently marketed under the name ‘AiD Regen’ and all other products and services that are covered or embodied by or that use, incorporate or contain processes or methods that are described in, relate to, or are covered or embodied by (x) one or more claims, on a country by country basis, of an unexpired issued or granted patent, provided the claim has not been admitted by the ROKIT Healthcare or otherwise caused to be invalid or unenforceable through reissue, disclaimer, or otherwise, or held invalid or unenforceable by a governmental authority of competent jurisdiction from whose judgment no appeal is allowed or timely taken and/or (B) any other licensed intellectual property in each case as may be agreed in writing by ROKIT Healthcare and the Company prior to commercialization (collectively, the “Licensed Products”).

The term of the License Agreement commenced on the Effective Date and continues in perpetuity unless terminated in accordance with its terms. Under the License Agreement, the Company may use and exploit the Licensed IP to conduct its business in the Americas, including, but not limited to, using the Licensed IP on the Licensed Products and on packaging, documentation (e.g., user manuals and product specification sheets), advertising (whether in print, broadcast, digital or other media) and other marketing materials used in furtherance of or otherwise in connection with the commercialization of the Licensed Products in the Americas. The Company is also permitted to copy, reproduce, modify, publish, display, publicly perform and make derivative works based on the licensed copyrights in the Americas, incorporate the Licensed IP and Licensed Products into systems and/or services within the Americas, and develop any modifications, corrections and/or improvements to the Licensed IP and/or Licensed Products, developed by either ROKIT Healthcare or the Company, and other products and services, based on the Licensed IP in the Americas.

In consideration for the rights granted under the License Agreement, the Company is obligated to pay ROKIT Healthcare low single digits royalties on the Company’s annual net sales of the Licensed Products. The foregoing description of the License Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, which is filed as Exhibit 10.1 to this registration statement.

For the three months ended March 31, 2026 and 2025, the Company was invoiced for an aggregate of $0 and $0, respectively, by ROKIT Healthcare pursuant to the License Agreement. For the years ended December 31, 2025 and December 31, 2024, the Company was invoiced for an aggregate of $159 and $0, respectively, by ROKIT Healthcare pursuant to the License Agreement.

Support Agreement

As described above in “Business — Our Material Agreements — Reverse Aging Product Agreements — Support Agreement,” we entered into the Support Agreement with our parent company, ROKIT Healthcare, on January 2, 2023 pursuant to which ROKIT Healthcare shall provide certain financial, legal, human resources, sales and marketing management services and in return the Company is obligated to reimburse ROKIT Healthcare for such services. For the three months ended March 31, 2026 and 2025, the Company was invoiced for an aggregate of $73,772 and $74,342, respectively, by ROKIT Healthcare pursuant to the Support Agreement. For the years ended December 31, 2025 and December 31, 2024, the Company was invoiced for an aggregate of $303,888 and $317,017, respectively, by ROKIT Healthcare pursuant to the Support Agreement.

Payment Service Supply Agreement

As described above in “Business — Our Material Agreements — Reverse Aging Product Agreements — Payment Service Supply Agreement,” we entered into the Payment Service Supply Agreement with our parent company, ROKIT Healthcare, on February 28, 2020, pursuant to which ROKIT Healthcare provides payment and overseas remittance services in connection with its purchase of good on behalf of consumers from the Company. The original term of the contract was until December 31, 2020 and it automatically renews in one-year increments unless either of the parties notifies the other of their intention to amend or terminate the contract in writing at least one month prior to its expiration. For the three months ended March 31, 2026 and 2025, the Company was invoiced for an aggregate of $26,141 and $12,579, respectively, by ROKIT Healthcare under the Payment Service Supply Agreement. For the years ended December 31, 2025 and December 31, 2024, the Company was invoiced for an aggregate of $114,761 and $39,223, respectively, by ROKIT Healthcare under the Payment Service Supply Agreement. The foregoing description of the Payment Service Supply Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Payment Service Supply Agreement, which is filed as Exhibit 10.5 to the registration statement of which this prospectus is made a part.

Advisory Service Agreement

On May 2, 2025, we entered into the Advisory Service Agreement with CKIUFC, an entity controlled by Ha Young Kim, the Company’s Chief Financial Officer, pursuant to which, CKIUFC agreed to provide operational advisory services for the Company, to provide advisory services related to the Company’s listing on a U.S. trading market, to perform the duties of the Chief Financial Officer of the Company and other ancillary services related to the foregoing, including process advisory services In exchange for such services, the Company agreed to pay CKIUFC an aggregate consulting fee of $450,000, which is subject to the satisfaction of certain conditions and milestones, including the submission of an initial draft registration statement with the SEC, upon clearing all comments and issues with the SEC regarding this registration statement and the successful listing of the Company’s shares of common stock on Nasdaq. The Company also agreed to pay CKIUFC a success fee comprised of 641,028 newly issued shares of common stock of the Company, which will be paid upon the Company’s successful listing on Nasdaq. The Advisory Service Agreement automatically expires on December 31, 2026 unless either party provides written notice of termination prior to the expiration date. The Advisory Service Agreement may also be terminated if either party breaches any of their respective obligations under the Advisory Service Agreement and upon the non-breaching party’s written notice to the breaching party regarding such breach.

The foregoing description of the Advisory Service Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Advisory Service Agreement, which is filed as Exhibit 10.6 to the registration statement of which this prospectus is made a part.

For the  three months ended March 31, 2026 and 2025, the Company paid an aggregate of $0 and $0, respectively, pursuant to the Advisory Service Agreement.   For years ended December 31, 2025  and 2024, the Company paid an aggregate of $250,000 and $0, respectively, pursuant to the Advisory Service Agreement. The foregoing description of the Advisory Service Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Advisory Service Agreement, which is filed as Exhibit 10.6 to the registration statement of which this prospectus is made a part.

Related Party Transaction Policy

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Accordingly, our Board has adopted a written policy addressing the approval of transactions with related persons, in conformity with the requirements for issuers having publicly held common stock listed on the Nasdaq. Pursuant to our Related Party Transaction Policy (the “Policy”), any related-person transaction, and any material amendment or modification of a related-person transaction, is required to be reviewed and approved or ratified by the Board’s audit committee, which shall be composed solely of independent directors who are disinterested, or in the event that a member of the audit committee is a Related Person, as defined below, then by the disinterested members of the audit committee; provided, however, that in the event that management determines that it is impractical or undesirable to delay the consummation of a related person transaction until a meeting of the audit committee, then the Chair of the audit committee may approve such transaction in accordance with this policy; such approval must be reported to the audit committee at its next regularly scheduled meeting. In determining whether to approve or ratify any related person transaction, the audit committee must consider all of the relevant facts and circumstances and shall approve only those transactions that are deemed to be in the best interests of the Company.

Pursuant to our Policy and SEC rules, a “related person transaction” includes any transaction, arrangement or relationship which: (i) the Company is a participant; (ii) the amount involved exceeds $120,000; and (iii) an executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our common stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, had or will have a direct or indirect material interest (each a “Related Person”).

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In connection with the review and approval or ratification of a related person transaction:

•	Management shall be responsible for determining whether a transaction constitutes a related person transaction subject to the Policy, including whether the Related Person has a material interest in the transaction, based on a review of all of the facts and circumstances; and

•	Should management determine that a transaction is a related person transaction subject to the Policy, it must disclose to the audit committee all material facts concerning the transaction and the Related Person’s interest in the transaction.

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 3, 2026, certain information regarding the beneficial ownership of our common stock by (i) each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our executive officers, (iii) each of our directors and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their common stock; and

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the common stock issuable pursuant to options and warrants that are exercisable or settled within 60 days of June 3, 2026. Shares of common stock issuable pursuant to options and warrants are deemed outstanding for computing the percentage of the class beneficially owned by the person holding such securities but are not deemed outstanding for computing the percentage of the class beneficially owned by any other person. The percentage of beneficial ownership for the following table is based on 25,000,100 total shares of common stock outstanding as of June 3, 2026 before consummation of this offering. The percentage of common stock beneficially owned after this offering is based on the number of shares of common stock outstanding prior to this offering plus the common stock that we are selling in this offering, assuming the underwriters do not exercise the over-allotment option.

	Shares Beneficially Owned Prior to This Offering(2)			Shares Beneficially Owned After This Offering(3)
Name of Beneficial Owners(1)	Number		%	Number		%
Directors and Executive Officers:
Seok Hwan You	25,000,100	(4)	100%	25,000,100	(4)	90.48%
Ha Young Kim	0		—	641,028	(5)	2.27%
Seong Mo Jee	0		—	0		—
Min Gu Lee	0		—	0		—
Won Kyung Choi	0		—	0		—
Wooyoung Kim	0		—	0		—
Min Kyoung Choi	0		—	0		—
Dr. Wan Doo Kim	0		—	0		—
Dr. Seung-il Shin	0		—	0		—
Kwang Bon Ko	0		—	0		—
John C. Miller	0		—	0		—
All directors and executive officers as a group	0		0	641,028	(5)	2.27%
5% shareholders:
ROKIT Healthcare, Inc.	25,000,100		100%	25,000,100		90.48%

* Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 3435 Wilshire Blvd, Suite 2925, Los Angeles, California 90010.
(2)	Applicable percentage of ownership is based on 25,000,100 shares of Common Stock outstanding as of the date of this prospectus.
(3)	Applicable percentage of ownership is based on 27,631,679 shares of Common Stock outstanding immediately after the offering.
(4)

The shares are beneficially owned directly by ROKIT Healthcare and may be deemed to be indirectly beneficially owned by Mr. You, as the Chief Executive Officer of ROKIT Healthcare. Mr. You disclaims beneficial ownership of the shares except to the extent of his pecuniary interests therein.

(5)

On May 2, 2025, we entered into the Advisory Service Agreement with CKIUFC, an entity controlled by Ha Young Kim, the Company’s Chief Financial Officer, pursuant to which, the Company agreed to, among other things, pay CKIUFC a success fee comprised of 641,028 newly issued shares of common stock of the Company upon the Company’s successful listing on Nasdaq. See the section titled “Certain Relationships and Related Person Transactions — Advisory Service Agreement.”

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DESCRIPTION OF CAPITAL STOCK

The following description summarizes certain terms of our capital stock. Our original certificate of incorporation was filed with the State of Delaware on July 3, 2019 and was subsequently amended on September 15, 2020. However, in connection with the consummation of this offering, we will amend and restate each of our certificate of incorporation and bylaws. Thus, the following is a description of the material terms of our certificate of incorporation and bylaws, each of which will become effective prior to the consummation of this offering, and of specific provisions of Delaware General Corporation Law (the “DGCL”). The following description is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and bylaws, which are included as exhibits to this prospectus, and to the applicable provisions of the DGCL.

General

Our current authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share. As of March 31, 2026, and prior to consummation of this offering, there were 25,000,100 shares of our common stock issued and outstanding that were held by ROKIT Healthcare. Upon the closing of this offering and the filing of our certificate of incorporation, we will be authorized to issue 200,000,000 shares of common stock, par value $0.01 per share and 100,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Immediately after this offering, there will be 27,631,679 shares of our common stock issued an outstanding (or 28,026,416 shares if the option to purchase additional shares from us is exercised in full).

Voting Rights

Each holder of common stock will be entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Our Bylaws and the Charter will not provide for cumulative voting rights.

Dividend Rights

Any dividend or distribution paid or payable to the holders of shares of common stock shall be paid pro rata, on an equal priority, pari passu basis; provided, however, that if a dividend or distribution is paid in the form of common stock (or rights to acquire shares of common stock), then the holders of the common stock shall receive common stock (or rights to acquire shares of common stock).

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, upon the completion of the distributions required with respect to any series of redeemable convertible preferred stock that may then be outstanding, our remaining assets legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of common stock, unless different treatment is approved by the majority of the voting power of the outstanding shares of common stock.

Other Matters

Holders of our common stock will have no preemptive, conversion or subscription rights, and there will be no redemption or sinking fund provisions applicable to the common stock. Upon consummation of this offering, all outstanding shares of common stock will be validly issued, fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Our Board of Directors will have the authority, without further action by our stockholders, subject to limitations prescribed by the DGCL, to issue up to 100,000,000 shares of preferred stock, par value $0.01 per share, of “blank check” preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our Company even if a change in control would be beneficial to the interest of our stockholders and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock and no shares of our authorized preferred stock are outstanding.

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Anti-Takeover Effects of our Certificate of Incorporation, Bylaws and Delaware Law

Certain provisions of Delaware law, as well as our certificate of incorporation and our bylaws that will become effective immediately prior to the completion of this offering, may have the effect of delaying, deferring or discouraging another person from acquiring control of us. These provisions include the items described below. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Charter and Bylaw Provisions

The provisions of Delaware law and our Charter and Bylaws, which will become effective immediately prior to the completion of this offering, include a number of provisions that may have the effect of delaying, deferring, or discouraging another person from acquiring control of our company and discouraging takeover bids. These provisions may also have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non- negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

Each director is to hold office until the next election of the class for which such director shall have been chosen and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Our Charter and Bylaws will provide that any vacancy on our Board, including newly created seats, may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. Further, any directorship vacancy resulting from an increase in the size of our Board of Directors, may be filled by the election of the Board of Directors, but only for a term continuing until the next election of directors by our stockholders. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by a majority vote of our entire Board. These provisions would prevent a stockholder from increasing the size of our Board and then gaining control of our Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors and promotes continuity of management.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws will provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Bylaws will also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

Removal of Directors

Our Charter will provide that directors may only be removed for cause and upon the affirmative vote of two-thirds of the outstanding voting power of our capital stock. Any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.

The limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our Company.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless certificate of incorporation of the Company in which they own stock provides otherwise. Neither our Charter nor our Bylaws provide that our stockholders shall be entitled to cumulative voting.

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Choice of Forum

Our Charter will provide that Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Charter or our Bylaws; any action or proceeding asserting a claim against a stockholder of the Company; or any action asserting a claim against us that is governed by the internal affairs doctrine. Such exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Listing

In connection with this offering, we have applied to have our common stock listed on the Nasdaq Global Market under the symbol “RKAM”. There is no assurance, however, that our common stock will ever be listed on the Nasdaq Global Market or any other national securities exchange.

Transfer Agent and Registrar

The Company’s transfer agent is Vinyl Equity, Inc.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to the listing of our common stock on Nasdaq, there has been no public market for our common stock. Sales of a substantial number of shares our common stock in the public market following our listing on Nasdaq, or the perception that such sales could occur, could adversely affect the public price of our common stock and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

Upon our registration, a total of 27,631,679 shares of common stock will be outstanding (or 28,026,416 shares, if the underwriters exercise their over-allotment option in full), and shares will be registered under the registration statement of which this prospectus forms a part. Any shares not registered hereunder will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act, including, but not limited to, the shares registered hereunder, or if they qualify for an exemption from registration, including under Rules 144 or 701 under the Securities Act, which are summarized below. Restricted securities also may be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S. With the exception of shares owned by our directors, officers and certain stockholders, substantially all of our common stock may be sold after our initial listing on Nasdaq by our other existing stockholders in accordance with Rule 144 of the Securities Act.

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Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to and in compliance with public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, an eligible shareholder is entitled to sell such shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. To be an eligible shareholder under Rule 144, such shareholder must not be deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares of common stock proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates. If such a person has beneficially owned the shares of common stock proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling common stock on behalf of our affiliates are entitled to sell shares 90 days after we become a reporting company. Within any three-month period, such shareholders may sell a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal approximately shares immediately after our registration; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares of common stock on behalf of our affiliates also are subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a shareholder who was issued shares under a written compensatory plan or contract and who is not deemed to have been our affiliate during the immediately preceding 90 days, to sell these shares in reliance on Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after we become a reporting company before selling those shares under Rule 701.

Registration Statements on Form S-8

We intend to file one or more registration statements on Form S-8 under the Securities Act to register shares of our common stock subject to outstanding stock options or reserved for issuance under our 2026 Omnibus Equity Incentive Plan, as soon as permitted under the Securities Act. Such registration statements will automatically become effective upon filing with the SEC. However, shares registered on Form S-8 may be subject to the volume limitations and the manner of sale, notice, and public information requirements of Rule 144.

Lock-Up Arrangements

We and our directors, officers and holders of our outstanding shares of common stock as of the effective date of the registration statement related to this offering (and all holders of securities exercisable for or convertible into shares of common stock) shall enter into customary “lock-up” agreements in favor of Maxim pursuant to which such persons and entities shall agree, for a period of 180 days after the effective date of the registration statement related to this offering, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without Maxim’s prior written consent, including the issuance of shares of common stock upon the exercise of currently outstanding convertible securities.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a general discussion of material U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of our common stock applicable to certain non-U.S. holders (defined below) that purchase our common stock in this offering and hold it as a “capital asset” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons,” as defined under the “Code, (“U.S. persons”) have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner therein will generally depend on the status of the partner and the activities of the partnership. Accordingly, this discussion does not address tax considerations applicable to partnerships that hold our common stock. Partners of a partnership holding our common stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

This discussion is based on current provisions of the Code, final, temporary and proposed Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, published rulings and administrative pronouncements of the U.S. Internal Revenue Service(the “IRS”), all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect, so as to alter the tax consequences to non-U.S. holders described herein. No ruling from the IRS has been, or will be, sought with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not challenge, or take a position contrary to, one or more of the tax consequences described herein or that any position taken by the IRS would not be sustained.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any aspects of U.S. state or local taxes, U.S. federal estate and gift taxes, the alternative minimum tax, the Medicare contribution tax on net investment income, other U.S. federal taxes, or non-U.S. Taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	banks, insurance companies and other financial institutions;

•	brokers or dealers or traders in securities;

•	tax-exempt organizations;

•	pension plans;

•	persons who hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment, persons who have elected to mark their securities to market, or persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	non-U.S. governments; and

•	U.S. expatriates and former citizens or long-term residents of the United States.

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THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. PROSPECTIVE HOLDERS OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Distributions

As discussed under “Dividend Policy” above, we do not expect to make distributions on our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts of distributions not treated as dividends for U.S. federal income tax purposes will first constitute a tax-free return of capital of the non-U.S. holder’s investment and be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any remaining excess will be treated as capital gain and will be treated as described below under “Gain on Sale or Other Disposition of Common Stock.” Any such distributions will also be subject to the discussions below under the headings “FATCA” and “Backup Withholding, Information Reporting and Other Reporting Requirements.”

Subject to the discussion in the next two paragraphs, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS in a timely manner.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment or a fixed base maintained by such non-U.S. holder) will generally be exempt from the U.S. federal withholding tax described above, if the non-U.S. holder complies with applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). Instead, such dividends generally will be subject to U.S. federal income tax, at regular U.S. federal income tax rates as would apply if such holder were a U.S. person (as defined in the Code), net of certain deductions and credits. A non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the specific methods available to them to satisfy these requirements.

Gain on Sale or Other Disposition of Common Stock

Subject to the discussion below under the headings “FATCA” and “Backup Withholding, Information Reporting and Other Reporting Requirements,” a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. holder’s shares of our common stock unless:

•	the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder);

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period of our common stock, and, provided that our common stock is regularly traded in an established securities market within the meaning of applicable Treasury Regulations, the non-U.S. holder has held, directly, indirectly, or constructively, at any time during said period, more than 5% of our outstanding common stock at any time during the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period.

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Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, at regular U.S. federal income tax rates that apply to U.S. persons, net of certain deductions and credits. If the non-U.S. holder is a non-U.S. corporation, the branch profits tax described above also may apply to such non-U.S. holder’s effectively connected earnings and profits. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from such sale or other disposition, which may be offset by certain U.S. source capital losses, if any. In general, we would be a USRPHC if the fair market value of our United States real property interests for U.S. federal income tax purposes comprised at least half of the sum of the fair market value of our worldwide real property interests and our other business assets. We believe that we are not and we do not anticipate becoming a USRPHC for U.S. federal income tax purposes. Non-U.S. holders should consult their tax advisors regarding the possible tax consequences to them if we become a USRPHC.

FATCA

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act (“FATCA”), on certain payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our common stock, to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to the reporting rules of that intergovernmental agreement. Withholding under FATCA currently applies to dividends paid on our common stock. Although withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations would eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Under certain circumstances, a non-U.S. holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by timely filing a U.S. federal income tax return. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

Backup Withholding, Information Reporting and Other Reporting Requirements

We must report annually to the IRS and to each non-U.S. holder the amount of any distributions paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Copies of this information reporting may also be made available under the provisions of a specific income tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

A non-U.S. holder will generally be subject to backup withholding for dividends on our common stock paid to such holder unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. holder (provided that the payor does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the non-U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

Backup withholding is not an additional income tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

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The preceding discussion of material U.S. federal income tax considerations is for general information only. It is not legal or tax advice. Prospective investors should consult their tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

We are offering our shares as described in this prospectus through the underwriters named below. Maxim Group LLC (”Maxim”) is acting as the sole representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of shares listed next to its name in the following table.

Underwriters	Number of Shares
Maxim Group LLC	2,631,579

Total	2,631,579

The underwriting agreement provides that the underwriters must buy all of the shares if they buy any of them. However, the underwriters are not required to take or pay for the shares of common stock covered by the underwriters’ option to purchase additional shares as described below.

Our shares are offered subject to a number of conditions, including:

•	receipt and acceptance of our shares of common stock by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

We have been advised by Maxim that the underwriters intend to make a market in our shares of common stock but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Option to Purchase Additional Shares

We have granted the underwriters an option to buy up to an aggregate of 394,737 additional shares of common stock at a price per share of $9.50, less discounts and commissions, to cover over-allotments, if any. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional shares of common stock approximately in proportion to the amounts specified in the table above.

Underwriting Discount

Shares sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $           per share from the initial public offering price. The underwriters may offer the shares through one or more of their affiliates or selling agents. If all the shares are not sold at the initial public offering price, Maxim may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares at the prices and upon the terms stated therein.

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The underwriting discount is equal to the public offering price per share, less the amount paid by the underwriters to us per share. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We have agreed to sell the shares of common stock to the underwriters at the offering price of $8.8825 per share of common stock, which represents the public offering price of our shares set forth on the cover page of this prospectus less a 6.5% underwriting discount.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Public offering price	$9.50	$25,000,000	$28,750,002
Underwriting discount (6.5%)	$0.6175	$1,625,000	$1,868,750
Proceeds, before expenses, to us	$8.8825	$23,375,000	$26,881,252

We have agreed to pay Maxim’s out-of-pocket accountable expenses, including Maxim’s legal fees, up to a maximum amount of $150,000, or, if the offering is not consummated, up to $75,000, for the fees and expenses, in each case, less the Advance (as defined below) that was previously paid. We have paid $30,000 to Maxim as an advance to be applied towards reasonable out-of-pocket expenses (the “Advance”). Any portion of the Advance shall be returned back to us to the extent not actually incurred.

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $1.4 million.

Underwriter’s Warrants

We have also agreed to issue to Maxim (or its permitted assignees) warrants to purchase a number of our shares of common stock equal to an aggregate of 5% of the total number of shares sold in this offering (the “Underwriter’s Warrants”). The Underwriter’s Warrants will have an exercise price equal to 125% of the offering price of the shares sold in this offering and may be exercised on a cashless basis. The Underwriter’s Warrants are exercisable immediately after the closing of this offering, and will expire five years from the commencement of sales of this offering. The Underwriter’s Warrants are not redeemable by us. The Underwriter’s Warrants also provide for unlimited “piggyback” registration rights at our expense with respect to the underlying shares of common stock during the five year period from the commencement of sales of this offering. The Underwriter’s Warrants and the shares of common stock underlying the Underwriter’s Warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The underwriters (or permitted assignees under the Rule) may not sell, transfer, assign, pledge or hypothecate the Underwriter’s Warrants or the securities underlying the Underwriter’s Warrants, nor will they engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Underwriter’s Warrants or the underlying securities for a period of 180 days from the commencement of sales of this offering, except to any FINRA member participating in the offering, their officers or partners, registered persons or affiliates. The Underwriter’s Warrants will provide for adjustment in the number and price of such Underwriter’s Warrants (and the shares of common stock underlying such Underwriter’s Warrants) to prevent dilution in the event of a forward or reverse stock split, stock dividend or similar recapitalization. The underwriter’s warrants and the shares of common stock underlying the underwriter’s warrants are not being registered on the registration statement of which this prospectus forms a part  and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Right of First Refusal

We have agreed to grant Maxim, for the twelve (12) month period following the closing of this offering (unless the underwriting agreement is terminated for “cause” as defined by FINRA), a right of first refusal to act as sole lead manager, underwriter, and/or placement agent for any and all future public or private equity, equity-linked, convertible and debt offerings (excluding commercial debt) during such twelve (12) month period by us, or any successor to or any subsidiary of our Company subject to such procedures as agreed upon in the underwriting agreement. The Company further grants Maxim, upon the closing of this offering, the right of first refusal to act as exclusive advisor with respect to transactions between the Company and third parties, including, without limitation, any merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction during such twelve (12) month period.

Tail

For the twelve (12) month period following the closing of this offering, if the Company completes any financing of equity, equity-linked, convertible or debt (excluding commercial debt) or other capital raising activity with, or receives any proceeds from, any of the investors that are contacted or introduced by Maxim on behalf of the Company in connection with the Offering, then the Company will pay Maxim upon the closing of such financing or receipt of such proceeds the same compensation as set forth in herein for this offering.

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Lock-Up Agreements

Our directors, officers and holders of our outstanding shares of common stock as of the effective date of the registration statement related to this offering (and all holders of securities exercisable for or convertible into shares of common stock) shall enter into customary “lock-up” agreements in favor of Maxim pursuant to which such persons and entities shall agree, for a period of 180 days after the closing of this offering, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without Maxim’s prior written consent, including the issuance of shares of common stock upon the exercise of currently outstanding convertible securities.

We have also agreed that, subject to certain exceptions, we will not, without the prior written consent of the Maxim, for a period of 180 days after the closing of this offering (i) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

No Public Market

Prior to this offering, there has not been a public market for our securities in the U.S. and the public offering price for our securities will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which our securities will trade in the public market subsequent to this offering or that an active trading market for our securities will develop and continue after this offering.

Stock Exchange

In connection with this offering, we have applied to have our common stock listed on the Nasdaq Global Market under the symbol “RKAM”. There is no assurance, however, that our common stock will ever be listed on the Nasdaq Global Market or any other national securities exchange

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our shares of common stock during and after this offering, including:

•	stabilizing transactions;
•	short sales;
•	purchases to cover positions created by short sales;
•	imposition of penalty bids; and
•	syndicate covering transactions.

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Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our shares of common stock while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our shares of common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering and purchasing shares of common stock on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of common stock in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because Maxim has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination of Offering Price

Prior to this offering, there was no public market for our shares. The initial public offering price will be determined by negotiation among us and Maxim. The principal factors to be considered in determining the initial public offering price include:

•	the information set forth in this prospectus and otherwise available to Maxim;
•	our history and prospects and the history and prospects for the industry in which we compete;
•	our past and present financial performance;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities market at the time of this offering;
•	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and
•	other factors deemed relevant by the underwriters and us.

The estimated public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our shares of common stock or that the shares of common stock will trade in the public market at or above the initial public offering price.

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Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

140

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

141

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

South Korea. The Company and Maxim have not taken and will not take any action that would permit a public offering of the securities in any jurisdiction where such offer or sale would be unlawful, including, without limitation, the Republic of Korea. Accordingly, the securities offered hereunder may not be offered or sold, directly or indirectly, in any such jurisdiction except in compliance with applicable laws and regulations. The securities offered hereunder are being offered and sold only in offshore transactions in accordance with Regulation S under the Securities Act. No directed selling efforts have been or will be made in any such jurisdiction. The securities will be issued in book-entry form only. Transfers of the securities will be subject to applicable securities laws and customary restrictions designed to ensure compliance with such laws in relevant jurisdictions, including, where applicable, the Republic of Korea.

142

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Pryor Cashman LLP, New York, New York. Certain legal matters relating to the offering will be passed upon for the underwriters by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The audited financial statements of ROKIT America, Inc. as of and for the years ended December 31, 2025 and 2024 included in this registration statement have been audited by KNAV CPA LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such audited financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Immediately upon the effectiveness of the registration statement of which this prospectus forms a part, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with such law, will file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov. Our website address is www.rokitamerica.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

143

F-1

ROKIT America, Inc.

Condensed Balance Sheets

As of March 31, 2026 and December 31, 2025

(All amounts in USD, except number of shares)

ASSETS	As of March 31, 2026 (unaudited)	As of December 31, 2025 (audited)
Current assets:
Cash and cash equivalents	$208,607	$183,690
Accounts receivable (net of allowances of $334,491 and $300,449 as of March 31, 2026 and December 31, 2025)	4,680,893	4,140,068
Accounts receivable from related parties	300,315	75,859
Inventories, net	501,894	459,957
Deferred offering costs	428,000	368,000
Prepaid expenses and other current assets	239,662	337,250

Total current assets	6,359,371	5,564,824

Machinery and equipment, net	24,700	-
Other assets	56,647	46,487
TOTAL ASSETS	$6,440,718	$5,611,311

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts payable	$1,098,108	$1,091,478
Accounts payable to related parties	740,617	373,861
Accrued expenses and other current liabilities	633,961	610,634
Total current liabilities	2,472,686	2,075,973

TOTAL LIABILITIES	$2,472,686	$2,075,973

Commitments and contingencies – Note 9

Stockholder’s equity:
Common stock, par value $0.01, 50,000,000 shares authorized; 25,000,100 shares issued and outstanding	$250,001	$250,001
Retained earnings	3,718,031	3,285,337

Total stockholder's equity	3,968,032	3,535,338
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$6,440,718	$5,611,311

(The accompanying notes are an integral part of these condensed financial statements)

F-2

 ROKIT America, Inc.

Condensed Statements of Operations

For the Three Months Ended March 31, 2026 and March 31, 2025

(All amounts in USD, except number of shares)

(Unaudited unless indicated otherwise)

	March 31, 2026	March 31, 2025

Sales	$2,950,844	$961,202
Cost of goods sold	677,687	316,874
Gross profit	2,273,157	644,328

OPERATING EXPENSES:
Selling, marketing and advertising expenses	1,442,627	196,176
General and administrative expenses	213,850	109,496
Total operating expenses	1,656,477	305,672
Operating profit	616,680	338,656
OTHER INCOME(EXPENSE):
Foreign currency transaction loss, net	(16,162)	(249)
Other non-operating income, net	309	6
Other expenses, net	(15,853)	(243)

INCOME BEFORE INCOME TAXES	600,827	338,413
Income tax expense	(168,133)	(94,700)

Net income	$432,694	$243,713
Earnings per share
Weighted average number of shares outstanding:	25,000,100	25,000,100
Basic and diluted earnings per share:	0.02	0.01

(The accompanying notes are an integral part of these condensed financial statements)

F-3

ROKIT America, Inc.

Condensed Statements of Cash Flows

For the Three Months Ended March 31, 2026 and March 31, 2025

(All amounts in USD, except number of shares)

(Unaudited unless indicated otherwise)

	March 31, 2026	March 31, 2025

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$432,694	$243,713
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Expected credit loss expenses	34,042	-
Unrealized loss on foreign exchange transactions	99	25
Depreciation	1,300	-
Deferred tax benefit	(10,160)	(948)
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(574,967)	(375,845)
Accounts receivable from related parties	(224,455)	(247,195)
Inventories, net	(41,937)	(56,392)
Prepaid expenses and other current assets	47,589	(90,367)
Accounts payable	6,630	216,116
Accounts payable to related parties	366,756	111,167
Accrued expenses and other current liabilities	23,326	195,936

Net cash provided by (used in) operating activities	60,917	(3,790)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of machinery and equipment	(26,000)	-
Net cash used in investing activities	(26,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for deferred offering costs	(10,000)	-
Net cash used in financing activities	(10,000)	-

Net change in cash and cash equivalents	24,917	(3,790)
Beginning cash and cash equivalents	$183,690	$14,622
Ending cash and cash equivalents	$208,607	$10,832

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$200,000	$-

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES:
Deferred offering costs incurred but unpaid	$50,000	$-

(The accompanying notes are an integral part of these condensed financial statements)

F-4

ROKIT America, Inc

Condensed Statements of Changes in Stockholder’s Equity

 For the Three Months Ended March 31, 2026 and March 31, 2025

(All amounts in USD, except number of shares)

(Unaudited unless indicated otherwise)

	Common shares			Total
	Shares	Amount (0.01 par)	Retained Earnings	Stockholder’s Equity
Balance at December 31, 2024	25,000,100	$250,001	$1,698,844	$1,948,845
Net income	-	-	243,713	243,713
Balance at March 31, 2025	25,000,100	250,001	1,942,557	2,192,558

Balance at December 31, 2025	25,000,100	$250,001	$3,285,337	$3,535,338
Net income	-	-	432,694	432,694
Balance at March 31, 2026	25,000,100	250,001	$3,718,031	$3,968,032

(The accompanying notes are an integral part of these condensed financial statements)

F-5

 Notes to the Financial Statements

NOTE 1 — NATURE OF OPERATIONS AND BASIS OF PRESENTATION

ROKIT America, Inc. (the “Company”) is a Delaware corporation founded in 2019 and headquartered in Los Angeles, California. The Company develops and markets reverse-aging products (“RAP”) primarily through e-commerce and wholesale distribution channels. In addition, the Company is a wholly owned subsidiary of ROKIT Healthcare Inc. (“ROKIT Healthcare”), and has entered into a licensing arrangement with ROKIT Healthcare to commercialize regenerative medicine technologies, including its Organ Regeneration Platform (“ORP”), in the Americas.

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all information and disclosures required for complete annual financial statements. In the opinion of management, all normal recurring adjustments considered necessary for a fair presentation have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently applied during the preparation of the accompanying unaudited condensed financial statements.

In the opinion of management, the accompanying unaudited condensed financial statements include all normal and recurring adjustments (which consist primarily of accruals, estimates and assumptions that impact the unaudited condensed financial statements) considered necessary to present fairly the Company’s condensed balance sheets as of March 31, 2026 and December 31, 2025, its condensed statements of operations and stockholders’ equity for the three months ended March 31, 2026 and 2025, and its condensed cash flows for the three months ended March 31, 2026 and 2025.

The unaudited condensed financial statements, presented herein, do not contain all of the disclosures required under “U.S. GAAP” for annual financial statements. The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and related notes as of and for the year ended December 31, 2025, included in the Company’s Draft Registration Statement on Form S-1 confidentially submitted to the United State Securities and Exchange Commission (“SEC”) on March 10, 2026 and publicly filed with the SEC on April 15, 2026.

Basis of Presentation

The Company has prepared its unaudited condensed financial statements in accordance with “U.S. GAAP”, as found in the Accounting Standards Codification (““ASC”“) and Accounting Standards Updates (“ASUs”) promulgated by the Financial Accounting Standards Board (“FASB”), and in accordance with the rules and regulations of the “SEC”. The functional currency of the Company is the United States Dollars (“US$” or “$”), and the Company's financial statements are reported using US$. The unaudited condensed financial statements do not include all information and footnotes required by U.S. GAAP for complete annual financial statements. In the opinion of management, all normal and recurring adjustments considered necessary for a fair presentation of the financial position and results of operations have been included.

Use of Accounting Estimates

The preparation of the Company’s unaudited condensed financial statements and related disclosures in conformity with “US GAAP” requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenue and expenses during the reporting period. Management evaluates its estimates on an ongoing basis. Although estimates are based on the Company’s historical experience, knowledge of current events and actions it may undertake in the future, actual results may materially differ from these estimates and assumptions. Significant estimates and assumptions made in the accompanying financial statements include, but are not limited to:

·	Income taxes
·	Allowance for expected credit losses on accounts receivable (CECL), and
·	Estimated useful lives of machinery and equipment.

F-6

Emerging Growth Company

The Company is an “emerging growth company” and has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

Concentrations of Credit Risk

Cash and cash equivalents are financial instruments that potentially subject the Company to concentrations of credit risk. The Company may maintain deposits in financial institutions in excess of government insured limits. The Company believes that it is not exposed to significant credit risk as its deposits are held at financial institutions that management believes to be of high credit quality and the Company has not experienced any losses on these deposits. The Company is also potentially subject to concentrations of credit risk in its accounts receivable. Credit risk with respect to receivables is limited due to the number of companies comprising the Company's customer base. Management monitors the creditworthiness of its customers on an ongoing basis and manages credit exposure through periodic credit evaluations, credit limits, payment terms, and, when appropriate, advance payment requirements. For the three months ended March 31, 2026, over 10% of revenue was derived from certain customers, and approximately 39% of gross accounts receivable (before allowance for expected credit losses) was related to these customers. In addition, approximately 6% of gross accounts receivable (before allowance for expected credit losses) as of March 31, 2026 was due from ROKIT Healthcare, the Company’s parent company and sole shareholder. The Company believes that the credit risk associated with these receivables is manageable and controllable. Generally, the Company does not require collateral or other securities to support its accounts receivable.

Fair Value of Financial Instruments

The fair value of Company’s financial instruments, consisting of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities approximate their recorded amounts due to their relatively short settlement terms.

Fair Value Measurements

The Company applies a three-level valuation hierarchy for fair value measurements. The categorization of assets and liabilities within the valuation hierarchy is based on the lowest level of input that is significant to the measurement of fair value.

Level 1	Inputs to the valuation methodology utilize unadjusted quoted market prices in active markets for identical assets and liabilities.

Level 2

Inputs to the valuation methodology are other observable inputs, including quoted market prices for similar assets and liabilities, quoted prices for identical and similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3

Inputs to the valuation methodology are unobservable inputs based on management’s best estimate of the inputs that market participants would use in pricing the asset or liability at the measurement date, including assumptions about risk.

A change to the level of an asset or liability within the fair value hierarchy is determined at the end of balance sheet date.

F-7

Segment Reporting

In accordance with ASC 280, Segment Reporting, the Company's chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company has one operating and reportable segment. The key measures reviewed by the CODM are operating revenues. As the Company's operations are comprised of a single reporting segment, the Company's segment assets are reflected on the accompanying condensed balance sheets as “TOTAL ASSETS” and its significant expenses and net income are listed in the accompanying condensed statements of operations.

Machinery and Equipment, net

Machinery and equipment, net are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful life for manufacturing molds is five (5) years. Expenditures for maintenance and repairs are charged to expense as incurred. The cost and accumulated depreciation of assets retired or disposed of are removed from the respective accounts, and any resulting gain or loss is reflected in the condensed statements of operations. Depreciation expense is included in cost of goods sold in the condensed statements of operations.

Revenue Recognition

The Company applies ASC 606, Revenue from Contracts with Customers, recognizing revenue when control of promised goods or services transfers to customers, in an amount that reflects the consideration expected to be received.

For the three months ended March 31, 2026 and 2025, revenue was generated primarily from sales of “RAP” products, including dietary supplement products sold under the Company's own brands or private-label through wholesale distributors and e-commerce platforms. Revenue is recognized upon transfer of control as defined by the shipping terms, typically upon delivery to the customer's designated location. The Company engages third-party promoters who advertise products through social media platforms and direct customers to the Company's designated sales channels. These promoters do not take possession of inventory and do not control the products prior to sale to the end customer. The Company is the principal in these transactions and therefore recognizes revenue on a gross basis, while payments to influencers are recognized as selling, marketing and advertising expenses when incurred.

Certain contracts include variable consideration, such as rebates, discounts and return-related rights. Variable amounts are estimated using the most likely amount method and reassessed each reporting period. Most contracts allow returns only for defective or non-conforming goods shortly after delivery.

Shipping and handling are considered fulfillment activities rather than separate performance obligations. Shipping fees billed to customers are included in sales. Freight, duties, and related costs incurred by the Company are recorded in cost of goods sold.

Deferred Offering Costs

Certain incremental costs directly attributable to the Company's proposed initial public offering, including legal, accounting, advisory, and other professional service fees, are capitalized as deferred offering costs. Upon the consummation of the initial public offering, such deferred offering costs are expected to be charged against additional paid-in capital. In the event the offering is no longer probable or is not completed, the capitalized costs will be charged to expense.

The Company recorded $428,000 and $368,000 of deferred offering costs on the balance sheet as of March 31, 2026 and December 31, 2025, respectively.

Recently Issued Accounting Standards

In November 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2024-03, Disaggregation of Income Statement Expenses. This guidance requires additional disclosures and disaggregation of certain costs and expenses presented on the face of the income statements. In January 2025, the FASB issued Accounting Standards Update No. 2025-01 to clarify the effective dates of the amendments. The amendments are effective for annual reporting periods beginning after December 15, 2026 and interim reporting period beginning after December 15, 2027 with early adoption permitted. The Company is currently evaluating the impact of this new guidance to our condensed financial statements.

F-8

In December 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments require enhanced disclosures including a tabular effective tax rate reconciliation with specified categories, disaggregation of income taxes paid by jurisdiction, and additional information about income tax expense and pretax income by jurisdiction. The guidance is effective for public business entities for annual periods beginning after December 15, 2024, and for entities other than public business entities for annual periods beginning after December 15, 2025. The Company is currently evaluating the impact the adoption will have on its financial statement disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280) Improvements to Reportable Segment Disclosures. ASU 2023-07 will improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses on an interim and annual basis. The Company is currently evaluating the impact of this new guidance to our financial statements.

NOTE 3 — ACCOUNTS RECEIVABLE, NET (INCLUDING ACCOUNTS RECEIVABLE FROM RELATED PARTIES)

The following table summarizes information regarding accounts receivable outstanding as of March 31, 2026 and December 31, 2025.

	March 31, 2026 (unaudited)	December 31, 2025 (audited)
Accounts receivable	$5,015,384	$4,440,517
Accounts receivable from related parties	300,315	75,859
Subtotal	$5,315,699	$4,516,376
Less allowances for expected credit losses	(334,491)	(300,449)
Total	$4,981,208	$4,215,927

The following table summarizes information regarding allowance for expected credit losses as of March 31, 2026 and March 31, 2025.

Description	For the Three Months ended March 31, 2026	For the Three Months ended March 31, 2025
Opening allowance for expected credit losses	$300,449	$170,741
Allowance for expected credit losses	$34,042	$-
Ending allowance for expected credit losses	$334,491	$170,741

As of March 31, 2026 and 2025, management performed an expected credit loss assessment using the expected credit loss methodology adopted by the Company in during the year ended December 31, 2025.

F-9

NOTE 4 — OTHER ASSETS

The following table summarizes the components of other assets as of March 31, 2026 and December 31, 2025.

	March 31, 2026 (unaudited)	December 31, 2025 (audited)
Security deposit	3,000	3,000
Deferred tax asset	53,647	43,487
Total other assets	$56,647	$46,487

NOTE 5 — ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The following table summarizes information regarding accrued expenses and other current liabilities outstanding as of March 31, 2026 and December 31, 2025.

	March 31, 2026 (unaudited)	December 31, 2025 (audited)
Vendor deposits	109,080	114,956
Accrued expenses	57,000	7,000
Tax payable	467,881	488,678
Total accrued expenses and other current liabilities	$633,961	$610,634

Vendor deposits represent upfront payments received and are recognized over the related service period. Accrued expenses represent professional fees and other operating and administrative costs incurred by the Company including in connection with the Company’s proposed initial public offering.

NOTE 6 — SALES

In accordance with ASC 606-10-50-5, revenues are disaggregated by each product or by similar product types based on the nature of the performance obligations. Sales from “RAP” products are disaggregated by geographic region and distribution channel, which management believes best reflects the nature of the Company’s revenue streams. For the three months ended March 31, 2026 and March 31, 2025, all sales were generated from RAP.

By Geographic Region:

	Three months ended March 31
	2026		2025
	Amount	Percentage of Total Revenue	Amount	Percentage of Total Revenue
Korea	$1,986,795	67%	$510,773	53%
United States	398,064	14%	199,864	21%
Vietnam	558,900	19%	250,000	26%
Other countries	7,085	0%	565	0%
Total sales	$2,950,844	100%	$961,202	100%

F-10

By Distribution Channel:

	Three months ended March 31
	2026		2025
	Amount	Percentage of Total Revenue	Amount	Percentage of Total Revenue
Product sales from e-commerce	$1,898,078	64%	$522,933	54%
Wholesale product sales	1,052,614	36%	438,234	46%
Other sales	152	0%	35	0%
Total sales	$2,950,844	100%	$961,202	100%

F-11

NOTE 7 — INCOME TAX

The provision for income taxes for the three months ended March 31, 2026 was $168,133. The effective income tax rate for the three month period ended March 31, 2026 was 27.98%, which differed from the statutory United States federal income tax rate of 21.0%, primarily because of state income taxes, partially offset by the related federal tax benefit resulting from the deductibility of state income taxes for federal income tax purposes.

The Company evaluates and updates its estimated annual effective income tax rate on a quarterly basis based on current and forecasted operating results and tax laws.

Consequently, based upon the mix and timing of the Company’s actual earnings compared to annual projections, the effective tax rate may vary quarterly, and quarterly comparisons may not be meaningful. The quarterly income tax provision is generally comprised of tax expense on income or tax benefit on loss at the most recent estimated annual effective tax rate. The tax effect of discrete items is recognized in the period in which they occur at the applicable statutory rate.

As of March 31, 2026, the Company did not have any uncertain income tax positions.

NOTE 8 — COMMON STOCK

As of March 31, 2026 and December 31, 2025, total authorized common stock of the Company consisted of 50,000,000 shares of common stock, par value $0.01 per share, and total number of shares issued and outstanding was 25,000,100 and were held by ROKIT Healthcare. All shares have the same voting rights and liquidity preferences.

NOTE 9 — COMMITMENTS AND CONTINGENCIES

The Company did not have any material capital or purchase commitments as of March 31, 2026 and December 31, 2025. On May 2, 2025, the Company entered into an advisory services arrangement with CKIUFC, Inc. (“CKIUFC”), a related party, under which the Company is obligated to issue 641,028 success-based shares of common stock upon completion of the Company’s initial public offering. Because issuance of such shares is contingent upon the occurrence of a future financing event, no liability was recognized as of March 31, 2026 and December 31, 2025. Additional information regarding this arrangement is included in Note 10 — Related Party Transactions. The Company is evaluating the underwriting arrangements in connection with its proposed initial public offering. As of March 31, 2026, no underwriting agreements had been executed that would result in a contractual obligation for underwriting or placement fees. Any such fees, if applicable, would become payable upon the completion of the initial public offering.

Legal Matters

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. The outcome of these matters is not expected to have a material adverse effect on the financial position or results of operations of the Company. However, legal and administrative proceedings are subject to inherent uncertainties and unfavorable rulings could occur, and the timing and outcome of any legal or administrative proceeding cannot be predicted with certainty. As of March 31, 2026, the Company is not involved in any material pending legal proceeds other than proceedings occurring in the ordinary course of business.

F-12

NOTE 10— RELATED PARTY TRANSACTIONS

Related Parties

The Company’s related parties include ROKIT Healthcare, its parent company and sole shareholder, and CKIUFC, an entity controlled by the Company’s Chief Financial Officer and director.

Related Party Balances

As of March 31, 2026 and December 31, 2025, related party balances consist of accounts receivable from ROKIT Healthcare, accounts payable to ROKIT Healthcare, and deferred offering costs related to advisory services provided by CKIUFC in connection with the Company’s proposed initial public offering. As of December 31, 2025, related party balances also included accounts payable to CKIUFC, which was included in accounts payable to related parties in the accompanying balance sheets.

Assets

	March 31, 2026 (unaudited)	December 31, 2025 (audited)
Accounts receivable – ROKIT Healthcare	$300,315	$75,859
Deferred offering costs – CKIUFC	217,500	217,500
Total related-party assets	$517,815	$293,359

Deferred offering costs represent advisory service fees paid to CKIUFC that were capitalized in connection with the Company’s proposed initial public offering.

Liabilities

	March 31, 2026 (unaudited)	December 31, 2025 (audited)
Accounts payable – ROKIT Healthcare	$740,617	$371,790
Accounts payable – CKIUFC	-	2,071
Total related-party liabilities	$740,617	$373,861

Accounts payable to CKIUFC as of December 31, 2025 represented reimbursable out-of-pocket expenses incurred on behalf of the Company.

F-13

Related Party Transactions

The Company enters into transactions with related parties in the ordinary course of business, including product sales to ROKIT Healthcare and shared service and administrative support expenses from ROKIT Healthcare. The following table summarizes related party transactions for the three months ended March 31, 2026 and 2025:

Description	Three months ended March 31, 2026	Three months ended March 31, 2025
Revenue from ROKIT Healthcare	$261,304	$125,788
Selling general and administrative expenses under service arrangements from ROKIT Healthcare	99,913	86,921
Non-operating income	108	7
Loss on foreign currency transaction	-	191

All related-party revenue is derived from RAP product sales.

Related Party Agreements

The Company has entered into various agreements with related parties, including service and support arrangements and payment-related services with ROKIT Healthcare, an intellectual property license agreement with ROKIT Healthcare for commercialization of ORP-related products in the Americas subject to royalty payments, and an advisory services agreement with CKIUFC covering operational, financial, and related initial public offering support, including success-based share compensation.

NOTE 11 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events occurring after March 31, 2026 through June 3, 2026, the date on which the condensed financial statements were available to be issued.

On April 29, 2026, the Company appointed John C. Miller as an independent member of the Board of Directors.

F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of ROKIT America, Inc.

Opinion on the financial statements

We have audited the accompanying balance sheets of ROKIT America, Inc. (the “Company”) as of December 31, 2025, and December 31, 2024, and the related statements of operations, changes in stockholder’s equity and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and December 31, 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KNAV CPA LLP

KNAV CPA LLP

We have served as the Company’s auditor since 2025.

Atlanta, Georgia

March 10, 2026

PCAOB ID #2983

F-15

ROKIT America, Inc.

Balance Sheets

As of December 31, 2025 and December 31, 2024

(All amounts in USD, except number of shares)

ASSETS

	As of December 31, 2025	As of December 31, 2024
Current assets:
Cash and cash equivalents	$183,690	$14,622
Accounts receivable (net of allowances of $300,449 and $170,741 as of December 31, 2025 and December 31, 2024)	4,140,068	1,285,611
Accounts receivable from related parties	75,859	1,274,674
Inventories	459,957	152,887
Deferred offering costs	368,000	-
Prepaid expenses and other current assets	337,250	51,982

Total current assets	5,564,824	2,779,776

Other assets	46,487	8,528
TOTAL ASSETS	$5,611,311	$2,788,304

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts payable	$1,091,478	$456,695
Accounts payable to related parties	373,861	241,634
Accrued expenses and other current liabilities	610,634	141,130
Total current liabilities	2,075,973	839,459

TOTAL LIABILITIES	$2,075,973	$839,459

Commitments and contingencies – Note 10

Stockholder’s equity:
Common stock, par value $0.01, 50,000,000 shares authorized; 25,000,100 shares issued and outstanding	$250,001	$250,001
Retained earnings	3,285,337	1,698,844

Total stockholder's equity	3,535,338	1,948,845
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$5,611,311	$2,788,304

(The accompanying notes are an integral part of these financial statements)

F-16

 ROKIT America, Inc.

Statements of operations

For the Years Ended December 31, 2025 and December 31, 2024

(All amounts in USD, except number of shares)

	December 31, 2025	December 31, 2024

Sales	$7,430,152	$3,097,808
Cost of goods sold	2,351,671	1,075,817
Gross profit	5,078,481	2,021,991

OPERATING EXPENSES:
Selling, marketing and advertising expenses	2,100,147	490,799
General and administrative expenses	757,166	623,892
Total operating expenses	2,857,313	1,114,691
Operating profit	2,221,168	907,300
OTHER INCOME(EXPENSE):
Foreign currency transaction gain (loss), net	(20,524)	1,893
Other non-operating expense, net	(48)	(4,649)
Other expenses, net	(20,572)	(2,756)

INCOME BEFORE INCOME TAXES	2,200,596	904,544
Income tax expense	(614,103)	(253,082)

Net income	$1,586,493	$651,462
Earnings per share
Weighted average number of shares outstanding:	25,000,100	25,000,100
Basic and diluted earnings per share:	0.06	0.03

(The accompanying notes are an integral part of these financial statements)

F-17

ROKIT America, Inc.

Statements of Cash Flows

For the Years Ended December 31, 2025 and December 31, 2024

(All amounts in USD, except number of shares)

	December 31, 2025	December 31, 2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,586,493	$651,462
Adjustments to reconcile net income to net cash used in operating activities:
Write off of intangible asset	-	1,100
Credit loss expenses	129,708	165,515
Unrealized gain foreign exchange transactions	(5,939)	(12,155)
Deferred tax benefit	(37,960)	(5,528)
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(2,978,225)	(1,117,804)
Accounts receivable from related parties	1,198,815	(391,243)
Inventories	(307,070)	(12,876)
Prepaid expenses and other current assets	(285,268)	(33,351)
Accounts payable	634,784	430,393
Accounts payable to related parties	132,227	256,765
Accrued expenses and other current liabilities	469,503	37,230

Net cash provided by (used in) operating activities	537,068	(30,492)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for deferred offering costs	(368,000)	-
Net cash used in financing activities	(368,000)	-

Net change in cash and cash equivalents	169,068	(30,492)
Beginning cash and cash equivalents	$14,622	$45,114
Ending cash and cash equivalents	$183,690	$14,622

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$270,000	$167,631

(The accompanying notes are an integral part of these financial statements)

F-18

ROKIT America, Inc

Statements of Changes in Stockholder’s Equity

 For the Years Ended December 31, 2025 and December 31, 2024

(All amounts in USD, except number of shares)

	Common shares			Total
	Shares	Amount (0.01 par)	Retained Earnings	Stockholder’s Equity
Balance at December 31, 2023	25,000,100	$250,001	$1,047,382	$1,297,383
Net income	-	-	651,462	651,462
Balance at December 31, 2024	25,000,100	$250,001	$1,698,844	$1,948,845
Net income	-	-	1,586,493	1,586,493
Balance at December 31, 2025	25,000,100	250,001	$3,285,337	$3,535,338

(The accompanying notes are an integral part of these financial statements)

F-19

ROKIT America, Inc.

Notes to the Financial Statements

NOTE 1 — NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Business and Corporate history

ROKIT America, Inc. (the “Company”, “ROKIT America”, “we”, “us”, or “our”), a Delaware corporation, was founded in 2019 and is headquartered in Los Angeles, California. The Company develops and markets Reverse-Aging Products (“RAP”) through global e-commerce and distribution channels. The Company’s operations focus on research, development, and commercialization of dietary bio-supplements, including its flagship ROKIT AMERICA NMN line, designed to support cellular health. In addition, the Company has entered into a licensing agreement with its parent company, ROKIT Healthcare Inc.(“ROKIT Healthcare”, “the parent company”), to develop and operate regenerative medicine technologies, including its Organ Regeneration Platform (“ORP”), and the Company sells ORP products in the Americas. During the year ended December 31, 2025, the Company introduced certain additional RAP products as part of its ongoing product development and commercialization activities. These products are substantially similar to the Company’s existing finished goods in terms of production process, cost structure, and expected shelf life. The Company did not hold inventory related to ORP products as of December 31, 2025.

Emerging Growth Company

The Company is an “emerging growth company” and has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

F-20

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies followed by the Company in the preparation of the accompanying financial statements follows:

Basis of Presentation

The Company has prepared its financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASUs”) promulgated by the Financial Accounting Standards Board (“FASB”) and in accordance with the rules and regulations of the United States Securities and Exchange Commission (“SEC”). The functional currency of the Company is the United States Dollars (“US$” or “$”), and the Company’s financial statements are reported using US$. The financial statements include the following:

•	Balance Sheets,
•	Statements of Operations,
•	Statements of Stockholder’s Equity,
•	Statements of Cash Flows, and
•	Notes to the Financial Statements, including a summary of significant accounting policies.

Use of Estimates

The preparation of the Company’s financial statements and related disclosures in conformity with U.S. Generally Accepted Accounting Principles (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management evaluates its estimates on an ongoing basis. Although estimates are based on the Company’s historical experience, knowledge of current events and actions it may undertake in the future, actual results may materially differ from these estimates and assumptions. Significant estimates and assumptions made in the accompanying financial statements include, but are not limited to:

•	Income taxes, and
•	Allowance for expected credit losses on accounts receivable (CECL).

F-21

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents. The Company maintains its cash in bank deposit accounts which, at times, may exceed the federal insurance limit, and the balance of deposit accounts of the Company doesn’t exceed the federal insurance limit as of December 31, 2025 and December 31, 2024.

Accounts Receivable, net and Allowance for Expected Credit Losses

Accounts receivable are stated at their net realizable value, net of an allowance for expected credit losses. The allowance represents management’s estimate of expected credit losses over the contractual life of the receivables in accordance with ASC 326.

For the year ended December 31, 2024, the allowance for expected credit losses was determined using a historical loss rate methodology, whereby receivables were grouped into aging categories and historical loss rates were applied to each category. The historical loss rates were adjusted, as appropriate, for current conditions and reasonable and supportable forecasts.

Beginning in the year ended December 31, 2025, the Company adopted a customer-specific risk matrix approach to estimate expected credit losses. Under this approach, receivables are evaluated based on individual customer credit profiles, payment history, aging characteristics, and other relevant risk factors. Loss rates are applied by customer and aging category, with higher loss rates assigned to receivables with higher assessed credit risk. This change represents a change in accounting estimate applied prospectively.

Significant judgments in estimating expected credit losses include the assessment of customer credit risk, evaluation of aging and collection patterns, consideration of current and forward-looking information, and determination of appropriate loss rates, particularly for long-aged receivables.

Accounts receivable are written off against the allowance when management determines that collection is unlikely. For the years ended December 31, 2025 and 2024, the Company has not written off any accounts receivable.

Inventories

Inventories consist of raw material and finished goods, and they are stated at the lower of cost or net realizable value. Cost is determined using a weighted average cost method. The components of inventory cost include raw materials, labor, and overhead. Net realizable value is determined using various assumptions with regard to excess or slow-moving inventories, non-conforming inventories, expiration dates, current and future product demand, production planning, and market conditions. A change in any of these variables could result in an adjustment to inventory. For the years ended December 31, 2025 and December 31, 2024, there were no provisions for inventory write-downs and no inventory write-downs were recorded.

Prepaid Expenses And Other Current Assets

Prepaid expenses consist primarily of amounts paid in advance for services to be received in future periods and are included in prepaid expenses and other current assets in the accompanying balance sheets. Prepaid expenses are recognized in general and administrative expense on the statements of operations as the related services are received or consumed.

Revenue Recognition

The Company applies ASC 606, Revenue from Contracts with Customers, recognizing revenue when control of promised goods transfers to customers, in an amount that reflects the consideration expected to be received.

Revenue is generated from two primary product categories: (i) Reverse-Aging Products (“RAP”) and (ii) Organ Regeneration Platform (“ORP”) products.

RAP Products

Revenue primarily arises from sales of dietary supplement products either under the Company’s own brands or private-label through wholesale distributors and e-commerce platforms.

Revenue is recognized upon transfer of control as defined by the shipping terms, typically upon delivery to the customer’s designated location. Control is deemed transferred when the products are delivered accordingly, because the Company has an enforceable right to payment at that time, and the customer obtains title and assumes the significant risks and rewards of ownership. Under influencer marketing arrangements, the Company engages third-party promoters who advertise products through social media platforms and direct customers to purchase through designated sales links or channels that ultimately lead to the Company’s e-commerce sales platforms. These promoters do not take possession of inventory and do not control the products prior to sale to the end customer. The Company remains responsible for fulfillment and customer delivery, and the related transactions are completed as e-commerce sales to end customers. The Company is the principal in these transactions and therefore recognizes revenue on a gross basis for product sales, while payments to influencers are recognized as selling, marketing and advertising expenses when incurred.

ORP Products

During the year ended December 31, 2025, the Company recognized revenue from sales of products under its Organ Regeneration Platform (“ORP”), which utilize intellectual property licensed from a related party. ORP contracts generally contain a single performance obligation, that is delivery of products. Revenue is recognized upon transfer of control based on shipping terms, typically upon shipment or delivery. For ORP product sales, the Company controls the products prior to transfer to customers and assumes inventory, credit, warranty and market risks; therefore revenue is recognized on a gross basis and related product costs are recorded in cost of goods sold when the related revenue is recognized. The Company incurs net sales-based royalties payable to the parent company for ORP product sales, which are recognized as commission expense within selling, marketing and advertising expenses in the period in which the related product sales occur.

Variable consideration and returns

Certain contracts include variable consideration, such as rebates, discounts and return-related rights. Variable amounts are estimated at contract inception using the most likely amount method and reassessed each reporting period using management’s judgment and best available information. Such amounts are included in the transaction price only to the extent that it is probable a significant reversal will not occur when the uncertainty is resolved.

F-22

Most contracts allow returns only for defective or non-conforming goods shortly after delivery. These are measured using historical return experience, adjusted for current expectations. Product returns were approximately $22,500 for the year ended December 31, 2025 and were insignificant for the year ended December 31, 2024.

Shipping, handling, and taxes

Shipping and handling are considered fulfilment activities rather than separate performance obligations. Shipping fees billed to customers are included in sales. Freight, duties, and related costs incurred by the Company are recorded in cost of goods sold, depending on their nature. Responsibility for shipping and import costs is determined by contract terms.

The Company excludes from its revenue any amounts collected from customers for sales (and similar) taxes.

Cost of Goods Sold

Cost of goods sold is expensed as incurred and includes costs directly attributable to the production, procurement and delivery of the Company’s products. These costs include, but are not limited to:

•	Raw materials,
•	Direct manufacturing expenses,
•	Purchase cost of finished goods acquired for resale (including certain ORP products)
•	Freight and shipping costs,
•	Consumables, and
•	Sample testing for quality control.

Selling, Marketing and Advertising Expenses

Selling, marketing and advertising expenses primarily consist of advertising and promotional costs (including online and social media advertising fees), selling commissions, royalties, marketing materials, influencer marketing costs, sales-based commissions, and certain shipping and handling costs. Shipping and handling costs associated with fulfillment activities are included in cost of good sold. Advertising and promotional costs are expensed as incurred. Commissions and influencer compensation are recognized within selling, marketing and advertising expenses as incurred based on the related sales activity. Advertising expenses, excluding those related to e-commerce and advertising costs reimbursed to ROKIT Healthcare, was $517,072 and $42,001 for the years ended December 31, 2025 and December 31, 2024, respectively.

General and Administrative Expenses

General and administrative expenses are expensed as incurred and primarily consist of:

•	Office rent,
•	Professional service fees (including legal, audit, and consulting),
•	Expected credit losses,
•	Taxes and dues,
•	Insurance,
•	Storage Expenses, and
•	Consumables, not classified in cost of goods sold.

Prior Period Reclassifications

Certain amounts in the 2024 financial statements have been reclassified to conform with the 2025 presentation. Accordingly, selling, marketing and advertising expenses for 2024 have been adjusted from $484,714 to $490,799, and General and administrative expenses have been adjusted from $629,977 to $623,892.

Deferred Offering Costs

Certain incremental costs directly attributable to the Company’s proposed initial public offering, including legal, accounting, advisory, and other professional service fees, are capitalized as deferred offering costs. Upon the consummation of the initial public offering, such deferred offering costs are expected to be charged against additional paid-in capital. In the event the offering is no longer probable or is not completed, the capitalized costs will be charged to expense.

The Company recorded $368,000 and $0 of deferred offering costs on the balance sheet as of December 31, 2025 and 2024, respectively.

Foreign Currency Transactions

The Company’s reporting currency is the US dollars. Transactions denominated in foreign currencies are recorded in US$ at the exchange rates in effect on the transaction date. Monetary assets and liabilities denominated in foreign currencies are remeasured at the exchange rate in effect at the balance sheet date. Unrealized gains and losses resulting from changes in foreign exchange rates on monetary assets and liabilities are recognized in the statements of operations at each balance sheet date. Realized gains and losses from settlement of foreign currency transactions are recognized in the statements of operations when incurred.

F-23

Concentrations of Credit Risk

Cash and cash equivalents are financial instruments that potentially subject the Company to concentrations of credit risk. The Company may maintain deposits in financial institutions in excess of government insured limits. The Company believes that it is not exposed to significant credit risk as its deposits are held at financial institutions that management believes to be of high credit quality and the Company has not experienced any losses on these deposits. The Company is also potentially subject to concentrations of credit risk in its accounts receivable. Credit risk with respect to receivables is limited due to the number of companies comprising the Company’s customer base. Since the Company is directly affected by the financial condition of its customers, management carefully watch if any significant credit risks exist, and they will make actions, such as including adjusting credit terms, requiring prepayments, or discontinuing sales to high-risk customers, to remove or mitigate such risks if there are any. For the years ended December 31, 2025 and December 31, 2024, over 10% of the revenues is from four and three customers, respectively, and there is receivable balance of $2,815,753 and $2,533,298 from these customers, respectively. As of December 31, 2025, a significant portion of the Company’s concentrated accounts receivable related to third-party customers rather than its parent company, reflecting increased sales to the wholesale distribution channels. Management monitors the creditworthiness of these customers on an ongoing basis and manages credit exposure through periodic credit evaluations, credit limits, payment terms, and, when appropriate, advance payment requirements. Also, approximately 2% and 47% of the account receivable for the years ended December 31, 2025 and December 31, 2024 are from ROKIT Healthcare that has 100% ownership of the Company. The significant decrease in the receivable balance from the parent company in 2025 was primarily due to the collection of outstanding balances. Therefore, as of December 31, 2025 and December 31, 2024, the Company believes that the credit risk for the account receivables is manageable and controllable. Generally, the Company does not require collateral or other securities to support its accounts receivable.

Fair Value of Financial Instruments

The fair value of Company’s financial instruments, consisting of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities approximate their recorded amounts due to their relatively short settlement terms.

Fair Value Measurements

The Company applies a three-level valuation hierarchy for fair value measurements. The categorization of assets and liabilities within the valuation hierarchy is based on the lowest level of input that is significant to the measurement of fair value.

Level 1	Inputs to the valuation methodology utilize unadjusted quoted market prices in active markets for identical assets and liabilities.

Level 2

Inputs to the valuation methodology are other observable inputs, including quoted market prices for similar assets and liabilities, quoted prices for identical and similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3

Inputs to the valuation methodology are unobservable inputs based on management’s best estimate of the inputs that market participants would use in pricing the asset or liability at the measurement date, including assumptions about risk.

A change to the level of an asset or liability within the fair value hierarchy is determined at the end of balance sheet date.

Earnings Per Share

Basic earnings per share is computed by dividing the income or loss by the weighted-average number of outstanding shares of Common Stock for the reporting period. Diluted earnings per share is computed by dividing the income or loss by the weighted-average number of outstanding shares of Common Stock for the reporting period, including the dilutive effect of Common Stock equivalents. For purposes of computing both basic and diluted earnings per share, income or loss shall exclude the income or loss attributable to the non-controlling interest. The Company calculates net earnings per share in accordance with FASB ASC Topic 260, Earnings Per Share. For the years ended December 31, 2025 and December 31, 2024, basic and diluted earnings per share were $0.06 and $0.03, respectively.

Segment Reporting

In accordance with ASC 280, Segment Reporting (“ASC 280”), we identify our operating segments according to how our business activities are managed and evaluated. ASC 280 establishes standards for companies to report financial statements information about operating segments, products, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

F-24

The CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating and reportable segment.

The key measures of segment profit or loss reviewed by our CODM are operating revenues and marketing costs. They are reviewed and monitored by the CODM to manage and forecast cash. The CODM also reviews operating revenues and costs to manage, maintain and enforce all contractual agreements to ensure they are aligned with all agreements and budget. As the Company’s operations are comprised of a single reporting segment, the Company’s segment assets are reflected on the accompanying Balance Sheets as the “Total assets” and its significant expenses and net income are listed in the accompanying Statements of Operations.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their respective tax bases, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained upon examination by taxing authorities. The Company recognizes interest and penalties related to uncertain tax positions, if any, as a component of income tax expense.

The Company is incorporated in the State of Delaware and is subject to U.S. federal income taxes as well as California state income taxes as a foreign corporation. For the years ended December 31, 2025 and December 31, 2024, the Company generated taxable income and recorded a provision for current income taxes. Deferred tax assets and liabilities have been recognized for temporary differences and other tax attributes. Management has evaluated the realizability of deferred tax assets and determined that no valuation allowance was required as of December 31, 2025 and December 31, 2024.

For income tax purposes, domestic research and development expenditures are deductible as incurred, whereas foreign research and development expenditures are capitalized and amortized over fifteen years in accordance with Internal Revenue Code Section 174. Because such costs are expensed as incurred for financial reporting purposes, the capitalization of foreign research expenditures for tax purposes results in temporary differences and corresponding deferred tax assets.

Leases

The Company accounts for leases in accordance with ASC 842, Leases. The Company has elected the short-term lease exemption, whereby leases with a term of 12 months or less that do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise are not recognized on the balance sheet. Lease payments associated with such short-term leases are recognized as expense on a straight-line basis over the lease term. As of December 31, 2025 and December 31, 2024, the Company did not have any right-of-use assets or lease liabilities, as all lease arrangements qualified for the short-term lease exemption.

Commitments and contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. The Company monitors the arrangements that are subject to guarantees in order to identify if the obligor who is responsible for making the payments fails to do so. If the Company determines it is probable that a loss has occurred, then any such estimable loss would be recognized under those guarantees. The methodology used to estimate potential loss related to guarantees considers the guarantee amount and a variety of factors, which include, depending on the counterparty, latest financial position of counterparty, actual defaults, historical defaults, and other economic conditions. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Recently Issued Accounting Standards

In November 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2024-03, Disaggregation of Income Statement Expenses. This guidance requires additional disclosures and disaggregation of certain costs and expenses presented on the face of the income statements. In January 2025, the FASB issued Accounting Standards Update No. 2025-01 to clarify the effective dates of the amendments. The amendments are effective for annual reporting periods beginning after December 15, 2026 and interim reporting period beginning after December 15, 2027 with early adoption permitted. The Company is currently evaluating the impact of this new guidance to our financial statements.

In December 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments require enhanced disclosures including a tabular effective tax rate reconciliation with specified categories, disaggregation of income taxes paid by jurisdiction, and additional information about income tax expense and pretax income by jurisdiction. The guidance is effective for public business entities for annual periods beginning after December 15, 2024, and for entities other than public business entities for annual periods beginning after December 15, 2025. The is currently evaluating the impact the adoption will have on its financial statement disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280) Improvements to Reportable Segment Disclosures. ASU 2023-07 will improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses on an interim and annual basis. The Company is currently evaluating the impact of this new guidance to our financial statements.

Recently Adopted Accounting Pronouncements

Effective January 1, 2024, the Company adopted ASU No. 2023-01, Leases (Topic 842): Common Control Arrangements. The FASB issued guidance clarifies the accounting for leasehold improvements associated with common control leases by requiring that leasehold improvements associated with common control leases be amortized by the lessee over the useful life of the leasehold improvements to the common control group (regardless of the lease term), as long as the lessee controls the use of the underlying asset through a lease.

Additionally, leasehold improvements associated with common control leases should be accounted for as a transfer between entities under common control through an adjustment to equity, if, and when, the lessee no longer controls the use of the underlying asset. The adoption had no impact on the Company’s results of operations, cash flows, financial position or disclosures.

F-25

NOTE 3 — ACCOUNTS RECEIVABLE, NET

The following table summarizes information with regard to accounts receivable outstanding as of December 31, 2025 and 2024.

	December 31, 2025	December 31, 2024
Accounts receivable	$4,440,517	$1,456,352
Accounts receivable from related parties	75,859	1,274,674
Subtotal	$4,516,376	$2,731,026
Less allowances for expected credit losses	(300,449)	(170,741)
Total accounts receivable	$4,215,927	$2,560,285

Description	2025	2024
Opening allowance for expected credit losses	$170,741	$5,226
Provision for expected credit losses	$129,708	$165,515
Ending allowance for expected credit losses	$300,449	$170,741

NOTE 4 — INVENTORIES

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the weighted-average method and includes purchase costs and other costs incurred in bringing the inventories to their present location and condition. The Company periodically evaluates inventories for excess quantities and obsolescence and records write-downs when necessary based on historical usage, forecasted demand and product shelf life.

The following table summarizes information with regard to inventories as of December 31, 2025 and December 31, 2024.

	December 31, 2025	December 31, 2024
Finished products ready for sale	$266,921	$125,845
Raw materials	193,036	27,042
Inventories	$459,957	$152,887

As of December 31, 2025 and December 31, 2024, the Company had no provisions for inventory write-downs and no inventory write-downs were recorded.

F-26

NOTE 5 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

The following table summarizes information with regard to prepaid expenses and other current assets outstanding as of December 31, 2025 and December 31, 2024.

	December 31, 2025	December 31, 2024
Vendor advances	291,492	49,009
Other prepaid expenses	45,758	2,973
Total prepaid expenses and other current assets	$337,250	$51,982

Prepaid expenses consist primarily of advances paid to vendors for raw materials and manufacturing services to be received in future periods as well as prepayments for operating services such as logistics, marketing, and other administrative services. These amounts are recognized as expenses or inventory when the related goods or services are received.

NOTE 6 — ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The following table summarizes information with regard to accrued expenses and other current liabilities outstanding as of December 31, 2025 and December 31, 2024.

	December 31, 2025	December 31, 2024
Vendor deposits	114,956	-
Accrued expenses	7,000	36,721
Income tax payable	488,678	104,409
Total accrued expenses and other current liabilities	$610,634	$141,130

Vender deposits represent upfront payments received from a third-party operating partner in exchange for the operating rights of the Company’s e-commerce storefront. These amounts are not related to product sales or revenue-generating services and are recognized as a reduction of advertising expense over the period during which the related promotional services are provided.

F-27

NOTE 7 — SALES

In accordance with ASC 606-10-50-5, revenues are disaggregated by each product or by similar product types based on the nature of the performance obligations. Sales from Reverse-Aging (anti-aging and wellness) Products (“RAP”) and Organ Regeneration Platform (“ORP”) are disaggregated by product category, geographic region and distribution channel, which management believes best reflects the nature of the Company’s revenue streams as follows.

By Product Category:

	Year ended December 31
	2025		2024
	Amount	Percentage of Total Revenue	Amount	Percentage of Total Revenue
RAP	$7,300,152	98%	$3,097,808	100%
ORP	130,000	2%	-	-%
Total sales	$7,430,152	100%	$3,097,808	100%

By Geographic Region:

	Year ended December 31
	2025		2024
	Amount	Percentage of Total Revenue	Amount	Percentage of Total Revenue
Korea	$3,954,498	53%	$1,703,655	55%
United States	1,976,351	27%	1,333,795	43%
Vietnam	1,367,892	18%	60,000	2%
Paraguay	130,000	2%	-	-%
Other countries	1,411	0%	348	0%
Total sales	$7,430,152	100%	$3,097,808	100%

By Distribution Channel:

	Year ended December 31
	2025		2024
	Amount	Percentage of Total Revenue	Amount	Percentage of Total Revenue
Product sales from e-commerce(1)	$3,960,260	53%	$1,724,277	56%
Wholesale product sales	3,455,959	47%	1,370,400	44%
Other sales	13,933	0%	3,131	0%
Total sales	$7,430,152	100%	$3,097,808	100%

(1) Includes influencer-driven social media e-commerce sales

For the year ended December 31, 2025, the Company recognized $130,000 of sales related to its organ regeneration platform, all of which was generated from sales to Paraguay. For the year ended December 31, 2024, the Company did not recognize any sales related to the organ regeneration platform.

NOTE 8 — INCOME TAX

Total income tax (benefit) expense for the years ended December 31, 2025 and December 31, 2024 consists of the following:

	For the Years Ended December 31,
	2025	2024

Current provision (benefit):
Federal	$447,205	$176,947
State	204,858	81,708
Total current provision (benefit)	652,063	258,655

Deferred provision (benefit):
Federal	(28,490)	(3,816)
State	(9,470)	(1,757)
Total deferred provision (benefit)	(37,960)	(5,573)

Total tax provision (benefit)	$614,103	$253,082

The Company’s income tax provision for the years ended December 31, 2025 is based on management’s estimate of taxable income in accordance with ASC 740. The Company has not yet filed its 2025 federal or state income tax returns as of the issuance date of these financial statements. Any differences between the estimated provision and the amounts ultimately reported on the filed tax returns will be recorded in the period in which such differences are identified.

F-28

A reconciliation of the Company’s effective tax rate for the years ended December 31, 2025 and December 31, 2024 to the statutory federal rate is as follows:

	Year ended December 31,
	2025	2024
Statutory federal income tax rate	21.00%	21.00%
State income tax, net of federal benefit	6.98%	6.98%
Permanent differences	(0.07)%	-
Effective tax rate	27.91%	27.98%

The provision for income tax differs from the amount computed by applying the U.S. federal statutory tax rate of 21% and California state income taxes of 6.98%, resulting in an effective tax rate of 27.91% and 27.98% for the years ended December 31, 2025 and December 31, 2024, respectively.

	As of December 31,
	2025	2024
Deferred tax assets(liabilities):
Net temporary tax differences carryforward	$5,528	$40
Temporary tax differences	37,959	5,528
Total gross deferred tax assets(liabilities)	43,487	5,528
Net deferred tax assets(liabilities)	$43,487	$5,528

Deferred income taxes reflect temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2025 and December 31, 2024, the Company had net temporary differences of approximately $37,959 and $5,528, respectively, which resulted in a net deferred tax asset. Due to the immaterial magnitude of the balance, deferred tax assets are presented within other assets in the accompanying balance sheets rather than as a separate line item. These temporary differences primarily relate to (i) expenses, including expected credit loss expense, that are recognized for financial reporting purposes prior to being deductible for tax purposes, and (ii) unrealized gains or losses on foreign currency transactions recognized for accounting purposes prior to tax recognition, each of which applied during both 2024 and 2025, and (iii) differences between book amortization and tax amortization related to intangible assets written off during 2024 and foreign research and development expense during 2025, the later of which is deductible for tax purposes in subsequent periods.

These temporary differences are expected to reverse in future periods and may reduce future taxable income. Management has not recorded a valuation allowance as of December 31, 2024 or December 31, 2025, as, based on the Company’s historical profitability and expectations of future taxable income, it is more likely than not that the deferred tax asset will be fully realized.

The Company also evaluates its tax positions in accordance with ASC 740-10, Accounting for Uncertainty in Income Taxes. Management has concluded that there are no uncertain tax positions requiring recognition as of December 31, 2025 and December 31, 2024. Accordingly, no interest or penalties related to uncertain tax positions have been accrued. If applicable, the Company’s policy is to recognize interest and penalties related to income taxes within general and administrative expenses.

As of December 31, 2025 and December 31, 2024, the Company did not have any federal or state net operating loss carryforwards or tax credit carryforwards available for future use.

F-29

The Company files income tax returns in the United States (federal) and the State of California. The Company is generally subject to examination by the Internal Revenue Service (“IRS”) and state taxing authorities for tax years 2021 through 2024. Currently, there are no ongoing IRS or state examinations.

NOTE 9 — COMMON STOCK

As of December 31, 2025 and December 31, 2024, ROKIT America’s total authorized common stock consists of 50,000,000 shares of common stock, par value $0.01 per share, and total number of stocks issued is 25,000,100. All shares have the same voting right and liquidity preferences.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

The Company does not have any material capital or purchase commitments as of December 31, 2025 and December 31, 2024. On May 2, 2025, the Company entered into an advisory services arrangement with CKIUFC, Inc. (“CKIUFC”), a related party, under which the Company is obligated to issue 641,028 success-based shares of common stock upon completion of the Company’s initial public offering. Because issuance of the shares is contingent upon the occurrence of a future financing event, no liability has been recognized as of December 31, 2025 and 2024. Additional information regarding this arrangement is included in Note 11 — Related Party Transactions. The Company is also evaluating potential underwriting arrangements in connection with its proposed initial public offering. As of December 31, 2025, no underwriting agreements had been executed that would result in a contractual obligation for underwriting or placement fees. Any such fees, if applicable, will be payable upon completion of the offering.

Legal Matters

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on the financial position or results of operations of the Company. For the years ended December 31, 2025 and December 31, 2024, there are no material legal or administrative proceedings.

NOTE 11— RELATED PARTY TRANSACTIONS

Related parties

Related Party	Relationship
ROKIT Healthcare	Parent company (100% owner of the Company)
CKIUFC	Entity controlled by the Company’s Chief Financial Officer and director

The Company conducts transactions with related parties in the ordinary course of business.

Related-party balances

Assets

	December 31, 2025	December 31, 2024
Accounts receivable – ROKIT Healthcare	$75,859	$1,274,674
Deferred offering costs – CKIUFC	217,500	–
Total related-party assets	$293,359	$1,274,674

F-30

Deferred offering costs represent advisory service fees paid to CKIUFC that were capitalized in connection with the Company’s proposed offering.

Liabilities

	December 31, 2025	December 31, 2024
Accounts payable – ROKIT Healthcare	$371,790	$241,634
Accounts payable – CKIUFC	2,071	–
Total related-party liabilities	$373,861	$241,634

Accounts payable to CKIUFC represents reimbursable out-of-pocket expenses incurred on behalf of the Company.

Related-party transactions

	For the year ended December 31,
Description	2025	2024
Revenue from ROKIT Healthcare	$1,147,183	$389,477
Purchase ORP product	52,377	-
Royalty	159	-
SG&A expenses under service arrangements	418,670	356,240
Non-operating income	90	-
Loss on foreign currency transaction	14,996	10,709
Capitalized deferred offering costs	217,500	-
Expensed advisory services	32,500	-
Reimbursable expenses	5,032	-

All related-party revenue is derived from RAP product sales.

Agreements with related parties

1.	Service Sharing and Support Agreement (ROKIT Healthcare)

•	General administrative expenses are allocated based on the proportion of services provided, using support ratios applied to the annual labor costs of designated personnel.
•	Invoices are issued monthly and settled in Korean Won (KRW), translated into US$ at the monthly average exchange rate.
•	Expenses under this agreement vary depending on personnel allocations and exchange rate fluctuations.

2.	Payment Service Supply Agreement (ROKIT Healthcare)

•	ROKIT Healthcare provides payment and overseas remittance services in connection with proxy purchases of goods.
•	The arrangement requires monthly settlement, with invoices payable within 14 days.
•	Charges vary depending on transaction volumes.

F-31

3.	Intellectual Property License Agreement (ROKIT Healthcare)

•

On August 27, 2025, the Company entered into a License Agreement with ROKIT Healthcare, pursuant to which ROKIT Healthcare granted the Company an exclusive, irrevocable, sublicensable, and non-transferable (subject to certain exceptions) license to use specified intellectual property, including copyrights, data, know-how, patents, software, and trademarks.

•

The license permits the Company to make, use, sell, offer for sale, import, export, and otherwise commercialize products related to the Company’s organ regeneration platform in North America and South America

•	Licensed products include certain 3D bioprinters, organ regeneration kits, AI-assisted software products, and related improvements and derivative works.
•	The License Agreement commenced on the effective date and continues in perpetuity unless terminated in accordance with its terms.
•	In consideration for the rights granted, the Company is required to pay ROKIT Healthcare low single-digit royalty payments based on the Company’s annual net sales of the licensed products.

For the year ended December 31, 2025 and December 31, 2024, the Company incurred operating expenses of $418,670 and $356,240 under the supply sharing and support agreement, the payment service supply agreements, and the license agreement respectively. These expenses are recorded within selling, marketing and advertising expenses and general and administrative expenses in the accompanying statements of operations.

4.	Advisory Services Agreement (CKIUFC)

•

On May 2, 2025, the Company entered into an Advisory Services Agreement with CKIUFC, pursuant to which CKIUFC provides operational and advisory services, including services related to the Company’s proposed initial public offering, performance of chief financial officer functions, and related advisory support.

•

Under the agreement, the Company agreed to pay CKIUFC an aggregate cash consulting fee of $450,000, payable upon the achievement of specified milestones, including the submission of an initial draft registration statement, clearance of SEC comments, and the successful listing of the Company’s common stock on Nasdaq.

•

As of December 31, 2025, the Company had made payments to CKIUFC, which were capitalized as deferred initial public offering costs and included in prepaid expenses and other current assets on the accompanying balance sheet. The remaining mile-stone based amount had not been paid as of December 31, 2025, as the related milestones had not yet been achieved. Accordingly, no liability or prepaid asset has been recorded for the unpaid portion as of that date.

•

The Advisory Services Agreement also provides for a success-based equity fee consisting of 641,028 shares of the Company’s common stock, issuable upon the successful completion of a Nasdaq listing. No shares had been issued under this provision as of December 31, 2025.

•	The Advisory Services Agreement automatically expires on December 31, 2026, unless earlier terminated in accordance with its terms.

F-32

NOTE 12 — RISK AND UNCERTAINTIES

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses as well as related disclosures of contingent assets and liabilities. Actual results could differ from those estimates. The Company’s operations are subject to various risks and uncertainties, including those related to changes in general economic, regulatory, and competitive conditions. The Company may also be affected by factors such as technological developments, market demand for its products, and reliance on third-party suppliers and manufacturers. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash with high-credit-quality financial institutions and performs ongoing credit evaluations of its customers, but does not require collateral. Management monitors these exposures carefully and believes that such risks are managed in the normal course of business.

NOTE 13 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events occurring after December 31, 2025 through March 10, 2026, the date the financial statements were available to be issued. Subsequent to year-end, certain customers provided payment schedules confirming settlement of outstanding accounts receivable balances existing as of December 31, 2025.

F-33

ROKIT America, Inc.

2,631,579 Shares of Common Stock

Sole Book-Running Manager

Maxim Group LLC

, 2026

Through and including           , 2026 (the 25th day after the listing date of our common stock), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with this registration statement and the listing of our common stock. All amounts shown are estimates except for the SEC registration fee and the Nasdaq listing fee.

Amount
SEC registration fee	$5,000
FINRA filing fee	5,750
Nasdaq listing fee	350,000
Legal fees and expenses	625,000
Accounting fees and expenses	25,000
Printing and engraving expenses	2,500
Transfer agent fees and expenses	1,700
Miscellaneous expenses	417,500
Total	$1,432,450

Item 14.	Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 of the DGCL also provides that Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification of any claim, issue or matter is permitted without judicial approval if such person is adjudged to be liable to the corporation.

Under the DGCL, where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such present or former officer or director against the expenses (including attorney’s fees) which such present or former officer or director actually and reasonably incurred in connection with such action (or claim, issue or matter therein).

II-1

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	breach of a director’s duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock purchase or redemption; or

•	transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation which will become effective in connection with the effectiveness of the registration statement of which this prospectus forms a part, will contain a provision that precludes any director of ours from being personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for the aforementioned liabilities which we are not permitted to eliminate or limit under Section 107(b)(7) of the DGCL.

In addition, our amended and restated certificate of incorporation and bylaws, in each case, which will become effective in connection with the effectiveness of the registration statement of which this prospectus forms a part, will require us to indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Our amended and restated bylaws which will become effective in connection with the effectiveness of the registration statement of which this prospectus forms a part, will further authorize us to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not we would have the power to indemnify such person against such liability under the provisions of the DGCL.

We plan to purchase an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise. In addition, in connection with the effectiveness of the registration statement of which this prospectus forms a part, we intend to enter into separate indemnification agreements with each of our directors and executive officers.

Item 15.	Recent Sales of Unregistered Securities

None.

II-2

Item 16.	Exhibits and Financial Statement Schedules

Exhibits

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement.

3.1^	Certificate of Incorporation, as amended and as currently in effect.

3.2^	Bylaws, as currently in effect.

3.3 ^	Amended and Restated Certificate of Incorporation, to be effective immediately prior to completion of this offering.

3.4 ^	Amended and Restated Bylaws, to be effective immediately prior to completion of this offering.

4.1 ^	Form of Common Stock Certificate.

4.2*	Form of Representative’s Warrant.

5.1*	Opinion of Pryor Cashman LLP.

10.1^†	Intellectual Property License Agreement, dated August 27, 2025, by and between ROKIT Healthcare Inc. and ROKIT America, Inc.

10.2^	Quality and Compliance Agreement, dated October 2, 2019, by and between Simplified Supplements and ROKIT America, Inc.

10.3^	Consignment Agreement, dated October 2, 2019, by and between Simplified Supplements and ROKIT America, Inc.

10.4^	Service Sharing and Support Agreement, dated January 2, 2023, by and between ROKIT Healthcare Inc. and ROKIT America, Inc.

10.5^	Payment Service Supply Agreement, dated February 28, 2020, by and between ROKIT Healthcare Inc. and ROKIT America, Inc.

10.6^+	Advisory Service Agreement, dated May 2, 2025, between ROKIT America, Inc. and CKIUFC, Inc.

10.7^+†	Employment Agreement with Min Gu Lee.

10.8^+†	Employment Agreement with Seoung Mo Jee.

10.9^†	Exclusive Distribution and Partnership Agreement for Skin Regeneration Platform, dated November 25, 2025, by and between ROKIT America, Inc. and Bioethic Pharma S.A.

10.10^	Addendum Distribution Agreement for Cartilage Regeneration Platform, dated November 25, 2025, by and between ROKIT America, Inc. and Bioethic Pharma S.A.

10.11^†	Sponsored Research Agreement, dated March 11, 2026, between ROKIT Healthcare Inc., ROKIT America, Inc. and The Brigham and Women’s Hospital, Inc.

10.12^+	ROKIT America, Inc. 2026 Omnibus Equity Incentive Plan.

14.1 ^	Code of Business Conduct and Ethics.

21.1 ^	List of Subsidiaries.

23.1 *	Consent of KNAV CPA LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Pryor Cashman LLP (included in Exhibit 5.1).

24.1 ^	Power of Attorney

107^	Filing Fee Table.

*	Filed herewith
**	To be filed by amendment
^	Previously filed
+	Indicates management contract or compensatory plan or arrangement.
†	Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) and/or Item 601(b)(10)(iv) of Regulation S-K.

II-3

Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the accompanying notes.

Item 17.	Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on June 3, 2026.

ROKIT AMERICA, INC.

By:	/s/ Seok Hwan You
Seok Hwan You
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seok Hwan You	Chief Executive Officer and Chairman of the Board of Directors	June 3, 2026
Seok Hwan You	(Principal Executive Officer)

/s/ Ha Young Kim	Chief Financial Officer and Director	June 3, 2026
Ha Young Kim	(Principal Financial Officer and Principal Accounting Officer)

*	Director	June 3, 2026
Dr. Seung-il Shin, Ph.D.

*	Director	June 3, 2026
Dr. Wan Doo Kim

*	Director	June 3, 2026
Kwang Bon Ko

*	Director	June 3, 2026
John C. Miller

*By:	/s/ Ha Young Kim
Ha Young Kim
Attorney-in-fact

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